As filed with the Securities and Exchange Commission on June 4, 2012

Registration Number 333-166195

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SQN Alternative Investment Fund III L.P.

(Exact name of registrant as specified in its charter)

Delaware	7359	27-2173346
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

110 William Street 26th Floor

New York, New York 10038

(212) 422-2166

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jeremiah J. Silkowski

President and Chief Executive Officer

SQN Capital Management, LLC

110 William Street

26th Floor

New York, New York 10038

(212) 422-2166

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

With a Copy to:

John J. Leonti, Esq.

Troutman Sanders LLP

5 Park Plaza

Suite 1400

Irvine, California 92614

(949) 622-2700

Approximate date of commencement of proposed offering to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Limited Partner Units	50,000	$1,000	$50,000,000	$3,565(1)

(1) Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SQN Alternative Investment Fund III L.P.

Units of Limited Partner Interests at $1,000 per Unit

Minimum Offering Proceeds — 1,200 Units ($1,200,000)

Maximum Offering Proceeds — 50,000 Units ($50,000,000)

We are SQN Alternative Investment Fund III L.P., a Delaware limited partnership. Our General Partner is SQN AIF III GP, LLC, a Delaware limited liability company, and our Investment Manager is SQN Capital Management, LLC, a Delaware limited liability company. We are offering a minimum of 1,200 units ($1.2 million) and a maximum of 50,000 units ($50.0 million). We intend to use the net proceeds from this offering to invest in business-essential, revenue-producing (or cost-saving) equipment and other physical assets with substantial economic lives and, in many cases, associated revenue streams. Many of our investments will be structured as equipment leases, but we also intend to use other structures, including, but not limited to, participation agreements, residual sharing agreements, project financings and vendor and rental (hire) programs.

We expect that approximately 95.0% of the proceeds of this offering will be available for investment and to pay fees, 4.0% of the proceeds of this offering will be used to pay fees and expenses associated with our organization and this offering and 1.0% of the proceeds from this offering will be used to fund a capital reserve. Our principal objectives are to generate non-correlated capital appreciation and make regular cash distributions to you. We anticipate that during our initial years of operation our distributions will be substantially tax-deferred due primarily to depreciation deductions on a portion of our equipment and operating losses.

Investing in our units involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should read “Risk Factors,” beginning on page 16 of this prospectus, for a discussion of factors you should consider before buying our units. Among the most prominent of these risks are the following:

•

A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital and not a return on capital. The sources of cash available for distributions are: (i) cash from operations; and (ii) offering proceeds; and unlimited amounts from either source may be used for distributions to investors. As a result, the amounts paid as cash distributions will reduce the amount of funds available for investment in equipment. When we use the phrase “return of capital” we mean a return of your initial investment without any growth. When we use the phrase “return on capital” we mean a return of growth on your initial investment in addition to the return of your initial investment.

•

This is a “blind-pool” offering because we have not specifically identified our investments at the time you invest. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments at the time you invest.

•	Our and our General Partner’s and our Investment Manager’s lack of operating history decreases your ability to evaluate your investment.
•

We will not apply for an advance ruling from the Internal Revenue Service as to any federal tax consequence of an investment in us, and if the Internal Revenue Service classifies us as a corporation you will lose tax benefits.

•

Since there is no public market for our units, an investment in our units is considered illiquid. You should be prepared to hold your units for the life of the fund, which is anticipated to be approximately seven years, but may be longer.

•	You will have very limited voting rights and you must rely on our General Partner, our Investment Manager and their affiliates to manage us.
•

A prolonged economic recession and/or changes in general economic conditions, including fluctuations in demand for equipment and other portfolio assets, lease rates, and interest rates may result in delays in investment and reinvestment, delays in leasing, re-leasing and disposition of equipment, and reduced returns on capital.

•

Our performance will be subject to the risk of lease and other investment defaults. Uncertainties associated with the equipment leasing and financing industry may have an adverse effect on our business and may adversely affect our ability to provide you any economic return from our units or a complete return of your capital.

•	Our success will depend in part on our ability to realize residual value from a portion of our assets and equipment once the leases on those assets and equipment terminate.
•	Our General Partner, our Investment Manager and their affiliates will receive significant compensation from us, which will reduce distributions to you.
•	There are potential conflicts of interest between us and our General Partner, our Investment Manager and their affiliates.
•	There are material federal income tax risks associated with this offering.

	Price to Public	Distribution Expenses(1)	Proceeds to Us Before Other Expenses(2)
Per Unit	$1,000	$20	$980
Total Minimum	$1,200,000	$24,000	$1,176,000
Total Maximum(3)	$50,000,000	$998,000	$49,002,000

(1)	To be paid by us to SQN Securities, LLC, our exclusive selling agent. In addition, under FINRA rules, certain amounts paid directly by our Investment Manager will be deemed additional compensation paid to the selling agent. If the minimum amount of $1.2 million is raised, our selling agent will be deemed to receive additional compensation in the amount equal to 3.8060% of the offering proceeds, of which 2.6819% will represent the portion of the salaries of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager and 1.1241% will represent the portion of non-cash compensation for conferences, training and education of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager, and, under FINRA rules, if the maximum amount of $50.0 million is raised, our selling agent will be deemed to receive additional compensation in the amount equal to 0.9345% of the offering proceeds, of which 0.7724% will represent the portion of the salaries of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager and 0.1621% will represent the portion of non-cash compensation for conferences, training and education of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager.
(2)	Before deducting total organizational and offering expense allowance (the “O & O Expense Allowance”) to be paid by us out of the proceeds of this offering. The total Distribution Expenses and O & O Expense Allowance to be paid by us out of the proceeds of this offering are estimated at $48,000 for the minimum offering and $1,998,000 for the maximum offering. See “Estimated Use of Proceeds.”
(3)	Assumes that our General Partner or its affiliates purchases 100 units.

Our General Partner or its affiliates currently intend to purchase 100 of our units offered hereby at a purchase price of $1,000 per unit. We will not pay any Distribution Expenses in connection with units sold to our General Partner or its affiliates.

SQN Securities, LLC, which is an affiliate of our General Partner, will act as the exclusive selling agent for the offering of our units. The units will be offered on a “best efforts,” “minimum-maximum” basis. This means the selling agent must sell at least 1,200 units and receive subscription proceeds of at least $1.2 million in order for this offering to close (excluding subscription proceeds from our General Partner or its affiliates and from residents of Pennsylvania), and it must use only its best efforts to sell our remaining units. Our subscription proceeds will be held in an interest bearing escrow account until $1.2 million has been received. At that time we will admit investors as limited partners, receive the escrowed subscription proceeds from the escrow agent and pay in cash to such investors interest earned on their escrowed subscription proceeds, net of bank fees. This offering will not extend beyond March 17, 2013. If the minimum subscription proceeds are not received by April 30, 2011, then your subscription will be promptly returned to you from the escrow account with any interest earned thereon and without deduction for any fees.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

SQN Securities, LLC — Selling Agent

The date of this prospectus is March 17, 2011

Page
INVESTOR SUITABILITY	iv
General	iv
General Investor Suitability Requirements	iv
Additional State Investor Suitability Requirements	iv
Additional Considerations for IRAs, Qualified Plans and Tax-Exempt Organizations	vii
Investor Suitability Requirements in Connection with Transfers of Units	vii
Who Should Invest	vii
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	ix
PROSPECTUS SUMMARY	1
SQN Alternative Investment Fund III L.P.	1
The Offering	4
ESTIMATED USE OF PROCEEDS	7
MANAGEMENT COMPENSATION	9
Summary Table	9
Limitations on Fees	12
Defined Terms Used in the “Management Compensation” Section	15
RISK FACTORS	16
Risks Associated with this Offering	16
Risks Associated with our Business	19
Risks Associated with our Organization and Structure	24
Risks Associated With the Tax Treatment of Our Units	26
FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS	29
CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES	30
General	30
Our General Partner, Our Investment Manager and Their Affiliates Will Receive Fees and Other Substantial Compensation From Us	30
Actions Taken by Our General Partner and Our Investment Manager Will Affect the Amount of Cash Available for Distribution to Limited Partners and Our General Partner’s and Investment Manager’s Compensation	30
Our General Partner, Our Investment Manager and Their Affiliates Will Engage in Activities That Compete With Us	31
We May Enter Into Joint Ventures With Affiliated Programs	31
We Do Not Have Any Employees and Rely on the Employees of Our General Partner, Our Investment Manager and Their Affiliates	33
We May Reimburse Our General Partner, Our Investment Manager and Their Affiliates for Expenses	33
We Have Not Retained Separate Counsel or Other Professionals	33
Lack of Independent Underwriter and Due Diligence Investigation in This Offering	33
Conflicts Regarding Redemption of Units	33
Our General Partner is Our Tax Matters Partner	34
Our General Partner or Its Affiliates Will Purchase Units as Investors	34
General Restrictions	34
Fiduciary Duty of Our General Partner	36
MANAGEMENT	39
Our General Partner	39
Our Investment Manager	39
Investment Committee	40
Code of Business Conduct and Ethics	42
Compensation	42
Change in Partnership Management	42
Promoters	42
Affiliated Company	42
CAPITALIZATION	43
OTHER PROGRAMS MANAGED BY OUR INVESTMENT MANAGER OR ITS AFFILIATES	44
INVESTMENT OBJECTIVES AND STRATEGIES	47
Principal Investment Objectives	47
Principal Investment Strategies	47
Equipment and Other Assets for Lease to End – Users	49

i

In this prospectus, “we,” “us,” “our,” “the Fund,” “the Partnership,” and “SQN” refer to SQN Alternative Investment Fund III L.P., a Delaware limited partnership, references to our “General Partner” refer to SQN AIF III GP, LLC, a Delaware limited liability company, and references to our “Investment Manager” refer to SQN Capital Management, LLC, a Delaware limited liability company.

INVESTOR SUITABILITY

General

Our units are illiquid assets and are not freely transferable. There is no public market in which to sell our units, and we do not expect a public market for the sale of our units to develop. You should purchase our units only if you:

•	have adequate financial means;

•	do not need liquidity of your investment; and

•	are able to withstand the risks inherent in a long-term investment, which we expect will be approximately seven years, but may be longer.

Our units are not an appropriate investment if you must rely on distributions from us as an important source of income or if you are seeking to shelter other sources of income from taxation. Thus, you must, at a minimum, meet the requirements described below in order to purchase our units.

We, or the selling agent, must have reasonable grounds to believe, on the basis of information obtained from you, (i) that an investment in our units is suitable and appropriate for you in light of your age, investment objectives, investment experience, income, financial situation and needs and other investments; (ii) that your net worth is sufficient to sustain the risks inherent in an investment in our units, including loss of investment and lack of liquidity; and (iii) that you are or will be in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus. We and the selling agent will rely on what you tell us in your subscription agreement, the form of which is attached to this prospectus as Appendix C, about your financial situation and investment objectives, and the selling agent must maintain documents in its files disclosing the basis on which it made the suitability determination of an investment in us by the investors to whom it sold our units. Thus, it is important that you provide complete and accurate information on your subscription agreement.

When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles and the equity in your home. Also, you must value the assets included in your net worth calculation at their fair market value. For fiduciary accounts, such as IRA’s, Keogh Plans, and other benefit plans or trusts, these suitability standards must be met by the beneficiary, the IRA, plan or trust or the donor or grantor who directly or indirectly supplies the funds to purchase our units, if that donor or grantor is the fiduciary of the IRA, plan or trust. We will maintain your suitability records for a minimum period of six years.

Investment in our units involves substantial risks. You should carefully consider the information in the “Risk Factors” section and all other information included in this prospectus before investing in our units.

General Investor Suitability Requirements

You must meet our general suitability requirements in order to purchase our units. In general, you must have either:

•	a net worth of at least $70,000 plus at least $70,000 of annual gross income; or

•	a net worth of at least $250,000.

Additional State Investor Suitability Requirements

Residents of certain states are required to meet suitability requirements that differ or are in addition to the general investor suitability requirements stated above. In addition, we are required to make certain disclosures regarding an investment in the units and their transferability. If you are a resident of one of the following states, the differing investor suitability requirements and/or disclosures apply to you. Any additional investor suitability requirements imposed by a state after the date of this prospectus will be disclosed in a supplement to this prospectus. You are urged to review any supplement to this prospectus to determine whether more restrictive standards apply to your investment.

•

Alabama Investors.  You must meet the general investor suitability requirements set forth above. In addition, your investment in us and similar equipment leasing programs may not exceed 10% of your liquid net worth.

•

California Investors.  You must have either (1) a liquid net worth of not less than $100,000 and a gross annual income of not less than $75,000, or (2) a liquid net worth of $250,000, in both instances exclusive of your home, home furnishings and automobiles.

You will receive units that have certain additional restrictions on transfer as summarized by the following legend:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

•

Connecticut Investors.  You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

Florida Investors.  You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

Illinois Investors.  You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

Iowa Investors.  You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our affiliates may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

•

Kansas Investors.  Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your aggregate investment in us and other similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

•	Kentucky Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth.

•

Maine Investors.  It is recommended by the Maine Office of Securities that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

•

Massachusetts Investors.  Under suitability guidelines of the Massachusetts Securities Division, you are cautioned to carefully evaluate whether your aggregate investment in us and other similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

•

Michigan Investors.  You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our affiliated programs may not exceed 10% of your liquid net worth.

v

•

Missouri Investors.  You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•

New Jersey Investors.  You must have (i) an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $225,000 in excess of your invested capital.

•

New Mexico Investors.  You must meet the general investor suitability requirements set forth above. In addition, your investment in us and in affiliated programs may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles.

•

New York Investors.  You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

North Carolina Investors.  You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•

Ohio Investors.  You must meet the general investor suitability requirements set forth above. In addition, your investment in us and in affiliated programs may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles.

•

Oklahoma Investors.  You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

•

Oregon Investors.  You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•

Pennsylvania Investors.  Because the minimum offering amount is less than $5,000,000, which represents 10% of the maximum offering amount, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. In addition, subscription proceeds of Pennsylvania investors will be held in an escrow account until we receive and accept subscriptions for at least $7,500,000 in offering proceeds. We must offer you the opportunity to rescind your subscription if we have not received subscriptions for $7,500,000 within 120 days of the date the escrow agent receives your subscription proceeds. We must repeat this offer to you every 120 days during the Offering Period until we have received and accepted subscriptions for $7,500,000.

•

Rhode Island Investors.  You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

South Carolina Investors.  You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

Texas Investors.  You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•

Tennessee Investors.  You must have (i) a minimum annual gross income of $100,000; and (ii) a minimum net worth of $100,000; or (iii) a minimum net worth of $500,000, calculated exclusive of home, home furnishings and automobile. In addition, your investment in us must not exceed 10% of your liquid net worth.

•	Vermont Investors. You must meet the general investor suitability requirements set forth above. In addition, your maximum investment in us and our affiliates may not exceed 10% of your net worth.

•

Virginia Investors.  You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

Washington Investors.  You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

Additional Considerations for IRAs, Qualified Plans and Tax-Exempt Organizations

An investment in our units will not, in and of itself, create an IRA or qualified plan. To form an IRA or qualified plan, an investor must comply with all applicable provisions of the Internal Revenue Code (the “Code”) and the Employee Retirement Income Security Act of 1974 (“ERISA”). IRAs, qualified plans and tax-exempt organizations should consider the following when deciding whether to invest:

•	any income or gain realized could be unrelated business taxable income (“UBTI”), which is subject to the unrelated business income tax;

•	for qualified plans and IRAs, ownership of our units may cause a pro rata share of our assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the Code;

•	any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by us; and

•	charitable remainder trusts that have any UBTI will be subject to an excise tax equal to 100% of such UBTI.

Although our units may represent suitable investments for some IRAs, qualified plans and tax-exempt organizations, our units may not be suitable for your plan or organization due to the particular tax rules that apply to your plan or organization. Furthermore, the investor suitability requirements represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable or prudent under your particular facts and circumstances. You should consult your plan’s tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

If you are a fiduciary or investment manager of a qualified plan or IRA, or if you are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns, including those related to tax considerations, in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See the “Risk Factors” and “Material U.S.  Federal Income Tax Consequences” sections of this prospectus.

Investor Suitability Requirements in Connection with Transfers of Units

Our units are subject to substantial transfer restrictions and may be transferred only under certain circumstances and then subject to certain conditions. One condition is that you may sell or transfer our units only to a recipient who meets all applicable investor suitability requirements. If the transfer is affected through a member firm of the Financial Industry Regulatory Authority (“FINRA”), the member firm must be satisfied that a proposed buyer meets investor suitability standards for this investment. FINRA conduct rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of our units. See the “Risk Factors” and the “Summary of Our Partnership Agreement — Transfer of Units” sections of this prospectus.

Who Should Invest

You should purchase our units only if you:

•	meet the minimum income, net worth standards and other investor suitability requirements specified above;

•	are prepared to hold your investment in us for our entire term, which we expect will be approximately seven years, but may be longer;

•	have no need for your investment in us to be liquid; and

•	are prepared to assume the substantial risks associated with an investment in us.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Q-1.	What is SQN Alternative Investment Fund III L.P. and what does it do?
A-1.

We are a form of investment opportunity that is commonly referred to as a direct participation program. That means you will beneficially own a pro-rata share of the equipment and other assets in which we invest and that you are eligible to receive the tax benefits inherent in the ownership of certain leased equipment and other assets.

We will offer our units and raise funds on a continuous basis until the earlier of (i) two years from the date hereof, or (ii) the date that we have raised $50.0 million. We will hold our initial closing once a minimum of $1.2 million in cash subscriptions has been received (excluding cash subscriptions from our General Partner or its affiliates and from residents of Pennsylvania) on or prior to April 30, 2011. At such time we will pay fees and expenses associated with our organization and this offering and fund a small capital reserve. In addition, we will begin to invest in business-essential, revenue-producing (or cost-saving) equipment and other physical assets with substantial economic lives and, in many cases, associated revenue streams. Many of our investments will be structured as equipment leases, but we also intend to use other structures, including, but not limited to, participation agreements, residual sharing agreements, project financings and vendor and rental (hire) programs.

For a more detailed discussion of our investment objectives and strategies, please refer to the “Investment Objectives and Strategies” section of this prospectus beginning on page 49.
Q-2.	What types of investments will be in our portfolio?
A-2.

Although the composition of our portfolio cannot be determined at this stage, we expect to invest in equipment and other assets that are considered essential use or core to a business or operation in the agricultural, energy, environmental, medical, manufacturing, technology, and transportation industries. Our Investment Manager also may identify other assets or industries that meet our investment objectives. We expect to invest in equipment and other assets located primarily within the United States, Canada and the European Union.

Many of our investments will be structured as full payout or operating leases. Full payout leases generally are leases under which the rent over the initial term of the lease will return our invested capital plus an appropriate return without consideration of the residual value, and where the lessee may acquire the equipment or other assets at the end of the lease term. Operating leases generally are leases under which the aggregate noncancellable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment or other assets leased under the lease. For a more detailed discussion of our strategies to recover the residual value of equipment it leases to others under operating leases, see the “Investment Objectives and Strategies — Leasing and Financing Strategies — Residual realization” section of this prospectus beginning on page 57.

In addition, we intend to invest by way of participation agreements and residual sharing agreements where we would acquire an interest in a pool of equipment or other assets, or rights to those equipment or other assets, at a future date. We also may structure investments as project financings that are secured by, among other things, essential use equipment and/or assets. Finally, we may use other investment structures that our Investment Manager believes will provide us with the appropriate level of security, collateralization, and flexibility to optimize our return on investment while protecting against downside risk, such as vendor and rental (hire) programs. In most cases, the structure will include us holding title to or a priority position in the equipment or other asset.

For a more detailed discussion of the factors our Investment Manager will consider in selecting our investments please refer to the “Investment Objectives and Strategies” section of this prospectus beginning on page 49.

Q-3.	What is the expected credit quality of the counterparties and what are the terms of the investments that will make up the portfolio?
A-3.

We will invest in a variety of credit qualities ranging from small private businesses, publicly listed entities, international organizations, colleges and universities, hospitals, governments and municipalities. Our Investment Manager is primarily an asset investor and will look at the underlying credit quality as further investment enhancement. In all cases, the investment committee of our Investment Manager, when contemplating investments, will consider a range of factors including, but not limited to, the following:

• the remaining economic useful life of the equipment or other assets;
• the anticipated residual value of the equipment or other asset;
• whether the equipment or other assets are new or used and their condition;

• required registrations;
• regulatory considerations;
• portfolio diversification;
• how essential the equipment or other assets are to the operations of the business; and
• the cash flow profile of the equipment or other assets, and the depth of the market and exit mechanisms.

Typical investments are expected to have a term of 36 to 60 months with some investments being shorter and others being longer. It is anticipated that our portfolio will be divided between investments that generate regular income on a monthly, quarterly, semi-annual, or annual basis and other investments that will not have cash flows until the end of their initial term. The investments that do not generate regular cash flows are intended to be higher yielding while the investments that do generate regular cash flows are intended to provide cash for operations and distributions during the Operating Period (as described below).

For a more detailed discussion of the lease types anticipated in us, please refer to the “Investment Objectives and Strategies” section of this prospectus beginning on page 49.
Q-4.	What are the investor suitability requirements for this investment?
A-4.

In general, you must have either (i) a net worth of at least $70,000, plus at least $70,000 of annual gross income, or (ii) a net worth of at least $250,000. Net worth is determined excluding home, home furnishings and automobiles. Some states impose higher suitability requirements. Also, the minimum investment amount for most investors is $25,000 (25 units). Since there is no public market for our units, an investment in our units is considered illiquid. You should invest in us only if you are prepared to hold your units for the life of the Fund which is anticipated to be approximately seven years, but may be longer.

For a more detailed discussion of investor suitability requirements in particular states, please refer to the “Investor Suitability” section of this prospectus beginning on page iv, above.
Q-5.	Who are our General Partner, SQN AIF III GP, LLC, and our Investment Manager, SQN Capital Management, LLC?
A-5.

Our General Partner, SQN AIF III GP, LLC, was formed in March 2010 as a limited liability company to serve as our general partner. Our General Partner is wholly-owned by our Investment Manager, SQN Capital Management, LLC, which was formed in December 2007 to manage direct participation programs.

Our Investment Manager’s senior management team has substantial experience in the lease investment and finance industries. For the five-year period ended December 31, 2010, our Investment Manager and its affiliates had originated approximately $150.0 million of equipment leasing and finance transactions. The Managing Directors of our Investment Manager have collective experience in managing over $2.0 billion of assets over the past two decades. Our Investment Manager is expected to act as servicer of all of our investments.

In addition, our Investment Manager serves as manager of SQN Alternative Investment Fund I, LLC (“SQN I”), SQN Alternative Investment Fund II, LLC (“SQN II”) and SQN Special Opportunity Fund, LLC (“SQN SOF,” and together with SQN I and SQN II, the “Prior Funds”), which are prior equipment leasing and finance programs that were privately offered beginning in February 2008.

For a more detailed discussion of our General Partner and our Investment Manager, please refer to the “Management” section of this prospectus beginning on page 42 and for a more detailed discussion of the operating results of the Prior Funds please refer to the “Prior Performance Tables” in Appendix B to this prospectus.

x

Q-6.	What can you expect happens after you invest in us?
A-6.

Once our General Partner has accepted your subscription, you will receive a confirmation letter indicating our acceptance of your investment and a copy of your fully executed subscription agreement. We have three phases of different lengths. It is very important to be aware of how we will operate during these three phases so you can evaluate this investment opportunity.

We call the period when we are raising money from investors the “Offering Period.” This period will not exceed two years. We will hold our initial closing once a minimum of $1.2 million in cash subscriptions (excluding cash subscriptions from our General Partner or its affiliates and from residents of Pennsylvania) has been received on or prior to April 30, 2011. We then will begin to make investments in business-essential, revenue-producing (or cost-saving) equipment and other physical assets with substantial economic lives and, in many cases, associated revenue streams. Many of our investments will be structured as equipment leases but we also will use other structures, including, but not limited to, participation agreements, residual sharing agreements, project financings and vendor and rental (hire) programs. After we have raised a minimum of $1.2 million, we will continue to hold regular closings to admit new investors until the earlier of (i) two years from the date hereof, or (ii) the date that we have raised $50.0 million.

Once we begin investing offering proceeds, the “Operating Period” will commence. We anticipate that the Operating Period will overlap with the Offering Period and, unless extended by our General Partner, will last for three years from the date it begins. During this period, we will continue to invest and re-invest in business-essential, revenue-producing (or cost-saving) equipment and other physical assets with substantial economic lives and, in many cases, associated revenue streams.

During the Operating Period, we plan to make semi-annual distributions of cash to you and our other partners if, in our Investment Manager’s opinion, such distributions are in our best interests. Therefore, the amount and rate of cash distributions could vary and are not guaranteed. The targeted distribution rate is 6% annually, paid semi-annually at 3%, of your capital contributions.

For a more detailed discussion of our distributions to you, please refer to the “Income, Losses and Distributions” section of this prospectus beginning on page 61.

Following the Operating Period, the “Liquidation Period” will begin. Unless extended by our General Partner, the Liquidation Period will last for four years. During the Liquidation Period we will make irregular distributions to you and our other limited partners as the investments in the portfolio mature. We generally will not be reinvesting the proceeds from investments during this period. However, if, in our Investment Manager’s opinion, it would be in the best interests of our limited partners to reinvest, we may do so. It is our intention to wind down the portfolio and distribute proceeds to you and our other limited partners during the Liquidation Period.

For a more detailed discussion of our investment objectives, please refer to the “Investment Objectives and Strategies” section of this prospectus beginning on page 49.
Q-7.	What will be the terms of the investments?
A-7.

We expect our investments to meet economic and legal standards that our Investment Manager has derived from its experience in the equipment lease investment and finance business. In general, we expect that the investment documents will be enforceable contracts that create non-cancelable obligations of the lessee or other counterparty with respect to timely payments, insurance, proper maintenance of the assets or equipment in which we invest, and, if applicable, the return of such assets or equipment in a specified condition. Often such investment documents will create rights for us in the event of a failure of the lessee or other counterparty to perform its payment and other obligations over and above the obligation to cure such a failure. In addition, such investment documents also may include guarantees by parent companies, affiliates, and individual owners of such lessees and other counterparties of such entities’ obligations to us under the investment documents.

For a more detailed discussion of our distributions to you, please refer to the “Investment Objectives and Strategies” section of this prospectus beginning on page 49.

Q-8.	Are there tax benefits and consequences of investing in us?
A-8.

We, as a limited partnership, will not pay income taxes ourselves. Instead, all of our taxable income or losses and other tax items will be passed through to you and our other limited partners. Our General Partner anticipates that during our early years income taxes on distributions to you and to our other limited partners will be substantially tax-deferred by operating losses and depreciation deductions available from the portion of our equipment leased to third-party end users under our operating leases, but not under its full payout leases or other investments.

By the time we are in liquidation, the total tax you pay in the aggregate may likely be consistent with the tax you would pay with respect to other taxable investments. The benefit of paying taxes later instead of currently is commonly referred to as “tax deferral.” We use the term “tax deferral” to mean that, in the early years of the investment, only a small portion of the cash distributed to you will be considered a return on investment. To the extent in later years the portion considered a return on investment grows, it will be taxable at that time. This is not the same as a tax deferral commonly associated with qualified plans or IRAs where even the portion of your portfolio performance considered a return on investment is not taxable when distributed to the qualified plan or IRA and such earnings remain untaxed until withdrawn. An investment in our units should not be made solely because of the potential for tax deferral. In addition, in some cases other taxes or loss disallowance rules may offset the deferral benefit.

Also, the passive activity rules under the Code will apply to natural persons and most other types of investors in us. Thus, you should anticipate that your share of our net income or net loss in each of our taxable years generally will be characterized as passive activity income or loss.

Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans and IRA’s, generally are exempt from federal income tax, except that any net UBTI that exceeds a specific deduction of $1,000 in any taxable year is subject to tax. Other charitable and tax exempt organizations are also subject to tax on UBTI. Most of our net income, if any, in a given year may constitute UBTI, because of the nature of equipment leasing.

For a more detailed discussion, please refer to the “Material U.S. Federal Income Tax Consequences” section of this prospectus beginning on page 63 and the “Investment by Qualified Plans and IRAs” section of this prospectus beginning on page 82. You are urged to seek advice based on your individual circumstances from an independent tax advisor with respect to the tax consequences to you of an investment in us.

Q-9.	Will you be able to sell your investment in our units?
A-9.

Since there is no public market for our units, an investment in our units is considered illiquid. You should only invest money that you can afford to have unavailable for at least seven years, net of distributions that are expected to be made to you during those years. Our units will not be listed on any national securities exchange at any time and we will take steps to ensure that no public trading market develops for our units. Also, in any calendar year, we are limited as to the number of units we may redeem so that we will not be treated as a publicly traded partnership for tax purposes. In addition, the redemption price for your units is unlikely to reflect the fair market value of your units at the time of redemption, particularly during the Liquidation Period. You may realize a greater return by holding on to your units for the duration of our term.

For a more detailed discussion, please refer to the “Redemption of Units” section of this prospectus beginning on page 91.
Q- 10.	Where can I get more information?
A-10.

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) regarding the units we offer by this prospectus and we will file periodic reports and other information with the SEC. These documents are available at the SEC’s web site at http://www.sec.gov. After you are an investor in us, you may contact Investor Relations regarding your account information. The telephone number is (800) 258-6610. You are urged to thoroughly discuss an investment in us with your financial, tax and legal advisors.

For a more detailed discussion, please refer to the “Where You Can Find More Information” section of this prospectus beginning on page 100.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus, including the “Risk Factors” section, before deciding to invest in our units. Throughout this prospectus when there is a reference to you it is a reference to you as a potential investor or limited partner in us.

SQN Alternative Investment Fund III L.P.

The Partnership	We are a Delaware limited partnership formed on March 10, 2010. We will operate a fund in which the capital you invest will be pooled with capital invested by other investors. This pool of capital is then used to invest in business-essential, revenue-producing (or cost-saving) equipment and other physical assets with substantial economic lives and, in many cases, associated revenue streams. The pooled capital contributions also will be used to pay fees and expenses associated with our organization and this offering and to fund a capital reserve.

Many of our investments will be structured as full payout or operating equipment leases. In addition, we intend to invest by way of participation agreements and residual sharing agreements where we acquire an interest in a pool of equipment or other assets or rights to those equipment or other assets, at a future date. We also may structure investments as project financings that are secured by, among other things, essential use equipment and/or assets. Finally, we may use other investment structures, such as vendor and rental (hire) programs, that our Investment Manager believes will provide us the appropriate level of security, collateralization, and flexibility to optimize our return on investment while protecting against downside risk. In most cases, the structure will include us holding title to or a priority position in the equipment or other asset.

Although the composition of our portfolio cannot be determined at this stage, we expect to invest in assets and equipment that are considered essential use or core to a business or operation in the agricultural, energy, environmental, medical, manufacturing, technology, and transportation industries. Our Investment Manager also may identify other assets or industries that meet our investment objectives. We expect to invest in assets and equipment located primarily within the United States, Canada and the European Union. See “Investment Objectives and Strategies” section of this prospectus beginning on page 49.

We expect that we will conduct our activities for at least seven years and divide the life of the Fund into three periods:

Offering Period. We will raise money from investors during this period which we expect will last for up to two years from the date of this prospectus. After we have raised $1.2 million (excluding cash subscriptions from our General Partner or its affiliates and from residents of Pennsylvania), we will begin to invest in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams.

Operating Period. After we begin investing the offering proceeds, the Operating Period will begin and, unless extended by our General Partner, will last for three years from the date it begins. We anticipate that the Operating Period will overlap with the Offering Period. During this period, we will continue to invest and re-invest in business-essential, revenue-producing (or cost-saving) equipment and other physical assets with substantial economic lives and, in many cases, associated revenue streams.

Liquidation Period. Unless extended by our General Partner, the Liquidation Period will last four years. During the Liquidation Period we will make irregular distributions to you and our other limited partners as the investments in the portfolio mature. We generally will not be reinvesting the proceeds from investments during this period. It is our intention to wind down the portfolio and distribute proceeds to you and the other limited partners during this period.

Management	Our General Partner, SQN AIF III GP, LLC, and our Investment Manager, SQN Capital Management, LLC, will manage all aspects of our business. Our General Partner will manage all of our day to day activities and operations and our Investment Manager will make all of our investment decisions and manage our investment portfolio. The principal office of our General Partner and Investment Manager is 110 William Street, 26th floor, New York, New York 10038, and their telephone number is (212) 422-2166. Jeremiah J. Silkowski is the President and CEO of our General Partner and our Investment Manager and would be considered our promoter. Jeremiah J. Silkowski, Michael Miroshnikov and Hugh Shelmerdine are the current members of our Investment Manager’s investment committee. Mr. Silkowski will maintain ultimate investment discretion on the funding of any transactions.

They may be contacted at SQN Capital Management, LLC, 110 William Street, 26th floor, New York, New York 10038, telephone (212) 422-2166. See the “Management — Investment Committee” section of this prospectus beginning on page 44.

The management team of our General Partner, our Investment Manager and their affiliates has substantial experience in the lease investment and finance industries. See the “Management” section of this prospectus beginning on page 42.

Investment Objectives	Our investment objectives are to:

•	preserve, protect and return your invested capital;
•	generate semi-annual cash distributions to you and our other partners during the Operating Period;

•

during the period from the date of the initial closing through the end of the Operating Period (i) make investments in business-essential, revenue-producing (or cost-saving) equipment and other physical assets with substantial economic lives and, in many cases, associated revenue streams;

•	during the Liquidation Period wind down our portfolio and distribute the proceeds therefrom to you and our other limited partners;

•	generate investment returns that are not correlated to stock, bond, real estate or commodity markets; and

•	generate a favorable total return on your investment.

During the Operating Period, we plan to make semi-annual distributions of cash to you and our other partners, if, in our Investment Manager’s opinion, such distributions are in our best interests. Therefore, the amount and rate of cash distributions could vary and are not guaranteed. The targeted distribution rate is 6% annually, paid semi-annually as 3%, of your capital contribution.

See the “Investment Objectives and Strategies” section of this prospectus beginning on page 49 and the “Income, Losses and Distributions” section of this prospectus beginning on page 61.

Most, if not all, of our equipment under our operating leases, but not under our full payout leases or other investments, is expected to be depreciated using accelerated depreciation methods under the Modified Accelerated Cost Recovery System. See the “Material U.S. Federal Income Tax Consequences” section of this prospectus beginning on page 63.

Risk Factors	Investing in our units involves a high degree of risk. Accordingly, you should read this entire prospectus, including the section entitled “Risk Factors,” before making an investment decision.

•

A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital and not a return on capital. The sources of cash available for distributions are: (i) cash from operations; and (ii) offering proceeds; and unlimited amounts from either source may be used for distributions to investors. As a result, the amounts paid as cash distributions will reduce the amount of funds available for investment in equipment.

•

This is a “blind-pool” offering because we have not specifically identified our investments at the time you invest. As a result, you cannot evaluate the risks of, or potential returns from, any of our investments at the time you invest.

•

Our units will not be listed on any stock exchange or interdealer quotation system, and there are significant restrictions in our partnership agreement on your ability to transfer your units. We do not intend to assist in the development of any secondary market for, or provide qualified matching services for purchasers and sellers of, our units. Any sale that you may be able to arrange for your units, including the redemption of the units by us, which is at our General Partners sole discretion, is likely to be at a substantial discount to your investment, partnership equity per unit or other measures of value. Therefore, your units will effectively be illiquid. You should be prepared to hold your units for the life of the Fund, which is anticipated to be approximately seven years, but may be longer.

•	You will have very limited voting rights and you must rely on our General Partner, our Investment Manager and their affiliates to manage us.

•	A prolonged economic recession and/or changes in general economic conditions, including fluctuations in demand for equipment and other portfolio assets, lease rates, and interest rates may result in delays in investment and reinvestment, delays in leasing, re-leasing and disposition of equipment, and reduced returns on capital.

•

Higher than expected lease and other investment defaults may result in our inability to fully recover our investment or expected income from the affected equipment or physical assets and could reduce our cash distributions to you and our other limited partners. Uncertainties associated with the equipment leasing industry may have an adverse effect on our business and may adversely affect our ability to provide you any economic return from our units or a complete return of your capital.

•	Our success will depend in part on our ability to realize residual value from a portion of our assets and equipment once the leases on those assets and equipment terminate.

•	Our General Partner, our Investment Manager and their affiliates will receive significant compensation from us, which will reduce distributions to you.

•	There are potential conflicts of interest between us and our General Partner, our Investment Manager and their affiliates.

•	There are material income tax risks associated with this offering.

See the “Risk Factors” section of this prospectus beginning on page 19.

Income, Losses, and Distributions	Our income, losses and distributions will be allocated 99% to you and our other limited partners and 1% to our General Partner until you and our other limited partners have received total distributions equal to your and their capital contributions plus an 8% per annum, compounded annually, cumulative return on your and their capital contributions. After such time, all distributed Cash Available for Distribution and distributed Net Disposition Proceeds will be allocated 80% to you and our other limited partners and 20% to our General Partner. Until the end of the Operating Period (and in certain circumstances, during the Liquidation Period), we may invest our Net Disposition Proceeds in additional investments. See the “Income, Losses and Distributions” section of this prospectus beginning on page 61.

Material U.S. Federal Income Tax Consequences	This prospectus has a discussion of material U.S. Federal income tax consequences relating to an investment in our units. Our counsel, Troutman Sanders, LLP, is of the opinion that we will be treated as partnership and not an association taxable as a corporation for federal income tax purposes and that we will not be a “publicly traded partnership” within the meaning of Section 7704 of the Code. For a more complete description of the Federal income tax consequences you should read the “Material U.S. Federal Income Tax Consequences” section of this prospectus beginning on page 63. Investors should consult with their tax and financial advisors to determine whether an investment in our units is suitable for their portfolio.

Investor Suitability Requirements	The units are a long-term investment. Investors must satisfy minimum net worth and income requirements. We have established minimum investor suitability requirements and many state securities commissioners have established investor suitability standards different from these minimum standards which apply to investors in their respective jurisdictions. See the “Investor Suitability” section of this prospectus beginning on page iv.

Glossary	In general, defined terms in this prospectus have the meanings assigned to them in the Glossary to this prospectus, or if not defined therein, in our partnership agreement, which is attached as Appendix A to this prospectus.

The Offering

Securities Offered	A minimum of 1,200 units ($1.2 million) and a maximum of 50,000 units ($50.0 million). Our General Partner and Investment Manager have determined that the minimum offering amount represents a level of subscription proceeds which will enable our portfolio to be sufficiently diversified. Our General Partner and Investment Manager limited our maximum offering amount to 50,000 units ($50.0 million) in order to be able to remain selective in choosing our investments.

Minimum Investment	You must purchase a minimum of 25 units for $25,000. However, the minimum may be waived by our General Partner, at its sole discretion, on a case by case basis.

Offering Period	The earlier of (i) two years from the date hereof, or (ii) the date that we have raised $50.0 million. This offering will terminate if we do not receive and accept subscriptions for the minimum offering amount of 1,200 units ($1.2 million), excluding cash subscriptions from our General Partner or its affiliates and from residents of Pennsylvania, by April 30, 2011. The offering period will not be extended beyond March 17, 2013. As state securities registrations are approved in one year increments, we will only be permitted to continue to offer its limited partner interests until March 17, 2013 in those states which we successfully renew our state securities registrations.

Escrow	We will deposit your investment in an interest-bearing escrow account until we have received the minimum offering amount or until April 30, 2011, whichever is earlier. If we have not received the minimum offering amount by April 30, 2011, all of your funds will be promptly returned to you with any interest earned, and without deduction for any fees. If we receive the minimum offering amount on or before April 30, 2011, however, then:

•	you will be admitted as a limited partner, in our General Partner’s discretion;

•	your escrowed subscription proceeds will be delivered to us for use as described in this prospectus; and

•	the interest earned on your escrowed subscription proceeds, net of bank fees, will be paid to you in cash.

Estimated Use of Proceeds	Assuming that the maximum offering of 50,000 units being offered hereby are sold, we expect that approximately 95.0% of the gross proceeds will be available for investment and to pay fees, 4.0% of the gross proceeds will be used to pay fees and expenses associated with our organization and this offering and 1.0% of the gross proceeds will be used to fund a capital reserve. See the “Estimated Use of Proceeds” section of this prospectus beginning on page 10.

Fees of Our General Partner and its Affiliates	Our General Partner, our Investment Manager and their affiliates, including SQN Securities, LLC in its capacity as the selling agent, will receive fees and compensation from the offering of our units, including the following:

•

Distribution Expense: We will pay the selling agent out of the proceeds of this offering Distribution Expenses of 2.0% of the aggregate offering proceeds (excluding proceeds we receive from the sale of our units to our General Partner or its affiliates). In addition, under FINRA rules, certain amounts paid directly by our Investment Manager will be deemed additional compensation paid to the selling agent. If the minimum amount of $1.2 million is raised, our selling agent will be deemed to receive additional compensation in the amount equal to 3.8060% of the offering proceeds, of which 2.6819% will represent the portion of the salaries of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager and 1.1241% will represent the portion of non-cash compensation for conferences, training and education of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager, and, under FINRA rules, if the maximum amount of $50.0 million is raised, our selling agent will be deemed to receive additional compensation in the amount equal to 0.9345% of the offering proceeds, of which 0.7724% will represent the portion of the salaries of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager and 0.1621% will represent the portion of non-cash compensation for conferences, training and education of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager. Distribution Expenses include, among other things, all due diligence expenses incurred, or to be incurred, by the selling agent in connection with the offering and sale of our units.

•

O&O Expense: Our General Partner will receive an organization and offering expense allowance (the “O&O Expense Allowance”) of 2.0% of our offering proceeds to reimburse it for expenses incurred in preparing us for registration or qualification under federal and state securities laws and subsequently offering and selling our units. Under FINRA rules, if the minimum amount of $1.2 million is raised, 1.1241% of the 2.0% O&O Expense Allowance will be designated as compensation paid to the selling agent for non-cash compensation for conferences, training and education of the registered representatives of the selling agent and is included in the total selling agent compensation discussed above, and, under FINRA rules, if the maximum amount of $50.0 million is raised, 0.1621% of the 2.0% O&O Expense Allowance will be designated as compensation paid to the selling agent for non-cash compensation for conferences, training and education of the registered representatives of the selling agent and is included in the total selling agent compensation discussed above. In addition, under FINRA rules, certain amounts paid directly by our Investment Manager will be deemed additional compensation paid to the selling agent. If the minimum amount of $1.2 million is raised, an additional amount equal to 2.2904% of the offering proceeds, which represents the portion of the salaries of the registered representatives of the selling agent attributable to us and paid by our Investment Manager, will be deemed to be issuer costs and included in organizational and offering expenses, and, under FINRA rules, if the maximum amount of $50.0 million is raised, an additional amount equal to 0.6596% of the offering proceeds, which represents the portion of the salaries of the registered representatives of the selling agent attributable to us and paid by our Investment Manager, will be deemed to be issuer costs and included in organizational and offering expenses. The O&O Expense Allowance will be paid out of the proceeds of this offering. The O&O Expense Allowance will not exceed the actual fees and expenses incurred by our General Partner and its affiliates.

•

Management Fee: Our Investment Manager will receive a management fee in an amount equal to the greater of (i) 1.975% per annum of the aggregate offering proceeds, or (ii) $60,000, payable monthly; provided, however, that in the event the Fund raises aggregate offering proceeds of less than $36.0 million during the entire Offering Period, the management fee will be reduced to such amount that over the entire life of the Fund, the total average management fee will not be greater than 2.0% per annum of the aggregate offering proceeds.

Our General Partner’s and Investment Manager’s Relationship with Us May be Conflicted	Our General Partner, our Investment Manager and their affiliates may be subject to conflicts of interest because of their relationship to us. These potential conflicts include:

•	our General Partner, our Investment Manager and their affiliates may compete with us;

•	no independent underwriter conducted due diligence with respect to this offering;

•	we and our General Partner, our Investment Manager and their affiliates are not represented by separate counsel;

•	the receipt of fees and other compensation by our General Partner, our Investment Manager and their affiliates;

•	we will rely on employees of our General Partner, our Investment Manager and their affiliates;

•	the resolution of conflicts will be undertaken by the investment committee of our Investment Manager; and

•	our General Partner will act as our tax matters partner.

See the “Conflicts of Interest and Fiduciary Responsibilities” section of this prospectus beginning on page 34 and the “Other Programs Managed by Our Investment Manager or its Affiliates” section of this prospectus beginning on page 47.

Partnership Agreement	You and the other purchasers of our units will be our limited partners. Our partnership agreement will govern the following:

•	our activities;

•	the relationships among you and our other limited partners; and

•	the relationship between our General Partner, our Investment Manager and their affiliates, on the one hand, and you and our other limited partners, on the other hand.

The following is a brief summary of some of the principal provisions of our partnership agreement, apart from the income, loss and distribution allocation provisions and the fees of our General Partner, our Investment Manager and their affiliates described previously in this summary. See the “Summary of Our Partnership Agreement” section of this prospectus beginning on page 85. In addition, you should read the form of our partnership agreement, which is included as Appendix A to this prospectus.

•	Voting rights: You will have one vote for each unit you purchase. You and our other limited partners are entitled to vote on specified fundamental matters, such as:

•	amendments to our partnership agreement;

•	removal of our General Partner and election of a substitute general partner;

•	our merger with another entity;

•	the sale of all, or substantially all, of our assets (except during the Liquidation Period); or

•	our dissolution.

Otherwise, you and our other limited partners have no participation in determining our operations or policies.

•	Meetings: Our General Partner, or our limited partners holding 10% or more of our outstanding units, may call a meeting of the limited partners on matters on which they are entitled to vote.

•

Limited liability:  So long as you do not participate in the control of our business and otherwise act in conformity with our partnership agreement, your liability as a limited partner will be limited to the amount of your invested capital, plus your share of any of our undistributed profits and assets.

•

Transferability of units:  Our partnership agreement restricts the transfer of units so that we will not be treated as a “publicly traded partnership” for federal income tax purposes and will not be taxed as a corporation. As a result of these restrictions, you probably will not be able to transfer your units if, or when, you want to.

•

Removal of general partner:  Our General Partner may be removed only on a vote of limited partners holding a majority of our outstanding units. Neither our General Partner nor any of its affiliates may participate in any vote by you and our other limited partners to remove our General Partner as general partner.

•

Amendment of partnership agreement:  Our partnership agreement generally may be amended by the vote of limited partners holding a majority of our outstanding units. However, no amendment may be made that would change any partner’s interest in distributions without the consent of all affected partners.

•	Term: Our term will end at midnight on December 31, 2034, unless sooner dissolved or terminated by our General Partner.

Subscription Procedure	You must fill out and sign a subscription agreement, the form of which is attached to this prospectus as Appendix C, in order to purchase our units. You should send your subscription agreement and a check for the purchase price of your units as instructed in the subscription agreement. Wire transfer instructions are available on request.

Closings	We will hold the initial closing of this offering when we receive subscription proceeds of at least $1.2 million, excluding subscription proceeds from Pennsylvania residents and from our General Partner and its affiliates. At that time, we will (1) admit investors as limited partners, (2) receive the escrowed subscription proceeds from the escrow agent and (3) pay to them in cash the interest earned on each of their escrowed subscription proceeds, net of bank fees. After the initial closing, we will hold regular closings until we have sold all of the units or this offering closes, whichever comes first.

ESTIMATED USE OF PROCEEDS

The table below sets forth information about our expected use of proceeds from this offering, assuming we pay the maximum compensation and expense reimbursements under our partnership agreement. Many of the amounts set forth below, such as the amount of offering and organization expenses, distribution expenses and capital reserves, are only estimates and not statements of expenditures already incurred. The actual amounts will depend on the course of the offering of our units and our operations. We expect to commit approximately 95.0% of the gross proceeds of this offering to the cash portion of the purchase price of our portfolio. Unlimited amounts from the Net Offering Proceeds may be used as a source of cash distributions to limited partners.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount		Percent

Gross Offering Proceeds	$1,200,000	100.00%	$50,000,000		100.00%
Less O&O Expense Allowance(1)	24,000	2.00%	1,000,000		2.00%
Distribution Expenses(2)	24,000	2.00%	998,000	(3)	2.00	%(3)

Net Offering Proceeds	1,152,000	96.00%	48,002,000		96.00%
Capital Reserves(4)	12,000	1.00%	500,000		1.00%

Total Proceeds Available for Investment(5)	$1,140,000	95.00%	$47,502,000		95.00%

(1)	Includes expenses incurred in connection with our organization and expenses incurred in connection with the offering and the sale of our units other than Distribution Expenses. The 2.0% O&O Expense Allowance will be paid out the proceeds of this offering. Under FINRA rules, if the minimum amount of $1.2 million is raised, 1.1241% of the 2.0% O&O Expense Allowance will be designated as compensation paid to the selling agent for non-cash compensation for conferences, training and education of the registered representatives of the selling agent and is included in the total selling agent compensation discussed below, and, under FINRA rules, if the maximum amount of $50.0 million is raised, 0.1621% of the 2.0% O&O Expense Allowance will be designated as compensation paid to the selling agent for non-cash compensation for conferences, training and education of the registered representatives of the selling agent and is included in the total selling agent compensation discussed below. In addition, under FINRA rules, certain amounts paid directly by the Investment Manager will be deemed additional compensation paid to the selling agent. If the minimum amount of $1.2 million is raised, an additional amount equal to 2.2904% of the offering proceeds, which represents the portion of the salaries of the registered representatives of the selling agent attributable to us and paid by our Investment Manager, will be deemed to be issuer costs and included in organizational and offering expenses, and, under FINRA rules, if the maximum amount of $50.0 million is raised, an additional amount equal to 0.6596% of the offering proceeds, which represents the portion of the salaries of the registered representatives of the selling agent attributable to us and paid by our Investment Manager, will be deemed to be issuer costs and included in organizational and offering expenses.

(2)	We will pay SQN Securities, LLC, our exclusive sales agent, out of the proceeds of this offering, Distribution Expenses of 2.0% of the aggregate offering proceeds (excluding proceeds we receive from the sale of our units to our General Partner or its affiliates). In addition, under FINRA rules, certain amounts paid directly by our Investment Manager will be deemed additional compensation paid directly to the selling agent. If the minimum amount of $1.2 million is raised, our selling agent will be deemed to receive additional compensation in the amount equal to 3.8060% of the offering proceeds, of which 2.6819% will represent the portion of the salaries of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager and 1.1241% will represent the portion of non-cash compensation for conferences, training and education of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager, and, under FINRA rules, if the maximum amount of $50.0 million is raised, our selling agent will be deemed to receive additional compensation in the amount equal to 0.9345% of the offering proceeds, of which 0.7724% will represent the portion of the salaries of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager and 0.1621% will represent the portion of non-cash compensation for conferences, training and education of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager. Distribution Expenses include, among other things, all due diligence expenses incurred, or to be incurred, by the selling agent in connection with the offering and sale of our units. See “Plan of Distribution” beginning on page 95 of this prospectus.

(3)	Our General Partner and its affiliates currently intend to purchase 100 of our units offered hereby. Our General Partner and its affiliates who participate in the offering will pay $1,000 per unit and we will not pay any Distribution Expenses in connection with the sale of such units.

(4)

We will initially establish capital reserves in an amount equal to 1.0% of offering proceeds for general working capital purposes. This amount may fluctuate from time to time as our General Partner determines the level of reserves necessary for our proper operation in the exercise of its business judgment. Any net offering proceeds not used to acquire portfolio investments or needed as capital reserves will be returned to our limited partners as described under “Investment Objectives and Strategies” beginning on page 49 of this prospectus.

(5)	The amount available to pay the cash portion of the purchase price of equipment or other assets plus related acquisition expenses, which are treated for tax and accounting purposes as capitalized costs added to the basis of the items of equipment or other assets to which they relate and management fees.

MANAGEMENT COMPENSATION

Summary Table

The following table includes estimates of the maximum amounts of all compensation and other payments that our General Partner, our Investment Manager and their affiliates will receive, directly or indirectly, in connection with our operations. The terms of the compensation of our General Partner, our Investment Manager and their affiliates were not determined by arms’-length negotiation, but are consistent with the guidelines set forth by the North American Securities Administrators Administration. Our partnership agreement does not permit our General Partner, our Investment Manager or their affiliates to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying such items under a different category.

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Maximum Units Sold

ORGANIZATIONAL AND OFFERING STAGE

Selling Agent	Distribution Expenses. 2.0% of the aggregate offering proceeds (excluding proceeds we receive from the sale of our units to our General Partner or its affiliates). Distribution Expenses include, among other things, all due diligence expenses incurred, or to be incurred, in connection with the offering and sale of our units, and will be paid out of the proceeds of this offering.(1)	The total amount of Distribution Expenses cannot be determined because it is based on the number of units sold. If the minimum amount of $1.2 million is raised, the total amount of Distribution Expenses will be $24,000. If the maximum amount of $50.0 million is raised, inclusive of the $100,000 that will be purchased by our General Partner or its affiliates, the total amount of Distribution Expenses will be $998,000.(1)

General Partner and affiliates	Organizational and Offering Expense Allowance (“O&O Expense Allowance”). We will pay our General Partner an allowance for the O&O Expense out of the proceeds of this offering. The amount of the O&O Expense Allowance is based upon the number of units that are sold, including units sold to our General Partner or its affiliates. Total O&O Expense Allowance payable or reimbursable by us may not exceed 2.0% of all offering proceeds. The O&O Expense Allowance will not exceed the actual fees and expenses incurred by our General Partner or its affiliates in connection with our organization and this offering.(2)	The total amount of O&O Expense Allowance cannot be determined because it is based on the number of units sold. If the minimum amount of $1.2 million is raised, the total amount of O&O Expense Allowance will be $24,000. If the maximum amount of $50.0 million is raised, the total amount of O&O Expense Allowance will be $1.0 million.(2)

OPERATIONAL STAGE

Investment Manager	Management Fee. We will pay our Investment Manager a Management Fee in an amount equal to the greater of (i) 1.975% per annum of the aggregate offering proceeds, or (ii) $60,000, paid monthly; provided, however, that in the event we raise aggregate offering proceeds of less than $36.0 million during the entire Offering Period, the Management Fee will be reduced to such amount that over the entire life of the Fund, the total average Management Fee will not be greater than 2.0% per annum of the aggregate offering proceeds.	The total amount of Management Fee to be paid each month cannot be determined because it is based on the aggregate offering proceeds. If the minimum amount of $1.2 million is raised, the monthly Management Fee will be $2,000. If $36.0 million is raised, the monthly Management Fee will be $60,000. If the maximum amount of $50.0 million is raised, the monthly Management Fee will be $82,292.

The amount of the Management Fee and/or the Promotional Interest, as described below, payable in any year will be reduced for that year to the extent it would otherwise exceed the Sponsor Fee Limit, as described below. The Management Fee will be paid for services rendered by our Investment Manager and its affiliates in determining portfolio and investment strategies and generally managing or supervising the management of the investment portfolio. Our Investment Manager will supervise performance of all management activities, including, among other activities:
• the acquisition and financing of the investment portfolio;
• the collection of lease and other revenues;
• monitoring compliance by lessees and other counterparties with their contract terms;
• assuring that investment assets are being used in accordance with all operative contractual arrangements;
• paying operating expenses and arranging for necessary maintenance and repair of equipment and property in the event a lessee fails to do so;
• monitoring property, sales and use tax compliance;
• originating and servicing our investment portfolio; and
• preparation of operating financial data (excluding financial statements and tax matters).

General Partner and affiliates	Reimbursement of Operating and Acquisition Expenses. We may reimburse our General Partner, our Investment Manager and their affiliates for expenses they pay on our behalf. These reimbursements will include:	The total amount of Operating and Acquisition Expenses cannot be determined at this time.
• the actual cost to our General Partner, our Investment Manager or their affiliates of services, goods and materials used for and by us and obtained from unaffiliated parties; and

•     the cost of administrative services provided by our General Partner, our Investment Manager and their affiliates and necessary or prudent for our operation, provided that reimbursement for administrative services will be at the lower of (i) the actual cost of such services, or (ii) the amount that we would be required to pay to independent parties for comparable services.

General Partner and affiliates	Distributions and Promotional Interest. Our General Partner will initially receive 1.0% of all distributed Cash Available for Distribution and distributed Net Disposition Proceeds. Our General Partner will have a Promotional Interest in us equal to 20.0% of all distributed Cash Available for Distribution and distributed Net Disposition Proceeds after we have provided a return to our limited partners of their respective capital contributions plus an 8.0% per annum, cumulative return, compounded annually on their capital contributions. Our General Partner will not contribute any cash to us in return for the Promotional Interest.	The total amount of Promotional Interest cannot be determined because it will depend upon the amount by which our income from operations and from the disposition of investments exceeds our expenses as well as whether the required investor return has been achieved.

The amount of the Management Fee and/or the Promotional Interest payable in any year will be reduced for that year to the extent it would otherwise exceed the Sponsor Fee Limit, as described below.

(1) In addition, under FINRA rules, certain amounts paid directly by our Investment Manager will be deemed additional compensation paid to the selling agent. If the minimum amount of $1.2 million is raised, our selling agent will be deemed to receive additional compensation in the amount equal to 3.8060% of the offering proceeds, of which 2.6819% will represent the portion of the salaries of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager and 1.1241% will represent the portion of non-cash compensation for conferences, training and education of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager, and, under FINRA rules, if the maximum amount of $50.0 million is raised, our selling agent will be deemed to receive additional compensation in the amount equal to 0.9345% of the offering proceeds, of which 0.7724% will represent the portion of the salaries of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager and 0.1621% will represent the portion of non-cash compensation for conferences, training and education of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager.

(2) Under FINRA rules, if the minimum amount of $1.2 million is raised, 1.1241% of the 2.0% O&O Expense Allowance will be designated as compensation paid to the selling agent for non-cash compensation for conferences, training and education of the registered representatives of the selling agent and is included in the total selling agent compensation discussed below, and, under FINRA rules, if the maximum amount of $50.0 million is raised, 0.1621% of the 2.0% O&O Expense Allowance will be designated as compensation paid to the selling agent for non-cash compensation for conferences, training and education of the registered representatives of the selling agent and is included in the total selling agent compensation discussed below. In addition, under FINRA rules, certain amounts paid directly by the Investment Manager will be deemed additional compensation paid to the selling agent. If the minimum amount of $1.2 million is raised, an additional amount equal to 2.2904% of the offering proceeds, which represents the portion of the salaries of the registered representatives of the selling agent attributable to us and paid by our Investment Manager, will be deemed to be issuer costs and included in organizational and offering expenses, and, under FINRA rules, if the maximum amount of $50.0 million is raised, an additional amount equal to 0.6596% of the offering proceeds, which represents the portion of the salaries of the registered representatives of the selling agent attributable to us and paid by our Investment Manager, will be deemed to be issuer costs and included in organizational and offering expenses.

We estimate that the total amount of expenses we will reimburse to our General Partner, our Investment Manager and their affiliates for their administrative services on our behalf during our first full year of operations, assuming we sell the maximum number of units, will be approximately $0.

Limitations on Fees

We have adopted a single Management Fee plus the Promotional Interest as a means of compensating our General Partner and the Investment Manager for sponsoring us and managing our operations, respectively. While this compensation structure is intended to simplify management compensation for purposes of investors’ understanding, state securities administrators use a more complicated compensation structure in their review of equipment program offerings in order to assure that those offerings are fair under the states’ merit review guidelines. The total of all Front-End Fees, the Promotional Interest and the Management Fee will be subject to the Sponsor Fee Limit in order to assure these state administrators that we will not bear greater fees than permitted under the states’ merit review guidelines. The North American Securities Administrators Association (“NASAA”) is an organization of state securities administrators and those state government agencies responsible for qualifying securities offerings in their respective states. NASAA has established standards for the qualification of a number of different types of securities offerings and investment products, including its Statement of Policy on Equipment Programs (the “NASAA Equipment Leasing Guidelines”). Article IV, Sections C through G of the NASAA Equipment Leasing Guidelines establish the standards for payment to program sponsors of reasonable carried interests, promotional interests and fees for equipment acquisition, management, resale and releasing services, and sets the maximum compensation payable to the sponsor and its affiliates from an equipment leasing program such as us. The Sponsor Fee Limit will equal the maximum compensation payable under Article IV, Sections C through G of the NASAA Equipment Leasing Guidelines as in effect on the date of our prospectus (the “NASAA Fee Limitation”). Under the Sponsor Fee Limit, we will calculate the maximum fees payable under the NASAA Fee Limitation and guarantee that the Management Fee we will pay the Investment Manager and its affiliates, when added to our General Partner’s Promotional Interest, will never exceed the fees and interests payable to a sponsor and its affiliates under the NASAA Fee Limitation.

Sponsor Fee Limit.  The Sponsor Fee Limit will be calculated each year during our term by calculating the total fees that would be paid to our General Partner, our Investment Manager and their affiliates, if our General Partner, our Investment Manager and their affiliates were to be compensated on the basis of the maximum compensation payable under the NASAA Fee Limitation through the end of such year, including our General Partner’s Promotional Interest. To the extent that the amount paid as Front-End Fees, the Management Fee, and the Promotional Interest for any year would, when added to amounts paid in all prior years, cause the total fees through the end of such year to exceed the aggregate amount of fees calculated under the NASAA Fee Limitation for the same period, the Management Fee and/or Promotional Interest for that year will be reduced so that the total of all such compensation paid through the end of the period will not exceed the maximum aggregate fees under the NASAA Fee Limitation. To the extent any such fees are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to our Investment Manager or our General Partner, as the case may be, in a subsequent period, but only to the extent that the deferred compensation would be within the Sponsor Fee Limit as calculated through that later period. Any deferred fees that cannot be paid under the applicable limitations through the date of liquidation would be forfeited by our General Partner or Investment Manager, as the case may be, at liquidation.

Under the NASAA Equipment Leasing Guidelines, we are required to commit a minimum percentage of the Gross Offering Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Offering Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering our equipment; or (ii) 75% of such Gross Offering Proceeds. We intend to incur total indebtedness equal to 0% of the aggregate cost of its equipment. Our partnership agreement requires us to commit at least 95.0% of the Gross Offering Proceeds to Investment in Equipment and to pay fees. Based on the formula in the NASAA Equipment Leasing Guidelines, our minimum Investment in Equipment would equal 80.00% of gross proceeds (80%-0% ×.0625% = 80.00%), and our minimum Investment in Equipment therefore would exceed the NASAA Fee Limitation minimum by 15.0%.

The amount of the Promotional Interest our General Partner is permitted under the NASAA Fee Limitation will be dependent on the amount by which the percentage of Gross Offering Proceeds we ultimately commit to Investment in Equipment exceeds the minimum Investment in Equipment under the NASAA Fee Limitation. The NASAA Fee Limitation permits our General Partner and its affiliates to receive compensation in the form of a carried interest in Fund Net Income, Net Loss and Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment. With a minimum Investment in Equipment of 95.0%, our General Partner and its affiliates may receive an additional carried interest equal to 12.5% of Net Profit, Net Loss and Distributions under the foregoing formula (2.5% + 2% + 10.5% = 15%; 1% + 1% + 10.5% = 12.5%). At the lowest permitted level of Investment in Equipment, the NASAA Guidelines would permit our General Partner and its affiliates to receive a promotional interest equal to 5% of Distributions of Cash from Operations and 1% of Distributions of Sale or Refinancing Proceeds until limited partners have received total Distributions equal to their capital contributions plus an 8% per annum cumulative return on their adjusted invested capital, as calculated under the NASAA Equipment Leasing Guidelines and, thereafter, the promotional interest may increase to 15% of all Distributions.

With the additional carried interest calculated as described above, the maximum aggregate fees payable to our General Partner, our Investment Manager and their affiliates under the NASAA Equipment Leasing Guidelines as carried interest and promotional interest would equal 17.5% of Distributions of Cash from Operations (12.5% + 5% = 17.5%), and 13.5% of Distributions of Sale or Refinancing Proceeds (12.5% + 1% = 13.5%), before the subordination level was reached, and 27.5% of all Distributions thereafter. The maximum amounts to be paid under the terms of the our partnership agreement are subject to the application of the Sponsor Fee Limit provided in Section 9.4(e) of our partnership agreement, which limits the annual amount payable to our General Partner, our Investment Manager and their affiliates as the Front-End Fees, Management Fee and the Promotional Interest to an aggregate not to exceed the total amount of fees that would be payable to our General Partner, our Investment Manager and their affiliates under the NASAA Fee Limitation.

Upon completion of the offering of our units, final commitment of offering proceeds to acquisition of equipment and other assets and establishment of final levels of permanent portfolio debt, if any, our General Partner will calculate the maximum carried interest and promotional interest payable to our General Partner and its affiliates under the NASAA Fee Limitation and compare such total permitted fees to the total of the Front-End Fees, Management Fee and Promotional Interest. If and to the extent that the Front-End Fees, Management Fee and Promotional Interest would exceed the fees calculated under the NASAA Fee Limitation, the fees payable to our General Partner, our Investment Manager and their affiliates will be reduced by an amount sufficient to cause the total of such compensation to comply with the NASAA Fee Limitation. The adjusted Sponsor Fee Limit will then be applied to the Management Fee and/or Promotional Interest as described above. A comparison of the Front-End Fees actually paid by us and the NASAA Fee Limitation maximums will be repeated, and any required adjustments will be made, at least annually thereafter.

Defined Terms Used in the “Management Compensation” Section

Definitions of certain capitalized terms used in the foregoing “Management Compensation” section are as follows:

“Cash Available for Distribution” means our cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses plus cash available for distribution from our reserves less amounts set aside for restoration or creation of reserves.

“Distributions” means any cash distributed to holders and our General Partner arising from their respective interests in us.

“Front-End Fees” means fees and expenses paid by any party for any services rendered during our organization and acquisition phase including organization and offering expenses, leasing fees, acquisition fees, acquisition expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any acquisition fees or acquisition expenses paid by a manufacturer of equipment to any of its employees unless such persons are affiliates of our General Partner.

“Investment in Equipment” means the amount of capital contributions actually paid or allocated to purchase, manufacture, or renovate equipment and other portfolio assets (such as physical assets or leases) acquired by us, including the purchase of equipment, working capital reserves allocable thereto (except that working capital reserves shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

“Net Disposition Proceeds” means the proceeds we realized from the sale, refinancing or other disposition of our investments (including insurance proceeds or lessee or borrower indemnity payments arising from the loss or destruction of an asset) less all our liabilities.

“Net Income” or “Net Loss” means our taxable income or taxable loss as determined for federal income tax purposes, computed by taking into account each item of income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

“Promotional Interest” means the allocable share of all distributed Cash Available for Distribution and distributed Net Disposition Proceeds (after a return to our limited partners of their respective capital contributions plus an 8% per annum cumulative return on their capital contributions) payable to our General Partner pursuant to Sections 9.4 of our partnership agreement.

“Sponsor Fee Limit” means the total fees payable calculated pursuant to the NASAA Fee Limitation determined in the manner described therein.

RISK FACTORS

This investment involves a high degree of risk. You should consider the following risk factors together with all of the other information included in this prospectus in evaluating the purchase of our units. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In that case, you may lose some or all of your investment.

Risks Associated with this Offering

We may not return all of your investment or any rate of return on your investment.

A substantial portion, and possibly all, of the cash distributions you receive from us will be a return of capital. The portion of your total distributions that is a return of capital and the portion that is investment income will depend on a number of factors and cannot be determined until all of our investments have been sold or matured. At that time, you will be able to compare the total amount of all cash distributions received by you to your total capital invested in us, and determine your investment income.

We cannot predict the amount of cash we will generate. Therefore, we cannot predict the amount of cash distributions we will make to you and our other partners.

We cannot predict the amount of cash we will generate and, as a result, the amount of distributions we may pay you and our other partners, if any. The actual amounts of cash we generate will depend on numerous factors which may be beyond our control and may reduce or delay our cash distributions to you and our other partners, including:

•	the demand for the leases we provide;

•	profitability of our operations;

•	lease and other investment defaults;

•	prevailing economic conditions; and

•	government regulations.

The amount and timing of distributions may vary over time and cash distributions may not be made on schedule.

From time to time, our General Partner may vary the amount of, or completely suspend, cash distributions to you and our other partners if it believes it to be in our best interests to do so. Losses from our investments or unavailability of liquid assets also may result in suspensions of distributions. Furthermore:

•	during the Liquidation Period, cash distributions will be irregular while our investments are being disposed of; and

•	large returns of capital during our term will reduce the cash available for future distributions.

During the Operating Period, we plan to pay you and our other partners semi-annual distributions in an aggregate amount equal to 3.0% on your and their respective capital contributions. However, you should not assume that we will generate cash sufficient to pay you and our other partners all or any part of the 3.0% semi-annual distribution.

You should not rely on the cash distributions from your units as a regular source of cash.

Because we do not know what the composition of our investment portfolio will be, you cannot evaluate our portfolio at the time you invest.

We are what is typically referred to as a “blind pool” offering because we have not specifically identified any of our investments. We will begin to develop our portfolio after we receive the minimum offering proceeds and are ready to invest our funds. Therefore, you will not be able to assess all of the potential risks associated with the investment in our units as you do not have information about the transactions we will enter into, including:

•	the types, ages, manufacturers, model or condition of the equipment and other assets in our portfolio;

•	the identity, financial condition and creditworthiness of the end-users;

•	the terms and conditions of the transactions;

•	the type of collateral securing the investment;

•	the purchase price that will be paid for our investments; or

•	the expected residual value of the investments.

You must rely upon our Investment Manager’s judgment and ability to select our investments, evaluate the asset’s condition, evaluate the ability of end-users to perform their obligations to us and negotiate transaction documents. We cannot assure you that our Investment Manager will be able to perform such functions in a manner that will achieve our investment objectives.

Our and our General Partner’s and our Investment Manager’s lack of operating history decreases your ability to evaluate your investment.

We and our General Partner were formed in March 2010 and have no performance history upon which to evaluate your investment. Also, we cannot predict whether our intended operations will meet our stated investment objectives. The Prior Funds, which are prior private equipment leasing and finance funds sponsored by our Investment Manager, are still in their operating stages and have only a limited performance history. Thus, our Investment Manager has only a limited history in managing funds similar to us for you to evaluate. See “Appendix B — Prior Performance Tables,” to this prospectus.

Since there is no public market for our units, an investment in our units is considered illiquid. You should be prepared to hold your units for the duration of the Fund, which is anticipated to be approximately seven years, but may be longer.

Our units will not be listed on any national securities exchange at any time and we will take steps to ensure that no public trading market develops for our units. Your ability to sell or transfer your units will be very limited. You should be prepared to hold your units for the life of the Fund, which is anticipated to be approximately seven years, but may be longer.

We have established these restrictions to comply with federal and state securities laws and so that we will not be considered to be a publicly traded partnership that is taxed as a corporation for federal income tax purposes. Thus, you probably will not be able to sell or otherwise liquidate your units in the event of an emergency and if you were able to arrange a sale, the price you would receive for your units would likely be at a substantial discount to the price you paid for your units.

You should invest in us only if you are prepared to hold your units for at least seven years, which is the period consisting of:

•	an Offering Period of up to two years;

•	an Operating Period of three years which we expect will overlap with the Offering Period; and

•	a subsequent Liquidation Period of approximately four years, during which our investments will either mature or be sold.

Our General Partner, our Investor Manager and their affiliates will manage our operations and may make decisions with which you do not agree or which do not achieve our business objectives.

Our General Partner, our Investment Manager and their affiliates will have all management control over our operations and you are not permitted to take part in managing, establishing or changing our investment objectives or policies. Our success will significantly depend upon:

•	the ability of our Investment Manager to source appropriate transactions for us in a timely manner;

•

the quality of the investment decisions our Investment Manager makes, especially relating to the types of investments into which we invest, the timing and management of those investments, assessments of potential end-users and the residual value of our investments; and

•	our Investment Manager’s ability to extract maximum value from assets and equipment once they reach the end of the lease term.

Unlike a holder of common stock in a corporation, as a limited partner you will have only limited voting rights on matters affecting our business. For example, an affirmative vote of partners owning not less than a majority of our units is required to remove our General Partner or anyone else as general partner. You should not purchase our units unless you are willing to entrust all aspects of our management to our General Partner and our Investment Manager.

If you request that we redeem your units you may receive much less than if you kept your units for the duration of our term.

At any time after you have been admitted as one of our limited partners, you may request us to redeem some or all of your units. However, the redemption of your units is subject to the following:

•	we have no obligation to redeem any of your units;

•	we will not maintain a cash reserve for this purpose; and

•	in any given year our total unit transfers, including redemptions of our units, may not exceed 2% of our total capital or profits interests.

If we do agree to redeem your units, the redemption price may provide you a much lower value than the value you would realize if you kept your units for the duration of our term. Depending on when you request redemption, the redemption price may be less than the unreturned amount of your investment.

Spreading the risks of leasing by diversifying our investments will be reduced if we raise only the minimum offering proceeds.

We may begin operations with a minimum capitalization of $1.2 million (excluding cash subscriptions from our General Partner or its affiliates and from residents of Pennsylvania). Should we raise less than our maximum offering amount of $50.0 million, our portfolio may be less diversified than would otherwise be the case. As we will be limited in the types and number of transactions we may enter into, a single transaction may have a greater impact on the overall performance of our portfolio. If we only raise the minimum offering, or have a low level of capitalization, a loss on any single transaction may have a greater negative impact on our financial performance.

If we do not raise our minimum offering amount we will not commence operations.

We require a minimum capitalization of $1.2 million to commence operations. If the amount of proceeds raised as of April 30, 2011 are insufficient to constitute the minimum offering, all subscription proceeds deposited by you into our escrow account will be returned to you, together with any interest earned and without deduction for fees, commissions or expenses. In such a case we will not begin any business operations, we will not make any investments and we will not make any distributions.

Any delays in the investment of the offering proceeds may diminish the returns on our investments.

We will receive only minimal, if any, returns on the offering proceeds until the time the offering proceeds are invested in equipment, other assets or other investments. If we do not invest the offering proceeds promptly, the delay may diminish the returns that the investment would have otherwise realized had a given investment been made earlier.

The price of the units offered by this prospectus has been arbitrarily determined. You should not rely on this price as an indication of the value of the units.

The offering price per unit has been determined arbitrarily and is not based upon our actual or potential earnings or any other criteria for determining value. No representation is made hereby that a unit has a market value equal to the purchase price or could be sold at the purchase price or at any other price.

Lack of independent counsel or an independent underwriter may reduce the due diligence review of us and our General Partner, our Investment Manager and their affiliates.

The legal counsel that represents our General Partner, our Investment Manager and their affiliates, including our selling agent, also represents us. You and our other limited partners, as a group, have not been represented by separate legal counsel, and the selling agent’s due diligence examination of us and this offering cannot be considered to be independent. See the “Conflicts of Interest and Fiduciary Responsibilities — Lack of Independent Underwriter and Due Diligence Investigation in This Offering” section of this prospectus.

You could be liable for our obligations if you participate in the control of our business, and you may be required to return improperly received distributions.

In general, limited partners are not liable for the obligations of a limited partnership unless they participate in the control of the limited partnership’s business. If it were determined that any of the following rights, or the exercise of those rights by the limited partners as a group, constituted participation in the control of our business, then you could be held liable for our obligations to the same extent as a general partner:

•	the right to remove our General Partner and elect a substitute general partner;

•	the right to approve certain amendments to our partnership agreement; or

•	the right to take other specified actions under our partnership agreement.

This means that if you were deemed to be a general partner, you could be held personally liable for our obligations and losses beyond the amount you paid for your units.

In addition, under the laws of the State of Delaware you may be required to return to us any distribution you received from us if you knew at the time the distribution was made that it was improper because it rendered us insolvent. For a further discussion of your liabilities as a limited partner, you should read the “Summary of Our Partnership Agreement — Limited Liability of Limited Partners” section of this prospectus.

Your ability to begin an action against our General Partner, our Investment Manager and their affiliates is limited by our partnership agreement.

Our partnership agreement provides that none of our General Partner, our Investment Manager or their affiliates will have any liability to us for any loss we suffer arising out of any action or inaction of our General Partner, our Investment Manager or their affiliates, if our General Partner, our Investment Manager or their affiliates, as the case may be, determined, in good faith, that the course of conduct was in our best interests and did not constitute negligence or misconduct. As a result of these provisions in our partnership agreement, your right to begin an action against our General Partner may be more limited than it would be without these provisions. For a discussion of these provisions of our partnership agreement, you should read the “Conflicts of Interest and Fiduciary Responsibilities — Fiduciary Duty of Our General Partner” section of this prospectus.

Risks Associated with our Business

Poor economic conditions may adversely affect our ability to build our portfolio.

A prolonged economic slowdown in the United States, European Union, and/or Canada could adversely affect our ability to invest the proceeds of this offering as quickly as we would like to if businesses aggressively seek to reduce their costs. If this happens, our distributions to you and our other partners during the initial period of our operations may be less than if our offering proceeds were fully invested in accordance with our timetable. It also could result in reduced interest rates, which could reduce the returns we can obtain on our investments and, as a consequence, the distributions we can make to you and our other partners. Depending primarily on the severity and duration of a general economic slowdown, the creditworthiness of our end-users could be adversely affected if they have difficulty obtaining financing for their business operations, which could cause them to default on their obligations to us and cause us to incur a loss.

Our success will be subject to risks inherent in the equipment leasing and finance business, any of which may affect our ability to operate profitably.

A number of factors may affect our ability to operate profitably including, the following:

•	changes in economic conditions, including fluctuations in demand for equipment and other assets, interest rates and inflation rates;

•	the quality of the equipment or other assets we acquire and lease or finance;

•	the continuing strength of equipment manufacturers;

•	the timing of our investments and our ability to forecast technological advances;

•	technological and economic obsolescence of the equipment and other assets we acquire;

•	defaults by our lessees or other counterparties; and

•	increases in our expenses, including labor, tax and insurance expenses.

Fluctuations in demand for equipment may affect the ability of a leasing and finance program to invest its capital in a timely manner. Equipment lessors have experienced a more difficult market in which to make suitable investments during historical periods of reduced growth and recession in the U.S. economy as a result of the softening demand for capital equipment during these periods. Economic recession resulting in lower levels of capital expenditure by businesses may result in more used equipment becoming available on the market and downward pressure on prices and lease rates due to excess inventory. Periods of low interest rates exert downward pressure on lease rates and may result in less demand for lease financing. There can be no assurance as to what future developments may occur in the economy in general or in the demand for equipment and lease financing in particular.

Higher than expected equipment lease or other investment defaults may result in losses.

Higher than expected equipment lease or other investment defaults may result in a loss of anticipated revenues. These losses may adversely affect our ability to make distributions to you and our other partners and, if the level of defaults is sufficiently large, may result in our inability to fully recover our investment.

While we will seek to repossess and re-lease or sell any equipment or other asset that is subject to a defaulted lease, we may not be able to do so on terms that are favorable to us. In some cases, the cost of repossessing the equipment or other asset subject to a defaulted lease or other investment may make trying to recover the equipment or other asset impractical. Also, if a lessee or borrower under a defaulted lease or other investment files for protection under the bankruptcy laws, then:

•	we may experience difficulties and delays in recovering the equipment or other asset from the defaulting party; and

•

we may be unable to enforce important contract provisions against the insolvent party, including the contract provisions that require the equipment or other asset to be returned to us in good condition.

In addition, we may suffer a loss, or our ability to make distributions may be adversely affected, by the high costs of:

•	enforcing a lessee’s or borrower’s contract obligations;

•	recovering equipment or other asset from the defaulting party;

•	transporting, storing, and repairing the equipment or other asset; and

•	finding a new lessee or purchaser for the equipment or other asset.

The equipment leasing industry is highly competitive, which may hinder our ability to source appropriate or attractive investments.

The equipment leasing industry both in the U.S. and abroad, and across different equipment classes, is highly competitive. In particular:

•	it is often relatively easy for new entrants to enter the equipment leasing industry as lessors;

•	leasing companies often act irrationally or unprofitably to gain market share, reducing the availability of attractive lease transactions to other lessors in the market; and

•	lease transactions are not always written in a manner which provide the lessor with an appropriate rate of return for the risk being assumed.

The equipment leasing and finance business is highly fragmented. We will compete with:

•	a large number of national, regional and local banks, savings banks, leasing companies and other financial institutions;

•	captive finance and leasing companies affiliated with major equipment manufacturers; and

•	other sources of equipment lease financing, including other publicly-offered partnerships.

Some of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than either we or our General Partner and its affiliates will have, even if we sell the maximum number of units in this offering.

If we are unable to realize the residual value of our equipment or other assets under our operating leases, we may incur losses.

We expect that some of our leases will be “operating leases,” under which the net present value of aggregate rental payments during the initial lease term is structured to result in our recovery of an amount less than or equal to 90% of the purchase price of the equipment or other asset. Thus, our ability to recover the full purchase price of the equipment or other asset and our expected return in connection with an operating lease depends on the potential value of the equipment or other asset once the primary lease term expires. We call this the “residual value.” The residual value will depend on numerous factors beyond our control, including:

•	whether the original lessee wants to keep the equipment or other asset;

•	the cost of comparable new equipment or other asset;

•	whether the leased equipment or other asset is obsolete or in poor condition; and

•	whether there is a secondary market for the type of used equipment or other asset.

We cannot assure you that our value assumptions will be accurate or that the equipment or other assets will not lose value more rapidly than we anticipated.

The market value of our equipment or any asset may be lower than anticipated, resulting in a loss on our investment.

When we enter into a lease, we will not know what the remarketing price of the equipment or other asset leased will be when the lease ends and the equipment or other asset is returned to us. If the remarketing price is lower than anticipated, we will either lose money or receive lower returns than anticipated. There are numerous factors beyond our control which can materially adversely affect the remarketing price we can achieve for equipment or other asset, including:

•	the general market value for the equipment or other asset at the time we are attempting to remarket that equipment or other asset;

•	the cost of new equipment or other asset at the time we are remarketing the used equipment or other asset;

•	technological and regulatory developments since our initial purchase of the equipment or other asset which could reduce the market value of the equipment or other asset;

•	general economic conditions and the conditions in industry-specific market sectors; and

•	the condition of the equipment or other asset returned to or repossessed by us.

Additionally, there is a risk that the best remarketing price available is only obtainable in a market where we do not have appropriate or adequate remarketing resources. We cannot assure you that our assumptions with respect to value will be accurate or that the equipment or other asset will not lose value more rapidly than we anticipate.

Our inability to obtain insurance for certain types of losses means we must bear the cost of any losses from the non-insurable risks.

While our leases will generally require lessees to have comprehensive insurance on the equipment or other assets under lease and to assume the risk of loss, some losses may be either uninsurable or not economically feasible to insure, such as losses from war, earthquakes or terrorist acts. Furthermore, we can neither anticipate nor obtain insurance against all possible contingencies that may affect the equipment or other asset. If an event occurs for which we have no insurance, we could lose some or all of our investment in the affected equipment or other asset. Furthermore, lessees who are obliged to insure equipment or any asset may nevertheless fail to do so in breach of their lease contract.

In leasing some types of equipment and other assets we may be exposed to environmental tort liability.

In leasing some types of equipment and other assets, such as transportation assets designed to carry hazardous materials, we may be exposed to environmental tort liability, We will attempt to obtain insurance but we cannot assure you that our equipment and other assets will be protected against environmental tort claims.

Failure to maintain equipment registrations and unexpected regulatory compliance costs may result in losses.

Certain types of transportation equipment are subject to registration requirements by governmental agencies in the United States and abroad. Should we fail to properly maintain registration of that equipment, we may lose the ability to own or operate that equipment. In addition to impairing our ability to earn rentals from that equipment, penalties may be imposed upon us and we may be forced into a sale of that equipment on unfavorable terms. Furthermore, governmental agencies may require changes or improvements to equipment resulting in increased costs and loss of rental revenue while the changes are made. This would adversely affect our anticipated returns from that investment.

If we are, or become, subject to usury laws, it could result in reduced revenues or, possibly, loss on our investment.

Leases of equipment and other assets have sometimes been deemed to be loan transactions subject to state usury laws. These laws impose maximum interest rates that may be charged on loans as well as penalties for violation, including restitution of any excess interest received and declaring the debt to be unenforceable. We will seek to structure our leases of equipment and other assets so that they will not be deemed to be loans and violate state usury laws. However, uncertainties in the application of some laws may result in inadvertent violations which could result in reduced investment returns or, possibly, loss on our investment in the affected equipment and other assets.

Interest rate changes may reduce the value of our portfolio and our returns.

Changes in interest rates will affect the market value of our portfolio. In general, the market value of an equipment lease will change in inverse relation to an interest rate change when the lease has a fixed rate of return. Thus, in a period of rising interest rates, the market value of our equipment leases will decrease. A decrease in the market value of our portfolio will adversely affect our ability to liquidate it.

Participation with affiliated programs or third-parties in joint ventures may require us to pay additional costs or incur losses because of actions taken by the third-parties.

Our partnership agreement permits us to invest in equipment or other assets through joint venture arrangements with our General Partner’s affiliated investment programs or independent third-parties. Investing in joint ventures involves risks not present when we invest by ourselves. These risks include:

•	our co-venturer may have business or economic objectives or interests that are inconsistent with ours and it may want to manage the joint venture in ways that do not maximize our return;

•	actions by a co-venturer might subject equipment or other asset leases owned by the joint venture to liabilities greater than those we contemplate; and

•	when more than one person owns property, there may be a stalemate on decisions, including decisions regarding a proposed sale or other transfer of the equipment or other assets.

Our partnership agreement requires that any joint venture arrangement in which we participate must permit us to buy equipment or other assets from the other co-venturer in the case of a proposed sale of the equipment or other assets; we may not have the resources to do so. See the “Conflicts of Interest And Fiduciary Responsibilities — We May Enter Into Joint Ventures With Affiliated Programs” section of this prospectus.

We may suffer losses as a result of transacting business in foreign countries, dealing with foreign clients or having our equipment or other assets located in a foreign jurisdiction.

It is likely that we will enter into transactions:

•	with foreign clients;

•	where the equipment or other asset is permanently or temporarily located outside the U.S.; or

•	where the contracts are governed by foreign laws.

These transactions involve a number of risks, including the following:

•	we may have difficulty enforcing our rights under foreign contracts;

•	we may have difficulty repossessing our equipment or other asset outside the U.S.;

•	legal costs may be more expensive outside the U.S.;

•

foreign governments may confiscate equipment or other assets, nationalize equipment, retrospectively change laws, impose new or changed fees, duties or taxes or impose foreign exchange restrictions which hamper our ability to receive payment in the U.S.;

•	foreign courts may not recognize judgments obtained in U.S. courts;

•	we may have documentary risks where contracts are written in a language other than English;

•	complications may arise from interpretations of tax or legal codes and any regulatory registration requirements;

•	changes in, or interpretations of, foreign laws and regulations may adversely affect our ability to enter into leases, sell equipment or other assets or repatriate profits to the U.S.;

•

the income earned in foreign jurisdictions may be subject to withholding and/or income taxes, and depending on the foreign country, the U.S. may not have a tax treaty in place to reduce or eliminate the tax; and

•

the U.S. tax code imposes restrictions on the use of foreign tax credits, which may prevent you from claiming full credit for your share of foreign taxes. See the “Material U.S. Federal Income Tax Consequences” section of this prospectus.

Movements in foreign currency rates may result in losses.

We will enter into purchase, sale and lease contracts for equipment and other assets where the payments to be made or received are not in U.S. dollars. We do not anticipate that we will hedge our portfolio against foreign currency fluctuation risk. If we are due to receive payments from a client or purchaser in a currency other than U.S. dollars, a strengthening of the U.S. dollar against that currency will mean we are receiving less, as expressed in U.S. dollars, than initially anticipated, which would have a negative impact on our returns.

Negative movement in the residual value of some of our investments in residual interests may impact our ability to meet our investment objectives and to pay distributions to you.

Negative movements in the residual value of our investments in residual interests may result in us receiving less proceeds than anticipated. This is because there is no underlying income stream payable to us during the initial lease or other contract term. Therefore there will be an increase in the sensitivity of these investments to changes in the residual value of equipment or assets in which we have invested. This could affect our ability to meet our investment objectives and to pay distributions to you.

Realizations from investments in residual interests may be subject to the satisfaction of obligations to a third party and failure of such could affect our ability to recover our investment or realize a return on that investment.

Investments in residual interests are generally subject to the satisfaction of obligations to a third party under an initial lease term or other contract such as a receivable sale. Failure of the obligor to satisfy those obligations, which includes making payments, could affect our ability to recover our investment or realize a return on that investment if the third party, in the event of a default, forecloses on the underlying asset or equipment.

Industry Concentrated Risk.

In the event we lease a substantial percentage of our equipment portfolio to businesses in one industry, any adverse economic scenario that disproportionately impacts that particular industry may have a magnified adverse effect on our operating results.

Risks Associated with our Organization and Structure

Our General Partner, our Investment Manager and their affiliates may be subject to various conflicts of interest arising out of their relationship to us.

The decisions of our General Partner, our Investment Manager and their affiliates will be subject to various conflicts of interest arising out of their relationship to us and their affiliates. Conflicts of interest that may affect us and our limited partners include:

•	our partnership agreement does not prohibit our General Partner, our Investment Manager or any of their affiliates from competing with us for investments and engaging in other types of business;

•

the selling agent, which is an affiliate of our General Partner and our Investment Manager and not an independent securities firm, will review and perform due diligence on us and the information in this prospectus and thus its review cannot be considered an independent review and may not be as meaningful as a review conducted by an unaffiliated broker-dealer;

•

the lack of separate legal representation for us and our General Partner and our Investment Manager and lack of arms’-length negotiations regarding compensation payable to our General Partner and our Investment Manager;

•

we will pay fees to the General Partner, our Investment Manager and their affiliates including the selling agent, before distributions are paid to you and other partners even if we do not generate profits;

•	we rely on the employees of our General Partner, our Investment Manager and their affiliates;

•	the resolution of conflicts will be undertaken by the investment committee of our Investment Manager; and

•

our General Partner will act as our tax matters partner, and will negotiate with the Internal Revenue Service to settle tax disputes that would bind us and our other partners; those negotiations might not be in your best interest given your individual tax situation.

Our General Partner’s, our Investment Manager’s or their affiliates’ operating systems could be damaged or disrupted by events beyond their control, which could interfere with our ability to conduct our business and make us less attractive to customers as a source of equipment leases.

Our ability to manage our operations and realize residual values from our leases of equipment and other investments depends on the operating systems of our General Partner, our Investment Manager and their affiliates. In particular, this includes our General Partner’s, our Investment Manager’s or their affiliates’ computer and telecommunications and related equipment, and their ability to protect those systems against damage or disruptions from such contingencies as:

•	power loss;

•	acts of God, such as earthquakes, etc.;

•	telecommunications failure;

•	acts of terrorism;

•	computer intrusions; and

•	viruses and similar adverse events.

Our General Partner, our Investment Manager and their affiliates will implement security and protective measures, these systems could still be vulnerable. Any damage or disruption to these systems could make us less attractive to end-users as a source of equipment or other asset leases.

Our Investment Manager’s investment committee is not independent.

Any conflicts in determining and allocating investments between us and our General Partner, or between us and another program managed by our General Partner, our Investment Manager or their affiliates will be resolved by our Investment Manager’s investment committee, which also will serve as the investment committee for other funds managed by our Investment Manager. Since all of the members of our Investment Manager’s investment committee are officers of our General Partner, and are not independent, matters determined by the investment committee, including conflicts of interest between us and our General Partner, our Investment Manager and their affiliates involving investment opportunities, may not be as favorable to you and our other partners as they would be if independent members were on the committee. Generally, if an investment is appropriate for more than one program, our Investment Manager and its investment committee will allocate the investment to a program (which includes us) after taking into consideration at least the following factors:

•	which program has been seeking investments for the longest period of time;

•	whether the program has the cash required for the investment;

•	whether the amount of debt to be incurred with respect to the investment is acceptable for the program;

•	the effect the investment would have on the program’s cash flow;

•	whether the investment would further diversify, or unduly concentrate, the program’s investments in a particular lessee or borrower, class or type of equipment, location, industry, etc.; and

•	whether the term of the investment is within the term of the program.

Notwithstanding the foregoing, our Investment Manager and its investment committee may make exceptions to these general policies when, in our Investment Manager’s judgment, other circumstances make application of these policies inequitable or uneconomic.

Also, under our partnership agreement our General Partner, our Investment Manager and their affiliates may engage in equipment acquisitions, refinancing, leasing and releasing opportunities on their own behalf or on behalf of other partnerships, even if they compete with us.

We, our General Partner, our Investment Manager and their affiliates do not have independent audit and compensation committees.

Our General Partner believes that the fees and other compensation we will pay to it, our Investment Manager and their affiliates are reasonable and competitive in the industry. They were established by our General Partner and were not determined by an independent compensation committee composed of persons who are not affiliates of our General Partner. Also, our General Partner and our Investment Manager, rather than an independent audit committee composed of persons who are not affiliates of either our General Partner or our Investment Manager, will select our independent registered public accounting firm and supervise the preparation of our audited financial statements included in our annual reports to you. See the “Management Compensation” and “Reports to Limited Partners” sections of this prospectus.

Our internal controls over financial reporting may not be effective which could have a significant and adverse effect on our business.

After our first full year of operations, our General Partner will be required to evaluate our internal controls over financial reporting in order to allow management to report on our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the SEC hereunder, which we refer to as “Section 404.” During the course of testing, our General Partner may identify deficiencies that it may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, our General Partner and its affiliates may be required to incur costs in improving our internal control system and the hiring of additional personnel.

Our Investment Manager may have difficulty managing its growth, which may divert its resources and limit its ability to expand its operations successfully.

The amount of assets that our Investment Manager manages has grown substantially since our Investment Manager was formed in December 2007, and our Investment Manager intends to continue to sponsor funds similar to us, which may be concurrent with us, and our Investment Manager expects to experience further growth in their respective assets under management. Our Investment Manager’s future success will depend on the ability of its officers and key employees to implement and improve its operational, financial and management controls, reporting systems and procedures, and manage a growing number of assets and investment funds. Our Investment Manager, however, may not implement improvements to its management information and control systems in an efficient or timely manner and may discover deficiencies in its existing systems and controls. Thus, our Investment Manager’s anticipated growth may place a strain on its administrative and operations infrastructure, which could increase its costs and reduce its efficiency and could negatively impact our operating results.

Our General Partner, our Investment Manager and their affiliates may receive expense reimbursements and fees from us and those reimbursements and fees are likely to exceed the income portion of distributions made to you during our early years.

Before making any distributions to you and our other partners, we may reimburse our General Partner, our Investment Manager and their affiliates for expenses incurred on our behalf, and pay our General Partner, our Investment Manager and their affiliates fees for selling our units and acquiring, managing, and realizing our investments for us, regardless of whether we are profitable. The expense reimbursements and fees of our General Partner, our Investment Manager and their affiliates were established by our General Partner and, are not based on arm’s-length negotiations, but are subject to the limitations set forth in our partnership agreement. Nevertheless, the amount of these expense reimbursements and fees is likely to exceed the income portion of distributions made to you in the early years of our term.

In general, expense reimbursements and fees will be paid without regard to the amount of our cash distributions to you and our other partners, and regardless of the success or profitability of our operations. For example, after we receive our minimum offering proceeds and begin operations, our General Partner, our Investment Manager and their affiliates may be entitled to certain fees and expense reimbursements. Some of those fees and expense reimbursements may be paid at the time of our initial closing in this offering or as we acquire our portfolio and we may pay other expenses, such as accounting and interest expenses, costs for supplies, etc., even though we may not yet have begun to receive revenues from our investments.

Risks Associated With the Tax Treatment of Our Units

You may be required to pay taxes on income from us, even if you do not receive commensurate cash distributions from us.

Generally, you will be required to pay federal income taxes, and probably state and local income taxes, on your share of our taxable income, regardless of whether or not you receive cash distributions from us. For example, your share of our taxable income could exceed the amount of cash that we distribute to you if we repay the principal of any debt we incur with our rental or interest income or net proceeds from the sale of our investments. This could happen because repaying the principal amount of a debt reduces the amount of cash available for distribution to you and our other partners, but is not tax deductible. Thus, your cash distributions from us may not equal your share of our taxable income or even equal your tax liability resulting from that income. See the “Material U.S. Federal Income Tax Consequences — Our Income Versus Our Distributions” section of this prospectus.

We will not apply for an advance ruling from the Internal Revenue Service as to any federal tax consequence of an investment in us, and if the Internal Revenue Service classifies us as a corporation you will lose tax benefits.

We will not apply for an advance ruling from the Internal Revenue Service (“IRS”) as to whether we will be treated as a partnership for federal tax purposes or with respect to any other tax consequence to you of an investment in us. Instead, we intend to rely on the opinion of our counsel, Troutman Sanders LLP, that we will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes and that we will not be a “publicly traded partnership” within the meaning of Section 7704 of the Code. See the “Material U.S. Federal Income Tax Consequences — Opinion of Counsel” section of this prospectus. If the IRS were to successfully contend that we should be treated as a “publicly traded partnership,” then we would be treated as a corporation for federal income tax purposes rather than a partnership. This would have the following principal consequences to you:

•	tax losses realized by us would not pass through to you;

•	we would be taxed at income tax rates applicable to corporations, which would reduce our cash distributions to you and our other partners; and

•	our distributions to you and our other partners would be taxable to you and our other limited partners as dividend income to the extent of our current and accumulated earnings and profits.

To reduce the possibility that the IRS could successfully contend that our units are “publicly-traded,” Section 13.2 of our partnership agreement places substantial restrictions on your ability to transfer your units. With respect to our tax status as a partnership, see the “Material U.S. Federal Income Tax Consequences — Opinion of Counsel,” “— Taxation of Limited Partnerships in General,” and “— Publicly Traded Partnerships” sections of this prospectus.

We could lose cost recovery or depreciation deductions if the IRS treats our operating leases as sales or financings.

We intend to claim cost recovery or depreciation deductions on the equipment subject to our operating leases, but not the equipment subject to our full payout leases or other investments. In this regard, we anticipate that some portion of our leases will be operating leases and others will be full payout leases. In addition, our equipment and other assets may be financed for others under secured financings. If the IRS were to successfully contend that our operating leases were actually sales, including full payout leases or other investments, rather than operating leases, we would not be entitled to cost recovery or depreciation deductions with respect to the equipment covered by those leases. See the “Investment Objectives and Strategies — Equipment and Other Assets for Lease to End-Users” section of this prospectus. The IRS could also challenge our method of calculating our cost recovery or depreciation deductions, or our other deductions, and the amount of our deductions could be reduced if we were audited. See the “Material U.S. Federal Income Tax Consequences — Tax Treatment of Leases,” “— Cost Recovery,” and “— Limitations on Cost Recovery Deductions” sections of this prospectus.

You will need passive income in order to deduct any tax losses we may generate.

Because our operations generally will be treated as passive activities by you and our other partners, your share of any tax losses we generate will likely be passive losses which you may use on your personal federal income tax returns only to offset passive income you receive from us or from other passive activities (other than publicly-traded partnerships) in which you invest, if any, in calculating your personal federal income tax liability. For example, you cannot use a passive loss from us to offset any “active” (i.e., non-passive) income, such as your salary, on your personal federal income tax returns. In addition, a portion of your share of our gross income might be treated for federal income tax purposes as portfolio income or gross income that is not from a passive activity, which cannot be offset by passive losses. See the “Material U.S. Federal Income Tax Consequences — Deductibility of Losses; Passive Activity Losses, Tax Basis and At “Risk” Limitation” section of this prospectus.

You will likely be subject to state and local taxes as a result of purchasing our units.

You will likely be subject to state and local taxes imposed by the various jurisdictions in which we do business or own property. It is your responsibility to file all of your personal federal, state and local tax returns. Our special tax counsel has not given any opinion on the state or local tax consequences of an investment in us. We urge you to seek advice based on your particular circumstances from an independent tax advisor with respect to the state and local tax consequences of purchasing our units. See the “Material U.S. Federal Income Tax Consequences — State and Local Taxation” section of this prospectus.

An IRS audit of our annual federal information tax return may result in adjustments to, or an audit of, your personal income tax returns.

We anticipate incurring tax losses during at least our early years due primarily to depreciation of equipment leased to others under our operating leases, and operating expenses. Also, we may be required to file disclosure reports with the IRS and its Office of Tax Shelter Analysis if the tax results of our intended activities cause us to be a “reportable transaction” under the Internal Revenue Code and the Treasury Regulations. Our anticipated tax losses and any reportable transaction reports to the IRS would increase the risk of an IRS audit of our federal information income tax returns, and could result in an IRS audit of your personal federal income tax returns. Also, any adjustments to our returns required by the IRS could require you to make corresponding adjustments on your personal federal income tax returns. In addition, an IRS audit of your personal federal income tax return could include an examination by the IRS of your returns for prior years, and could cover items unrelated to your investment in us. See the “Material U.S. Federal Income Tax Consequences — Audit by the IRS” and “— Registration, Reportable Transactions, Interest and Penalties” sections of this prospectus.

Your investment in us may cause you to pay alternative minimum tax.

You may have to pay alternative minimum tax as a result of your investment in us, because you will be allocated a share of our alternative minimum tax preference and adjustment items. For example, depreciation or cost recovery deductions of equipment subject to our operating leases generally are computed differently for regular federal income tax purposes than for alternative minimum tax purposes. This would increase your alternative minimum taxable income, as compared to your regular taxable income, during the early years of the applicable cost recovery or depreciation period of the equipment subject to our operating leases. See the “Material U.S. Federal Income Tax Consequences — Alternative Minimum Tax” section of this prospectus.

IRA’s and tax-exempt organizations may have unrelated business taxable income from an investment in us.

Tax-exempt organizations, such as pension plans, IRA’s, and certain types of foreign entities or persons are potentially subject to tax on UBTI. Although rental and interest income generally are not included in UBTI, our General Partner anticipates that most of your income, if any, from an investment in us could constitute UBTI, because of a special rule in the Internal Revenue Code that treats such income as UBTI to the extent it is attributable to equipment leases. See the “Material U.S. Federal Income Tax Consequences — Taxation of Tax-Exempt Organizations” section of this prospectus.

Foreign investors in us will be subject to U.S. Tax withholding.

We generally will be required to withhold federal income tax at the highest applicable rate under the Internal Revenue Code on the income, if any, we allocate to units owned by foreign investors, regardless of whether any corresponding cash distributions are made to them. If too much tax is withheld, foreign investors will have to file U.S. income tax returns to seek a refund. See the “Material U.S. Federal Income Tax Consequences” section of this prospectus.

Our General Partner is Thinly Capitalized.

To compensate for the thin capitalization of our General Partner, Jeremiah Silkowski, the President and Chief Executive Officer of our Investment Manager and General Partner, has pledged his complete financial resources, not to exceed $1,500,000, to the General Partner to be drawn as required to conduct normal operations of the company or to cover any liabilities arising from such operations.

We do not have Independent Management or Directors.

Our General Partner’s and Investment Manager’s directors and executive officers are not independent. As our General Partner’s and Investment Manager’s directors and executive officers, these individuals will make management decisions on behalf of our General Partner and Investment Manager. Since these individuals also control our General Partner and Investment Manager, their decisions regarding our management are subject to conflicts of interest, since such decisions could also benefit our General Partner, our Investment Manager, and their respective affiliates.

Manager’s Experience.

The Investment Manager’s previous experience managing equipment programs has involved private placement programs that are significantly smaller in size than our maximum offering of $50,000,000.

Joint Venture Risk.

Participation in joint ventures include risks associated with the following possibilities: (1) that a venture partner may go bankrupt; (2) that disputes may result in litigation between venture partners; and (3) that we may not be able to sell our interest in any joint venture if we desire to exit the arrangement.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

Certain statements within this prospectus, including statements contained in the sections entitled “Prospectus Summary,” “Risk Factors,” “Investment Objectives and Strategies,” and “Management’s Discussion and Analysis of Financial Condition,” contain forward-looking statements concerning our objectives, plans, intentions, strategies, expectations and predictions concerning our future investment activities, results of operations and other future events or conditions based on views and opinions of our General Partner and our Investment Manager. For this purpose, any statements contained herein that are not of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believes,” “may,” “will,” “could,” “intends,” “anticipates,” “estimates,” “expects” or “might,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These forward-looking statements include such things as:

•	investment objectives;

•	references to future operating results, credit availability and financial success;

•	business strategy;

•	estimated future capital expenditures;

•	competitive strengths and goals; and

•	other similar matters.

These statements are based on certain assumptions and analyses made by us, our General Partner and our Investment Manager in light of our experience and our perception of historical trends, current conditions, and expected future developments. However, whether actual results will conform with these expectations is subject to a number of risks and uncertainties, many of which are beyond our control. Such risks include, but are not limited to, those described under the “Risk Factors” section of this prospectus and the following:

•	changes in economic conditions, including fluctuations in demand for equipment or other assets, interest rates and inflation rates;

•	the quality of equipment and other assets we acquire and lease or finance;

•	the continuing strength of equipment and other manufacturers;

•	the timing of our equipment and other asset purchases and our ability to forecast technological advances;

•	technological and economic obsolescence of the equipment and other assets we acquire;

•	defaults by our lessees or other counterparties; and

•	increases in our expenses.

Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we cannot assure investors that our expectations will be attained or that any deviations will not be material. You are cautioned that forward-looking statements speak only as of the date they are made and that, except as required by law, we undertake no obligation to update these forward-looking statements to reflect any future events or circumstances. All subsequent written or oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

General

Our General Partner and our Investment Manager may be subject to various conflicts of interest arising out of their relationship to us. Because of our General Partner’s and our Investment Manager’s organizational and operational control over us, these conflicts will not be resolved through arms’-length negotiations but, rather, through the exercise of our General Partner’s and Investment Manager’s judgment consistent with their fiduciary responsibilities to you and us. Some provisions of our partnership agreement are designed to protect the interests of you and our other partners if conflicts arise. In this regard, you should read Article IX of our partnership agreement and, in particular, Section 9.5. These sections do the following:

•	limit the actions our General Partner may take on our behalf;

•	limit the compensation and fees we will pay our General Partner, our Investment Manager and their affiliates; and

•	limit the expenses for which we will reimburse our General Partner, our Investment Manager and their affiliates.

However, our partnership agreement does not necessarily directly respond to each potential conflict, and there will be no established mechanism to resolve these conflicts. In these situations, our Investment Manager will rely solely on its judgment, subject to its fiduciary duties, to resolve the conflict. The potential conflicts include those set forth below.

Our General Partner, Our Investment Manager and Their Affiliates Will Receive Fees and Other Substantial Compensation From Us

We will pay fees and other substantial compensation to our General Partner, our Investment Manager and their affiliates. Further, we may reimburse our General Partner, our Investment Manager and their affiliates for costs incurred by them in managing us and our portfolio.

Subject to its fiduciary duties and the terms of our partnership agreement, our Investment Manager has sole discretion with respect to the terms and timing of our investments, although it is anticipated that those investments will be consistent with our investment objectives and policies. The agreements and arrangements, including those relating to compensation, between us and our General Partner, our Investment Manager and their affiliates are not the result of arms’-length negotiations and may create conflicts between the interests of our General Partner, our Investment Manager and their affiliates on the one hand and us and our partners on the other. However, our General Partner believes that the compensation and fees provided for in our partnership agreement are consistent with practices in the industry and the NASAA Equipment Leasing Guidelines in effect as of on the date of this prospectus.

Actions Taken by Our General Partner and Our Investment Manager Will Affect the Amount of Cash Available for Distribution to Limited Partners and Our General Partner’s and Our Investment Manager’s Compensation

The amount of cash we have available for distribution to you and our other partners will be affected by decisions of our General Partner and our Investment Manager regarding various matters, including:

•	the amount and timing of asset and equipment purchases and sales;

•	cash expenditures;

•	financing; and

•	the creation, reduction or increase of reserves.

See the “Management Compensation” section of this prospectus beginning on page 12.

Our General Partner will be liable for our obligations to the extent that they exceed our assets. As a result, our General Partner has the right to cause us to establish and maintain cash reserves that it believes are necessary to meet our obligations. Because our General Partner may be exposed to liability to our creditors if our reserves are insufficient to pay our contingent liabilities, our General Partner may have a conflict of interest in allocating our cash flow between distributions to you and our other partners or to our reserve accounts. To the extent that our General Partner increases the amount of cash it allocates to reserves, the amount of cash available for distributions to you and our other partners will decrease and our General Partner’s exposure to our contingent liabilities may be lessened.

Our General Partner, Our Investment Manager and Their Affiliates Will Engage in Activities That Compete With Us

Our partnership agreement does not prohibit our General Partner, our Investment Manager or their affiliates from investing in, acquiring or leasing equipment or other assets, and they will continue to engage in equipment and other asset acquisitions, leasing and re-leasing opportunities on their own behalf or on behalf of other partnerships or entities. None of our General Partner, our Investment Manager or their affiliates may, however, publicly offer for sale interests in more than one direct participation program simultaneously unless the programs:

•	have different investment objectives; or

•	are specified equipment programs, as defined under relevant securities regulations or state securities guidelines.

Our General Partner, our Investment Manager and their affiliates have the right to take for their own accounts, or to recommend to any program they manage, any particular investment opportunity, subject to the limitations set forth in our partnership agreement.

Any conflicts in determining and allocating investments between us and our General Partner, our Investment Manager or their affiliates, or between us and another program managed by our General Partner, our Investment Manager or their affiliates, will be resolved by our Investment Manager’s investment committee, which also serves as the Prior Funds’ investment committee as discussed in the “Management — Investment Committee” section of this prospectus beginning on page 44. Generally, if an investment is appropriate for more than one program our Investment Manager’s investment committee will allocate the investment to a program (which includes us) after taking into consideration at least the following factors:

•	which program has been seeking investments for the longest period of time;

•	whether the program has the cash required for the investment;

•	whether the amount of debt to be incurred with respect to the investment is acceptable for the program;

•	the effect the investment would have on the program’s cash flow;

•	whether the investment would further diversify, or unduly concentrate, the program’s investments in a particular lessee, class or type of equipment or other asset, location, industry, etc.; and

•	whether the term of the investment is within the term of the program.

Notwithstanding the foregoing, our Investment Manager’s investment committee may make exceptions to these general policies when, in its judgment, other circumstances make application of these policies inequitable or uneconomic.

We May Enter Into Joint Ventures With Affiliated Programs

We may invest in joint ventures with other programs that are sponsored by our General Partner, our Investment Manager or their affiliates. These investments may result in conflicts of interest resulting from the differing financial positions of the co-venturers. For example, it may be in the interest of one entity to sell jointly-held equipment while it may be in the interest of the other entity to continue holding the equipment. However, we will not participate in a joint venture unless:

•	we and the other program have substantially similar investment objectives;

•	we and the other program invest on substantially the same terms;

•	there are no duplicate fees;

•	our General Partner’s compensation in us and the other program is substantially the same;

•	we have the right of first refusal to buy any investment the other program wants to sell; and

•

the joint venture is entered into either for the purpose of effecting appropriate diversification for us and the other program, or for the purpose of relieving our General Partner or its affiliates from a commitment entered into for the purposes of:

-	facilitating our acquisition of equipment or other assets or investments; or

-	any other lawful purpose related to our business.

Notwithstanding, there may be an impasse on joint venture decisions since neither we nor the other program will have complete control over the joint venture’s equipment and, although we will have the right to buy the equipment from the other joint venturer in the event of a sale, we may not have the resources do so.

We Do Not Have Any Employees and Rely on the Employees of Our General Partner, Our Investment Manager and Their Affiliates

We will not have any independent employees or officers, and will rely solely on our General Partner and Investment Manager to manage us and our operations. Our General Partner and our Investment Manager will provide us with those administrative services necessary for our prudent operation in accordance with the terms of our partnership agreement. Those employees are not required to spend all of their time on affairs which affect us and in fact may devote significant time to the affairs of our General Partner, our Investment Manager or their affiliates and will be compensated by our General Partner, our Investment Manager or their affiliates for those services. The availability or lack thereof of these employees to provide services to us may create significant conflicts between us and our General Partner, our Investment Manager and their affiliates.

We May Reimburse Our General Partner, Our Investment Manager and Their Affiliates for Expenses

We may reimburse our General Partner, our Investment Manager and their affiliates for costs incurred by them in managing us and our portfolio, including specified costs incurred by them in providing corporate staff and support services properly allocable to us. See the “Management Compensation” section of this prospectus beginning on page 12.

We Have Not Retained Separate Counsel or Other Professionals

Troutman Sanders LLP, the legal counsel that represents our General Partner, our Investment Manager and their affiliates, including the selling agent, also represents us. You and our other limited partners, as a group, have not been represented by legal counsel. Prospective investors should seek independent counsel if they so desire or if any legal matters discussed in this prospectus are unclear.

Lack of Independent Underwriter and Due Diligence Investigation in This Offering

No independent lead underwriter has been engaged for the distribution of our units. Therefore, we will not have the benefit of an independent “due diligence” review and investigation of the type normally performed by an unaffiliated, independent lead underwriter in connection with an offering of securities. Although the selling agent believes that its investigation of us, our General Partner and our Investment Manager for purposes of this offering of units has been as complete as would be the case in dealing with unaffiliated parties, there is no assurance that the due diligence has been performed in the same manner as that of an independent lead underwriter.

Conflicts Regarding Redemption of Units

You and our other partners may present your units to us for redemption at any time. This creates the following conflicts of interest between you and our General Partner:

•

We have no obligation to redeem your units at any time for any reason. Our General Partner may decline your redemption request in its sole discretion. For example, if our General Partner determines that we do not have the necessary cash flow, taking into account future distributions to our other partners and foreseeable investments, reinvestments, and operating expenses, your request may be declined. In addition, our General Partner may conclude that the requested redemption might cause our total unit transfers in the year to exceed 2% of our total capital or profits interests, which is not permitted under our partnership agreement. See Appendix A to this prospectus. All of these determinations will be made in our General Partner’s sole discretion.

•

Our General Partner also has determined the redemption price of our units. To the extent the redemption price, or the provisions for determining the redemption price in certain circumstances, includes any subjective decisions, they will fall within the discretion of our General Partner.

See the “Redemption of Units” section of this prospectus beginning on page 91.

Our General Partner is Our Tax Matters Partner

Our General Partner will serve as our tax matters partner and represent us before the IRS and all other taxing authorities. As tax matters partner, our General Partner will have broad authority to act on behalf of you and our other partners in any administrative or judicial proceeding involving the IRS or other tax agencies, and this authority may involve conflicts of interest. For example, a potential conflict would include whether to contest or settle a proposed adjustment by the IRS to the amount of our depreciation deductions under our operating leases, which are allocated 99% to you and our other partners, which would also affect your personal income tax returns. While our General Partner will take into account the interests of you and our other partners as a whole, there is no assurance that any settlement would be in the best interest of you or any other particular partner given your or his particular tax situation.

Our General Partner or Its Affiliates Will Purchase Units as Investors

Our General Partner or its affiliates currently intend to purchase 100 units. These subscriptions will not be included in the minimum number of units required for us to begin operations. Thus these partners generally will:

•

share in our income, losses and distributions on the same basis as you and our other partners as described in the “Income, Losses and Distributions” section of this prospectus beginning on page 61; and

•	have the same voting rights, except that they are prohibited from voting on the removal of our General Partner as general partner and the appointment of a successor general partner.

The purchase of units by our General Partner, its officers, directors, or other affiliates as limited partners will dilute the voting rights of you and our other partners and there may be a conflict with respect to certain matters. See the “Summary of Our Partnership Agreement — Voting Rights of Limited Partners” section of this prospectus beginning on page 88.

General Restrictions

To reduce, but not eliminate, certain conflicts of interest we will not:

•	issue any units after this offering terminates or issue units in exchange for property;

•	make loans to our General Partner, our Investment Manager or their affiliates;

•

receive loans from our General Partner, our Investment Manager or their affiliates unless the loan has a term of 12 months or less from the date on which it was made and any interest or other financing charges or fees we pay do not exceed the lower of the following:

–

if our General Partner, our Investment Manager or an affiliate borrowed to make the loan, the rate of interest and other amounts paid or payable by our General Partner, our Investment Manager or the affiliate in connection with the borrowing; or

–

if our General Partner, our Investment Manager or an affiliate did not borrow to make the loan, the rate of interest and other amounts paid or payable in an arms’-length borrowing that we could obtain, without reference to our General Partner’s, our Investment Manager’s or the affiliate’s financial abilities or guarantees;

•	invest in or underwrite the securities of other partnership programs;

•	operate in a manner that would cause us to be classified as an “investment company” for purposes of the Investment Company Act of 1940, as amended;

•	grant our General Partner, our Investment Manager or any of their affiliates exclusive listing rights to sell our investments or other assets;

•

permit our General Partner, our Investment Manager or any of their affiliates to receive a fee or commission in connection with the reinvestment of our cash from sales or operations, or the resale, re-lease, exchange or refinancing of equipment, except as permitted by our partnership agreement and in the “Management Compensation” section of this prospectus beginning on page 12;

•

grant our General Partner, our Investment Manager or any of their affiliates any rebates or give-ups or participate in any reciprocal business arrangements with them that would circumvent the restrictions in our partnership agreement, including the restrictions applicable to transactions with affiliates of our General Partner;

•

permit our General Partner, directly or indirectly, to pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchaser of our units; but this does not prohibit the normal sales commissions and other compensation payable to the selling agent as described in the “Plan of Distribution” section of this prospectus beginning on page 95;

•

purchase or lease any equipment or other asset from, or sell or lease equipment or other assets to our General Partner, our Investment Manager or their affiliates or any investment program in which they have an interest. However, if the conditions set forth below are met, we expect that we will acquire substantially all of our equipment and other assets from our Investment Manager or its affiliates (other than affiliated equipment leasing and finance programs), provided that they acquire the equipment or other assets on a temporary or interim basis in order to facilitate our acquisition of the equipment or other assets or our financing needs. The conditions referred to above are the following:

–

We shall not purchase or lease equipment from nor sell or lease equipment to, the Sponsor including equipment in which the Sponsor has an interest, except that we may lease equipment to the Sponsor under a lease arrangement made at the outset and on terms no more favorable to the Sponsor than those offered other persons and fully described in this prospectus. Notwithstanding the foregoing, we may purchase new equipment from the Sponsor if such person is in the business of manufacturing and selling such equipment to persons not affiliated with us, the transaction occurs at the formation of our offering and the terms thereof are fully described in this prospectus, the equipment is sold at the lower of manufacturer’s cost without mark-up or fair market value, and the equipment is subject to a prearranged lease. Such equipment may not be leased to the Sponsor.

–

our Investment Manager or its affiliates hold the equipment or other assets only on an interim basis, generally not longer than six months, for purposes of facilitating their acquisition by us, borrowing money or obtaining financing for us or for other purposes related to our business;

–	our Investment Manager determines that the acquisition of equipment or other assets is in our best interest;

—

we acquire the equipment or other assets at a price no greater than the cost to our Investment Manager or its affiliates, as adjusted for intervening operations, plus compensation permitted under our partnership agreement and described in this prospectus;

—

there is no difference in the interest terms of any financing secured by the equipment or other assets at the time acquired by our Investment Manager or its affiliates, and the time acquired by us, although there may be different interest terms if the applicable financing is provided through a different credit facility or different lender; and

—

our Investment Manager or its affiliates do not benefit from the transaction apart from compensation permitted under our partnership agreement and described in this prospectus. See the “— We May Enter Into Joint Ventures With Affiliated Programs” above and the “Investment Objectives and Strategies — Management, Origination and Servicing Agreement” section of this prospectus beginning on page 60.

Also, except as permitted under the Management, Origination and Servicing Agreement and our partnership agreement, our General Partner may not enter into any other agreements, contracts or arrangements on our behalf with itself or any of its affiliates.

It is likely that our Investment Manager will manage the investments of other equipment leasing funds in the future. Investment opportunities may arise which are suitable both for us and for those other equipment leasing funds. In those cases, when allocating investment opportunities between us and other equipment leasing funds it manages, our Investment Manager will take into consideration factors which include the following:

•	specified equipment programs will have first preference for investment opportunities which meet their investment guidelines;

•	the period of time in which the funds have been seeking investments;

•	the size of the investment opportunity and the cash available to the funds to make such an investment;

•	the extent to which the investment will contribute to each fund meeting its investment objectives, including the objective of portfolio diversification;

•	the duration of the investment and the remaining duration of each fund; and

•	the anticipated cash flow and performance effect of the investment on each fund.

These considerations will not restrict our Investment Manager or its affiliates or other funds managed by our Investment Manager or its affiliates from considering or accepting investment opportunities.

Fiduciary Duty of Our General Partner

We are a Delaware limited partnership formed pursuant to the Delaware Revised Uniform Limited Partnership Act. The Delaware Revised Uniform Limited Partnership Act provides that the general partner of a Delaware limited partnership owes the traditional fiduciary duties of loyalty and care to the limited partnership and its partners, but allows the limited partnership to contractually modify or eliminate any and all liabilities for breach of duties, including fiduciary duties, of a general partner other than liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The fiduciary duty owed by a general partner is analogous to the fiduciary duty owed by directors to a corporation and its stockholders and is subject to the same rule, commonly referred to as the “business judgment rule.” Under this rule, directors are not liable for mistakes made in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use.

Our General Partner’s duty of loyalty under Delaware law is limited to the following:

•

to account to us and hold as trustee for us any property, profit or benefit derived by our General Partner in the conduct or winding up of our business or affairs or derived from a use by our General Partner of partnership property, including the appropriation of a partnership opportunity;

•	to refrain from dealing with us in the conduct or winding up of our business or affairs as or on behalf of a party having an interest adverse to us; and

•	to refrain from competing with us in the conduct of our business or affairs before our dissolution.

Our General Partner’s duty of care under Delaware law is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law.

Our partnership agreement generally does not excuse our General Partner from liability for, or provide it with any defenses against, any breaches of its fiduciary duties under Delaware law. However, our partnership agreement permits our General Partner, our Investment Manager and their affiliates to have business interests or activities that may conflict with ours, and includes provisions to resolve conflicts in allocating investment opportunities among us and other programs that may be sponsored by our General Partner, our Investment Manager or their affiliates. In addition, under the terms of our partnership agreement our General Partner, our Investment Manager and their affiliates have limited their liability to us and to you and our other partners for any loss suffered by us or by you and our other partners that arises out of any action or inaction on their part if:

•	they determined in good faith that the course of conduct was in our best interest;

•	they were acting on behalf of, or performing services for, us; and

•	their course of conduct did not constitute negligence or misconduct.

If our partnership agreement did not explicitly permit our General Partner and its affiliates to acquire investments or to manage similar programs and thereby allocate investment opportunities among us and other programs it and its affiliates manage, a Delaware court could apply certain fiduciary obligations to our General Partner commonly applied to a general partner of a limited partnership formed under Delaware law. If a Delaware court were to so hold, our General Partner might not be permitted to serve as our general partner and our Investment Manager might not be permitted to serve as our investment manager while acting as the manager, general partner and/or investment manager of any programs that might make investments in equipment and other physical assets at the same time. The provisions in our partnership agreement benefit our General Partner, our Investment Manager and their affiliates since those provisions allow them and such affiliates to act as the manager for more than one program and to make investments in equipment or other physical assets, which a Delaware court potentially might not permit absent such provisions. The right of our General Partner, our Investment Manager and their affiliates to manage similar programs and make investments on their own behalf may operate as a detriment to you because there may be opportunities that will not be made available to us. However, our General Partner believes that we should benefit from the experience that our Investment Manager and its affiliates have gained from acting as a manager, general partner or investment manager of more than one program. Furthermore, our partnership agreement attempts to resolve any conflicts arising from the management of multiple programs in a manner consistent with the expectations of the investors of all of these programs, our General Partner’s and Investment Manager’s duties and obligations and our and other programs’ investment objectives.

In addition, in some respects our partnership agreement imposes a higher fiduciary standard than that provided for under Delaware law, because it limits the liability of our General Partner, our Investment Manager and their affiliates to only those instances where their course of conduct did not constitute negligence or misconduct. In the absence of such a provision, Delaware law would limit liability for those instances where their course of conduct did not constitute gross negligence, reckless conduct or intentional misconduct. This provision in our partnership agreement is therefore beneficial to our limited partners and detrimental to our General Partner, our Investment Manager and their affiliates, because our General Partner, our Investment Manager and their affiliates could have liability under our partnership agreement for certain actions and inactions that they would not otherwise have liability for under Delaware law.

This is a rapidly developing and changing area of the law and if you have questions concerning the duties of our General Partner, our Investment Manager and their affiliates you should consult with your legal counsel.

In addition, as permitted by Delaware law and as discussed above, we will indemnify our General Partner, our Investment Manager and their affiliates against any loss of the kind described in the preceding sentences to the extent of our assets, but without any additional obligation on the part of you and our other partners. However, we will not indemnify our General Partner, our Investment Manager or their affiliates for any violation, or alleged violation, of federal or state securities laws unless:

•	there has been a judgment on the merits in favor of our General Partner, our Investment Manager or their affiliates or the claims were dismissed on the merits by the court;

•	the court has been advised by us of the position of the SEC and applicable state securities law authorities on the issue of indemnification for securities law violations; and

•	the court approves the indemnification of litigation and/or settlement costs.

The effect of the foregoing provisions may be to limit your recourse to our General Partner, our Investment Manager and their affiliates. However, you should be aware that, in the SEC’s opinion, the indemnification for liabilities under the Securities Act of 1933, as amended, is contrary to public policy and therefore unenforceable.

The Delaware Revised Uniform Limited Partnership Act provides that a limited partner may institute legal action (a “derivative” action) on a partnership’s behalf to recover damages from a third-party when the general partner refuses to institute the action or where an effort to cause the general partner to do so is not likely to succeed. In addition, the statutory or case law may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners (a “class action”) to recover damages from a general partner for violations of its fiduciary duties to the limited partners. In addition, we will not incur the cost of that portion of any insurance that insures any party against any liability the indemnification of which is prohibited under our partnership agreement; provided, however, that with respect to public liability insurance obtained by us in connection with any of our equipment, other assets, leases or business operations, our General Partner is permitted to add itself and its affiliates as additional insureds thereunder so long as, and to the extent that, our General Partner or its affiliates pays for the resulting incremental premium costs. For this purpose, “public liability insurance” includes insurance that would cover damage to property or personal injury to non-affiliated persons incurred during the performance of services related to us and our operations.

MANAGEMENT

Our General Partner

Our General Partner is SQN AIF III GP, LLC, a Delaware limited liability company with offices at 110 William Street, 26th floor, New York, New York 10038. Our General Partner was formed in March 2010. The sole member of our General Partner is SQN Capital Management, LLC, our Investment Manager. As of the date of this prospectus, the executive officers of our General Partner are as follows:

Name	Age	Position

Jeremiah J. Silkowski	37	President and Chief Executive Officer
David Charles Wright	54	Chief Financial Officer
Michael C. Ponticello	33	Senior Vice President and National Sales Manager
Michael Miroshnikov	29	Vice President — Investments
Hugh Shelmerdine	61	Vice President — Credit

Biographical information regarding the officers and directors of our General Partner follows the table setting forth information regarding our Investment Manager’s current managing directors and executive officers.

Our Investment Manager

Our Investment Manager is SQN Capital Management, LLC, a Delaware limited liability company with offices at 110 William Street, 26th floor, New York, New York 10038. Our Investment Manager was formed in December 2007 to act as the manager of direct participation programs and its managing directors and executive officers will be responsible for selecting, managing and disposing of our assets, equipment and leases. In this regard, after we receive the minimum offering proceeds and hold our initial closing, we intend to enter into the Management, Origination and Servicing Agreement under which our Investment Manager will originate leases and other investments for us, and our Investment Manager will service our portfolio of leases and other investments. Our Investment Manager had a Net Worth as of December 31, 2010, its most recent fiscal year end, in excess of the NASAA Equipment Leasing Guidelines minimum of $1,000,000. Our Investment Manager is responsible for all aspects of the performance by its affiliates of services necessary to our operation and for the facilities, personnel, equipment, financial and other resources used by its affiliates in the performance of those services.

As of the date of this prospectus, the managing directors and executive officers of our Investment Manager are as follows:

Name	Age	Position

Jeremiah J. Silkowski	37	President, Chief Executive Officer and Managing Director
David Charles Wright	54	Chief Financial Officer
Michael C. Ponticello	33	Senior Vice President and National Sales Manager
Michael Miroshnikov	29	Vice President — Investments
Hugh Shelmerdine	61	Chief Credit Officer

Jeremiah J. Silkowski has been President and Chief Executive Officer of SQN Capital Corporation, a company that provides asset-backed and lease-based financing to multiple under-served market sectors including the off-shore oilfield services industry, since its inception in January 2006. Mr. Silkowski has served as Managing Director of our Investment Manager since December 2007 and President and Chief Executive Officer since April 2010 and has served as President and Chief Executive Officer of our General Partner since March 2010. Prior to forming SQN Capital Corporation, Mr. Silkowski spent 13 years in various capacities with ICON Capital Corp., including Senior Vice President of Operations and head of Portfolio Management, Remarketing, Cash Management, Tax, Middle Market Acquisitions, and Structured Finance. Mr. Silkowski was responsible for the day-to-day management of over $1.0 billion dollars of assets including two securitizations and eight public partnerships. Mr. Silkowski received his B.A. in Economics from New York University. He also holds Series 7, 24, and 63 licenses.

David Charles Wright has been the Chief Financial Officer of our Investment Manager since December 2007 and of our General Partner since March 2010. Mr. Wright is a Certified Public Accountant with more than 25 years of accounting and audit experience with top level finance and leasing companies throughout the United States. Mr. Wright has held senior positions with both public and private reporting requirements. Mr. Wright has been an SEC Audit Manager and the Senior Vice President and Controller of three public reporting partnerships and three limited liability companies with more than 30,000 investors, approximately $921,000,000 of total assets under management and approximately $153,000,000 in total revenue. From August 2004 through April 2007, Mr. Wright was the Senior Vice President and Controller of ICON Capital Corp., an entity that manages partnerships and limited liability companies specializing in big-ticket equipment leases. From April 2007 through March 2008, Mr. Wright worked as an independent financial consultant for several small entities in financial distress. From March 2008 through January 2011 Mr. Wright was a subsidiary controller of a public reporting entity, Epiq Systems, Inc. Mr. Wright is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants, and the SEC Practice Section Committee of the New York State Society of Certified Public Accountants. Mr. Wright received his B.A. in Accounting from Ohio Wesleyan University.

Michael C. Ponticello has served as Vice President of SQN Capital Corporation since April 2007 and was responsible for the establishment and development of the equity-raising arm of the company through our Investment Manager. Mr. Ponticello has also served as Senior Vice President and National Sales Manager of our Investment Manager since December 2007, and of our General Partner since March 2010. From June 2001 until December 2004, Mr. Ponticello served as a Management Associate of ICON Capital Corp., from December 2004 to January 2006, he served as Regional Marketing Director of the Southwest for ICON Securities Corp. and from March 2006 to April 2007, he served as Assistant Vice President of Operations at ICON Capital Corp. responsible for the management and monitoring of eight-investment funds with assets in excess of $1.0 billion. Mr. Ponticello received his B.B.A. from the Zicklin School of Business at Baruch College. He also holds Series 7, 24, and 63 licenses.

Michael Miroshnikov has served as Vice President — Investments of our Investment Manager since April 2008 and of our General Partner since March 2010. Since March 2006, Mr. Miroshnikov also has served as Senior Analyst of SQN Capital Corporation. From October 2001 until May 2003, Mr. Miroshnikov was employed by ICON Capital Corp. where he served in an Operations Assistance capacity supporting its equipment leasing and income funds. Mr. Miroshnikov has developed a specific expertise in oil field services, energy and marine transportation companies and assets. Mr. Miroshnikov graduated Cum Laude with a B.B.A. in Investment Finance from the Zicklin School of Business at Baruch College and has received a Juris Doctorate degree from Brooklyn Law School. He also holds Series 7, 24, and 63 licenses.

Hugh Shelmerdine has served as Chief Credit Officer of our Investment Manager’s private placement investment funds since October 2009. Mr. Shelmerdine has over 30 years of senior level lease, bank, and finance company executive and directorship experience. From 1977 to 1985 Mr. Shelmerdine served as a Director of Chemco Equipment Finance Ltd., the Asset Finance subsidiary of Chemical Bank. From 1985 to 1995, Mr. Shelmerdine served as a Director of Concord Leasing, the asset finance subsidiary of HSBC. From 1996 to 1997, he served as Director Vendor Finance of Nikko Bank (UK) plc. After Nikko, from 1997 to 1999, he served as Senior Account Manager of de Lage Landen Leasing, the Leasing subsidiary of Rabobank.

Between 2000 and 2009, Mr. Shelmerdine served as a Business Adviser of Business Link for London and as a Director of The Business Development Experience Ltd. The last two appointments were providing coaching and mentoring and business advice to business owners.

Mr. Shelmerdine has a degree in the United Kingdom that is equivalent to a bachelor’s degree in the United States and is qualified as a Chartered Secretary.

Investment Committee

Our Investment Manager’s investment committee will review all transactions involving us that, in their judgment, are significant as well as potential conflicts of interest regarding the acquisition of an investment by us and another affiliated program. The current members of the investment committee are Messrs. Silkowski, Miroshnikov and Shelmerdine. Mr. Silkowski will maintain ultimate investment discretion on the funding of any transactions.

The members of the investment committee may change from time to time in the discretion of our Investment Manager. In addition, other executive officers of our Investment Manager may be called on by our Investment Manager to provide advice to the investment committee on an as needed basis. We will not pay fees to the members of our investment committee.

See the “Investment Objectives and Strategies” section of this prospectus beginning on page 49 for a discussion of the various services the investment committee will provide on behalf of us and our General Partner.

Code of Business Conduct and Ethics

Because we do not directly employ any persons, we rely on a Code of Business Conduct and Ethics adopted by our General Partner that applies to the principal executive officer, principal financial officer and principal accounting officer of our General Partner, as well as to persons performing services for us generally. You may request a copy of this code of ethics from our General Partner at SQN AIF III GP, LLC, 110 William Street, 26th floor, New York, New York 10038.

Compensation

We do not pay the officers or directors of our General Partner, our Investment Manager or their affiliates any compensation. However, we will pay our General Partner, our Investment Manager and their affiliates fees and reimburse certain of their expenses incurred on our behalf as described in the “Management Compensation” section of this prospectus beginning on page 12. These expense reimbursements include reimbursing our General Partner, our Investment Manager and their affiliates for certain costs incurred on our behalf, including the cost of personnel, other than controlling persons of our General Partner, our Investment Manager and their affiliates, who will perform administration, accounting, secretarial, transfer and other services required by us. These individuals also will perform similar services for our General Partner, our Investment Manager or their affiliates and other affiliated investment programs, including our Investment Manager’s prior equipment leasing and finance programs, as well as investment programs to be formed in the future by our General Partner and its affiliates. Our partnership agreement provides that expense reimbursements paid by us to our General Partner, our Investment Manager and their affiliates must be limited to the lesser of their actual cost or the cost of comparable services from third-parties. We expect that we will allocate the cost of compensation and benefits of our General Partner’s officers, the officers and employees of our Investment Manager, and the officers and employees of their affiliates, excluding expenses allocable to their controlling persons, based on the amount of their business time spent on our business.

Change in Partnership Management

Our General Partner may withdraw as general partner, or be removed as general partner by our limited partners, under the circumstances described in the “Summary of Our Partnership Agreement — Withdrawal or Removal of Our General Partner” section of this prospectus beginning on page 86.

Promoters

Jeremiah J. Silkowski would be considered our General Partner’s “promoter.” As an officer of our General Partner and an officer and managing director of our Investment Manager, Mr. Silkowski would indirectly receive a portion of the compensation received by our General Partner and our Investment Manager as set forth under “Management Compensation.”

Affiliated Company

SQN Securities, LLC, the selling agent for this offering, is a Delaware limited liability company and a majority-owned subsidiary of SQN Capital Management, LLC, our Investment Manager. It is a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation.

CAPITALIZATION

Our capitalization, as December 31, 2011 and as adjusted to reflect the issuance and sale of the units offered hereby. assuming (i) that we receive the minimum offering amount of $1.2 million, and (ii) that the maximum 50,000 units are sold at the public offering price of $1,000 per unit is as follows:

	As of December 31, 2011 (Audited)	As of December 31, 2010 (Audited)	Maximum $50.0 million

Units ($1,000 per unit)	8,450.90	1.00	50,000.00

Total Capitalization	$8,450,900	$100	$50,000,000

Less: Estimated Organizational and Offering Costs	(963,721)	—	(963,721)

Net Capitalization	$7,487,179	$100	$49,036,279

OTHER PROGRAMS MANAGED BY OUR INVESTMENT MANAGER OR ITS AFFILIATES

Our Investment Manager and its affiliates previously sponsored three private equipment leasing and finance programs in the last 10 years. SQN Alternative Investment Fund I, LLC (“SQN I”) was created in December 2007 and our Investment Manager serves as its investment manager. SQN I had its final closing in March 2009, with total offering proceeds of approximately $7.0 million from 84 investors. SQN Alternative Investment Fund II, LLC (“SQN II”) was created in April 2009 and our Investment Manager serves as its investment manager. SQN II had its final closing in June 2010, with total offering proceeds of approximately $6.9 million from 95 investors. SQN Special Opportunity Fund, LLC (“SQN SOF” and together with SQN I and SQN II, the “Prior Funds”) was created in September 2010 and our Investment Manager serves as its investment manager. SQN SOF had its first closing in September 2010, with total offering proceeds of approximately $4.6 million from 48 investors. As of December 31, 2011, SQN SOF had raised $6,900,000 from 64 investors. The offering period for SQN SOF has been extended until September 15, 2012.

According to their respective offering materials these private programs, which are still in their respective operating periods, expect to sell or otherwise dispose of all of their respective assets on an orderly basis and liquidate during the time periods set forth below, which are not binding on the programs under their respective partnership agreements:

•	SQN I — during a four-year liquidation period beginning on February 12, 2011, and ending on February 11, 2015; and

•	SQN II — during a four-year liquidation period beginning on April 15, 2012, and ending on April 14, 2016.

•	SQN SOF — during a five-year liquidation period beginning on September 15, 2015 and ending on September 14, 2020.

Set forth below for SQN I and SQN II are charts of their respective equipment portfolios broken out by equipment type and by business type as of December 31, 2011. These charts will vary from time to time in each of those programs as investments in the portfolio mature and reinvestments are made. The charts below combine operating leases, full payout leases and secured financings for summary purposes.

SQN I Portfolio by Equipment Type

SQN I Portfolio by Industry Type

SQN II Portfolio by Equipment Type

SQN II Portfolio by Industry Type

100% of SQN SOF’s portfolio is comprised of modular accommodations.

SQN SOF Portfolio by Industry Type

Further information concerning the Prior Funds and their respective results of operations can be found in Appendix B to this prospectus.

INVESTMENT OBJECTIVES AND STRATEGIES

Principal Investment Objectives

Our principal objectives are to invest in business-essential, revenue-producing (or cost-saving) equipment and Other Physical Assets with substantial economic lives and, in many cases, associated revenue streams. Many of our investments will be structured as full payout or operating equipment leases. In addition, we intend to invest by way of participation agreements and residual sharing agreements where we would acquire an interest in a pool of equipment or other assets, or rights to that equipment or other assets, at a future date. We also may structure investments as project financings that are secured by, among other things, essential use equipment and/or assets. Finally, we may use other investment structures that our Investment Manager believes will provide us the appropriate level of security, collateralization, and flexibility to optimize our return on investment while protecting against downside risk. In most cases, the structure will include us holding title to or a priority position in the equipment or other asset.

Principal Investment Strategies

We will focus our investments in business-essential, revenue-producing equipment and other assets with high in-place value and long (relative to the investment term) economic life. We will acquire investments (i) originated and warehoused by certain affiliates of our Investment Manager; (ii) originated directly by us; or (iii) originated from brokers or other leasing/investment companies or banks.

Originating an investment involves, among other things, identifying a lessee or other end-user, inspecting the equipment or other asset, undertaking a business, credit, and industry review, projecting the residual value of the equipment or other asset, pricing the investment, and documenting the transaction. When we acquire investments from an affiliate of our Investment Manager, such affiliate will likely perform all of these originating services and fund the transaction directly. In this situation, subject to the NASAA Equipment Leasing Guidelines, we will purchase the investment in the same way that the investments have been sold to third parties which have historically yielded investors an above average return. Additionally, the affiliate will take a first loss position as a co-investor to our benefit. When we originate a transaction, our Investment Manager will perform these originating services on our behalf and we will fund the transaction directly.

For equipment and other assets that have a minimum economic life of six to ten years, the typical investment term will be three to five years. Each investment will typically be a “hell or high water,” triple-net lease that requires the lessee or other counterparty to bear all tax, maintenance, insurance, and other costs related to the lease or the operation of the underlying equipment or other asset. The contract provisions governing the investment will require that the end-user carry insurance covering all insurable damage that could occur to the equipment or other assets, including total loss insurance.

We will concentrate on transaction sizes below $10.0 million with a maximum equity investment of $3.0 million, or 10% of the total proceeds raised in this offering, whichever is higher. By doing so, we will be operating in areas with limited competition. We have made the decision to limit our size, in terms of the maximum offering proceeds, to $50.0 million so that we may be selective in choosing our investments. We will focus our investments on specific industries and asset types where the members or officers of our Investment Manager have extensive expertise and a deep and well developed sales and remarketing network. Our Investment Manager will focus on identifying equipment and other assets that are considered essential use or core to a business or operation in the agricultural, energy, environmental, medical, manufacturing, technology, and transportation industries. Our Investment Manager also may identify other assets or industries that meet our investment objectives.

We will invest through a variety of different legal structures which are all designed to grant us direct title to the underlying equipment or asset(s) or a security interest that would provide the same degree of control and collateralization. The primary structures that we intend to use are single investor lease transactions, participation agreements, and purchases of residual interests. We will generally make investments in the United States, Canada and the European Union. We intend to invest in as much as $200.0 million of original equipment or other asset cost.

Single Investor Leases.  Single investor leases will generally be leases in which we will pay 100% of the equipment or other asset cost. In a single investor lease, we receive 100% of the lease payments over the term of the lease. At all times, we hold unencumbered title to the underlying equipment or assets.

Participation Agreements.  We will use participation agreements when investing in larger assets or pools of assets. When we do this, we are generally granted a priority interest in the entire pool or underlying asset(s) even though our ownership interest is less than 100%. We use this structure as a form of credit enhancement and to protect against the loss of a single asset in a pool affecting our investment. Cash flow from investments in participation agreements can be monthly, quarterly, annually, or deferred until a later date.

Purchase of Residual Interests.  We will participate in the benefits of leveraged leases and other larger transactions by way of purchasing residual interests in assets or equipment. When we purchase residual interests, we are purchasing the rights and/or title to equipment or assets at the end of the initial lease term or other underlying contract term. Cash flow from the purchase of residual interests generally does not commence until all of the obligations under the initial term are satisfied. Once those obligations are satisfied, unencumbered rights and/or title to the underlying equipment or assets is transferred to us.

Using participation agreements and purchasing residual interests allows us to invest in larger, higher-yielding transactions while minimizing our risks and increasing our investment diversification. Under all of the structures, it is our objective that the original term payments pay down all or substantially all of the original equipment or other asset cost and, in some cases, with a rate of return before the residual value is taken into account. The residual value is the projected market value of the equipment or other asset at the end of the original term.

At the end of the original term of most leases or other form of investment, the end-user will have three options:

(1) Extend the term for an agreed upon rental amount which may be for the same amount or a discounted amount. In some cases, such as in vessels or modular building transactions, the extension rate may be higher than the original rate.

(2) Purchase the equipment or other assets from us at an agreed price.

(3) Return the equipment or other assets to us which includes, among other things, records, manuals, power cables, and all components. There are also certain usage standards that have to be met otherwise the end-user must pay a stipulated loss amount for the condition of the equipment or other assets. In many cases it is not economical for them to return the equipment or other assets.

Some contracts will have pre-negotiated end term provisions setting the price for an extension or sale. Many contracts will be open-ended or have fair market value (“FMV”) end term provisions. In all cases, this is taken into account in pricing the investment.

We will realize the majority of our returns from the residual value of the equipment or other assets. Based on historical experience, our Investment Manager expects to begin to distribute returns on capital between years three and five and expects us to conclude within five to seven years from the first closing date of this offering.

As discussed above, certain affiliates of our Investment Manager will regularly originate transactions and offer to sell all or part of such transactions to us either individually or as a portfolio depending upon, among other things, the appropriateness of the proposed investment for us (as determined by our Investment Manager, in its sole discretion) and the amount available for investment by us at such time. During the Operating Period, we will have a right of first refusal, subject to the existing rights of the Prior Funds (which will be in different stages in their respective investment cycles), on all transactions originated by affiliates of our Investment Manager that meet our investment objectives.

In the event an affiliate of our Investment Manager proposes to sell an asset or portfolio of assets (or a participation interest therein or any other suitable investment) to us, we may purchase such asset or portfolio of assets (or a participation interest therein or any other suitable investment) from our General Partner or any of its affiliates (but not including an affiliated program) if:

•	our General Partner determines, in its sole discretion, that making the investment is in our best interests;

•	the investment is purchased by us at a purchase price that does not exceed the sum of:

-

the cost to our General Partner or its affiliate of acquiring and holding the investment (as determined under GAAP and as adjusted for any income received, capital or investment returned and reasonable and necessary expenses paid or incurred while holding the investment); plus

-	any compensation to which the General Partner and any affiliate of our General Partner is entitled to under our partnership agreement;

•

there is no difference in the interest terms of any indebtedness secured by the investment at the time it is acquired by our General Partner or its affiliate and the time the investment is acquired by us, although there may be different interest terms if the applicable financing is provided through a different credit facility or different lender;

•

neither our General Partner nor any affiliate of our General Partner receives any other benefit, other than compensation permitted by our partnership agreement, as a result of us purchasing the investment; and

•

at the time of transfer of the investment to us, our General Partner or its affiliate had held the investment on a temporary or interim basis (generally not longer than six months) for the purposes of:

-	facilitating the acquisition of the investment by us; or

-	any other lawful purpose related to our business.

Our Investment Manager intends to structure each of our investments at a price that it determines will provide a present value return to us, including the estimated residual value of the equipment which may or may not be fully realized by us. However, our Investment Manager may not be successful in achieving our investment objectives.

We plan to make semi-annual distributions of cash to you and our other partners, if, in our Investment Manager’s opinion, such distributions are in our best interests. We expect to begin distributions in the sixth month of the Operating Period and thereafter, every six months during the Operating Period. However, we cannot assure you of the following:

•	that our distributions to you and our other limited partners will be in any specific amount; or

•	when our distributions to you and our other limited partners will be made.

We also expect that during the early years of our operations our distributions to you and our other limited partners will be substantially tax-deferred.

See the “Risk Factors,” and “Income, Losses and Distributions — Timing of Distributions” sections of this prospectus.

Equipment and Other Assets for Lease to End–Users

We will purchase equipment and other assets for lease to end-users. We expect that the cost per unit of the equipment or other asset we purchase generally will range from $50,000 to $3.0 million and the average per unit cost will be between $400,000 and $1.5 million.

In addition to other investments, we will enter into both full payout leases and operating leases.

•

Full payout leases generally are leases under which the rent over the initial term of the lease will return our invested capital plus an appropriate return without consideration of the residual value, and where the lessee may acquire the equipment or other assets at the end of the lease term.

•

Operating leases generally are leases under which the aggregate noncancellable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the purchase price of the equipment or other assets leased under the lease.

We are not limited as to type of leases we may enter into and, as a result, either operating leases or full payout leases could possibly constitute most of our portfolio.

Equipment and Other Assets Already Subject to Lease

We also may acquire portfolios of equipment or other assets subject to existing leases from our General Partner’s or our Investment Manager’s respective affiliates or independent third-parties. We anticipate that at the end of this offering our purchased portfolio of existing leases probably will not exceed 30% of our total investments. While the per unit cost range and average per unit cost for the equipment or other asset will depend on the existing portfolios of leases we may select for purchase, we anticipate that these costs may be less, and possibly materially less, than the cost of investments that we originate directly or through affiliates of our General Partner or our Investment Manager.

Types of Equipment and Other Assets

We expect that we will focus on equipment and other assets to invest in that are essential for businesses to conduct their operations so that the end–users will be highly motivated to make the required payments in order to keep the equipment or other assets in place during the initial term and afterward. We will particularly focus on business-essential equipment or other assets in the following areas:

Equipment/Asset Category	Example Equipment/Asset

Agricultural	Intermediate bulk containers that are used to transport and store fluids and bulk materials
Medical	Magnetic resonance imaging machines
Manufacturing	Machine tools and production line facilities
Technological	IT infrastructure
Transportation	Marine vessels
Energy	Hydro-electric turbines
Environmental	Waste management equipment
Other	Anaerobic digestion

Market

Equipment leasing and asset finance are methods by which companies access capital to sustain, grow, or improve their businesses and operations. Often, equipment leasing provides companies with the lowest cost means to acquire revenue generating or other business essential assets. Companies choose to lease or finance assets for a variety of different reasons including, but not limited to, cash flow management, preservation of working capital, off balance sheet treatment, the ability to pass the cost off to customers, and/or flexibility of capital equipment management.

Industry Participants and Segments

We group domestic lease providers into the four major categories set forth below:

•	Banks — companies that are either majority owned by, or affiliated with, a bank.

•	Industrial — companies that are majority owned by an industrial or non-financial services parent company.

•	Independent — public or privately owned and operated finance companies that offer leases or loans directly to businesses and are not affiliated with any particular manufacturer or dealer.

•	Captive — companies that are primarily engaged in supporting the financing or leasing of a parent company’s products.

Industry and Market Data

The industry and market data contained in this prospectus are based on independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by us to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. We have not independently verified market and industry data from third-party sources. In addition, consumption patterns and customer preferences can and do change. The industry and market data sources are publicly available and were not prepared for our benefit or paid for by us, nor were they paid by or prepared for the benefit of our General Partner’s or our Investment Manager’s affiliates.

Equipment Leasing Figures

The following figures provide an overview of features of the equipment leasing industry:

•	Annual world leasing volume is in excess of $760 billion.(1)

•	North America comprises approximately 38.0% of annual world leasing volume, Europe 41.1% and Asia 14.7%.(1)

•

The top 15 countries, measured by way of annual leasing volume (in parentheses), are as follows: U.S.($188 billion), Germany ($80 billion), Japan ($63 billion), Italy ($45 billion), France ($45 billion), Russia ($34 billion), Spain ($30 billion), Brazil ($29 billion), Canada ($25 billion), United Kingdom ($25 billion), Poland ($16 billion), Sweden ($12 billion), Netherlands ($12 billion), Switzerland ($12 billion) and Australia ($11 billion).

•	Since 1988, the global aggregate annual leasing volume has grown from $194 billion to $760 billion.(1)

•	In 2008, U.S. business investment in equipment and software has grown to an estimated $1.159 trillion, $657 billion of which was leasing volume.(2)

(1) Source: World Leasing Yearbook 2009, Euromoney Yearbooks, as of 2007.

(2) Source: Equipment Leasing and Finance Association 2009 Annual Report.

Competitive Conditions

Our investment strategy is based on the fundamental principles of asset-backed finance. Our competitive advantage lies in our approach to equipment leasing and asset finance. Other companies have one of two investment strategies depending on their cost of capital. Companies such as GE, CIT, and major banks make lease investments based on low risk credit score models on specific equipment only. These companies earn low margins but do tremendous standardized volume and are often tax driven. Private leasing companies with higher costs of capital purchase leases in the secondary market from banks and other institutions when their tax advantages have run their course to the original lessor. Leasing companies with a higher cost of capital generate profits through their expertise in residual pricing by buying these leases based on different assumptions of the residual value.

We approach leasing as an innovative financing vehicle to provide growth capital to strong management teams with solid business models in need of revenue producing assets. We take the time to understand the underlying business in addition to having an existing expertise in the specific equipment being financed. We are not restricted to formulaic, cookie-cutter leases. We take a private equity-like approach to investing in businesses and therefore target private equity-like yields.

By maintaining a small fund size and working with the equipment expertise of our affiliates, we will be investing in opportunities not sufficiently served by other leasing companies and banks simply because the detail-specific nature of the investments and the amount of capital the other companies need to put to work does not make it an efficient market for them to invest in.

Our strategy is effective in all market conditions. When access to the inexpensive capital is limited, leasing provides a less capital intensive way for business owners to acquire equipment. When business cycles are strong, equipment leasing increases with the growth of businesses.

Leasing and Financing Strategies

We believe the key factors in establishing and maintaining our portfolio of equipment, other assets and leases are as follows:

•

Origination — We expect our Investment Manager (directly and through its affiliates) and possibly independent third-parties, will originate all of our investments. See “Management, Origination and Servicing Agreement,” below. Through an internal sales force, our Investment Manager and its affiliates will originate transactions through an established network of end-users that include small private businesses, publicly listed entities, international organizations, colleges and universities, hospitals, governments, municipalities, banks, investor groups, other leasing and finance companies and individuals. An increasing portion of new business will be generated from vendors and manufacturers with which our affiliates have established, are establishing, or will establish proprietary relationships as a funding source. We also will originate transactions from the existing customers of our affiliates and by referral.

•

Underwriting — Our Investment Manager along with other affiliates of our General Partner will service all of our investments. Primary underwriting on all foreign investments and secondary underwriting on certain U.S. transactions will be conducted by Summit Asset Management Ltd., an affiliate of our Investment Manager and General Partner located in the United Kingdom.

Overview of our underwriting policies and procedures

Our Investment Manager will be underwriting transactions from a diverse number of sources to a wide range of end-users attracting a premium return that reflects the nature of the underlying risks as well as the complexity of the transactions. The investment committee of our Investment Manager will assess risk with the intention that transactions are underwritten for the benefit of the portfolio within the specification and characteristics of the portfolio and with the intention of achieving our stated investment objectives.

Investments will be made in equipment and equipment leases but also may be made in other equipment and other physical asset related transactions that allow for the direct or indirect participation in the benefits and risks of ownership or usage. Such transactions may include but are not limited to equipment trading, residual sharing agreements, forward purchase agreements, investments in companies which lease equipment, participation agreements, equipment purchase options, and other transactions involving physical assets and equipment.

The key elements of risk will be identified and mitigation of those risks will be sought to secure an acceptable risk reward ratio as determined by the investment committee of our Investment Manager.

The policy and procedures identifies the ways that we will seek to minimize the risk from each transaction while enabling us to meet our strategic objectives.

Summary of Policy

It is the intention of the policy to ensure that there is a mix of risk that will not create an imbalance of exposure for us in any industry, asset, or credit. Individual credit exposure to a single legal body shall not exceed 10% of our total equity raised or $3.0 million whichever is the greater. There shall be no greater than 35% of total equity raised invested in a single industry. The normal investment period is expected to be between 36 and 60 months but in no event shall exceed 84 months.

All transactions must be clearly summarized enabling the investment committee of our Investment Manager to understand:

•	the structure of the transaction;

•	the source of the transaction;

•	the documentation;

•	the equipment or other assets being financed and the security they represent;

•	how the equipment or other assets are to be acquired;

•	the amount of residual risk within the transaction and the expected exit route or how the residual will be recovered;

•	the return that we anticipate from the transaction;

•	how the counterparty expects to benefit from the transaction;

•	the risks that are inherent within the transaction;

•	how the counterparty expects to be able to repay all monies due under the transaction;

•	any additional security that is being made available to support the transaction;

•	any third party security interests that may affect the equipment or other assets being financed; and

•	all other relevant information.

Financial Information

The investment committee of our Investment Manager must have sufficient financial information on the lessee, guarantor or any other participant or counterparty within the transaction to enable it to make an informed decision on the ability of the parties to be able to perform their obligations required within the transaction. The investment committee of our Investment Manager typically requires the following financial information:

•	if available, audited financial statements for the last two years;

•	unaudited financial statements for the latest completed quarter;

•	budget or forecast for the latest fiscal year;

•	confirmation that current customers are up to date with their payments or proposals clearly demonstrating how arrears will be brought up to date;

•	details of current levels of exposure within existing transactions aggregated with the new proposal; and

•	details of existing credit facilities, the remaining availability and any financial covenants affecting the counterparty, lessee, guarantor, or other parties.

General Information

Additional information must also be provided, when relevant, to assist in our Investment Manager’s assessment of the potential creditworthiness of a lessee or other counterparty including:

•	its structure;

•	its management structure and an overview of the experience of the key members of the management team;

•	an up to date business plan;

•	its marketing plan and any intelligence on its market share, market penetration and major competitors;

•	an analysis of its strengths, weaknesses, opportunities, and threats;

•	an overview of its customer base; and

•	details of any recent press or internet coverage.

Summary of Procedure

Proposal Format	A proposal for all transactions should be presented for credit underwriting in a standard and consistent format containing all relevant information and a supporting summary advocating the transaction.
Searches	Searches will be undertaken for all companies other than for widely followed listed companies. Similarly, key directors will be checked and verified. This process should also be applied to equipment suppliers. In the event of any cash payments being made within the structure of the transaction, full compliance with the Money Laundering Regulations must be undertaken and the identities of any counterparty must be established and documented.
Approval	All transactions must be approved by vote of the investment committee of our Investment Manager. Jeremiah Silkowski will maintain ultimate investment on all transactions.
Site Inspection	All customers should be visited, at least once, at their premises either prior to the first drawdown or by way of asset inspection before funding.
Reviews	After the first anniversary of the funding of a transaction or the production of the final accounts of the company whichever is the later, a review of its or any guarantor’s creditworthiness will be undertaken. For transactions of three years or less one such review will be undertaken and for transactions of a longer duration a review will be undertaken on the second anniversary. The review summary shall recommend if any further reviews should be undertaken. Transactions that become delinquent in their payment of rentals to us for more than 30 days will be subjected to a formal review. Reviews notwithstanding, all customers and credits will be continuously monitored by way of press tracking and industry intelligence.

•

Residual realization — One of the main tenants of our investment strategy is to write original term contracts for a period less than the economic useful life of the equipment or other asset. The result of this approach leads to a high probability that the equipment or other asset will stay in place at the end of the initial term. The equipment or other asset is said to have “high in-place value.” As part of the same strategy, when possible, we set original terms against other factors of the end-user’s business. For example, we would write a 36 month IT infrastructure lease for equipment that has a 48 month software contract attached, thereby assuring a high probability that we will receive a minimum one year lease extension. Another example, we may write a 48 month contract to finance furniture and fixtures against an underlying landlord/tenant lease of our end-user of 60 months. Some of the ways that we realize residual value are:

-

Automatic billing extension — Our lease documentation will require the lessee to provide notice before the lease matures in order to arrange for disposition of the equipment or other asset. If the lessee does not provide this notice, then they will automatically be billed for continued use until proper notice is delivered.

-	Re-leasing to lessee — We anticipate that a significant amount of our equipment and other assets will be re-leased to the current lessee at the end of the initial lease term.

-

Sold in place to lessee — We anticipate that we will sell the majority of our equipment and other assets in place to the original lessee at the end of its lease, re-lease or automatic billing extension period.

-

Resale market — On a limited basis, we may sell equipment and other assets that are not sold in place to the lessee at the end of its lease, re-lease or automatic billing extension period either to the original vendor or to a variety of used equipment dealers or other end-users.

We believe successful realization of residuals at the end of a lease term depends on an accurate residual value assessment at the beginning of a lease. Our Investment Manager, as servicer of our leases, will make residual value assessments on our behalf using information from a number of sources, including:

-	secondary market publications;

-	interviews with manufacturers and used equipment dealers;

-	auction sales guides;

-	historical sales data;

-	industry organizations;

-	valuation companies;

-	ongoing communications with the end-users; and

-	the prior experience of our Investment Manager’s management as to propensity to re-lease or be sold in place.

Based on its analysis of this information, our Investment Manager will establish a residual value for the end of each term for each type of equipment or other asset. However, as to any particular piece of equipment or other asset, our Investment Manager may not be able to re-lease or sell the equipment or other asset on our behalf at the end of the original lease term at a rate or price that will provide us the residual value our Investment Manager estimated on that equipment or other asset.

Our Investment Manager’s collections policy is designed to identify payment problems early enough to permit it to address delinquencies in our leases quickly and, when necessary, to act on our behalf to preserve our interest in the equipment or other assets.

•	Lease provisions. The terms and provisions of each lease will vary depending on a number of factors, including:

-	the type and intended use of the equipment or other assets;

-	the business, operations and financial condition of the lessee;

-	any regulatory considerations; and

-	the tax consequences and accounting treatment of the lease transaction.

Certain terms and provisions, however, generally will be included in all of our leases. For example, we anticipate that each lease will hold the lessee responsible for:

-	paying rent without deduction or offset of any kind;

-	bearing the risk of equipment or other asset loss and maintaining both casualty and liability insurance on the equipment or other asset;

-	paying sales, use or similar taxes relating to the lease or other use of the equipment or other asset;

-	paying all miscellaneous charges such as documentation fees, late charges, charges for returned checks and similar fees and costs;

-	indemnifying us against any liability resulting from any act or omission of the lessee or its agents related to the equipment or other asset;

-	maintaining the equipment or other asset in good working order and condition during the term of the lease;

-	notifying us and obtaining our approval for moving the equipment or other asset; and

-	requiring our prior written consent before assigning or subleasing the equipment or other asset.

Similar provisions will be included in our other investment documentation.

Our investments will usually have terms ranging from 36 to 60 months. We anticipate that the average term over our aggregate portfolio will range from 42 to 54 months. We also anticipate that most of our investments will not be cancelable during their initial terms. However, we may agree to allow cancellation of a lease if the lessee pays us sufficient compensation so that the cancellation will not prevent us from achieving our objectives. At the end of each lease term, the lessee may have the option to buy the equipment or other assets, or renew the lease, either at set prices or at prices tied to current fair market value.

•	Portfolio acquisition strategies. We may purchase portfolios of equipment and other assets subject to existing leases. We anticipate that the principal sources for these portfolios will be:

-	international banks and investment banks;

-	other leasing companies;

-	regional and national commercial banks; and

-	captive finance companies of large manufacturers.

In evaluating a portfolio acquisition, we expect to consider the following factors:

-	the business objectives of the seller in selling the portfolio;

-	the amount of the equipment and other assets and the number of leases in the portfolio;

-	how the leases were originated, whether directly with the end-user or through vendors or brokers;

-	the portfolio characteristics, including geographic and lessee and/or borrower concentrations, equipment and other asset cost range, types of leases and the original and remaining terms of the leases;

-	the seller’s credit decision process;

-	the seller’s lease documentation and any material variations from industry practices;

-	the seller’s servicing policies; and

-	the portfolio’s aging, performance and default history, including the default history of other portfolios sold by the seller.

We also will consider other elements such as:

-	who the seller is and its overall industry reputation;

-	the performance of other portfolios we may have acquired from the seller;

-	the effect of the acquisition on our own portfolio; and

-	credit enhancements available from the seller, such as guarantees or additional security.

If we then decide to pursue the portfolio acquisition, our Investment Manager will do a credit analysis of the entire portfolio, or financial analysis or other appropriate procedures. The results of our Investment Manager’s analysis will be presented to our Investment Manager’s investment committee which will decide which portfolios, if any, we will make an offer to acquire and the terms of our offer.

In acquiring portfolios of equipment or other assets subject to existing leases, we will seek portfolios that will be consistent with the types of credits, industries and equipment we will focus on in our direct equipment leasing and financing activities. However, because a portfolio is often sold only in its entirety, it is possible that a material portion of the equipment, other assets and the related leases in a portfolio offered to us will not conform to these criteria. We will consider a portfolio for acquisition only when:

-	at least two-thirds of the equipment leases, by book value, conform to our equipment type and market criteria; or

-	our Investment Manager’s investment committee believes that the lessees are creditworthy and that such acquisition is strategically beneficial to meet our investment objectives.

Once we acquire a portfolio of equipment or other assets subject to existing leases, it will become part of our overall portfolio and subject to our Investment Manager’s normal administrative processes and procedures as the servicer of our leases.

•

Transaction approval policies.  From time to time, our Investment Manager’s investment committee, will set and if necessary revise standards and procedures for the review and approval of our equipment and other asset acquisitions, leases, participation and residual sharing agreements and other investments. The investment committee will, among other things:

-	determine whether to approve transactions and portfolio purchases;

-	determine whether to approve transactions that vary from standard credit criteria and policies;

-

resolve conflicts, if any, that may arise in the allocation of investments between us and our General Partner or among us and other programs managed by our General Partner or its affiliates as described in the “Conflicts of Interest and Fiduciary Responsibilities — Our General Partner, Our Investment Manager and Their Affiliates Will Engage in Activities That Compete With Us” section of this prospectus; and

-

advise our General Partner and our Investment Manager with respect to any other matters submitted to the investment committee of our Investment Manager for its evaluation, as determined in the discretion of our Investment Manager.

The current members of the investment committee are Messrs. Silkowski, Miroshnikov and Shelmerdine. Mr. Silkowski will maintain ultimate investment discretion on the funding of any transactions.

Management, Origination and Servicing Agreement

After we receive our minimum offering proceeds and begin operations, we will enter into a Management, Origination and Servicing Agreement with our Investment Manager, and we may enter into agreements with other affiliates of our General Partner and our Investment Manager. Under these agreements, in order to facilitate our acquisition of equipment, other assets and leases, our General Partner, our Investment Manager or their affiliates may:

•	temporarily acquire equipment and other assets from third-parties on our behalf;

•	originate leases with third-parties on our behalf, including equipment and other assets directly leased to end-users and equipment and other assets already subject to leases;

•	negotiate and arrange portfolio acquisitions, participatory interests in assets or equipment;

•	negotiate and arrange vendor programs and residual sharing agreements; and

•	purchase existing portfolios of equipment leases.

We expect to purchase equipment and other assets from affiliates of our Investment Manager which will regularly originate transactions and offer to sell all or part of such transactions to us either individually or as a portfolio depending upon, among other things, the appropriateness of the proposed investment for us (as determined by our Investment Manager, in its sole discretion) and the amount available for investment by us at such time. During the Operating Period, we will have a right of first refusal, subject to the existing rights of the Prior Funds (which will be in different stages in their respective investment cycles), on all transactions originated by our affiliates that meet our investment objectives. We will acquire the equipment or other assets at a price no greater than the cost to the affiliates of our Investment Manager, as adjusted for intervening operations, plus compensation permitted under our partnership agreement and described in this prospectus.

In the event an affiliate of our Investment Manager proposes to sell an asset or portfolio of assets (or a participation interest therein or any other suitable investment) to us, it will do so under a structure that creates and maintains an alignment of interest between us and the affiliate.

We further expect that our Investment Manager will service all of our equipment, other assets and other investments under the Management, Origination and Servicing Agreement, including but not limited to:

•	underwriting;

•	receivables management;

•	re-leasing or selling the equipment or other assets after the termination of a lease or other contract; and

•	marketing our services.

The compensation to our Investment Manager, for providing these services will be from the fees and reimbursements described in the “Management Compensation” section of this prospectus. The form of Management, Origination and Servicing Agreement is included as an exhibit to the registration statement of which this prospectus is a part. See the “Where You Can Find More Information” section of this prospectus. We also may use independent third-parties to originate or service a portion of our equipment, other assets and other investments at competitive rates.

Changes in Investment Objectives and Policies

You and our other partners will have no right to vote on the establishment or implementation of our investment objectives and policies, all of which are the responsibility of our General Partner. However, our General Partner cannot make any material changes in our investment objectives and policies without the consent of partners owning a majority of the total outstanding units entitled to vote. Any material change proposed by our General Partner, or any non-material change made by our General Partner without the vote of a majority of units held by you and our other partners, will be subject to our General Partner’s duty to act in our best interests. In proposing a material change, our General Partner will consider whether the proposed change will be beneficial to our ability to preserve, protect and return your capital or make regular distributions to you and our other partners.

INCOME, LOSSES AND DISTRIBUTIONS

Our taxable income, taxable loss and cash distributions will be allocated 99% to you and our other partners, as a group, and 1% to our General Partner until you and our other partners have received total Distributions equal to your and their capital contributions plus an 8% per annum, compounded annually, cumulative return on your and their capital contributions. After such time, all distributed Cash Available for Distribution and distributed Net Disposition Proceeds will be allocated 80% to you and our other partners as a group and 20% to our General Partner. The sources of cash available for distributions are: (i) cash from operations; and (ii) offering proceeds; and unlimited amounts from either source may be used for distributions to investors.

Allocations of Net Income, Net Loss and Distributions Among Investors

For any fiscal period, we will apportion net income, net loss and cash distributions allocable to you and our other investors, as a group, including our General Partner and its affiliates to the extent they purchase units, in the ratio that the number of units held by each investor, multiplied by the number of days during the period the investor owned the units, bears to the amount obtained by totaling the number of units outstanding on each day during that period.

We will not make distributions in kind, that is, of our non-cash assets, except possibly on our liquidation, and then only to a liquidating trust.

Timing of Distributions

Generally, we intend to make cash distributions on a semi-annual basis during the Operating Period. Since cash distributions are subject to the availability of funds, any anticipated distributions may not be made.

Reinvestments in Additional Equipment, Other Assets, Leases and Other Investments During the Operating Period

We have the right to invest our Net Disposition Proceeds during the Operating Period. Before we can reinvest our Net Disposition Proceeds, however, we must, at a minimum, distribute to you and our other partners an amount which satisfies the following requirement:

•

the amount distributed must include an amount of net proceeds from sales and refinancing of our equipment and other asset investments, if any, sufficient for you and our other partners to pay your federal, state and local income taxes, if any, resulting from those sales, based on our assumption that you and our other investors are in a 30% tax bracket.

Reinvestment of Cash Available for Distribution

Cash available for distribution may be reinvested provided that such cash shall be reinvested for all limited partners upon the same terms. This policy is designed to prevent the creation of differing classes of limited partner interests resulting from inequitable allocations of tax or economic benefits.

Reinvestment of Proceeds on Disposition of Equipment

Reinvestment of proceeds resulting from the sale or refinancing of our equipment may take place if sufficient cash will be distributed to pay state and federal income tax, if any, (assuming limited partners are in a specified tax bracket) created by the sale or refinancing of such equipment.

Return of Unused Capital

We will return to you and our other partners, without interest, any of your net subscription proceeds that we do not commit to investment within 24 months after the beginning of this offering or that are not required as reserves.

•	“Net subscription proceeds” means your original subscription amount minus the organization and Offering Expense Allowance and distribution expenses paid on the sale of your units to you.

Subscription proceeds will be considered committed for investment, and need not be returned, to the extent we have written agreements in principle, commitment letters, letters of intent, option agreements or similar contracts for the use of your net subscription proceeds in our investments. However, we must complete our investments under those agreements within an additional period of 12 months or return the uninvested funds to you and our other partners, except that the additional period for investments under those agreements using funds from Ohio investors will only be three months.

Reserve Account and Sources of Funds for Distributions

Our partnership agreement requires us to establish an initial cash reserve for general working capital purposes of 1.0% of our offering proceeds. Any cash reserves used need not be restored, but if they are restored they may be restored from our operating revenues. We may distribute to you and our other partners any cash reserves that our General Partner determines are no longer required for our operations. However, our General Partner intends to make distributions primarily out of our:

•	cash from operations; and

•	cash from sales or refinancings.

We will not borrow for the purpose of making distributions.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of acquiring, holding and disposing of our units for an individual investor who is a U.S. citizen or resident. It is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations (“Treasury Regulations”) promulgated thereunder, published positions of the Internal Revenue Service (the “IRS”), judicial decisions and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or different interpretations (possibly with retroactive effect). This summary does not purport to deal with all of the federal income tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules (including, without limitation, dealers in securities or currencies, holders of units held as part of a “straddle,” “hedge,” “constructive sale” or “conversion transaction” with other investments, U.S. persons whose “functional currency” is not the U.S. dollar, persons who have elected “mark to market” accounting, persons who have not acquired their units upon their original issuance, persons who hold their unit through a partnership or other entity which is a pass-through entity for federal income tax purposes, or persons for whom an unit is not a capital asset). The tax treatment for other investors, such as trusts, corporations, tax-exempt organizations and employee benefit plans, and foreign investors, are likely to differ significantly from the principal tax consequences outlined in this section. See “— Tax Treatment of Certain Trusts and Estates,” “— Taxation of Tax-Exempt Organizations” and “— Corporate Investors.” State and local tax consequences may differ from the federal income tax consequences described below. See “— State and Local Taxation.” The tax consequences of an investment in the Fund will depend not only on the nature of our operations and the then applicable federal tax principles, but also on certain factual determinations that cannot be made at this time, and upon a particular Limited Partner’s individual circumstances. No advance rulings have been or will be sought from the IRS regarding any matter discussed in this prospectus.

Opinion of Counsel

Troutman Sanders LLP has acted as our counsel in this offering. In that capacity, Troutman Sanders LLP is of the opinion that we will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes and that we will not be a “publicly traded partnership” within the meaning of Section 7704 of the Code. No ruling has been or will be requested from the IRS, and no assurance can be given that the IRS will concur with the foregoing opinion. Counsel’s opinion is based upon the facts described in this prospectus and upon additional facts that we provided to counsel about our operations and, among other things, our representations that: (1) our business will be conducted as described in this prospectus and (2) we will not elect to be classified as an association taxable as a corporation. Any alteration of our activities from the description we provided counsel may render the opinion unreliable. Furthermore, the opinion of counsel is based upon existing law, which is subject to change either prospectively or retroactively.

Troutman Sanders LLP will not prepare or review our income tax information returns, which will be prepared by or on behalf of our General Partner and our independent registered public accounting firm. Our General Partner will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized and many similar matters. Such matters are usually handled by a limited partnership’s general partner, often with the advice of independent accountants, and are usually not reviewed with counsel.

With regard to the tax consequences to you of an investment in our units, your use of our counsel’s tax opinion letter is subject to the limitations of the Code and proposed Treasury Regulations set forth below.

With respect to any material federal tax issue on which our counsel has issued an opinion, its opinion may not be sufficient for you to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Code.

Because we have entered into a compensation arrangement with Troutman Sanders LLP to provide certain legal services to us, including its tax opinion letter, such tax opinion letter was not written and cannot be used by you for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Code.

The limitations set forth above on your use of our counsel’s tax opinion letter apply only for federal tax purposes. They do not apply to your right to rely on our counsel’s tax opinion letter and the discussion in the “Material U.S. Federal Income Tax Consequences” section of this prospectus under the federal securities laws.

Taxation of Limited Partnerships in General

Multi-owner business organizations generally are treated either as corporations or partnerships for tax purposes. For income tax purposes, an unincorporated entity that is not subject to a specific classification provision and that does not elect to be taxed as a corporation is treated as a partnership and, thus, a pass through entity, which is generally a tax reporting entity and not a taxpaying entity. This means that the individual owners, i.e., the partners, and not the entity, i.e., the limited partnership, pay tax on the entity’s income and deduct the entity’s losses. As a limited partner, you will report your share of our income, deductions, capital gains and losses on your federal income tax return. You also will pay taxes on your share of any taxable income or gains earned by us.

One tax advantage of being taxed as a partnership is that the federal government taxes our earnings only once. The limited partnership files an informational return with the IRS, but has no federal income tax liability. Because it pays no federal income taxes, the limited partnership has more cash to distribute to its investors. By contrast, the federal government effectively taxes a corporation’s earnings twice. The corporation itself must pay taxes on its taxable income, reducing the amount available to distribute in dividends to its shareholders and the shareholders are then required to pay income taxes on the dividends they receive. Another tax advantage of partnerships is that, subject to the limitations discussed in this section, investors often can deduct their share of any losses the limited partnership incurs, whereas a corporation does not pass through deductible losses to its investors.

We believe that your most substantial tax risk from this investment would be for the IRS to treat us as a corporation for tax purposes, by classifying us as a “publicly traded partnership,” under Code Section 7704. Were that to happen, we would have to pay tax on our income, reducing the amount of cash available for distribution to you; and you would not be able to deduct your share of any of our losses. Such a classification would adversely affect your after-tax return, especially if the classification were to occur retroactively. Furthermore, a change in our tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See “— Publicly Traded Partnerships.”

Your ability to deduct our losses is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because our operations predominantly will constitute passive activities to an individual investor, you may only use our losses to offset passive income in calculating your tax liability. For example, passive losses may not be used to offset portfolio income, including interest income from our lending activities. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation.”

Leasing activities will generate a significant portion of our income. We expect that, for federal income tax purposes, our operating and leveraged leases will be treated as true leases and we will be considered the owner and lessor of the asset. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of your share of our cost recovery or depreciation deductions. See “— Tax Treatment of Leases.”

We also plan to generate income by loaning money to acquirers of assets. We may be in the trade or business of making loans due to the manner in which we conduct our lending activities. However, our lending activities may not rise to the level of being in a trade or business, or the IRS could assert that was the case even if we believed that our lending activities did constitute a trade or business of making loans. Finally, we may generate our remaining income through the buying and selling of financial instruments. This type of activity is governed by many specific tax rules. See “— Tax Treatment of Lending Activities.”

Publicly Traded Partnerships

The Code classifies some partnerships as “publicly traded partnerships” for tax purposes (“PTPs”). If we are classified as a PTP, we will be taxed as a corporation, the treatment of which is described above. A PTP is a partnership in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. The Code contains an exception, however, from being taxed as a corporation if the PTP derives 90% or more of its gross income from sources such as interest and dividends, rents from real property and gains from the sale of real property. Because of our leasing activities, we do not expect to qualify for this exception.

The legislative history of Code Section 7704 provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets. A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests. The substantial equivalent of a secondary market will be deemed to exist if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers and subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) if the holders of interests in the partnership have a readily available, regular and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests; or (iv) buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests. The legislative history of Code Section 7704 also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular and ongoing opportunities to dispose of their interests.

We do not intend to list our units on any market. Our units also will not be readily tradable on a secondary market, nor do we expect them to be in the future. Therefore, we will be a PTP only if our units become readily tradable on the substantial equivalent of a secondary market. Our units will not become readily tradable merely because we provide information to our partners regarding other partners’ desires to buy or sell units to each other, or occasionally arrange transfers between partners. Moreover, our units will not become readily tradable if we create a qualified matching program, because transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following conditions:

(1) it consists of a system that lists customers’ bid and ask quotes in order to match sellers and buyers;

(2) deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;

(3) sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;

(4) the closing of the sale does not occur until at least 45 days after information about the offering is made available;

(5) the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;

(6) the seller’s information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and

(7) the percentage of interests in the capital or profits transferred during the tax year (other than through private transfers) does not exceed 10% of the total interests in partnership capital or profits.

The opinion of Troutman Sanders LLP that we will not be a PTP is based in part on our representation to them that our units will not be listed on any securities exchange and that, in accordance with Section 13.2 of our partnership agreement, our General Partner will refuse to recognize or give effect to any assignment of our units for any purpose (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly our distributions or to acquire an interest in our capital or profits) that it knows or has reason to know occurred on an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and the Treasury Regulations and published notices promulgated thereunder, or to permit, recognize or give effect to any assignment of units that would result in the transfer of more than 2% of our units in any year other than those that our General Partner determines in good faith fall within certain safe harbor provisions under Treasury Regulation Section 1.7704-1. See “Transfer of Our Units/Withdrawal — Restrictions on the Transfer of Our Units and Withdrawal.” This is pursuant to a “safe harbor” under Treasury Regulation Section 1.7704-1 that provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the partnership’s taxable year and do not fall within other “safe harbor” provisions does not exceed 2% of the total interests in partnership capital or profits. In determining whether we satisfy the 2% safe harbor, redemptions of our units pursuant to Section 13.5 of our partnership agreement will be counted.

While we will use our best efforts to limit the type and number of transfers of units to those that will allow us to remain within the 2% safe harbor, we do not warrant that we will satisfy this safe harbor during each of our taxable years. It is conceivable that transfers of units could occur that would cause us to fall outside the safe harbor. In this regard, Treasury Regulation Section 1.7704-1(c)(3) states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for units. No assurances can be offered, however, that, if the amount and type of trading in our units were to fall outside the safe harbor, the IRS would not assert PTP status with respect to us.

If we are classified as a PTP, we would be treated for federal income tax purposes as a corporation unless, as noted above, 90% or more of our income were to come from certain “qualified sources.” A significant portion of our business will be the leasing of personal (but not real) property, and income from this source is not “qualified.” Thus, if we were a PTP, we would be taxed as a corporation. As described above, the major consequences of corporate tax treatment would be that, in addition to being taxed when distributed to you, our income would be subject to corporate income tax and our losses would not be passed through to you. If we are taxed as a corporation, and particularly if the PTP classification is made retroactively, corporate taxation would have a substantial adverse effect on your after-tax return on your investment. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for our limited partners if our debt exceeded the tax basis of our assets at the time of the change in tax status — even though limited partners likely would not receive cash distributions from us to cover such tax liabilities. See “— Classification as a Partnership” and “— Sale or Other Disposition of Units.” In addition, our distributions would be classified as portfolio income (dividends) rather than passive activity income, and thus, would not be eligible to be offset by passive activity losses attributable to us or other activities giving rise to passive activity losses. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation.”

Taxation of Current Distributions

Because we will be a partnership for federal income tax purposes, we will not be subject to federal income tax. Rather, you will be required to report on your federal income tax return, and pay taxes with respect to, your share of our annual income, gains, losses, deductions and credits. You must pay tax on your distributive share of our income regardless of the amount of distributions you receive. See “— Our Income Versus Our Distributions.” Our tax returns (information returns) will be prepared using the accrual method of accounting. Under the accrual method, we will recognize as income items such as rentals and interest as and when earned by us, even if the proceeds are not received until a subsequent tax year.

We will furnish you with all information about us necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. We also will file an annual information return with the IRS and will report our finances on an accrual basis using a December 31 fiscal year. Our income and loss for the taxable year will be allocated among our partners to take into account the varying interests of our partners during the year using any method permissible under Code Section 706 that our General Partner may select. If any partners hold their units for less than the entire year, they will be allocated income and loss using such method as selected by our General Partner that reflects such part-year ownership as is permissible under Code Section 706. For purposes of allocating income or loss among our partners, we will treat our operations as occurring ratably over each fiscal year — in other words, we will assume that income and loss are spread evenly over the fiscal year. Thus, if some limited partners are admitted after others, those limited partners admitted later may receive a smaller portion of each item of our net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to us for their interests as the limited partners who were admitted previously. In addition, where a limited partner transfers units during a taxable year, a limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution. Moreover, depreciation or other cost recovery with respect to our assets may create a deferral of tax liability during your ownership of our units. Larger cost recovery deductions in the early years may reduce or eliminate our taxable income in the initial years of our operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less of our income, while an increasing portion of our revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions.

With the exception noted below, you will not be required to pay income tax on cash distributions that exceed your share of our taxable income; however, the excess will reduce your tax basis for your units. Your tax basis also will increase or decrease annually based on your allocable share of our income or loss for the year. Any cash distributions you receive that exceed your tax basis (after adjustment for your allocated share of our income or loss) will be taxable to you, generally as capital gains, provided the units are held by you as capital assets. Any reduction in your share of non-recourse liabilities, such as might arise as a result of a reduction of your percentage interest in us upon issuance of additional units to new or existing partners, will be treated as a distribution of cash to you. A portion of any distribution in excess of your tax basis, however, will be recharacterized as ordinary income in the same percentage that ordinary income would be realized upon a sale by us of all our assets, for example, because of depreciation recapture. In addition, to the extent that a distribution would cause the amount you are considered to have “at risk” with respect to assets placed in service in a given year to become negative, you will have to include such amount in your gross income up to the amount of losses previously taken with respect to such assets. Further, a non-pro rata distribution of money or property, such as might arise as a result of a reduction of your share of our liabilities upon the admission of additional partners, may result in ordinary income to you, regardless of your tax basis in your units, if the distribution reduces your share of our “unrealized receivables,” including depreciation recapture, or substantially appreciated “inventory items.” These terms are defined in Section 751 of the Code, and are known as “Section 751 assets.” To that extent, you will be treated as having been distributed your proportionate share of our Section 751 assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to you. This last deemed exchange generally will result in your realization of ordinary income under Section 751(b) of the Code. That ordinary income will equal the excess of (i) the non-pro rata portion of that distribution over (ii) your tax basis for your share of Section 751 assets deemed relinquished in the exchange. Similarly, upon our redemption of your units, it is possible that you could recognize both ordinary income and a capital loss.

Each limited partner is responsible for keeping its own records for determining such limited partner’s tax basis in its units and calculating and reporting any gain or loss resulting from a Fund distribution or disposition of a unit.

Our Income Versus Our Distributions

The taxable income we report to you each year will not equal the cash distributions that you receive during that year. The difference between reported income and cash distributions arises primarily from six facts: (i) depreciation and other cost recovery deductions reduce our taxable income, but not our cash available for distribution; (ii) our revenues or gain on sale that we reinvest or use to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See “— Cost Recovery”; (iii) we will determine our income using the accrual method of accounting, which includes rental income as it accrues, even if not yet received; (iv) our financial assets may be subject to specific tax rules governing the timing of any inclusions of income and loss irrespective of any cash generated by our assets; (v) certain rules, such as the “at-risk” rules and the tax-exempt leasing rules, may prevent losses attributable to some of our investments in assets from being used to offset income attributable to our other investments in assets, with the result that our taxable income (and your share thereof) may be greater than our overall income (and your share thereof). Moreover, allowable “at-risk” losses may not offset our income from our lending activities under the passive loss rules; and (vi) we may need to disproportionately allocate our income on a per unit basis to equalize the limited partners’ capital accounts (as adjusted by certain items) on a per unit basis. Therefore, the cash distributions that we make to you may be greater or less than your share of our taxable income in any given year.

Allocations of Profits and Losses

Your share of any item of our income, gain, loss, deduction or credit is determined by our partnership agreement. As a general rule, we will allocate 99% of our profits among our limited partners (including our General Partner to the extent it owns units), and 1% to our General Partner. This allocation will continue until the excess of the cumulative profits allocated to our limited partners, in the aggregate, over the cumulative losses allocated to our limited partners, in the aggregate (not taking into account certain items that are specially allocated, such as non-recourse deductions and minimum gain chargebacks) would, if distributed currently to the extent not previously distributed, provide our limited partners in the aggregate with an 8% cumulative annual return, compounded annually. Thereafter our profits will be allocated 80% among our limited partners (including our General Partner to the extent it owns units) and 20% to our General Partner.

As a general rule, 1% of our losses will be allocated to our General Partner and 99% will be allocated among our limited partners (including our General Partner to the extent it owns units). However, losses will be allocated 20% to our General Partner and 80% to our limited partners to reverse profits that were allocated in such 20%/80% ratio, described above. Non-recourse deductions (deductions generally attributable to our debt financed property) will be allocated 1% to our General Partner and 99% among our limited partners (including our General Partner to the extent it owns units).

The IRS respects a partnership’s allocation of income, gain, loss, deductions or credits if:

(a) the allocation has economic effect and is substantial, or

(b) the partners can show that the allocation accords with each partner’s respective interest in us, and

(c) in the case of either (a) or (b), the allocation complies with special rules requiring that partners receiving allocations of losses or deductions generated by purchasing assets with borrowed money be charged back income and gain as those funds are repaid.

Treasury Regulation Section 1.704-1(b)(2) generally provides that, for an allocation to have economic effect, the following conditions must be true:

•	the allocation must be reflected by an increase or decrease in the relevant partner’s capital account, as those accounts are maintained in accordance with the Treasury Regulations;

•	liquidation proceeds must be distributed in accordance with the partner’s positive capital account balances; and

•

the partnership agreement must provide that if a partner will have a deficit balance in his or her capital account upon liquidation of the partnership, the partner must be required to restore the deficit amount to the partnership, so that amount may be distributed to other partners with positive capital account balances. However, the Treasury Regulations provide that in the absence of an obligation to restore the deficit, the partnership agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a partner receives a distribution from the partnership that causes a deficit in the partner’s capital account or increases a preexisting deficit, that partner must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount to be received by our partners from us, independent of tax consequences. In addition, an economic effect is not substantial if, at the time the allocation becomes part of our partnership agreement: (1) at least one partner’s after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in our partnership agreement; and (2) there is a strong likelihood that no partner’s after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in our partnership agreement. Treasury Regulation Section 1.704-1(b)(2) generally states that, in determining after-tax return, a partner’s entire tax situation, including aspects unrelated to the partnership, will be taken into account.

Our partnership agreement contains several provisions designed to cause allocations to have substantial economic effect so that allocations will be respected for federal income tax purposes, including:

(1) It requires that all allocations of income, gains, losses, deductions and distributions are reflected by an increase or decrease in the relevant partners’ capital accounts.

(2) All partners who are allocated losses and deductions generated by assets acquired with borrowed money will be charged back income and gains generated by those assets.

(3) Although no partner (other than our General Partner’s limited commitment) having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to us to eliminate the deficit, our partnership agreement contains a provision for a qualified income offset and requires that, upon liquidation, our assets generally will be distributed to our partners first to the extent of any unreturned capital contributions and thereafter in the same manner as current distributions (which should correspond with such partners’ positive capital accounts.)

However, notwithstanding the foregoing provisions contained in our partnership agreement, depending on when a limited partner acquired a unit and for what price, it is possible that the allocations set forth in our partnership agreement have the effect of providing deferral for that partner. If, for example, the partner obtaining deferral is an individual in the highest tax bracket while the partner currently allocated income is tax-exempt, the allocations in our partnership agreement could lack substantial economic effect under Treasury Regulation Section 1.704-1(b)(2). Nevertheless, because of the large number of expected partners, we do not believe there is a strong likelihood of this occurring. If upon audit the IRS were to take the position that any of our allocations of profits and losses should not be recognized, and if the IRS’s position were sustained by the courts, you could be taxed on a portion of the income allocated to our General Partner or to another limited partner, and part of the deductions allocated to you could be disallowed.

Estimated Tax Payments

You may be required to make estimated tax payments due to your liability for paying the taxes on your distributive share of our taxable income. See “— Taxation of Limited Partnerships in General.” We do not anticipate withholding or making payments to any taxing authority on behalf of our partners. Nevertheless, there may be some circumstances under which we are required to withhold on behalf of a partner. For example, under certain circumstances we are required to withhold a foreign partner’s share of our income effectively connected with the conduct of a U.S. trade or business. If we do withhold or make a payment to a governmental authority on your behalf, we will treat any excess of that amount over your next entitled distribution as a demand loan carrying an interest rate of 12% per year.

For further information regarding the tax consequences of our right or obligation to withhold or make a payment on your behalf, please consult your tax advisor.

Retroactive Allocations

Under Code Section 706(d), “retroactive allocations” — i.e., allocations of items to partners before they become partners — are prohibited, and Code Section 706(d) and the Treasury Regulations thereunder effect this prohibition by providing that if there is a change of a partner’s interest in a partnership in any taxable year, each partner’s distributive share of partnership tax items is to be determined by any method prescribed in the Treasury Regulations that takes into account the varying interests of the partners in the partnership during that year. Our partnership agreement provides that our items will, to the extent necessary in order to comply with Code Section 706(d), be allocated on a daily, monthly or other basis as determined by our General Partner using any permissible method under Code Section 706(d) and the Treasury Regulations promulgated thereunder. If, as a result, an amount of profit or loss allocated to a partner is limited compared to what would otherwise have been the case with respect to the general rules regarding the allocation of profits and losses, such excess will be allocated to the other partners in relation to the amounts otherwise allocated to them. As a result, if some limited partners are admitted after others, they may receive a smaller portion of our profits and losses even though they are required to contribute the same amount as those limited partners who were admitted earlier. As stated above, some of this disparity results from a timing issue that will resolve itself over the life of the fund due to our allocation provisions beginning in our first fiscal year. However, a portion of this disparity may result from the receipt of additional cash distributions by those partners who invested earlier.

Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation

Passive Activity Losses.  The passive activity loss rules generally allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers generally will be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely held corporations (including S corporations).

A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates. Furthermore, the IRS generally considers the status of limited partners to be passive with respect to a limited partnership’s activities. Accordingly, we expect that you should treat your share of our rental income or loss as passive activity income or loss. We expect our lending activities to consist of the origination of loans to buy assets and secured by such assets and the buying and selling of existing loans secured by assets. In addition, regardless of whether we are in the trade or business of making secured financings, we expect that our interest income will not be considered from a passive activity and, therefore, may not be offset by any of your passive activity losses due to our expectation that our lending activity will be equity-financed (that is financed primarily with our equity capital rather than with funds we have borrowed). However, the treatment of gains and losses from our lending activities will depend on whether we are in the trade or business of lending. If we are in the trade or business of lending, then our lending activities may generate passive activity gains or passive activity losses during the time you hold your units. Moreover, any interest you incur on debt used to acquire or maintain our units attributable to our leasing activities will be treated as a passive activity deduction. Regardless of whether we are in the trade or business of lending, the portion of any interest you incur on debt that is attributable to our lending activities will be attributable to our portfolio income (including our interest income from our lending activities), if any, and deduction of such amounts will be limited by the same principles as those applicable to losses passed through to you by us. We also will generate portfolio income or loss from our financial transactions, including interest on our funds pending their investment in assets. Finally, interest expense of a limited partner attributable to such portfolio income may be subject to other limitations on its deductibility. See “— Interest Expense.”

You can deduct passive activity losses against passive activity income to reduce your overall income tax liability, but you cannot offset ordinary or portfolio income with passive activity losses. Accordingly, your tax deduction for passive activity losses will be limited by the amount of your passive activity income in any given tax year. If your share of our passive activity losses is greater than your passive activity income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from us or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a gain or loss from the sale of your entire interest in us. Finally, passive activity income from us can be used to absorb losses from other passive activities, subject to special rules regarding PTPs.

Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. We have been structured to avoid being classified as a PTP; however, these rules mean that our income or losses may not be used to offset any losses or income you may derive from another limited liability company or partnership that is classified as a PTP.

Tax Basis.  Your initial tax basis in your units will be the price you paid for your units. Your tax basis will then be increased by your share of our income, by your share of our non-recourse indebtedness (that is, indebtedness for which none of the partners are personally liable) and any liabilities we have to you. Your basis will be reduced by the amount of any cash distributions you receive from us, your share of any of our losses, any reductions in your share of our non-recourse indebtedness, and any reduction in any liabilities we have to you. You may deduct your share of our losses, if any, only to the extent of the tax basis in your unit. Any losses allocated to you in excess of your tax basis in your unit are rolled over to your subsequent tax years until the earlier of (1) your ability to use the loss due to having sufficient tax basis in your unit or (2) the disposition of your unit.

“At-Risk” Limitation.  Generally, taxpayers may not deduct partnership losses they incur that exceed the total amount they have at risk in the partnership at the end of a partnership’s tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the partnership. At-risk is determined on an activity, and not an entity, basis. Thus, a single entity, like us, will have multiple at-risk activities, each of which will be subject to a separate at-risk limitation.

You will not be at risk, and will not be entitled to increase the at-risk basis of your unit, with respect to our recourse liabilities, such as trade payables. Nor will you be at risk with respect to non-recourse liabilities incurred by us, such as amounts borrowed to finance asset purchases, even though our non-recourse liabilities (and, under certain circumstances, our recourse liabilities) may increase the tax basis of your unit. Thus, your initial amount at risk will be the amount of your investment, i.e., the price you paid for your units.

A limited partner’s amount at risk will be reduced by (i) net losses that are allowed as a deduction to the limited partner under the “at-risk” rules and (ii) cash distributions received by a limited partner with respect to the limited partner’s units, and increased by that limited partner’s distributive share of our net profits. Investors should note that net losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations.

If a limited partner’s at-risk amount is reduced below zero (due to a cash distribution to a limited partner), the limited partner must recognize income to the extent of the deficit at risk amount, up to the amount of loss the limited partner previously recognized that reduced his or her at-risk amount. Our losses that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the limited partner in subsequent years to the extent that the limited partner’s amount at-risk has been increased. It is not anticipated that, on an aggregate basis, we will incur losses. For purposes of the “at risk” rules, however, the Code will not allow us to aggregate our equipment leasing and lending businesses. Moreover, we can only aggregate our equipment leasing activities with respect to assets placed in service during the same taxable year. Therefore, the “at risk” rules will be applied separately to the net taxable income or loss resulting from leasing assets that were placed in service during separate taxable years. This could result in a limited partner’s deduction for losses with respect to certain items of assets being limited by the “at risk” rules, even though he or she must recognize income with respect to other assets. It also will require a limited partner to allocate his or her at-risk basis over the different activities described above, specifically, the different years’ assets and our lending activities. In such circumstances, the application of the “at risk” rules could compel a limited partner to recognize more taxable income in a year than that limited partner’s share of our aggregate income because of a limitation imposed by such rules on the ability to set off losses attributable to assets placed in service in one year against income attributable to assets placed in service in another year or against income from our lending activities.

The sum of the amounts for which a limited partner will be considered “at-risk” for purposes of Section 465 of the Code, in any taxable year with respect to assets placed in service in that taxable year and in each prior year (treating all assets placed in service in the same year as a single activity separate from the activities represented by assets placed in service in other years) will be equal to (i) the capital contributions (as such term is defined in our partnership agreement) of such limited partner (provided that funds for such capital contributions are not from borrowed amounts other than amounts: (A) for which the limited partner is personally liable for repayment, or (B) for which property other than units are pledged as security for such borrowed amounts, but only to the extent of the fair market value of such pledged property and provided further that such capital contributions are invested in assets or otherwise expended in connection with our organization or leasing activities (or are subject to the rights of our creditors for amounts incurred by it with respect to same)), less (ii) the sum determined on a cumulative basis of (A) the total net losses with respect to such assets that have been allowed as deductions to the limited partner under the at risk rules and (B) cash distributions received by the limited partner with respect to the aforementioned assets, plus (iii) the limited partner’s distributive share, determined on a cumulative basis, of total net profits with respect to our assets. We expect that your at-risk basis will be less than your investment in us due to fees and the amount of your investment allocable to our lending activities.

Deductions for Organizational and Offering Expenses; Start-Up Costs

The costs of our organization and the sale of our units, as well as other start-up costs, generally may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and start-up costs may be currently deducted on a limited basis (up to $5,000) in the year incurred. However, this $5,000 amount is reduced (but not below zero) by the amount by which the cumulative cost of such expenditures exceeds $50,000. The remainder of the start-up costs can be amortized over a period of 180 months.

Syndication expenses, which are the costs incurred to promote or effect the sale of our units are non-deductible, must reduce partners’ capital accounts when incurred and give rise to a tax offset, if at all, only upon our liquidation, and then, in most cases, only as a capital loss. Syndication expenses include brokerage fees (such as the distribution expenses provided for in our partnership agreement); registration and filing fees with the Securities and Exchange Commission and each State in which our units are sold; our legal fees for securities advice and advice concerning the adequacy of tax disclosures in the offering materials; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

We will endeavor to treat our organizational, start-up and syndication costs in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some of our expenses on the grounds that the expenses are not deductible in the year incurred. Under our partnership agreement, distribution expenses are specially allocated to those limited partners with respect to whose purchase of units such commissions and fees were paid. Other syndication expenses will be allocated, to the extent possible, in equal amounts per unit. If such equality is not possible, our General Partner may make compensating allocations of items of income or loss to achieve the same effect on capital accounts.

Tax Treatment of Leases

Your depreciation and cost recovery deductions with respect to any item of our leased assets depends, in part, on the tax classification of the agreement under which such asset is leased. These deductions are only available if the agreement is a true lease of an asset for income tax purposes, which means we retain ownership of the asset. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement where, for tax purposes, the nominal lessee is treated as the owner of the asset.

Whether we are the owner of any particular asset, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether we will be treated for tax purposes as the owner of each asset acquired by us, will depend upon the specific facts in each case. Because these facts cannot now be determined with regard to leases that will be entered into in the future, our counsel cannot render an opinion on this issue.

Cost Recovery

Generally, a significant portion of the assets that we plan to acquire and lease generally will be as 3-year, 5-year or 7-year property and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over our respective recovery period. The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

In some circumstances, a taxpayer will be required to recover the cost of an asset over a longer period of time than described above. These circumstances include the use of assets predominantly outside the United States and the use of assets by a tax-exempt entity. See “— Limitations on Cost Recovery Deductions.”

Limitations on Cost Recovery Deductions

Property Used Predominantly Outside the United States.  We may own and lease assets that are used predominantly outside the United States. The cost of these assets must be written off for federal income tax purposes using the straight-line method of depreciation over a period corresponding to the asset’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the asset does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the United States nevertheless qualify for the normal rules discussed above, that is, a shorter depreciable life should be allowable. The exceptions include the following:

(1) aircraft registered in the United States that are operated to and from the United States;

(2) some railroad rolling stock used within and without the United States;

(3) vessels documented under the laws of the United States that are operated in the foreign or domestic commerce of the United States; and

(4) containers owned by a United States taxpayer that are used in the transportation of property to and from the United States.

Tax-Exempt Leasing.  We may lease assets to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of

•	the asset’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or

•	125% of the term of the lease, including all options to renew as well as some successor leases for the asset.

The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

The term tax-exempt use property does not include:

(1) property that is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;

(2) property leased to a tax-exempt entity under a short-term lease, meaning a lease that has a term of either less than one year, or less than 30% of the property’s ADR Class Life as long as that is less than three years; and

(3) certain high-technology equipment.

In addition, under Code Section 470, enacted as part of the American Jobs Creation Act of 2004 (the “2004 Tax Act”), losses attributable to the leasing of tax-exempt use property (including property described in items (2) and (3) of the immediately preceding paragraph) cannot be deducted currently, but must be deferred until there is income derived from such property or when the interest therein is completely disposed of, unless the lease complies with certain requirements. Because these facts depend upon leases that will be acquired or entered into in the future, no conclusion can be expressed now regarding the possible application of Code Section 470 to leases of property to tax-exempt entities.

Consequences of Rules Regarding Depreciation of Assets Predominantly Used Outside the U.S. and Tax-Exempt Leasing.  To the extent that our assets are subject to the depreciation rules regarding property used outside the United States or regarding tax-exempt use property, and to the extent that the loss suspension rules under Code Section 470 apply because we have losses attributable to tax-exempt use property, a partner will generally have to recognize taxable income and may have to pay income tax in greater amounts in the early stages of our existence than would otherwise have been the case, for at least two reasons. First, the longer depreciation periods for assets used predominantly outside the United States and tax-exempt use property means that the annual depreciation deduction for such property will be smaller than otherwise would have been the case, but continue longer, thereby increasing net income (or reducing net loss) with respect to such property, in the early years, but reducing net income (or increasing net loss) in the later years. Second, if losses are suspended pursuant to Code Section 470, taxable net income is greater (or net loss is less) during the period that such loss is suspended than otherwise would have been the case, but such taxable net income would be less (or net loss would be greater) in later years, when the property to which the loss is attributable either produces income or is disposed of and the loss can then be taken.

Deferred Payment Leases

Section 467 of the Code requires both the lessor and lessee in certain lease agreements to annually accrue the rent and interest on any rental payments that will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property that involves total payments in excess of $250,000 and either provides for increasing (or decreasing) rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rent will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present-value principles and, in the case of certain rental agreements, on a constant, level rate; the present-value amount would accrue interest until paid. We may enter into transactions that meet the definition of a Section 467 lease agreement, which could result in the acceleration of income recognition by us prior to receipt of the corresponding cash flow. Another consequence would be the conversion of some of our income from rental income (passive) to interest income (portfolio) due to the deemed time value of money rules.

Sale or Other Disposition of Our Property

Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

Upon a sale or other disposition of our assets, we will realize gain or loss equal to the difference between the tax basis of the asset at the time of disposition and the price received for such asset upon disposition. Any foreclosure of a security interest in an asset will be considered a taxable disposition, and we will realize gain if the face amount of the debt being discharged were greater than the tax basis of the asset, even though we will not receive cash.

Because our assets are tangible personal property, upon the disposition of such assets, all of the depreciation and cost recovery deductions taken by us will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale or other disposition. Recapture cannot be avoided by holding the assets for any specified period of time. If we were to sell assets on an installment basis, all depreciation recapture income would be recognized at the time of sale, even though the payments are received in later taxable years.

Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of certain assets, including assets used in a trade or business such as that to be owned by us and held for more than one year, are added to the gains from some compulsory or involuntary conversions. If these gains exceed the losses from such sales, exchanges and conversions, the excess gains will be taxed as capital gains (subject to the general rules of depreciation recapture described above and a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gain if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years that have not yet been offset against net gains in those years.

Because of the nature of our property, we expect that substantially all, if not all, of any gain we realize on the sale or other disposition of our assets will be treated as ordinary income for income tax purposes rather than capital gain.

Tax Treatment of Lending Activities

Until we have conducted operations for a while, we will not know whether our lending activities constitute a trade or business of originating, buying, and selling loans. It could be that we will not be in the business of originating, buying, and selling loans, especially if our loan originations are a small part of our lending activity. The Code contains many special rules regarding the proper recognition of income, gain, loss, deduction and credits. For example, there are specific rules concerning the tax treatment of hedging transactions, constructive sales treatment for appreciated financial positions, and original issue discount. Also, management fees incurred for investment activities are not considered trade or business expenses. Instead, they are considered investment expenses and their deductibility is limited. Thus, if our lending activity (or other activity in which we engage) is not a trade or business, a portion of the Management Fees and other costs incurred by you may be considered investment expenses, the deductibility of which is subject to various limitations. In addition, your tax treatment of any losses we incur on our loans may depend on whether we are in the trade or business of making loans. For example, if loans we acquire are not considered to have been acquired and held by us in connection with our trade or business of lending money, any loss we might incur if a borrower or borrowers defaulted on such loans would be a capital loss rather than an ordinary loss. With very limited exceptions, capital losses can be deducted only against capital gains and not against ordinary income. Because the proper tax treatment will depend on the specific terms and conditions of the loans we originate, buy, and sell, our counsel cannot render an opinion on this issue.

Sale or Other Disposition of Units

The gain or loss you realize on the sale of our units includes the cash or other consideration you receive from the purchaser, as well as your share of our non-recourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your units, assuming that your units qualify as capital assets in your hands.

The portion of your gain attributable to ordinary income assets held by us, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of our assets is sold at the time you sell your units. Ordinary income assets also include certain income from “market discount bonds” or short-term obligations that we may acquire at a discount. Thus, it is likely that most of any gain upon the sale of your units will be treated as ordinary income.

You must promptly notify us of any transfer of your units, whether by sale, gift or otherwise. Once we are notified, we are required to inform the IRS, the buyer and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the units you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. There are penalties for failure to inform the IRS, and if you fail to notify us of the transfer of your units, you will be penalized $50 per failure.

Treatment of Cash Distributions Upon Redemption or Repurchase

The redemption or repurchase by us of all or a portion of your units will be treated as a sale or exchange of the units for income tax purposes and may generate taxable income or loss to you. The amount you realize in such redemption or repurchase will equal the sum of the cash you receive plus your share of our non-recourse liabilities.

Simultaneously with your receipt of a cash distribution from us in connection with a redemption or repurchase, your share of our ordinary income assets will be reduced. You will be treated as if you have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a distribution (that is, you will recognize income only to the extent that the cash distributions exceed your adjusted basis in your units). See “— Taxation of Current Distributions.” Thus, our redemption of your units may cause you to realize ordinary income and a capital loss.

Gifts of Units

Generally, no gain or loss is recognized upon the gift of property. A gift of units, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of our non-recourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of non-recourse indebtedness and, in the case of a charitable contribution, the portion of the basis in the units allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of your share of the non-recourse indebtedness is offset by your entire basis in the units. Charitable contribution deductions for the fair market value of the units will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain that would be taxed as ordinary income on a sale of your units.

Consequence of No Section 754 Election

Because of the complexities of the tax accounting required, we do not presently intend to file an election under Section 754 of the tax code to adjust the basis of our assets in the case of transfers of units. As a consequence, a person who obtains units from another partner may be subject to tax upon the portion of the proceeds of sales of our assets that represents a return of capital to that person. This may adversely affect the price that potential purchasers would be willing to pay for our units. Even if we do not make a Section 754 election, however, the Code requires mandatory basis adjustments for transfers of interests in partnerships with substantial built-in loss (where the adjusted basis of our property exceeds the property’s market value by more than $250,000). In such instances, the adjusted tax basis of our assets will be reduced to their fair market value with respect to the transferee partner. Similarly, we will not make any adjustments upon redeeming a partner, unless required to under the Code.

Tax Treatment of Our Termination Pursuant to Our Partnership Agreement

When we terminate pursuant to our partnership agreement, we are required to dispose of our assets, apply the proceeds and other funds to repayment of our liabilities and generally distribute any remaining funds to our partners first to the extent of any unreturned capital contributions and thereafter in the same manner as current distributions. Provided that such termination does not occur very early during our existence, we expect that the distributions to our limited partners (including our General Partner to the extent it owns units) upon such termination will be proportionate based on the number of units owned by each limited partner as of the liquidation date because of the manner in which Profits and Losses are allocated among our limited partners during our early fiscal years. Sales and other dispositions of our assets would have the tax consequences described in “— Sale or Other Disposition of Our Property.” Cash distributions made at liquidation that exceed the tax basis of your interest in us generally would be taxable as capital gain, provided your units constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deductibility of capital losses.

Audit by the IRS

No tax rulings have been sought by us from the IRS. While we (and any joint ventures in which we participate) intend to claim only those deductions and assert only those tax positions for which there is at least substantial authority, the IRS may audit our returns or any joint venture we are involved in, and it may not agree with some or all of the tax positions our General Partner takes.

An audit of our information return may result in an increase in our income, the disallowance of deductions, or the reallocation of income and deductions among our partners. In addition, an audit of our information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

You must report your share of our income, gains, losses, deductions and credits on your individual return in a manner consistent with our return, even if the Schedule K-1 we send to you reports the item differently unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by us. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your return.

In most circumstances, the federal tax treatment of the income, gains, losses, deductions and credits of a partnership will be determined at the limited partnership level in a unified partnership proceeding, rather than in separate proceedings with its partners. In any audit of a partnership, the IRS will deal with the partnership’s “tax matters partner.” Our General Partner is designated as our tax matters partner in our partnership agreement. Only limited partners having at least a 1% interest in us will be entitled to receive a separate notice from the IRS of any audit of our return and of the results of the audit. Limited partners who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of limited partners who together own a 5% or greater interest in us may, by notification to the IRS, become a “notice group” and designate a limited partner of their group to receive IRS notices. All limited partners have the right to participate in any audit of us. We are required to keep you informed of any administrative and judicial proceedings involving our tax matters. Also, we will keep you advised of any significant audit activities with respect to us.

As the tax matters partner, our General Partner is authorized to enter into settlement agreements with the IRS that are binding upon limited partners with less than a 1% interest, except for those who belong to a notice group or who have filed a statement with the IRS that we do not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another limited partner with respect to our item applied to you. Our tax matters partner also may extend the statute of limitations period with respect to our tax matters. Note that the statute of limitations for the IRS to adjust your partnership items is generally the longer of your personal statute of limitations or the partnership’s statute of limitations.

Our partnership agreement empowers our General Partner to conduct, on behalf of us and our limited partners, all examinations by tax authorities relating to us at our expense. See “Summary of Our Partnership Agreement.” A tax controversy could result in substantial legal and accounting expenses being charged to us, even if the outcome is favorable.

Alternative Minimum Tax

Some taxpayers must pay an alternative minimum tax (“AMT”) if the AMT exceeds the taxpayer’s regular federal income tax liability for the year. For non-corporate taxpayers, the AMT is imposed on alternative minimum taxable income (“AMTI”) that is above an exemption amount. The AMTI is based on a different computation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The principal adjustment associated with an investment in our units relates to depreciation or cost recovery deductions. In this case depreciation deductions are limited to those that do not exceed those calculated using the 150% declining balance method.

We do not anticipate that any significant tax preference items will be generated by us. You should be aware, however, that, for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as our units) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, does not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of our units, you may only be allowed a limited deduction for that interest in calculating AMTI.

Additionally, if our lending activity is characterized as an investment activity rather than as a trade or business, a portion of our Management Fees and other costs you incur could be considered investment expenses and not trade or business expenses. Investment expenses are not deductible for AMTI purposes.

The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of our units should consult their tax advisors as to the possible AMT consequences of investing in our units.

Interest Expense

In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, such as in an investment in our units, may only be deducted in accordance with the rules for losses derived from passive activities, except to the extent allocable to portfolio income. As stated above, our activities will include both passive activities and non-passive activities. Thus, any interest expense you incur may need to be bifurcated between our passive activities and our non-passive activities when determining its deductibility on your personal return. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation.”

Interest paid by us will be allocated among our leasing activities, reserves and lending activities according to IRS rules that (subject to certain presumptions) look to how we used the money we borrowed. To the extent allocated to the assets that we lease, such interest will likely be treated as passive activity interest. Interest allocable to our reserves or to loans we make will likely be treated as investment expense and deductible only to the extent of investment income. Interest on money you borrow in order to purchase a unit will have to be allocated among these same categories. However, because we will enter into net leases, the IRS might also argue that the portion of interest expense we incur or that is incurred by you on monies borrowed to purchase our units attributable to such leases might be investment interest expense and deductible only to the extent of investment income. We may enter into transactions involving the prepayment of interest or the payment of points, commitment fees and loan origination or brokerage fees. In general, prepaid interest, points and similar costs may not be deducted currently; they usually have to be capitalized and expensed over the life of the related loan.

Self-Employment Tax

Under Code Section 1402(a)(13), limited partners in limited partnerships are not subject to self-employment tax with respect to their distributive share of income or loss of a limited partnership other than with respect to guaranteed payments to a partner for services actually rendered to or on behalf of the partnership. Thus, an individual limited partner’s distributive share of our income, gain, loss, deduction, or credit is not included in the individual’s net earnings from self-employment for purposes of calculating the self-employment tax.

Limited Deductions for Activities Not Engaged in for Profit

The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of five consecutive years, ending with the tax year at issue. We intend to operate for the purpose of providing an economic profit and anticipate that we will have sufficient income to entitle us to the benefit of the presumption that we operate for profit. If the IRS were to treat our activities as not being engaged in for profit, any deductions of ours in excess of our income might be permanently disallowed.

Foreign-Source Taxable Income

Rental income and interest received by us from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, gains on the sale of our assets also may be subject to taxes in foreign countries where we sell assets. Tax treaties between some countries and the United States may reduce or eliminate such taxes. Our foreign activities, however, may require you to file tax returns in foreign countries. We cannot predict what tax rate our income will be subject to in other countries, since the amount and type of our investments in various countries is not known.

We will inform you of your proportionate share of any foreign income and the foreign taxes, if any, paid by us. You will then be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction (subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign-source taxable income. Your share of our rental and interest income attributable to assets used outside the United States or loans made to foreign persons generally will qualify as foreign-source income, and the source of income from the sale of assets will usually be attributed to the location of the asset. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign-source income, including foreign-source passive income like interest income, and special limits also apply to income from the sale of capital assets. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign-source income is reduced by various deductions that are allocated and/or apportioned to the foreign-source income. One such deduction is interest expense, a portion of which will generally reduce the foreign-source income of any limited partner who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by us will be treated as owned by our limited partners, and indebtedness incurred by us will be treated as incurred by limited partners.

Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to our income. In addition, any foreign losses generated by us could reduce the tax credits available to you from foreign-source income unrelated to us. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstances, we advise you to consult your own tax advisor.

Registration, Reportable Transactions, Interest and Penalties

Tax Shelter Registration and Reportable Transactions.  The Code imposes disclosure and list maintenance obligations for persons that participate in listed and reportable transactions. In general, listed and reportable transactions are those that the IRS views as having substantial potential for tax avoidance or evasion. By category, reportable transactions include listed transactions, confidential transactions, transactions with contractual protection, transactions that result in substantial losses, and transactions of interest. The Treasury Regulation Section 1.6011-4(b)(1) defines “transaction” as including “all of the factual elements relevant to the expected tax treatment of any investment, entity, plan, or arrangement, and includes any series of steps carried out as part of a plan.” Of the various reportable transaction categories that could apply to us, it is possible that the threshold of the gross out-of-pocket losses contemplated by the loss transaction reportable transaction category may be experienced by us or our partners (including the $2,000,000 in any one year, or $4,000,000 over any combination of years thresholds for a partnership that does not have only “C” corporations as partners). If an investment in our units or our investment in a specific asset or group of assets were considered to be a reportable transaction, then our partners would be required to adequately disclose such transactions on their income tax return and we would be required to disclose such transactions on our information return. We do not expect that, under current regulations, an investment in our units or our investments in assets will constitute reportable transactions, because it is expected that the requisite magnitude of losses, if any, will not be incurred, and the disclosure and list maintenance requirements for such transactions are therefore not applicable. It is possible, however, that we may lease an asset or group of assets that experience losses that meet the threshold or we may incur losses exceeding the threshold in a lending transaction subject to these rules. Nevertheless, because we have not yet made any investments, we do not know whether any of our transactions would be reportable transactions.

Interest on Underpayments.  The interest that taxpayers must pay for underpayment of federal taxes is the federal short-term rate plus three percentage points, compounded daily. The federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

Penalty for Substantial Understatements or Understatements Attributable to Reportable Transactions.  The tax code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement; and a penalty on the understatement of tax attributable to a reportable transaction equal to 20% of the understatement (30% if the transaction is not disclosed) whether or not the taxpayer’s total understatement is substantial. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer’s returns for the year. An understatement on an individual’s return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a reportable transaction, (a) there was substantial authority for the taxpayer’s treatment of the item, or (b) the relevant facts affecting the item’s tax treatment were adequately disclosed in the taxpayer’s return, provided that the taxpayer had a “reasonable basis” for the tax treatment of such item. In the case of an item that is attributable to a reportable transaction, the penalty may be avoided if (a) all the relevant facts affecting the tax treatment of the item are adequately disclosed on the foregoing return, (b) there was substantial authority for the taxpayer’s treatment of the item and (c) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

If any of our transactions constitute reportable transactions, you may receive from us a copy of Form 8886, which is used to disclose such transactions to the IRS. You should consult with your own tax advisor as to the reporting on your own tax returns of that form and the information that it contains. Failure of a limited partner to report such information may result in a penalty for that limited partner.

State and Local Taxation

In addition to the federal income tax consequences described above, you should consider potential State and local tax consequences of this investment. Your share of our taxable income or loss generally will be included in determining reportable income for State or local tax purposes in the jurisdiction where you reside. In addition, other states in which we own assets or do business may require you to file State income tax returns and may impose taxes on your pro rata share of our income derived from that State. Any tax losses generated by our operations in such States may not be available to offset income from other sources in other States. To the extent that you pay tax to a State by virtue of our operations within that State, you may be entitled to a deduction or credit against tax owed to your State of residence with respect to the same income. If you itemize deductions for federal income tax purposes, your payment of State and local taxes will constitute a deduction for federal income tax purposes. We advise you to consult your own tax advisor to determine the effect of State and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Tax Treatment of Certain Trusts and Estates

The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this section.

Taxation of Tax-Exempt Organizations

Charitable and other tax-exempt organizations, including qualified pension plans and individual retirement accounts, are subject to the unrelated business income tax. Under the Code, a charitable remainder trust that has unrelated business taxable income is subject to an excise tax equal to 100% of such income. Tax-exempt investors will be deemed to be engaged in the business carried on by us and will be subject to the unrelated business income tax. Income from our leasing activities will constitute UBTI. In addition, to the extent that we are considered to have financed our lending activities with borrowed funds, our income from such activities also will constitute UBTI. We do not expect to finance our lending activities with borrowed funds; however, the test linking a partnership’s debt with an activity is broad and is subject to a facts and circumstances test. For example, the IRS has taken the position that a partnership that has invested all of its cash and then needs to finance its working capital has debt-financed income for purposes of the UBTI rules. Thus, even though we do not intend to borrow to finance our lending activities, future operations could give rise to an IRS challenge that we have generated debt-financed income. Further, to the extent that the IRS could successfully assert that a portion of the money we borrowed to finance our leasing activities should instead be attributed to our lending activities, the portion of our income that constitutes UBTI would be increased. This is because rental income, such as the income we derive from the leasing of personal property, constitutes UBTI whether we finance it from our capital or from borrowings. However, interest income we derive from our lending activities constitutes UBTI only if we generate it using borrowed funds. Thus, our UBTI increases proportionately with the amount of any increase to the amount of our debt allocated to our lending activities. Because the proper tax treatment will depend upon the specific terms and conditions of our future borrowings and the uses of the cash from borrowings, our counsel cannot render an opinion on this issue. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in our units. In addition, exempt investors that are required to distribute a certain portion of their assets every year, such as IRAs and 401(k) plans subject to the mandatory distribution requirements, should consider the fact that there will not be any market for our units when determining their ability to satisfy such mandatory distribution requirements.

Corporate Investors

The federal income tax consequences to investors that are corporations may differ materially from the tax consequences discussed in this section, particularly as they relate to the alternative minimum tax. Such investors should consult with their tax advisors as to the tax consequences to them of this investment.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE TO A PROSPECTIVE INVESTOR DEPENDING UPON A PROSPECTIVE INVESTOR’S PARTICULAR SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE UNITS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

INVESTMENT BY QUALIFIED PLANS AND IRAS

Fiduciaries under ERISA

Under the federal law commonly known as ERISA, fiduciaries of certain employee benefit plans (generally tax qualified plans) must act solely for the benefit of the plan’s participants and beneficiaries. A fiduciary must:

•	perform its duties with the skill, prudence and diligence of a prudent person;

•	diversify the plan’s investments so as to minimize the risk of large losses; and

•	act in accordance with the plan’s governing documents.

Fiduciaries include anyone who exercises any control over the management of the Funds or other property of the plan. In addition, a plan participant who exercises control over his or her individual account in the qualified plan under a self-directed investment arrangement will generally be held responsible for the consequences of his or her investment decisions. Although IRAs generally are not subject to ERISA’s fiduciary duty rules, they, as well as IRAs and self-directed accounts, are subject to the IRS’s prohibited transaction rules, which are discussed below.

We urge each fiduciary of an IRA or a qualified plan to consider these rules in the context of the particular circumstances of the IRA or the qualified plan before purchasing our units.

Prohibited Transactions

ERISA and the Code prohibit qualified plans and IRAs from engaging in certain transactions involving their assets, which are referred to as “prohibited transactions,” with certain parties, which are referred to as “parties in interest” or “disqualified persons,” respectively. For purposes of this discussion, such persons will be referred to as “disqualified persons” only. Disqualified persons generally include:

•	fiduciaries or other service providers of the qualified plan or IRA;

•	an employer whose employees are covered by the Plan’s IRA;

•	certain employers, officers, directors, certain shareholders and other owners of the company sponsoring the qualified plan; and

•	persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules. Types of prohibited transactions include; for example:

•	sale, exchange or leasing of property between a plan and a disqualified person;

•	direct or indirect transfers of a qualified plan’s or IRAs assets to, or use by or for the benefit of, a disqualified person;

•	the use of a qualified plan’s or IRAs assets by a fiduciary for his or her personal benefit; and

•	a fiduciary receiving cash or other consideration for his or her own benefit from a third-party in connection with a transaction involving the assets of the qualified plan or the IRA.

Under ERISA, a fiduciary person that engages in a prohibited transaction must return any profits to the plan and pay back any losses to the plan. Also, the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction. These prohibited transactions generally must be undone by the disqualified person to avoid additional penalties. In addition, if a taxpayer engages in a prohibited transaction with an IRA in which he or she is a beneficiary, the IRA will cease being an IRA and all of its assets will be treated as if they had been distributed to the taxpayer in the year in which the prohibited transaction occurred, which may result in additional penalties to the taxpayer.

Subject to the rules discussed below, in order to avoid a prohibited transaction under the Code or ERISA, our units may not be purchased by a qualified plan or an IRA with funds or other assets for which we or any of our affiliates are fiduciaries or other disqualified persons.

Plan Assets

In some circumstances, ERISA applies a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested are deemed to be the assets of the qualified plan or the IRA itself. If our assets were determined to be plan assets, then fiduciaries of the qualified plans and IRA’s that purchase our units might be subject to liability for actions that we take. In addition, some of the transactions described in this prospectus in which we might engage, including transactions with our affiliates, may be prohibited transactions. Moreover, fiduciaries of qualified plans or IRA’s subject to ERISA’s fiduciary duty rules that purchase our units might be deemed to have improperly delegated their fiduciary responsibilities to us. ERISA, however, exempts certain investments from the look-through rule. Under the Department of Labor’s current regulations, our assets will not be treated as plan assets of a qualified plan or IRA limited partner if:

•	our units are publicly offered, which means that among other things our units must be “freely transferable” and part of a class of units that is “widely held” as those terms are defined by ERISA;

•	less than 25% of the value of any class of our units are owned by qualified plans, IRA’s, and certain other employee benefit investors; or

•	we are an operating company.

We cannot be certain that our units will be deemed to be freely transferable or that they will be widely held under the regulation, or that we will be deemed to be an operating company, because those issues involve factual determinations. Therefore, we will rely on the “less than 25%” ownership exemption, and we will ensure that qualified plans, IRA’s, and certain other employee benefit plan investors at all times own less than 25% of the total value of each class of our outstanding units. In making this determination, we will, as provided in the Department of Labor’s regulations, disregard the value of any units held by (i) our General Partner or our Investment Manager or other person (other than a benefit plan investor), who has discretionary authority or control with respect to our assets, (ii) any person who provides investment advice for a fee with respect to our assets, and (iii) any affiliate of those persons.

Other ERISA Considerations

In addition to the considerations described above in connection with the “plan asset” issue, a fiduciary’s decision to cause a qualified plan or IRA to purchase our units should involve, among other factors, considerations that include whether:

•	the purchase is prudent in light of the illiquid nature of our units and potential minimum required distributions from the plan or IRA;

•	the investment will provide sufficient cash distributions in light of required benefit payments and other needs for liquidity;

•

the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from us; and

•

the fair market value of our units will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a Delaware limited partnership formed on March 10, 2010. We operate a fund in which the capital invested by partners is pooled together. This pool of capital is then used to invest in business-essential, revenue-producing (or cost-saving) equipment and other physical assets with substantial economic lives and, in many cases, associated revenue streams. The pooled capital contributions are also used to pay fees and expenses associated with our organization and to fund a capital reserve.

Our principal investment strategy is to invest in business-essential, revenue-producing (or cost-savings) equipment with high in-place value and long, relative to the investment term, economic life. We expect to achieve our investment strategy by making investments in equipment already subject to lease or originating equipment leases in such equipment, which will include: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset financing; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. From time to time, we may also purchase equipment and sell it directly to our leasing customers.

Many of our investments are anticipated to be structured as full payout or operating equipment leases. In addition, we invest by way of participation agreements and residual sharing agreements where we acquire an interest in a pool of equipment or other assets or rights to those equipment or other assets, at a future date. We also structure investments as project financings that are secured by, among other things, essential use equipment and/or assets. Finally, we use other investment structures, such as vendor and rental (hire) programs that our Investment Manager believes will provide us the appropriate level of security, collateralization, and flexibility to optimize our return on investment while protecting against downside risk. In most cases, the structure includes us holding title to or a priority position in the equipment or other asset.

We divide our life into three distinct stages: (i) the Offering Period, (ii) the Operating Period and (iii) the Liquidation Period. The Offering Period is the time-frame in which we raise capital contributions from Limited Partners through the sale of our Units. The Operating Period commences on the initial closing date of our first equipment lease transaction and will last for three years unless it is extended, at the sole discretion of our General Partner for a maximum of two one-year extensions. Our Offering Period and Operating Period will overlap. The Liquidation Period is the period in which we will sell our assets in the ordinary course of business and will last four years, unless it is extended, at the sole discretion of our General Partner for a maximum of two one-year extensions.

We were declared effective by the SEC on March 17, 2011, which is the date our Offering Period began. Since that time through December 31, 2011, we have admitted 137 Limited Partners and raised $8,450,900 in capital contributions. During this span of time we paid or accrued to Securities $169,018 in distribution expenses and paid an additional $963,721 in organizational and offering costs.

We commenced our Operating Period on June 29, 2011 with our first equipment transaction. During the Operating Period we will invest most of the net offering proceeds in items of equipment that are subject to leases, equipment financing transactions, and residual ownership rights in leased equipment. After the net offering proceeds are invested, additional investments will be made with the cash proceeds generated from our initial investments, to the extent that cash is not needed for expenses, reserves, or distributions to Limited Partners. The investment in additional equipment in this manner is called “reinvestment.”

Current Business Environment and Outlook

The current domestic and foreign business environments have many challenges for the leasing industry; (i) interest rates are at or near historic lows with no indication of moving up during 2012, (ii) unemployment is high around the world, (iii) the 2008-09 United States of America recession was deeper than previously believed which has created tepid commercial spending and (iv) the ongoing debt crisis in Europe. We believe that these factors, among others, may restrain economic growth prospects in 2012.

With interest rates at or near historic lows it creates favorable conditions for financing equipment rather than leasing equipment. With unemployment at high levels many companies have excess capacity and until they can utilize that excess capacity may not invest in additional equipment. This may have a dampening effect on leasing transactions in the industrial equipment sector. We believe, in our market space, that we will be able to provide financing opportunities to company’s looking to expand their operations in anticipation of the economic recovery we anticipate is currently in its early stages.

Current Industry Trends

According to the Equipment Leasing and Finance Foundation’s “2012 Equipment Leasing and Financing U.S. Economic Outlook” the expectation for 2012 is slower growth then in 2011, but growth should remain positive overall. The business sectors where growth is anticipated to remain strong are in the transportation equipment sector, the industrial equipment sector and the computer equipment and software sector. The business sectors in which growth is expected to slow or remain consistent with 2011 are the construction equipment sector, the agricultural equipment sector and medical equipment sector. The energy sector is expected to gain momentum during late 2012.

Significant Transactions

As of the date of this Post-Effective Amendment No. 2, we have made seven investments in manufacturing equipment, transportation and storage assets, technology in the entertainment industry, and energy and environmental infrastructure.

Bottle Recycling and Extrusion Production Line

Between June 2011, and October 2011, we invested approximately $2,800,000 in recycling and production equipment as part of the largest plastics recycling plant, of its kind, in the world. The recycling plant is part of a 10 year joint venture between Coca-Cola Enterprises Limited. and ECO Plastics Limited. The plant sorts and cleans used plastic packaging and turns it into new bottles within six weeks. The facility is intended to help Coca-Cola achieved its goal of incorporating 25% recycled polyethylene terephthalate (PET) into their plastic bottles. The plant will enable the UK to process 75,000 tons of PET per year, up from 35,000. PET is the type of plastic used most commonly in bottled water and carbonated beverages. Coca-Cola estimates the plant will save about 33,500 tons of carbon dioxide a year, which is the equivalent of taking 15,715 cars off the road.

Our investment term is less than six years, after which we intend to sell the equipment to the joint venture.

Public Address System

We entered into a single investor lease on August 19, 2011 for the security and public address system for a Scottish Premier League soccer team. The club has been in existence since 1872 and in recent times has been at the top of their division. According to the Scottish Premier League website, the club can claim to be the most successful club in Scotland with over 100 domestic league and cup wins to their name. The equipment is legally required for any events held at their stadium. In addition to use at soccer matches, the 51,706 seat stadium also hosts regular concerts and events including rugby matches and other sporting events. The club is currently emerging from a financial restructuring but continues to utilize and pay for the equipment. The system was acquired for approximately $990,000 and is subject to a three year lease term with a one year fixed renewal option. The new system replaces the previous system that was in place for 14 years.

Hydroelectric Plant

Between October 2011, and February 2012, we provided financing of approximately $1,900,000 for the purchase and installation of a hydroelectric plant on the River Thames outside Windsor Castle in the United Kingdom. The project is called the Romney Weir and it has received a considerable amount of press around the world.

We entered into an instrument with a special purpose entity that was formed to manage the project and hold the security interests in the plant. The Fund’s investment is secured by the direct obligation of Windsor Castle, a 15 year power purchase agreement and the underlying hard assets of the hydroelectric plant including the two 40-ton Archimedes screws.

The technology is relatively simple and proven over hundreds of years. The weight and mass of the water passing through the screws rotates them which, in turn, drive the turbines that generate electricity. The project is not only environmentally friendly in its production of renewable green energy but it has a very low impact on the fish and wildlife that can easily pass through the low-flow turbines unharmed.

Entertainment and Leisure Equipment

On December 19, 2011, we entered into a lease transaction for gaming and entertainment equipment located in airports, hotels, restaurants, and bars throughout the United Kingdom with a lease term of 24 months. The equipment was acquired for approximately $780,000 and is being used as part of a revolving rental program by one of the largest gaming companies in the UK. The equipment produces as much as 50% of the revenue in some of the establishments in which they are located.

Anaerobic Digestion Plant

In February 2012, we made an investment of approximately $1,200,000 for the acquisition of an effluent anaerobic digestion plant which has been in place for two years. The plant generates energy by breaking down the organic waste produced by a major fruit juice and smoothie manufacturer. The plant is located in the United Kingdom where the manufacturer is subject to tariffs (taxes) related to the quality and the content of the run-off from the juice and smoothie production. The plant uses very simple technology, in a non-pressurized system, to convert the organic content of the run-off to methane which powers a generator that provides 40% of the electricity to operate the production facility. As a result of this process, the tariff that the manufacturer pays is reduced by around 90%. The UK government also provides semi-annual grants based on the amount of energy produced by the plant. The plant can be disassembled and reassembled with ease to accommodate another lessee if needed.

Reusable Plastic Bulk Bins

On March 30, 2012, we acquired 10,000 agricultural containers used for produce transportation and storage. The containers were acquired directly from the manufacturer for approximately $850,000 and the manufacturer leased them back subject to a 5 year lease.

The containers are part of a 30,000 unit rental fleet through which the manufacturer supplies local farmers with the containers subject to short term leases that coincide with the various harvest and production seasons. The units subject to lease are primarily used for berries and small fruit.

Intermediate Bulk Agricultural Containers

On March 30, 2012, we purchased an interest in approximately 16,275 agricultural containers used for the transportation and storage of tomato paste on lease to one of the world’s largest manufacturers of consumer goods. We paid approximately $1,300,000 for our investment. The equipment, which is located in California, is used once a year during the tomato harvest when it is filled with tomato paste and then stored until the tomato paste is required in the production process for one of the most popular world-wide brands of tomato sauce.

Critical Accounting Policies

An understanding of our critical accounting policies is necessary to understand our financial results. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires our General Partner and our Investment Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates primarily include the determination of allowance for doubtful accounts, depreciation and amortization, impairment losses and the estimated useful lives and residual values of the leased equipment we acquire. Actual results could differ from those estimates.

Lease Classification and Revenue Recognition

Each equipment lease we enter into is classified as either a finance lease or an operating lease, which is determined at lease inception, based upon the terms of each lease, or when there are significant changes to the lease terms. We capitalizes initial direct costs (“IDC”) associated with the origination and funding of lease assets. IDC includes both internal costs (e.g., labor and overhead) and external broker fees incurred with the origination. Costs related to leases that are not consummated are not eligible for capitalization as IDC and are expensed as incurred as acquisition expense. For a finance lease, IDC is capitalized and amortized over the lease term using the effective interest rate method. For an operating lease, the initial direct costs are included as a component of the cost of the equipment and depreciated over the lease term.

For finance leases, we record, at lease inception, the total minimum lease payments receivable from the lessee, the estimated unguaranteed residual value of the equipment at lease termination, the initial direct costs related to the lease, if any, and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable, plus the estimated unguaranteed residual value, minus the cost of the leased equipment. Unearned income is recognized as finance income over the term of the lease using the effective interest rate method.

For operating leases, rental income is recognized on a straight-line basis over the lease term. Billed operating lease receivables are included in accounts receivable until collected. Accounts receivable are stated at their estimated net realizable value. Deferred revenue is the difference between the timing of the receivables billed and the income recognized on a straight-line basis.

Our Investment Manager has an investment committee that approves each new equipment lease and other financing transaction. As part of its process, the investment committee determines the residual value, if any, to be used once the investment has been approved. The factors considered in determining the residual value include, but are not limited to, the creditworthiness of the potential lessee, the type of equipment considered, how the equipment is integrated into the potential lessee’s business, the length of the lease and the industry in which the potential lessee operates. Residual values are reviewed for impairment in accordance with our impairment review policy.

The residual value assumes, among other things, that the asset is utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the marketplace are disregarded and it is assumed that there is no necessity either to dispose of a significant number of the assets, if held in quantity, simultaneously or to dispose of the asset quickly. The residual value is calculated using information from various external sources, such as trade publications, auction data, equipment dealers, wholesalers and industry experts, as well as inspection of the physical asset and other economic indicators.

Asset Impairments

The significant assets in our portfolio are periodically reviewed, no less frequently than annually or when indicators of impairment exist, to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss will be recognized only if the carrying value of a long-lived asset is not recoverable and exceeds its fair value. If there is an indication of impairment, we will estimate the future cash flows (undiscounted and without interest charges) expected from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If an impairment is determined to exist, the impairment loss will be measured as the amount by which the carrying value of a long-lived asset exceeds its fair value and recorded in the statement of operations in the period the determination is made.

The events or changes in circumstances that generally indicate that an asset may be impaired are, (i) the estimated fair value of the underlying equipment is less than its carrying value, (ii) the lessee is experiencing financial difficulties and (iii) it does not appear likely that the estimated proceeds from the disposition of the asset will be sufficient to satisfy the residual position in the asset. The preparation of the undiscounted cash flows requires the use of assumptions and estimates, including the level of future rents, the residual value expected to be realized upon disposition of the asset, estimated downtime between re-leasing events and the amount of re-leasing costs. Our Investment Manager’s review for impairment includes a consideration of the existence of impairment indicators including third-party appraisals, published values for similar assets, recent transactions for similar assets, adverse changes in market conditions for specific asset types and the occurrence of significant adverse changes in general industry and market conditions that could affect the fair value of the asset.

Depreciation

We record depreciation expense on equipment when the lease is classified as an operating lease. In order to calculate depreciation, we first determine the depreciable equipment cost, which is the cost less the estimated residual value. The estimated residual value is our estimate of the value of the equipment at lease termination. Depreciation expense is recorded by applying the straight-line method of depreciation to the depreciable equipment cost over the lease term.

Results of Operations for the Year Ended December 31, 2011 (“2011”) and the Period From March 10, 2010 (Commencement of Operations) Through December 31, 2010 (“2010”)

We are currently in both our Offering Period and our Operating Period. During our Offering Period we will continue raising capital contributions from Limited Partners until, the earlier of: (i) raising $50,000,000 in Limited Partner capital contributions or (ii) March 17, 2013. The management fee we pay our Investment Manager will increase once we raise $36,456,000. This fee is determined as an amount equal to or the greater of; (i) a fixed monthly management fee of $60,000 or (ii) 1.975% per annum of the aggregate offering proceeds.

During our Operating Period, we will continue to make investments in leased equipment and financing transactions with the cash generated from our initial investments, to the extent that the cash will not be needed for expenses, reserves and distributions to our Limited Partners. As our investments mature, we anticipate reinvesting the cash proceeds in additional investments in leased equipment and financing transactions. We anticipate incurring gains and losses on our investments during our Operating Period. Additionally, we expect to see our rental income and finance income increase, as well as related expenses, such as depreciation and amortization expense.

Revenue for 2011 and 2010 is summarized as follows:

	Year Ended December 31, 2011	Period From March 10, 2010 (Commencement of Operations) Through December 31, 2010

Revenue:
Rental income	$135,361	$—
Finance income	38,995	—
Interest income	20,474	—

Total Revenue	$194,830	$—

For 2011, our rental income was earned from one lessee in the United Kingdom relating to a bottling recycling and extrusion plant. There is both an initial rental period and a fixed rental period. The initial rental period was for four months but may be extended if the lessee raised an additional £3,000,000 in equity. The lessee raised the required additional equity during September 2011. Accordingly, the initial rental period has been extended until the earlier of either; (i) twelve months from date of the HP Agreement or (ii) the Plant Valuation date, as defined in the HP Agreement. Our Investment Manager anticipates that the fixed rental period will begin on July 1, 2012. Once the fixed rental period begins the revenue will likely become finance income, as we reassess the classification of the lease terms. We earned all of our finance revenue from one lessee for a public address system for a Scottish Premier League football team located in Scotland. We earned $16,474 of interest income from our equipment notes receivable, which is with a single entity.

Expenses for 2011 and 2010 are summarized as follows:

	Year Ended December 31, 2011	Period From March 10, 2010 (Commencement of Operations) Through December 31, 2010

Expenses:
Management fees — Investment Manager	$480,000	$—
Professional fees	116,604	—
Depreciation and amortization	94,596	—
Fund administration expense	34,006	—
Other expenses	18,634	118
Foreign currency transaction loss	125,095	—

Total Expenses	$868,935	$118

During 2011 we incurred total expenses of $868,935. Our largest expense was $480,000 for management fee expense paid to our Investment Manager. The monthly management fee reimburses our Investment Manager for normal overhead expenses, which include, but are not limited to, employee compensation, rent, professional services, office equipment, and supplies. We incurred a foreign currency transaction loss of $125,095: $82,384 related directly to our equipment leasing transactions or project financings in the United Kingdom and Scotland and $42,711 related to foreign exchange fluctuation changes in our cash account located in the United Kingdom. We do not currently, and we have no plans in the future to hedge our British pounds sterling activity. We expect to have gains and losses relating to our foreign currency transactions and the swings may be large from year to year. The significant portion of our professional fees, $95,202, was related to compliance work regarding the rules and regulations of the SEC and $13,000 was for income tax compliance matters. We expect these costs will increase as we admit additional Limited Partners and enter into more equipment transactions. Depreciation and amortization totaled $94,596 for 2011. Depreciation expense totaled $70,000 and related solely to the equipment in the HP Agreement. Once the initial rental period is completed this equipment is not expected to incur any additional depreciation expense. Amortization expense relates to the amortization of initial direct costs incurred during the acquisition of leased equipment. Since the amortization expense is calculated using the effective interest rate method amortization will be greater in the early years of our leased equipment and decrease over time.

Net loss

For the reasons discussed above for 2011 we incurred a net loss of $674,105, a net loss allocable to our Limited Partners of $667,364 and a net loss attributable to our Limited Partners per weighted average number of Units outstanding of $134.67.

Financial Condition

Overview of Financial Condition

Significant changes to our partners’ equity are discussed herein as a result of the admission of limited partners.

Assets

Escrow deposits Limited Partner contributions — totaled $2,634,000 at December 31, 2011 and was comprised of monies received from Investors who had not been admitted by us as Limited Partners at December 31, 2011. This amount is offset by an equal liability for capital contributions received in advance. In addition, we earned interest on these funds of $2,731 through December 31, 2011, which is included in escrow deposits Limited Partner contributions in our balance sheets at December 31, 2011.

Investments in finance leases, net — totaled $4,310,875 and represents the price we paid for our finance leases during 2011 less; (i) minimum rents received from the lessee’s, (ii) finance income earned and (iii) the foreign currency transaction loss on our leased equipment denominated in British pounds sterling.

Equipment notes receivable, including accrued interest — totaled $1,407,231 and consisted of a Senior Loan Note Instrument denominated in British pounds sterling translated into United States of America dollars at December 31, 2011 and accrued interest on the outstanding principal.

Liabilities

Limited Partners contributions received in advance — totaled $2,634,000 and was comprised of monies received from Investors who had not been admitted by us as Limited Partners by December 31, 2011.

Liquidity and Capital Resources

Sources and Uses of Cash

	Year Ended December 31, 2011	Period From March 10, 2010 (Commencement of Operations) Through December 31, 2010

Cash provided by (used in):
Operating activities	$(276,990)	$(118)

Investing activities	$(6,279,790)	$—

Financing activities	$7,198,058	$350

Sources of Liquidity

We are currently in both our Offering Period and our Operating Period. The Offering Period is the time-frame in which we raise capital contributions from Limited Partners through the sale of our Units. As such, we expect that a substantial portion of our cash in-flows will be from financing activities. The Operating Period is the time-frame in which we acquire equipment under lease or enter into other equipment financing transactions. During this time period we anticipate that a substantial portion of our cash out-flows will be for investing activities. We believe that the cash in-flows will be sufficient to finance our liquidity requirements for the foreseeable future, including semi-annual distributions to our Limited Partners, general and administrative expenses, fees paid to our Investment Manager and new investment opportunities.

Our ability to generate cash in the future is subject to general economic, financial, competitive, regulatory and other factors that affect us and our lessees’ and borrowers’ businesses that are beyond our control. See “Risk Factors.”

Operating Activities

Cash used in operating activities was primarily due to our starting up operations during 2011. Cash used in operating activities was $276,990 in 2011. This was primarily due to our net loss in 2011 of $674,105. Offsetting our net loss was $289,983 of cash collections from our finance leases and $91,632 relating to an increase in our accounts payable and accrued liabilities. During 2011 we received $187,596 in cash from our public address system lease and $102,387 in cash at the closing for the entertainment and leisure equipment. We anticipate that as we enter into additional equipment leasing transactions we will begin to generate net cash in-flows from operations. Prior to March 17, 2011 we were not actively engaged in business so in the 2010 our net loss consisted of bank charges while in 2011 we began our business operations and expected to incur a net loss.

Investing Activities

Cash used in investing activities was $6,279,790 in 2011. This decrease was solely related to our purchase of finance leases of $4,694,194, initial direct costs related to the acquisition of these leases of $174,786 and our funding under a Senior Loan Note Instrument for $1,410,810. Additional information may be obtained in the notes to our Consolidated Balance Sheet at December 31, 2011.

Financing Activities

Cash provided by financing was $7,198,058 in 2011. During 2011 we raised $8,450,900 in capital contributions from the 137 Limited Partners we admitted. Offsetting this was offering and distribution expenses paid of $1,131,739 and distributions paid to our Limited Partners of $120,853. We expect to continue generating cash in-flows during the Offering Period. Thereafter we believe we will generate cash out-flows primarily from distributions to our Limited partners.

Financings and Borrowings

None.

Distributions

We will make, at the sole discretion of our Investment Manager and contingent upon the availability of funds, semi-annual cash distributions to each Limited Partner computed at 3% (pro-rated to the date of admission for each Limited Partner) of each Limited Partner’s capital contribution, beginning six months after the Partnership’s initial closing which occurred on May 2, 2011. We expect to make distributions to our Limited Partner’s through the Operating Period. During 2011 we paid distributions to our Limited Partners totaling $120,853. We did not pay any distributions to our General Partner during 2011.

Commitments and Contingencies and Off-Balance Sheet Transactions

Commitment and Contingencies

At December 31, 2011 we had a liability for Limited Partners contributions received in advance totaling $2,634,000. Any Investors whom we do not admit as Limited Partners, within a reasonable period of time, will be refunded the amount they intended to invest.

Our income, losses and distributions are allocated 99% to our Limited Partners and 1% to our General Partner until the Limited Partners have received total distributions equal to each Limited Partners’ capital contribution plus an 8%, compounded annually, cumulative return on each Limited Partners’ capital contribution. After such time, income, losses and distributions will be allocated 80% to our Limited Partners and 20% to our General Partner.

We enter into contracts that contain a variety of indemnifications. Our maximum exposure under these arrangements is not known.

In the normal course of business, we enter into contracts of various types, including lease contracts, contracts for the sale or purchase of lease assets, and management contracts. It is prevalent industry practice for most contracts of any significant value to include provisions that each of the contracting parties, in addition to assuming liability for breaches of the representations, warranties, and covenants that are part of the underlying contractual obligations, to also assume an obligation to indemnify and hold the other contractual party harmless for such breaches, and for harm caused by such party’s gross negligence and willful misconduct, including, in certain instances, certain costs and expenses arising from the contract. Generally, to the extent these contracts are performed in the ordinary course of business under the reasonable business judgment of our General Partner and our Investment Manager, no liability will arise as a result of these provisions. Our General Partner and our Investment Manager knows of no facts or circumstances that would make our contractual commitments outside standard mutual covenants applicable to commercial transactions between businesses. Accordingly, we believe that these indemnification obligations are made in the ordinary course of business as part of standard commercial and industry practice, and that any potential liability under our similar commitments is remote. Should any such indemnification obligation become payable, we would separately record and/or disclose such liability in accordance with accounting principles generally accepted in the United States of America.

Off-Balance Sheet Transactions

None.

SUMMARY OF OUR PARTNERSHIP AGREEMENT

The following is a brief summary of the material provisions of our partnership agreement that are not covered elsewhere in this prospectus. The partnership agreement sets out the terms and conditions on which we will conduct our business and affairs, including the rights and obligations of you and our other limited partners. A copy of our partnership agreement is included as Appendix  A to this prospectus. You should read the entire partnership agreement carefully before purchasing our units.

General

We are a Delaware limited partnership formed with SQN AIF III GP, LLC as our General Partner. Our registered office in Delaware is c/o The Company Corporation, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19998. We may change our registered office place of business by written notice to you. Our General Partner’s offices are located at 110 William Street, 26th Floor, New York, New York 10038.

Our term began when we filed a certificate of limited partnership with the Delaware Secretary of State on March 10, 2010. Under our partnership agreement, we will terminate at midnight on December 31, 2034, or earlier if a dissolution event occurs as described in “— Events Causing Dissolution,” below. However, our General Partner anticipates that our actual term before we cease operations as a limited partnership and liquidate our assets will be much shorter, approximately seven years after the date of this prospectus.

Capital Contributions

Our General Partner contributed $100 in cash as its capital contribution to us in exchange for a 1% interest in our income, losses and cash distributions. Each limited partner and our General Partner and its affiliates will contribute $1,000 to our capital for each unit purchased. You and our other limited partners are not obligated to make additional capital contributions to us, except as described below under “— Limited Liability of Limited Partners.”

Powers of our General Partner

Except as otherwise specifically provided in our partnership agreement, our General Partner will have complete and exclusive discretion in the management of our business. You will not be permitted to participate in our management. Except to the extent limited by Delaware law, our General Partner may delegate any or all of its duties under the partnership agreement to another person, including any of its affiliates or independent third-parties. The partnership agreement designates our General Partner as our tax matters partner and directs it to represent us and you and our other limited partners in all examinations and proceedings of our affairs by tax authorities, and to expend our funds in doing so.

Liability of Our General Partner

Our General Partner will be liable for all of our general obligations to the extent we do not pay them. However, our General Partner will not have any personal liability for:

•	obligations that are specifically nonrecourse to us; or

•	the repayment of your capital contribution.

Limited Liability of Limited Partners

Our units are not assessable, and you will not have any personal liability for any of our obligations or liabilities. You will only be liable for our obligations and liabilities to the extent of your capital contribution and your pro rata share of our undistributed profits and other assets. However, if you participate in the management or control of our affairs, you may be deemed under Delaware law to be acting as a general partner and you may lose your limited liability as against third-parties who reasonably believe, in doing business with us, that you are a general partner. In addition, Delaware law provides that you may be liable to us for a distribution we make to you if, after giving effect to the distribution, our liabilities exceed the fair value of our assets.

Withdrawal or Removal of Our General Partner

Our General Partner may not voluntarily withdraw as our General Partner without:

•	60 days’ advance written notice to you and our other limited partners;

•	obtaining an opinion of counsel that the withdrawal will not cause our termination as a limited partnership or materially and adversely affect our federal tax status as a partnership; and

•	the selection of a substitute general partner by limited partners owning a majority of our units.

Our General Partner may be removed by limited partners owning a majority of our units. Neither our General Partner nor any of its affiliates may participate in any vote by our limited partners to remove our General Partner as general partner or appoint a substitute general partner.

Consequences of Withdrawal or Removal of Our General Partner

On the withdrawal or removal of our General Partner, we must pay our General Partner the fair market value of its partnership interest, plus or minus, as the case may be, accrued but unpaid fees owed to our General Partner by us and the difference between any other amounts owed to our General Partner by us and any amounts owed to us by our General Partner. The method of payment must be fair and protect our solvency and liquidity. The method of payment is deemed fair if:

•

in a voluntary withdrawal, it provides for a non-interest bearing unsecured promissory note with principal payable only from distributions from us that our General Partner otherwise would have received; or

•

in an involuntary removal, it provides for a rate of interest equal to the lesser of the rate we would obtain from an unrelated bank lender for an unsecured 60-month loan or the “Prime Rate” of interest published in the Money Rates section of the Wall Street Journal, plus 4%, and provides for payment of principal and interest in 60 equal monthly installments.

Liability of Withdrawn or Removed General Partner

After the withdrawal or removal of our General Partner as our General Partner, it will remain liable for all obligations and liabilities incurred by it or by us while it was acting as our General Partner and for which it was liable as our General Partner. Our General Partner will be free of any obligation or liability arising from our activities after the time its withdrawal or removal becomes effective.

Transfer of Units

There is no public or secondary market for our units, and we do not expect that a market will develop. Generally, you may transfer or assign your units to any person, whom we call an assignee, only if you satisfy the following conditions:

•	you and the assignee sign a document that our General Partner reasonably determines satisfies the following:

–	states your intention that the assignee is to become a substitute limited partner, if that is the case;

–	shows that there is a legal transfer and binds the assignee to all of the terms and provisions of our partnership agreement;

–

includes a representation by both you and the assignee that the assignment or transfer complies with all applicable laws, including the applicable minimum investment and investor suitability requirements under state securities laws; and

•	the assignee pays us a fee that will not exceed $150 for our expenses.

Also, unless our General Partner consents, no units may be assigned:

•	to a minor or incompetent unless a guardian, custodian or conservator has been appointed for the person;

•	to any person if, in our counsel’s opinion, the assignment would terminate our taxable year or adversely affect our status as a limited partnership for federal income tax purposes;

•

to any person if, in our counsel’s opinion, the assignment would affect our existence or qualification as a limited partnership under Delaware law or the laws of any other jurisdiction in which we conduct business;

•	to any person not permitted, in our counsel’s opinion, to be an assignee under applicable law, including federal and state securities laws;

•	if the assignment is for less than 25 units unless the assignment is for all of your units;

•	if the assignment would result in your keeping a portion of your units that is less than the greater of:

–	25 units; or

–	the minimum number of units required to be purchased under the minimum investment standards applicable under the state securities laws to your initial purchase of units; or

•

if, in our counsel’s opinion, the effect of the assignment would be to cause the equity participation in us by certain benefit plan and IRA investors to equal or exceed 25% of the value of any class of our total outstanding units at any time.

Any attempt to assign or transfer units in violation of our partnership agreement or applicable law will be ineffective. We will recognize assignments of units as of the last day of the month in which all conditions to the assignment have been satisfied, and we will amend our partnership agreement at least quarterly to effect the substitution of substitute limited partners.

In addition, our partnership agreement provides that so long as there are adverse federal income tax consequences from being treated as a publicly traded partnership, in our counsel’s opinion, we will not permit any interest in a unit to be assigned or sold which does not meet at least one of the “secondary market” safe harbors set forth in the Treasury Regulations. Under these rules, for example, any transfer that would cause the total of all unit transfers or assignments in a taxable year (including any redemptions of units by us) to exceed 2% of our total capital or profits interests, excluding exempted private transfers, would be prohibited. We anticipate that the “private transfers” and the 2% “lack of actual trading” safe harbors will be the only safe harbors potentially available to you and our other limited partners. For a more detailed summary of these safe harbors, see the “Material U.S. Federal Income Tax Consequences — Publicly Traded Partnership” section of this prospectus. If we determine that a purported transfer or assignment of a unit was effected on a secondary market, we have the right to refuse to recognize the proposed transfer or assignment and take any action we deem necessary or appropriate so that the proposed transfer or assignment is not in fact recognized. Also, you must provide us with all information with regard to any transfer or assignment of your units (or any proposed transfer or assignment of your units) that we deem necessary to determine whether it occurred or will occur on a secondary market.

Redemption of Units

We are permitted by the partnership agreement to redeem your units on your request at any time. However, any redemption of units is in our General Partner’s sole discretion. For a more complete discussion of the redemption of units, you should read the “Redemption of Units” section of this prospectus.

Books and Records

We will maintain our books and records at our General Partner’s principal office. You or your representative will have the right, on written request, subject to reasonable notice and at your own expense, to inspect and copy, at our General Partner’s principal office, any partnership books and records that we maintain. You also will have the right to have a copy of a list of our limited partners (the “Participant List” described below) mailed to you for a reasonable copying charge. However, you must first certify that the list will not be:

•	reproduced and sold to another party;

•	used for any commercial purpose unrelated to your interest in partnership matters; or

•	used for an unlawful purpose.

The Participant List is an alphabetical list of the names, addresses, and business telephone numbers of our limited partners along with the number of units held by each of them. The Participant List is maintained as part of our books and records, and will be updated at least quarterly to reflect changes in the information it contains.

If we or our General Partner neglect or refuse to exhibit, produce, or mail a copy of the Participant List as requested, our General Partner will be liable to any limited partner requesting the list for the costs, including attorneys’ fees, incurred by that limited partner for compelling the production of the Participant List, and for actual damages suffered by any limited partner by reason of such refusal or neglect. It is a defense that the actual purpose and reason for the request for inspection or for a copy of the Participant List is to secure the Participant List or other information for the purpose of selling the list or copies of the list, or using the list or other information for a commercial purpose other than in the interest of the applicant as a limited partner relative to our affairs. Thus, our General Partner will require the limited partner requesting the Participant List to first represent that the list is not being requested for a commercial purpose unrelated to the limited partner’s interest in us. The remedies provided to our limited partners requesting copies of the Participant List are in addition to, and do not in any way limit, other remedies available to our limited partners under federal law or the laws of any state.

Meetings of Limited Partners

There will be no annual or other periodic meetings of the limited partners. However, a meeting of our limited partners must be called by our General Partner following its receipt of written request(s), either in person or by registered mail, for a meeting on any matter on which our limited partners may vote from limited partners holding 10% or more of the then outstanding units. Every request by our limited partners for a meeting must state with reasonable specificity the purpose(s) for which the meeting is to be held and the text of any matter, resolution or action proposed to be voted on by our limited partners at the meeting. Within 10 days following the receipt of the request, our General Partner will give notice to all limited partners of the meeting, and the time and place of the meeting in the manner specified in our partnership agreement. In addition, our General Partner may, and if so requested by our limited partners in the manner described above, must, submit the proposed matter, resolution or action for action by consent of our limited partners, in lieu of a meeting. Also, our General Partner may call meetings of our limited partners at any time. However, in lieu of a meeting, any matter that could be voted on at a meeting of our limited partners may be submitted by our General Partner for action by consent of our limited partners.

Voting Rights of Limited Partners

Limited partners owning a majority of our units may take action on any of the following matters without our General Partner’s concurrence:

•	an amendment of our partnership agreement, subject to certain limitations discussed in “— Amendment by Limited Partners Without Our General Partner’s Concurrence,” below;

•	our dissolution;

•	the removal of our General Partner and the election of one or more substitute general partners;

•	the sale of all or substantially all of our assets, except in connection with securitization financings or sales in the ordinary course of liquidating our investments after the Operating Period; and

•

the cancellation of any contract for services to us with our General Partner or its affiliates, subject to certain exceptions, such as the Management, Origination and Servicing Agreement, without penalty on 60 days notice.

Our General Partner and its affiliates may not vote or consent on matters submitted to our limited partners regarding the removal of our General Partner and the election of a substitute general partner or regarding any transaction between us and our General Partner or any of its affiliates. In determining the requisite percentage of units necessary to approve a matter on which our General Partner or its affiliates may not vote or consent, any units owned by our General Partner or its affiliates cannot be included in either the numerator or the denominator.

Limited partners who dissent from any matter approved by limited partners owning a majority of our units are bound by the vote and do not have a right to appraisal or automatic repurchase of their units.

Amendment by Limited Partners Without Our General Partner’s Concurrence

Amendments of our partnership agreement by our limited partners without our General Partner’s concurrence may not allow our limited partners to take part in the control or management of us or our business, or contract away our General Partner’s fiduciary duties to our limited partners. In addition, any proposed amendment of the partnership agreement that would:

•	change how our partnership agreement can be amended, will require the consent of all of our limited partners;

•	alter the rights, powers, duties or obligations of our General Partner, will require our General Partner’s consent; or

•	adversely affect any partner’s share of our cash distributions will require the consent of each partner affected by the change.

Amendment by Our General Partner Without the Consent of the Limited Partners

Our General Partner may, without the consent of you and our other limited partners, amend our partnership agreement for the benefit or protection of you and our other limited partners, including any one or more of the following:

•	adding to our General Partner’s duties or obligations, or surrendering any of its rights or powers;

•	curing any ambiguity in, or correcting or supplementing any provision of, our partnership agreement;

•	preserving our status as a limited partnership for federal income tax purposes;

•	deleting or adding any provision that the SEC or any other regulatory body or official requires to be deleted or added; or

•	changing our name or the location of our principal office.

Events Causing Dissolution

We will dissolve when any of the following events occurs:

•	withdrawal or removal of our General Partner if a substitute general partner has not been admitted;

•	our dissolution is approved on a vote of limited partners owning a majority of our units;

•	the sale of all or substantially all of our assets other than in connection with a financing transaction, such as a securitization;

•	the expiration of our term; or

•	any other event which would cause us to dissolve under Delaware law.

Liquidation

When a dissolution event occurs, we will liquidate our investments and other assets and distribute the proceeds, after we pay our debts and expenses, to our partners in accordance with their percentage ownership in us. Our existence will terminate once we have paid all our debts and expenses and made final distributions to our partners. You are not guaranteed the return of, or a return on, your investment in us as a result of any of these distributions.

Roll-Up Transactions

We may enter into a “roll-up” transaction only on the vote or consent of limited partners owning a majority of our units and on satisfaction of certain other conditions described below. A “roll-up” transaction generally is a transaction involving the acquisition, merger, conversion or consolidation of us, as a partnership, with an entity created by, or surviving, the transaction (the “roll-up entity”), and the issuance of securities by the roll-up entity. The term “roll-up” does not cover specified transactions, including our conversion into a different legal form, if there will be no significant adverse change in unit voting rights, our term, the compensation we pay our General Partner and its affiliates, our investment objectives or the federal income tax consequences of owning a unit.

•

In order for us to enter into a proposed roll-up transaction, the additional conditions set forth below must be met. All of our assets must be appraised by a competent, independent expert, which our partnership agreement defines as a person with no material current or prior business or personal relationship with our General Partner or its affiliates who is engaged to a substantial extent in the business of rendering appraisals and who is qualified to perform the work. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal must be filed with the SEC and the states as an exhibit to the registration statement for the offering. Our assets must be appraised on a consistent basis, and the appraisal must be based on an evaluation of all relevant information and indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal must assume an orderly liquidation of our assets over a 12 month period. The terms of the engagement of the independent expert must clearly state that the engagement is for the benefit of us and our limited partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, must be included in a report to our limited partners in connection with the proposed roll-up transaction. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

•	The sponsor of the proposed roll-up transaction must offer to our limited partners who vote “no” on the proposal the option of either:

•	accepting the roll-up securities; or

•	one of the following:

-	remaining as limited partners in us on the same terms and conditions as existed previously; or

-	receiving cash equal to the limited partner’s pro rata share of the appraised value of our net assets.

•

We may not participate in any proposed roll-up transaction that would result in our limited partners having voting rights that are less than those provided for under our partnership agreement. If the roll-up entity is a limited partnership, the voting rights of our limited partners must correspond to the voting rights provided for in our partnership agreement to the greatest extent possible.

•

We may not participate in any proposed roll-up transaction that includes provisions that would operate to materially impede or frustrate the accumulation of units by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity). We may not participate in any proposed roll-up transaction that would limit the ability of a limited partner to exercise the voting rights of that limited partner’s units of the roll-up entity on the basis of the number of our units held by that limited partner.

•

We may not participate in any proposed roll-up transaction in which our limited partners’ rights of access to the records of the roll-up entity would be less than those provided for under our partnership agreement.

•	We may not participate in any proposed roll-up transaction in which any of the costs of the transaction would be borne by us if the roll-up transaction is not approved by our limited partners.

Deferred Payments

We shall not sell or assign any deferred obligation notes at a discount to meet our financials needs.

REDEMPTION OF UNITS

Redemption Price of Units

Your units are illiquid and can be redeemed by us only if the redemption provisions in our partnership agreement, which are summarized below, are met. If we do redeem your units, which may include a reasonable administrative fee charged to you and is in our General Partner’s sole discretion, the redemption price for your units will depend on when you present your units for redemption. If you present your units for redemption:

•	during the Offering Period and Operating Period, the redemption price will equal not less than $850 per unit, less distributions previously paid to you; or

•

during the Liquidation Period, the redemption price will equal the equity for one unit as set forth on our balance sheet in our most recent periodic report filed with the SEC before your redemption request, less distributions paid to you since the date of the balance sheet.

We will not establish any specific reserves for the redemption of units. Redemptions may be made from our operating income, general reserves, additional limited partner capital contributions or any other sources not prohibited by our partnership agreement.

The redemption price for your units is unlikely to reflect the fair market value of your units at the time of redemption, particularly during the Liquidation Period. You may realize a greater return by holding on to your units for the duration of our term.

Procedure for Redemption of Units

To redeem your units, you must send us a written request in a form satisfactory to us. The request must be signed by all of the owners of the units. We will consider redemption requests to have been made on the earlier of the date the request is personally delivered with receipt acknowledged, or mailed by certified mail, return receipt requested, postage prepaid, at our General Partner’s address set forth in this prospectus. We will accept or deny redemption requests quarterly.

Restrictions on Redemption of Units

We have no obligation to redeem your units, and will do so only in our General Partner’s sole discretion. Beginning when you are admitted as a limited partner and at any time thereafter, you may request that we redeem your units. In any calendar year, we will not redeem any units that, in the aggregate, together with all other transfers of units made to date during the calendar year, subject to certain exceptions, exceed 2% of our total capital or profits interests, or that we reasonably believe might exceed 2% of our total capital or profits interests, as of the last day of the calendar year. This limitation is required so that we will not be treated as a publicly traded partnership for tax purposes. If we believe that the 2% limitation may be reached before year-end, we may redeem only a portion, or none, of the units for which redemption is sought, and we may decide to allocate, at the date of request or later in the year, redemption capacity based on the financial hardship of the limited partners requesting redemption.

In addition, we will not redeem units if, in our General Partner’ s sole discretion, we do not have sufficient cash on hand. We intend to reinvest a substantial portion of our revenues during the Operating Period, which begins with the initial closing date in this offering and ends three years later. Also, we will not redeem units if the redemption would impair our capital or our operations, which our General Partner will decide in its sole discretion. Cash used to redeem units will reduce our cash available for making investments, reinvestments and distributions to our remaining limited partners. If we receive requests to redeem more units than there are funds available to redeem, we expect to give priority:

•	first, to hardship redemptions (e.g., requests arising from death, major medical expense, family emergency, disability, a material loss of family income, etc.);

•	second, to provide liquidity for IRA’s or qualified plans to meet required distributions; and

•	third, to all other redemption requests.

Additionally, we will not redeem any units that would result in 25% or more of the value of any of the remaining units of any class being held be qualified plans, IRAs or other benefit plan investors (as defined for purposes of ERISA).

Consequences of Redemption of Units

If we redeem all of your units, then you will no longer be a limited partner and you will have no interest in us. However, a redemption of all of your units will not release you from liability to us to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. Also, any gain realized by you on the redemption of your units, if you held them as a capital asset and held them for more than one year, generally will be a capital gain, but your gain may be treated as ordinary income to the extent of your share of:

•	recapture of your cost recovery deductions on our equipment and other assets leased to others under operating leases;

•	our substantially appreciated inventory items; and

•	our unrealized receivables.

See the “Material U.S. Federal Income Tax Consequences — Sale or Other Disposition of Units” section of this prospectus.

You are urged to seek advice based on your particular circumstances from an independent tax advisor with respect to the tax consequences to you of a redemption of your units.

REPORTS TO LIMITED PARTNERS

Tax Reports

As soon as practicable, but in no event later than seventy-five (75) days after the end of the fiscal year, we will send you a statement on Form K-1 of your share of our income, gains, losses, deductions and other tax items for the previous calendar year just ended to enable you to prepare your income tax returns.

Annual Reports

Within 90 days after the end of each year, we will send you an annual report that will include:

•

Our audited financial statements for the fiscal year prepared in accordance with GAAP, including a balance sheet and related statements of operations, cash flows and changes in partners’ equity, accompanied by an auditor’s report containing an opinion of our independent accountants.

•	A breakdown, by source, of distributions made during the year to you and to our General Partner.

•

A status report with respect to each item of equipment and other assets that individually represent at least 10% of the aggregate purchase price of our investments at the end of the year, if any, including information relevant to the condition and use of the equipment and other assets.

•	A detailed statement of:

-	the services rendered and compensation paid or reimbursed to our General Partner and its affiliates; and

-	a summary of the terms and conditions of any contract with our General Partner or its affiliates that was not filed as an exhibit to the registration statement of which this prospectus forms a part.

•

Our General Partner’s allocation of costs and expenses reimbursed by us to our General Partner and its affiliates will be included within the scope of our annual audit by our independent public accountants.

•

Information regarding investments made by us during the fiscal year, until all of the capital contributions to us by you and our other limited partners have been invested, reinvested or committed to investment and reserves, used to pay permitted fees or returned to you and our other limited partners in accordance with our partnership agreement.

•	A customer account statement.

Quarterly Reports

Within 45 days after the end of each of the first three quarters in each year, we will send you an interim report for the quarter that will include:

•

Our unaudited financial statements for the quarter, including a balance sheet and related statements of operations, cash flows and changes in partners’ equity; or if our units are registered under Section 12(g) of the Securities Exchange Act of 1934, which we anticipate, a copy of our Quarterly Report on Form 10-Q filed by us with the SEC.

•	A detailed statement of:

-	the services rendered and compensation paid, and any expenses reimbursed, to our General Partner or its affiliates, and

-	a summary of the terms and conditions of any contract with our General Partner or its affiliates that was not filed as an exhibit to the registration statement of which this prospectus forms a part.

•

Information regarding investments made by us during the quarter, until all of the capital contributions to us by you and our other limited partners have been invested, reinvested or committed to investment and reserves, used to pay permitted fees or returned to you and our other limited partners in accordance with our partnership agreement.

Reports to State Securities Laws Administrators

Our General Partner will submit to all state securities law administrators, including Arizona, California and Ohio, any information concerning us that the administrators require, including, but not limited to:

•	reports and statements required by our partnership agreement to be distributed to you and our other limited partners; and

•

reports required to be filed with the administrators under the applicable state securities laws, regulations or policies, which may include copies of our SEC filings under the Securities Exchange Act of 1934, as amended.

PLAN OF DISTRIBUTION

Our units will be offered on a “best efforts” basis by SQN Securities, LLC, an affiliate of our General Partner and our Investment Manager, acting as the exclusive selling agent of this offering. SQN Securities, LLC was formed for the purpose of serving as the selling agent of partnerships sponsored by its affiliates and became a FINRA member firm in November 2010. Best efforts generally means that the selling agent will not guarantee that a certain number of units will be sold in this offering.

The offering is made on a minimum/maximum basis. We must receive a minimum of $1.2 million in offering proceeds before we will admit subscribers as limited partners. Persons who subscribe for units prior to the time that we admit limited partners will deposit their funds in an escrow account held by Signature Bank, a New York chartered bank. If the amount of proceeds raised by April 30, 2011 are insufficient to constitute the minimum offering, all subscription proceeds deposited by the subscribers into the escrow account will be returned, together with any interest earned thereon and without deduction for fees, commissions, or expenses, to those subscribers.

Compensation of the Selling Agent

We will pay Distribution Expenses of 2.0% of the gross offering proceeds to the selling agent. The offering price of each unit is $1,000. We will not pay Distribution Expenses for units sold to our General Partners or its affiliates.

The maximum amount of Distribution Expenses that we may pay to the selling agent in this offering is $998,000, assuming our General Partner or its affiliates purchase 100 units at a purchase price of $1,000 per unit and all other units are sold by the selling agent. In addition, under FINRA rules, certain amounts paid directly by our Investment Manager will be deemed additional compensation paid to the selling agent. If the minimum amount of $1.2 million is raised, our selling agent will be deemed to receive additional compensation in the amount equal to 3.8060% of the offering proceeds, of which 2.6819% will represent the portion of the salaries of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager and 1.1241% will represent the portion of non-cash compensation for conferences, training and education of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager, and, under FINRA rules, if the maximum amount of $50.0 million is raised, our selling agent will be deemed to receive additional compensation in the amount equal to 0.9345% of the offering proceeds, of which 0.7724% will represent the portion of the salaries of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager and 0.1621% will represent the portion of non-cash compensation for conferences, training and education of the registered representatives of our selling agent attributable to our selling agent that will be paid by our Investment Manager.

This offering will be made in compliance with FINRA Conduct Rule 2310, and all compensation paid to the selling agent and any other FINRA member in connection with this offering, including diligence expenses, collectively will not exceed 10.0% of our gross offering proceeds.

Total organization and offering expenses, which include the Distribution Expense, selling commissions, due diligence reimbursements and the organization and offering expense allowance payable to our General Partner and its affiliates will not exceed the limits for total organization and offering expenses set forth in FINRA Conduct Rule 2310.

Indemnification

The selling agent is an underwriter as that term is defined in the Securities Act of 1933, as amended and the distribution expenses will be deemed underwriting compensation. Our General Partner and the selling agent will agree to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

THE OFFERING

Terms of this Offering and the Offering Period

The minimum amount of offering proceeds that we must receive in order to break escrow and hold the initial closing is $1.2 million (1,200 units), and the maximum amount of offering proceeds that we can accept in this offering is $50.0 million (50,000 units). The amount of our minimum required offering proceeds excludes units subscribed for by Pennsylvania residents and units subscribed for by our General Partner and its affiliates, as discussed in “- Escrow Arrangements,” below.

Your minimum subscription amount is 25 units ($25,000).

Your subscription to purchase our units will be effective only when it is accepted by our General Partner, which reserves the right to reject your subscription in whole or in part, without liability to you. The subscription agreement provided to you for execution must be accompanied by a copy of this prospectus. You have the right to cancel your subscription at any time prior to the initial closing of this offering by giving written notice of your intent to cancel, in a form that is satisfactory to us and is signed by you and every other person who signed your subscription agreement as an investor, if any, to SQN AIF III GP, LLC, Investor Relations, 110 William Street, 26th floor, New York, New York 10038. If you cancel your subscription prior to the initial closing of this offering any interest that accrues on the funds held in escrow will be distributed in cash to you based on your amount of funds that were held in the escrow account and the number of days that those amounts were on deposit in the escrow account. We will not complete a sale of units to you until at least five business days after the date you receive a final prospectus.

This offering will end not later than two years from the date of this prospectus. Some states or jurisdictions may require renewal, requalification or other consents in order for us to continue this offering after the end of one year from the date of this prospectus. In addition, we may end this offering at any time. If we do not receive and accept subscriptions for a minimum of $1.2 million (1,200 units) before April 30, 2011, we will promptly return all of the subscription proceeds we have received together with any interest earned on them and without deduction for any fees.

Escrow Arrangements

Until we receive subscriptions for the minimum offering proceeds of $1.2 million (1,200 units) and admit the initial subscribers as limited partners, the subscription proceeds will be held in an escrow account at Signature Bank. Subscription proceeds held in the escrow account will be invested in interest-bearing savings or bank money market accounts so long as they are not mutual funds. On the earlier of the termination of this offering or the satisfaction of the escrow condition and the initial closing in this offering, any interest that accrues on the funds held in escrow will be distributed in cash to the subscribers whose funds were held in escrow and allocated among them based on the amounts of their respective subscriptions and the number of days that those amounts were on deposit in the escrow account.

Pennsylvania Investors. Because the minimum closing amount is less than $20 million, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of Fund subscriptions.

Subscriptions received from residents of Pennsylvania will be placed in a separate escrow account and will not be counted toward satisfaction of our minimum offering proceeds of $1.2 million (1,200 units). Instead, if you are a Pennsylvania resident, we must hold your subscription proceeds in escrow until we receive and accept subscriptions for at least $7,500,000 (7,500 units) including your subscription. In addition, we must offer you the opportunity to rescind your subscription if we have not received subscriptions for 7,500 units within 120 days of the date the escrow agent receives your subscription proceeds. Subsequently, we must repeat this offer to you every 120 days during the Offering Period until we have received and accepted subscriptions for 7,500 units. On the earlier of the termination of this offering or the satisfaction of the escrow condition, any interest that accrues on the funds held in the escrow account or the subscription account will be distributed in cash to the subscribers whose funds were held in the escrow account and allocated among them based on the amounts of their respective subscriptions and the number of days that those amounts were on deposit in the escrow account.

Offering proceeds will be transferred to us from escrow any time after we receive and accept the minimum offering proceeds of $1.2 million (1,200 units), other than subscriptions from Pennsylvania residents and subscriptions from our General Partner and its affiliates. Subject to the foregoing, subscribers whose subscription proceeds have been held in the escrow account will be admitted as limited partners in the initial closing in this offering within 15 days after we have received the minimum offering proceeds of $1.2 million and broken escrow. Subsequent subscriptions will be held in a separate interest-bearing subscription account pending our General Partner’s acceptance or rejection of the subscriptions, and no interest will be paid to those subscribers on their subscription amounts if our General Partner accepts their subscriptions.

Our General Partner will accept or reject subsequent subscriptions within 60 days after receipt. Investors whose subscriptions are accepted by our General Partner will be admitted as limited partners promptly after their subscriptions are accepted, but in any event no later than the last day of the month following the date the subscription was accepted. We will promptly return rejected subscription proceeds together with any interest earned and without deduction for any fees. If our General Partner accepts your subscription, either we or an agent of ours will give you prompt written confirmation of your admission as one of our limited partners.

Our offering proceeds from each closing will be kept in our partnership account and will not be commingled with the funds of any other person or entity. Our General Partner will have fiduciary responsibility for the safekeeping and use of all of our funds and assets, whether or not in its immediate possession or control. Also, our General Partner will not employ, nor permit any other person to employ, our funds or assets in any manner except for our exclusive benefit.

The escrow agent’s sole role in this offering is that of escrow holder. As the escrow agent, it has not reviewed any of our offering materials and it makes no representations whatsoever as to the nature of this offering or the compliance of this offering with any applicable state or federal laws, rules or regulations. The escrow agent neither endorses, recommends nor guarantees the purchase, value, repayment or any other aspect of an investment in us. The escrow agent does not represent the interests of you or the other potential investors. Its duties are limited as expressly set forth in the escrow agreement. Interested persons may request a copy of the escrow agreement from our General Partner.

HOW TO SUBSCRIBE

If you are investing in us as a natural person, and not as a business or investment entity, you must complete and personally sign the subscription agreement included in Appendix C to this prospectus and deliver it, together with a check for your subscription amount, to a registered representative of the selling agent. Except as discussed below, your minimum investment amount is 25 units ($25,000). In the case of an IRA or qualified plan, both the owner and the plan fiduciary, if any, must sign the subscription agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the subscription agreement in the donor’s fiduciary capacity (e.g. trustee), or both the donor and the fiduciary must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the subscription agreement.

Until we receive and accept offering proceeds of $1.2 million (1,200 units), excluding units subscribed for by our General Partner and its affiliates and by residents of Pennsylvania, checks for the purchase of units should be made payable to “Signature Bank as Escrow Agent for SQN Alternative Investment Fund III L.P.” After the initial closing date in this offering, checks for the purchase of units should be made payable to “SQN Alternative Investment Fund III L.P. Subscription Account.”

The selling agent must forward these subscription checks to the escrow agent no later than 12:00 pm EST on the business day after receipt thereof. Our General Partner will promptly review each subscription and either will accept or decline your subscription as a limited partner.

SUPPLEMENTAL SALES LITERATURE

In addition to this prospectus, our General Partner intends to use the following sales material with the offering of our units:

•	a brochure entitled “SQN Alternative Investment Fund III L.P.;”

•	a slide show presentation and script entitled “SQN Alternative Investment Fund III L.P.;” and

•	possibly other supplementary materials.

We anticipate that the supplemental materials will include information relating to this offering and our General Partner and its affiliates. Our supplemental materials also may include audio visual materials and taped presentations highlighting and explaining various features of this offering. We also may respond to specific questions from the selling agent and prospective investors. We may send business reply cards, introductory letters and seminar invitations to the selling agent for customer use, and other materials relating to this offering may be made available to them for their internal use.

Except as described above, our General Partner has not authorized the use of any other sales material and the offering of our units is made only by means of this prospectus. All sales materials authorized by us for use in this offering are subject to the following conditions:

•	they must be preceded or accompanied by this prospectus;

•	they do not include all of the information set forth in this prospectus;

•	they will not contain any material information that is not also set forth in this prospectus; and

•	they should not be considered a part of, or incorporated into, this prospectus or the registration statement of which this prospectus is a part.

In addition, supplementary materials, including prepared presentations for group meetings, must be submitted by us to the administrators of applicable state securities laws before they are used, and their use must be preceded or accompanied by this prospectus. Also, all advertisements of, and oral or written invitations to, “seminars” or other group meetings at which our units are to be described, offered, or sold will clearly indicate the following:

•	that the purpose of the meeting is to offer our units for sale;

•	the minimum purchase price of our units; and

•	the name of the selling agent selling our units.

Also, no cash, merchandise, or other items of value may be offered as an inducement to you or any other prospective investor to attend the meeting.

You should rely only on the information contained in this prospectus in making your investment decision. No one is authorized to provide you with information that is different.

LEGAL MATTERS

The legality of the units has been passed upon and the statements under the caption “Material U.S. Federal Income Tax Consequences” as they relate to federal income tax matters have been reviewed and passed upon by Troutman Sanders LLP, Atlanta, Georgia.

EXPERTS

The financial statements of SQN Alternative Investment Fund III L.P. included in the registration statement and this prospectus has been so included in reliance upon the report of Holtz Rubenstein Reminick LLP, an independent registered public accounting firm upon the authority of said firm as experts in accounting and auditing in giving such report.

The financial statements of SQN AIF III GP, LLC included in the registration statement and this prospectus has been so included in reliance upon the report of Holtz Rubenstein Reminick LLP, an independent registered public accounting firm upon the authority of said firm as experts in accounting and auditing in giving such report.

FORECASTS

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that you may receive from the purchase of our units is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the units offered in this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our units, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of the contract, agreement or document filed as an exhibit to the registration statement.

Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect these reports and other information without charge at the website maintained by the SEC. The address of this website is http://www.sec.gov.

We file periodic reports with the SEC. You are able to inspect and copy these reports and other information at the public reference facilities maintained by the SEC at the address noted above. You are also able to obtain copies of this material from the Public Reference Room as described above or inspect them without charge at the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. The following documents, which are on file with the SEC, are incorporated into this prospectus by reference:

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed on May 11, 2012; and

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on March 27, 2012.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning our Investment Manager at the following address: SQN Capital Management, LLC, 110 William Street, 26th Floor, New York, New York 10038; (212) 422-2166. These filings can also be obtained through the SEC as described above.

GLOSSARY

The following terms used in this prospectus shall generally have the following respective meanings as set forth in Section 1.1 of our partnership agreement, which is attached as Appendix A to this prospectus.

(1) “Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to the selection and acquisition of Investments, whether or not acquired, including, but not limited to:

(i) legal fees and expenses;

(ii) travel and communication expenses;

(iii) costs of credit reports, appraisals and reference materials used to evaluate transactions;

(iv) non-refundable option payments on Investments not acquired;

(v) accounting fees and expenses;

(vi) insurance costs;

(vii) initial direct costs, as that term is defined under United States generally accepted accounting principles (“GAAP”), which includes any origination fees paid by our Investment Manager or its Affiliates to any Person, including its or its Affiliates’ employees, with respect to acquiring and holding Investments on a temporary basis before they are purchased from our Investment Manager or its Affiliates by us; and

(viii) miscellaneous other expenses, however designated.

(2) “Acquisition Fees” means all fees and commissions paid by any party in connection with the initial purchase or funding of any Investment, including fees payable to finders and brokers that are not Affiliates of our General Partner. Also, included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.

(3) “Administrator” means the official or agency administering the securities laws of a state or other political subdivision of the United States.

(4) “Affiliate” means, with respect to any Person:

(i) any other Person directly or indirectly controlling, controlled by or under common control with such Person;

(ii) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person;

(iii) any officer, director or partner of such Person; and

(iv) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

(5) “Affiliated Program” means any Program formed by our General Partner or any Affiliate of our General Partner or in which our General Partner or any of its Affiliates has an interest.

(6) “Capital Contribution” means:

(i) as to our General Partner, its initial $100 contribution to the capital of us plus any additional amounts as may be contributed to the capital of us by our General Partner; and

(ii) as to any Limited Partner, including Affiliated Limited Partners, the gross amount of investment in us actually paid by the Limited Partner, i.e. the Unit Price, without deduction for Front-End Fees (whether payable by us or not);

but excluding Net Disposition Proceeds reinvested in additional Investments under Section 9.1(b)(xxv) of our partnership agreement.

(7) “Cash Flow” means our Gross Revenues, without deduction for depreciation, but after deducting the our cash funds used to pay all our other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

(8) “Code” means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent laws.

(9) “Cumulative Return” means, as to any Limited Partner, an amount equal to an 8% annual cumulative return, compounded annually, on the Limited Partner’s Capital Contribution calculated from a date not later than the last day of the calendar quarter in which the Capital Contribution of the Limited Partner as to which the Cumulative Return is being calculated was made.

(10) “Distribution Expenses” means the fees payable to the Selling Agent in an amount equal to 2% of the Unit Price per Unit sold, in the aggregate, in the Offering (excluding any Units sold to our General Partner or its Affiliates).

(11) “Distributable Cash” means Cash Flow plus any amounts released from Reserves by our General Partner, less amounts allocated to Reserves by our General Partner.

(12) “Effective Date” means the date the Registration Statement is declared effective by the Commission.

(13) “Equipment” means any new, used or reconditioned equipment or revenue stream associated therewith acquired by us, or in which we have acquired a direct or indirect interest (including, but not limited to, residual interests), and shall also be deemed to include such equipment which at any time is subject to, or serves as the collateral for, a Lease.

(14) “Final Closing Date” means the last closing date in the Offering on which a limited partner (other than a substitute limited partner) is admitted to us, which shall be as soon as practicable following the Offering Termination Date.

(15) “Financing Transaction” means:

(i) any extension of credit or loan of money to us or our subsidiaries that is secured by a security interest in our Investments or our other tangible or intangible personal property or any Lease of any such property;

(ii) any notes issued in connection with a securitization of Investments, or receivables therefrom; or

(iii) any transaction in which our Investments are sold to a Person for purposes of securitization and with customary retained rights or interests.

(16) “Front-End Fees” means fees and expenses paid by any Person for any services rendered during our organizational and offering or acquisition phases, including Distribution Expenses, Organization and Offering Expense Allowances, Leasing or Financing Fees, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of our General Partner) and all other similar fees however designated.

(17) “Full Payout Lease” means any lease under which the aggregate noncancellable rental payments due during the initial term of the lease, on a net present value basis, are at least sufficient to permit us to recover the entire purchase price of the Equipment subject to the lease.

(18) “Gross Revenues” means our gross cash receipts from whatever source (including our share of Gross Revenues from our indirect Investments), excluding capital contributions.

(19) “Initial Closing Date” means the first closing date for us on which limited partners with units equal to, or greater than, the Minimum Offering are admitted to us.

(20) “Investment in Equipment” means the aggregate amount of capital contributions and Financial Transactions actually paid or allocated to the purchase, manufacture or renovation of Investments acquired by us, together with other cash payments such as interest, taxes and Reserves allocable thereto (to the extent that Reserves do not exceed 3% of Capital Contributions), but excluding Front-End Fees.

(21) “Investments” means our portfolio, from time to time, of Equipment, Other Physical Assets and Leases, whether we own the portfolio directly or indirectly.

(22) “Lease” means any Full Payout Lease, any Operating Lease and any residual value interest therein or any other agreement directly or indirectly collateralized by Investments.

(23) “Liquidation Period” means the period commencing on the first day following the end of the Operating Period and continuing for the period deemed necessary by our General Partner for the orderly termination of our operations and affairs and the liquidation or disposition of our Investments.

(24) “Management, Origination and Servicing Agreement” means the agreement entered into between us and our Investment Manager, substantially in the form of the Management, Origination and Servicing Agreement filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by its terms.

(25) “Maximum Offering” means the receipt and acceptance by us of subscriptions for not more than 50,000 Units ($50,000,000), excluding the 1 unit subscribed for by the Original Limited Partner, on or before the Final Closing Date.

(26) “Minimum Offering” means the receipt and acceptance by us of subscriptions for not less than 1,200 Units ($1,200,000), excluding the 1 unit subscribed for by the Original Limited Partner and any units subscribed for by our General Partner or its officers, directors, employees or other Affiliates, or Pennsylvania subscribers.

(27) “Net Disposition Proceeds” means the proceeds realized by us from the sale, refinancing or other disposition of our Investments, including insurance proceeds or lessee or borrower indemnity payments arising from the loss or destruction of the Equipment, less all our liabilities.

(28) “Net Offering Proceeds” means the Gross Offering Proceeds minus the Distribution Expenses and the Organization and Offering Expense Allowance payable by us.

(29) “Net Worth” means, for any Person subscribing for units, the excess of total assets over total liabilities as determined by GAAP, but excluding home, home furnishings and automobiles. Provided, however, that with respect to our General Partner, “Net Worth” means the excess of total assets over total liabilities as determined by GAAP. However, if any of our General Partner’s assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute our General Partner’s total assets, but only to the extent that does not exceed the fair market value of the asset.

(30) “Offering” means the offering of units pursuant to this prospectus.

(31) “Offering Period” means the period from the Effective Date to the Offering Termination Date.

(32) “Offering Termination Date” means the earliest of:

(i) the date on which the Maximum Offering has been sold;

(ii) two years after the Effective Date (subject to the renewal, requalification or consent of each Administrator requiring the renewal, requalification or consent of the Offering with respect to the extension of the Offering Period beyond one year following the Effective Date in the Administrator’s jurisdiction); or

(iii) any earlier date after the Effective Date as may be determined by our General Partner in its sole discretion.

(33) “Operating Lease” means a lease under which the aggregate noncancellable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the entire Purchase Price of the Equipment subject to the lease.

(34) “Operating Period” means the period commencing on the Initial Closing Date and ending three years after the Initial Closing Date, unless extended by our General Partner, in its sole discretion.

(35) “Organization and Offering Expense Allowance” means an amount equal to 2% of the our Gross Offering Proceeds, to reimburse our General Partner and/or its Affiliates for Organizational and Offering Expenses incurred by it and/or its Affiliates.

(36) “Organization and Offering Expense” means:

(i) all costs and expenses incurred in connection with, and in preparing us for, qualification under federal and state securities laws and the securities laws of any other jurisdiction in which units may be offered or sold and subsequently offering and distributing the units to the public (except Distribution Expenses) including, without limitation:

(A) printing costs;

(B) registration and filing fees;

(C) attorneys’, accountants’ and other professional fees; and

(ii) the direct costs of salaries to, and expenses (including costs of travel) of, officers and directors of our General Partner or any Affiliate of our General Partner while engaged in organizing us and registering, offering and selling the units, but shall not include amounts that are included within the 10% underwriting compensation limit as defined in FINRA Conduct Rule 2810(4)(b)(i).

(37) “Other Physical Assets” means any new, used or reconditioned physical asset or revenue stream associated therewith acquired by us, or in which we have acquired a direct or indirect interest (including, but not limited to, residual interests), and shall also be deemed to include such physical asset which at any time is subject to, or serves as the collateral for, a Lease or other agreement.

(38) “Person” means any natural person, partnership, trust, corporation, limited liability company, association or other legal entity.

(39) “Promotional Interest” means the allocable share of all Distributable Cash payable to our General Partner pursuant to Sections 11.1(b)(i) and 11.1(b)(ii) of our partnership agreement.

(40) “Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of, us for or in connection with the purchase, acquisition or funding of the Investment, including the amount of the related:

(i) Acquisition Fees;

(ii) Acquisition Expenses; and

(iii) all liens and encumbrances on the Investment, but excluding points and prepaid interest.

“Purchase Price” also includes, with respect to options to acquire an Investment, the sum of the exercise price and the price paid to acquire the option.

(41) “Reserves” means reserves established and maintained by us for working capital, contingent liabilities and the acquisition of Investments.

(42) “Sponsor Fee Limit” means the limit on the payment of Front-End Fees, Management Fees and Promotional Interest calculated pursuant to Section 9.4(e) of our partnership agreement.

INDEX TO FINANCIAL STATEMENTS

SQN AIF III GP, LLC and Subsidiary
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet at December 31, 2011	F-3
Notes to Consolidated Balance Sheet at December 31, 2011	F-4

SQN AIF III GP, LLC
Report of Independent Registered Public Accounting Firm	F-13
Balance Sheet at December 31, 2010	F-14
Notes to Balance Sheet at December 31, 2010	F-15

SQN ALTERNATIVE INVESTMENT FUND III L.P.
Report of Independent Registered Public Accounting Firm	F-17
Balance Sheets at December 31, 2011 and 2010	F-18
Statements of Operations dated December 31, 2011 and Period from March 10, 2010 (Commencement of Operations) Through December 31, 2010	F-19
Statements of Changes to Partners’ Equity dated December 31, 2011 and Period from March 10, 2010 (Commencement of Operations) Through December 31, 2010	F-20
Statements of Cash Flows dated December 31, 2011 and Period from March 10, 2010 (Commencement of Operations) Through December 31, 2010	F-21
Notes to Financial Statements at December 31, 2011 and Period from March 10, 2010 (Commencement of Operations) Through December 31, 2010	F-22

Report of Independent Registered Public Accounting Firm

To the Member

SQN AIF III GP, LLC and Subsidiary

We have audited the accompanying consolidated balance sheet of SQN AIF III GP, LLC and Subsidiary (the “Company”) as of December 31, 2011. The Company’s management is responsible for this financial statement. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of SQN AIF III GP, LLC and Subsidiary as of December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

Holtz Rubenstein Reminick LLP

New York, New York

May 16, 2012

SQN AIF III GP, LLC and Subsidiary

Consolidated Balance Sheet

December 31, 2011

Assets
Cash and cash equivalents	$641,510
Escrow deposits Limited Partners contributions	2,636,731
Accounts receivable	28,497
Investment in finance leases, net	4,310,875
Initial direct costs, net of accumulated amortization of $24,596	150,190
Equipment notes receivable, including accrued interest	1,407,231
Other assets	74,783

Total Assets	$9,249,817

Liabilities and Members’ Equity
Liabilities:
Accounts payable and accrued expenses	$91,632
Due to SQN Securities, LLC	1,000
Limited Partners contributions received in advance	2,634,000

Total Liabilities	2,726,632

Commitments and contingencies
Members’ Equity (Deficit):
Members deficit attributable to SQN AIF III GP, LLC	(6,642)
Noncontrolling interest in consolidated subsidiary	6,529,827

Total Members’ Equity	6,523,185

Total Liabilities and Members’ Equity	$9,249,817

See notes to the consolidated balance sheet.

SQN AIF III, GP, LLC and Subsidiary

Notes to Consolidated Balance Sheet

December 31, 2011

1.  Organization and Nature of Operations

Nature of business and operations — The accompanying consolidated balance sheet of SQN AIF III GP, LLC and Subsidiary (the “Company”) include the accounts of SQN AIF III GP, LLC (the “LLC”) and its minority owned subsidiary SQN Alternative Investment Fund III L.P. (the “Managed Fund”).

The LLC is a wholly-owned subsidiary of SQN Capital Management LLC (“Capital”), a Delaware limited liability company. The primary activity of the LLC is to sponsor, manage and act as the general partner of the Managed Fund, which is a publicly registered equipment leasing and finance fund formed in the United States of America for the purpose of investing in a diverse pool of business-essential equipment and physical assets. The Company’s fiscal year ends on December 31.

The LLC was formed on March 8, 2010 as a Delaware limited liability company. The LLC, through Capital, manages and controls the day to day activities and operations of the Managed Fund, including, but not limited to, the investments that the Managed Fund makes, pursuant to the terms of the Managed Fund’s limited partnership agreement. The LLC paid an aggregate capital contribution of $100 for a 1% interest in the Managed Fund’s profits, losses, cash distributions and liquidation proceeds.

The Managed Fund was organized as a Delaware limited partnership on March 10, 2010 and is engaged in a single business segment, the ownership and investment in leased equipment, which includes: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset financing; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. From time to time, the Managed Fund may also purchase equipment and sell it directly to its leasing customers. The Managed Fund will terminate no later than December 31, 2034.

The principal investment strategy of the Managed Fund is to invest in business-essential, revenue-producing (or cost-savings) equipment or other physical assets with high in-place value and long, relative to the investment term, economic life. The Managed Fund expects to achieve its investment strategy by making investments in equipment already subject to lease, originating equipment leases in such equipment or providing asset financing.

On July 1, 2011, SQN Capital Corporation (the parent company of Capital) assigned its 100% interest in Capital to SQN Capital Partners, LLC which it believes to be a more tax efficient structure. There has been no change of control as a result of this as the principals and majority interest holders in both entities are the same.

On June 28, 2011, the officers of Summit Asset Management Limited (“SAM”) which prior to that date had equal ownership in Capital with SQN Capital Corporation resigned from both the LLC and Capital. At that time, SAM redeemed its ownership interest in Capital.

The Managed Fund will make, at the sole discretion of Capital, semi-annual cash distributions to each Limited Partner of the Managed Fund, computed at 3% (pro-rated to the date of admission for each Limited Partner of the Managed Fund) of each Limited Partner’s capital contribution, beginning six months after the Managed Fund’s initial closing which occurred on May 2, 2011. The Managed Fund’s income, losses and distributions are allocated 99% to the Limited Partners and 1% to the LLC until the Limited Partners have received total distributions equal to each Limited Partners’ capital contribution plus an 8%, compounded annually, cumulative return on each Limited Partners’ capital contribution. After such time, income, losses and distributions will be allocated 80% to the Limited Partners and 20% to the LLC.

The Managed Fund is currently in the Offering Period, which expires the earlier of raising $50,000,000 in Limited Partner capital contributions (50,000 units in limited partnership interests (“Units”) at $1,000 per Unit) or March 17, 2013. During the Operating Period the Managed Fund invests most of the net offering proceeds in items of equipment that are subject to leases, equipment financing transactions, and residual ownership rights in leased equipment. The Operating Period begins when the Managed Fund starts investing the offering proceeds, which occurred on June 29, 2011, and will last for three years, unless it is extended, at the sole discretion of the LLC for a maximum of two one-year extensions. After the net offering proceeds are invested, additional investments will be made with the cash proceeds generated from the Managed Fund’s initial investments, to the extent that cash is not needed for expenses, reserves, or distributions to Limited Partners. The investment in additional equipment in this

SQN AIF III, GP, LLC and Subsidiary

Notes to Consolidated Balance Sheet — (Continued)

manner is called “reinvestment.” After the Operating Period, the Managed Fund will sell its assets in the ordinary course of business, a time frame called the “Liquidation Period.” The Liquidation Period is expected to last four years, unless it is extended, at the sole discretion of the LLC for a maximum of two one-year extensions.

On May 2, 2011, the first business day after April 30, 2011, the Managed Fund admitted 19 Limited Partners with total capital contributions of $1,200,500. From May 3, 2011 through December 31, 2011, the Managed Fund admitted an additional 118 Limited Partners with total capital contributions of $7,250,400.

A Limited Partner may not redeem their Units in the Managed Fund without the prior written consent of the LLC. The LLC has the sole discretion to approve or deny any redemption requested by a Limited Partner.

2.  Summary of Significant Accounting Policies

Principles of consolidation — The LLC has a noncontolling ownership interest in the Managed Fund but because the LLC has effective control over the day to day operations of the Managed Fund consolidation is required under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated balance sheet includes the accounts of the LLC and its minority owned subsidiary the Managed Fund. All intercompany activity has been eliminated.

Cash and cash equivalents — The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of funds maintained in checking and money market accounts held at financial institutions. At December 31, 2011, the Company had $2,074 of cash and cash equivalents held in one bank in the United Kingdom.

The Company’s cash and cash equivalents are held principally at one financial institution in the United States of America and at times the balances may exceed federally insured limits. The Company has placed these funds in a high quality financial institution in order to minimize risk relating to exceeding insured limits.

Finance lease receivables and allowance for doubtful accounts — In the normal course of business, the Company provides credit or financing to its customers, performs credit evaluations of these customers, and maintains reserves for potential credit losses. These credit or financing transactions are normally collateralized by the equipment being financed. In determining the amount of allowance for doubtful accounts, the Company considers historical credit losses, the past due status of receivables, payment history, and other customer-specific information. The past due status of a receivable is based on its contractual terms. Expected credit losses are recorded as an allowance for doubtful accounts. Receivables are written off when the Company determines they are uncollectible. An allowance for doubtful accounts is not currently provided since, in the opinion of the Company, all accounts recorded on the books are deemed collectible.

Credit risk — In the normal course of business, the Company is exposed to credit risk. Credit risk is the risk of a lessee’s inability or unwillingness to make contractually required payments. Concentrations of credit risk with respect to lessees are dispersed across different industry segments throughout the United Kingdom. Although the Company does not currently foresee a concentrated credit risk associated with these lessees, lease payments are dependent upon the financial stability of the industry segments in which they operate.

Asset impairments — The significant assets in the Company’s investment portfolio are periodically reviewed, no less frequently than annually or when indicators of impairment exist, to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. If there is an indication of impairment, the Company estimates the future cash flows (undiscounted and without interest charges) expected from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If an impairment is determined to exist, the impairment loss is measured as the amount by which the carrying value of a long-lived asset exceeds its fair value and is recorded in the statement of operations in the period the determination is made.

The events or changes in circumstances that generally indicate that an asset may be impaired are, (i) the estimated fair value of the underlying equipment is less than its carrying value, (ii) the lessee is experiencing financial difficulties and (iii) it does not appear likely that the estimated proceeds from the disposition of the asset will be sufficient to satisfy the residual value in the asset. The preparation of the undiscounted cash flows requires the use of assumptions and estimates, including the level of future rents or receipts from the sale of the residual value investment, estimated downtime between re-leasing events, and the amount of re-leasing costs. The Company’s

SQN AIF III, GP, LLC and Subsidiary

Notes to Consolidated Balance Sheet — (Continued)

review for impairment includes a consideration of the existence of impairment indicators, including third party appraisals, published values for similar assets, recent transactions for similar assets, adverse changes in market conditions for specific asset types, and the occurrence of significant adverse changes in general industry and market conditions that could affect the fair value of the asset.

Equipment Notes Receivable — Equipment notes receivable are reported in the Company’s consolidated balance sheet at the outstanding principal balance net of any unamortized deferred fees, premiums or discounts on purchased loans. Costs to originated loans, if any, are reported as other assets in the Company’s consolidated balance sheet. Unearned income, discounts and premiums, if any, are amortized to interest income in the statements of operations using the effective interest rate method. Equipment notes receivable are generally placed in a non-accrual status when payments are more than 90 days past due. Additionally, the Company periodically reviews the creditworthiness of companies with payments outstanding less than 90 days. Based upon the Company’s judgment, accounts may be placed in a non-accrual status. Accounts on a non-accrual status are only returned to an accrual status when the account has been brought current and the Company believes recovery of the remaining unpaid receivable is probable. Revenue on non-accrual accounts is recognized only when cash has been received.

Revenue recognition — The Company records revenue based upon the lease classification determined at the inception of the transaction and based upon the terms of lease.

The Company leases equipment to third parties and each such lease may be classified as either a finance lease or an operating lease. Initial direct costs are capitalized and amortized over the term of the related lease for a finance lease. For an operating lease, the initial direct costs are included as a component of the cost of the equipment and depreciated.

For finance leases, the Company records, at lease inception, the total minimum lease payments receivable from the lessee, the estimated unguaranteed residual value of the equipment upon lease termination, the initial direct costs, if any, related to the lease and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual value, minus the cost of the leased equipment. Unearned income is recognized as finance income over the term of the lease using the effective interest rate method.

For operating leases, rental income is recognized on a straight line basis over the lease term. Billed and uncollected operating lease receivables are included in accounts receivable. Accounts receivable is stated at its estimated net realizable value. Deferred rental income is the difference between the timing of the cash payments and the income recognized on a straight line basis.

Capital has an investment committee that approves each new equipment lease, financing transaction, and lease acquisition. As part of its process it determines the unguaranteed residual value, if any, to be used once the acquisition has been approved. The factors considered in determining the unguaranteed residual value include, but are not limited to, the creditworthiness of the potential lessee, the type of equipment being considered, how the equipment is integrated into the potential lessees business, the length of the lease and the industry in which the potential lessee operates. Unguaranteed residual values are reviewed for impairment in accordance with the Company’s policy relating to impairment review.

Initial direct costs — The Company capitalizes initial direct costs (“IDC”) associated with the origination and funding of lease assets. IDC includes both internal costs (e.g., labor and overhead) and external broker fees incurred with the origination. These costs are amortized on a lease by lease basis based on actual contract term using the effective interest rate method for finance leases and a straight-line method for operating leases. Upon disposal of the underlying lease assets, both the IDC and the associated accumulated amortization are relieved. Costs related to leases that are not consummated are not eligible for capitalization as initial direct costs and are expensed as incurred as acquisition expense.

Acquisition expense — Acquisition expense represents costs which include, but are not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses, and miscellaneous expenses related to the selection and acquisition of leased equipment which are to be borne by the Company under the terms of the Managed Fund’s Partnership Agreement, as amended. As these costs are not eligible for capitalization as initial direct costs, such amounts are expensed as incurred.

SQN AIF III, GP, LLC and Subsidiary

Notes to Consolidated Balance Sheet — (Continued)

Income taxes — The Company is taxed as a partnership for federal and state income tax purposes. No provision for income taxes has been recorded since the liability for such taxes is that the member rather than the Company. The Company’s income tax returns are subject to examination by the federal and state taxing authorities, and changes, if any, could adjust the individual income tax of the member.

Uncertain tax positions — The Company has adopted the provisions of Accounting for Uncertainty in Income Taxes (“Uncertain Tax Position”). Uncertain Tax Position prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under Uncertain Tax Position, an entity may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold. The Company has evaluated its entity level tax position for the year ended December 31, 2011, and does not expect any material adjustments to be made. The tax years 2010 and 2011 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Foreign currency transactions — The Company has designated the United States of America dollar as the functional currency for the Company’s investments in international locations. Accordingly, certain assets and liabilities are translated at either the current monthly exchange rates or the historical exchange rates, revenues and expenses are translated at the average rate of exchange for the period, and all transaction gains or losses are reflected in the period’s results of operations.

Use of estimates — The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates primarily include the determination of allowances for doubtful accounts, depreciation and amortization, impairment losses, estimated useful lives, and residual values. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2011-11, Disclosure about Offsetting Assets and Liabilities (Topic 210) (“ASU 2011-11”) which was designed to enhance the disclosures and provide converged disclosures about financial instruments and derivative instruments between U.S. GAAP and international financial reporting standards (“IFRS”). Entities are required to provide both net and gross information for these financial instruments and derivative instruments assets and liabilities in order to enhance comparability between financial statements prepared on the basis of U.S. GAAP and those prepared on the basis of IFRS. The guidance is effective for annual reporting periods beginning on or after January 1, 2013 and interim periods within those annual periods. An entity should provide the disclosures required by ASU 2011-11 retrospectively for all comparative periods presented. The adoption of this guidance is not expected to have an effect on the Company’s consolidated financial position.

In September 2011, the FASB issued Accounting Standards Update No. 2011-08, Intangibles — Goodwill and Other (Topic 350) — Testing Goodwill for Impairment (“ASU 2011-08”), to allow entities to use a qualitative approach to test goodwill for impairment. ASU 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. The guidance is effective for annual and interim goodwill impairment testing performed for fiscal years beginning after December 15, 2011. The adoption of this guidance is not expected to have an effect on the Company’s consolidated financial position.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220) (“ASU 2011-05”), new accounting guidance related to the presentation of other comprehensive income (“OCI”). ASU 2011-05 eliminates the option to present components of OCI as part of the statement of changes in partners’ equity. ASU 2011-05 allows for a one-statement or two-statement approach, outlined as follows:

•	One-statement approach: Present the components of net income and total net income, the components of OCI and total OCI, along with the total comprehensive income in a single continuous statement.

•

Two-statement approach: Present the components of net income and total net income in the statement of operations. A statement of OCI would immediately follow the statement of operations and include the components of OCI and a total for OCI, along with the total of comprehensive income.

SQN AIF III, GP, LLC and Subsidiary

Notes to Consolidated Balance Sheet — (Continued)

ASU 2011-05 also requires an entity to present on the face of the financial statements any reclassification adjustments for items that are reclassified from OCI to net income. At the FASB’s October 21, 2011 Board meeting it was decided that the effective date of this guidance will be deferred, and is effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance is not expected to have an effect on the Company’s consolidated financial position.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820) – Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRS (“ASU 2011-04”). ASU 2011-04 amends the accounting guidance related to fair value measurements in order to more closely align its disclosure requirements with those in IFRS. ASU 2011-04 clarifies the application of existing fair value measurement and disclosure requirements and also changes certain principles or requirements for measuring fair value or for disclosing information about fair value measurements. The guidance is effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial position.

3.  Capital Contribution Agreement with the Parent

Capital has entered into a Capital Contribution Agreement with the Company pursuant to which Capital has agreed to contribute, from time to time, an aggregate amount of up to $1,000,000 to the capital of the Company. There are no restrictions or covenants associated with this agreement that would preclude the Company from receiving any or the entire aggregate amount of capital contributions provided for in the agreement, except that Capital is under no obligation to provide any additional funding to the Company once it has contributed $1,000,000 to the capital of the Company.

4.  Related Party Transactions

The Company may be reimbursed for expenses incurred on behalf of the Managed Fund for the organization and offering of the Managed Fund, and is entitled to 1% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds and reimbursement for administrative expenses incurred in relation to the Managed Fund’s operations.

The Company entered into an agreement with Capital pursuant to which Capital has agreed to contribute up to $1,000,000 of additional capital to the Company (See Note 3).

The Company is responsible for the day-to-day operations and management of the Managed Fund and Capital makes all investment decisions and manages the investment portfolio of the Managed Fund. The Managed Fund pays the Company an allowance for organizational and offering costs not to exceed $1,000,000, in the aggregate, to reimburse the Company for expenses incurred in the preparation for qualification under federal and state securities laws. The Company also has a promotional interest in the Managed Fund equal to 20% of all distributed cash available for distribution, after the Managed Fund has provided an 8% cumulative return, compounded annually, to the Limited Partners of the Managed Fund on their capital contributions.

The Company pays Capital for organizational and offering expenses incurred on behalf of the Managed Fund and a management fee equal to or the greater of; (i) a fixed monthly management fee of $60,000 or (ii) 1.975% per annum of the aggregate offering proceeds. The monthly management fee reimburses Capital for normal overhead expenses, which include, but are not limited to, employee compensation, rent, professional services, office equipment, and supplies. For the year ended December 31, 2011, Capital was reimbursed $268,245 for organizational and offering expenses incurred on behalf of the Company.

SQN Securities, LLC (“Securities”) is a Delaware limited liability company and is a majority-owned subsidiary of Capital. Securities is the sole selling agent of the Managed Fund’s Units, is a broker-dealer registered with the Securities and Exchange Commission and is a member of both the Financial Industry Regulatory Authority and the Security Investor Protection Corporation. The Company pays Securities a distribution expense equal to 2% of the aggregate offering proceeds, excluding proceeds from the Company or any affiliated entities. At December 31, 2011, the Company owed Securities $1,000 for unpaid distribution expense. Securities was reimbursed $126,753 for organizational and offering expenses incurred on behalf of the Company.

SQN AIF III, GP, LLC and Subsidiary

Notes to Consolidated Balance Sheet — (Continued)

5.  Investment in finance leases

Entertainment and Leisure Equipment

On December 19, 2011, the Company entered into a lease transaction for entertainment and leisure equipment located in the United Kingdom for £506,433 ($782,590 applying exchange rates at December 31, 2011) with a lease term of 24 months. Under the terms of the agreement the Company receives monthly lease payments as follows: an initial lease payment of £66,257 ($102,386 applying exchange rates at December 31, 2011) when the transaction was finalized and £22,086 ($34,129 applying exchange rates at December 31, 2011) monthly thereafter. At the termination of the lease the lessee has a bargain purchase option to acquire the entertainment and leisure equipment for £100. The Company paid initial direct costs as follows: (i) on November 30, 2011 the Company paid £7,875 ($12,251 applying exchange rates at November 30, 2011) and (ii) on December 20, 2011 the Company paid £10,281 ($15,887 applying exchange rates at December 31, 2011) relating to the acquisition of this leased equipment.

Public Address System

On August 19, 2011, the Company entered into a lease transaction for a public address system for a Scottish Premier League football team located in Scotland for £602,794 ($985,509 applying exchange rates at August 31, 2011) with a lease term of 48 months. Under the terms of the agreement the Company receives quarterly lease payments of £58,797 ($96,127 applying exchange rates at August 31, 2011) through May 16, 2014 and quarterly lease payments of £13,931 ($22,775 applying exchange rates at August 31, 2011) through November 16, 2015. At the termination of the lease the lessee has a bargain purchase option to acquire the public address system for $1. On August 19, 2011, the Company paid initial direct costs of £36,168 ($59,131 applying exchange rates at August 31, 2011) related to the acquisition of this leased equipment.

On February 13, 2012, the lessee went into Administration in Scotland. Administration in the United Kingdom is a process similar to reorganization under the Bankruptcy Code in the United States of America. The lessee continues to conduct business as usual which it cannot legally do without the use of the Company’s equipment. The Company has confirmed with the Administrator that the lessee intends to continue to pay for the equipment as prescribed in the lease. The lessee had previously paid for the use of the leased equipment through February 15, 2012. Beginning February 16, 2012, the Administrator has agreed to pay for the continuing use of the leased equipment, monthly in arrears, which is in keeping with Administration procedures. On March 30, 2012, the Partnership received a payment from the Administrator totaling £28,644 ($45,794 applying exchange rates at March 31, 2012) which paid rent on this leased equipment through March 31, 2012. On April 16, 2012, the Partnership received a payment from the Administrator totaling £19,599 ($31,866 applying exchange rates at April 30, 2012) which paid the rent on this leased equipment through April 30, 2012.

Bottle Recycling and Extrusion Production Line

On June 29, 2011, the Company entered into a Participation Agreement (the “Agreement”) for an ownership interest in a Hire Purchase Agreement (the “HP Agreement”). The HP Agreement is between an independent United Kingdom leasing entity and the lessee of a bottle recycling and extrusion line located in the United Kingdom. The Company made its initial payment under the Agreement on June 29, 2011 totaling £1,100,000 ($1,774,520 applying exchange rates at June 30, 2011) and made its final payment on October 13, 2011 totaling £730,000 ($1,151,575 applying exchange rates at October 31, 2011).

Under the terms of the HP Agreement there is both an initial rental period and a fixed rental period. The initial rental period was for four months but could be extended if the lessee raised an additional £3,000,000 in equity. The lessee raised the required additional equity during September 2011. Accordingly, the initial rental period has been extended until the earlier of either; (i) twelve months from date of the HP Agreement or (ii) the Plant Valuation date, as defined in the HP Agreement. The Company believes that the fixed rental period will begin on July 1, 2012.

During the initial rental period the Company receives monthly rental income between £11,229 ($17,987 applying exchange rates at June 30, 2011) and £18,425 ($29,514 applying exchange rates at June 30, 2011). At December 31, 2011, the Company had $28,497 as accounts receivable in the accompanying balance sheets relating to this leased equipment. The Company was paid on January 4, 2012.

The fixed rental period is for a term of 60 months. The Company will receive monthly payments of £40,937 ($65,573 applying exchange rates at June 30, 2011). At lease termination the lessee has an option to purchase the leased equipment and the Company’s portion of the proceeds will be £253,821 ($406,570 applying exchange rates at June 30, 2011). Initial direct costs were paid as follows: (i) on July 15, 2011 the Company paid £45,775 ($73,322 applying exchange rates at July 15, 2011) and (ii) on November 30, 2011 the Company paid £9,125 ($14,195 applying exchange rates at November 30, 2011) related to the acquisition of this leased equipment.

SQN AIF III, GP, LLC and Subsidiary

Notes to Consolidated Balance Sheet — (Continued)

Investment in finance lease consists of the following at December 31, 2011:

Minimum rents receivable	$5,575,250
Estimated unguaranteed residual value	392,385
Unearned income	(1,656,760)

$4,310,875

At December 31, 2011, the aggregate amounts of future minimum lease payments receivable are as follows:

	Lease Payment Currencies
	US Dollars	British Pounds (1)	Total
Years Ending December 31,

2012	$—	$1,152,550	$1,152,550
2013	—	1,497,963	1,497,963
2014	—	983,884	983,884
2015	—	802,173	802,173
2016	—	759,119	759,119
Thereafter	—	379,561	379,561

	$—	$5,575,250	$5,575,250

(1)	Converted to US Dollars at the December 31, 2011 exchange rate.

6.  Equipment Notes Receivable

On October 31, 2011, the Company entered into a Senior Loan Note Instrument (the “Instrument”) with a special purpose entity controlled by SAM. This special purpose entity was set-up to provide financing for a hydro-electricity generating plant located on the Romney Weir in Windsor, England. The total amount available under the Instrument is £1,700,000, accrues interest at 12.0% per year and is guaranteed by the borrower’s parent company. Interest accrues on the Instrument until the project commencement date, as defined in the agreement, at which time all accrued interest is due and payable. Thereafter, repayment consisting of principal and interest commences three months after the project commencement date and quarterly thereafter. Quarterly principal and interest payments are calculated as follows: £46 per £1,000 of original outstanding principal for the first eight years and the £22 per £1,000 of original outstanding principal for the next three years.

The Company made four advances under this Instrument; (i) on November 2, 2011 for £300,000 ($479,730 applying exchange rates at November 15, 2011), (ii) on November 29, 2011 for £300,000 ($466,710 applying exchange rates at November 30, 2011), (iii) on December 14, 2011 for £300,000 ($464,370 applying exchange rates at December 15, 2011) and (iv) on February 2, 2012, for £250,000 ($395,750 applying exchange rates at February 15, 2012).

7.  Fair Value Measurements

The Company follows the fair value guidance in ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) for items that are required to be measured at fair value. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 Inputs — Quoted prices for identical instruments in active markets.

SQN AIF III, GP, LLC and Subsidiary

Notes to Consolidated Balance Sheet — (Continued)

Level 2 Inputs — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs — Instruments with primarily unobservable value drivers.

Fair value information with respect to the Company’s leased assets and liabilities are not separately provided for since ASC 820 does not require fair value disclosures of leasing arrangements.

The Companys carrying value of cash and cash equivalents, escrow deposits, accounts receivable, other assets, accounts payable and accrued liabilities, due to SQN Securities, LLC and Limited Partners contributions received in advance, approximate fair value due to their short term until maturity.

The Company’s carrying values and approximate fair values of Level 3 inputs are as follows:

	December 31, 2011
	Carrying Value	Fair Value

Assets:
Equipment notes receivable, including accrued interest	$1,407,231	$1,407,231

The carrying amount of the Company’s equipment note receivable, including accrued interest approximates, fair value based at December 31, 2011, based on the following factors: (i) interest rates have remained stable, (ii) the basic technology, the Archimedes Screw, is thousands of year old and has been successfully used in other hydro-electric generating plants in Europe, (iii) there is minimal credit risk associated with the lessee and (iv) the short period of time between funding this equipment note receivable and the Company’s year-end.

8.  Business Concentrations

At December 31, 2011, the Company had three investments which accounted for 66%, 18% and 16% of the of the net investments in finance leases, respectively. At December 31, 2011, the Companys equipment note receivable was due from one debtor.

For the year ended December 31, 2011, 100% of the equipment leasing transactions and financing transactions the Company entered into were originated by SAM. The Company paid a total of $6,279,790 to acquire these equipment leases and financing transactions.

9.  Geographic Information

Geographic information for long-lived assets at December 31, 2011, was as follows:

	United States	Europe	Total

Long-lived assets:
Investment in finance leases, net	$—	$4,310,875	$4,310,875

Equipment notes receivable, including accrued interest	$—	$1,407,231	$1,407,231

10.  Indemnifications

The Company enters into contracts that contain a variety of indemnifications. The Company’s maximum exposure under these arrangements is not known.

In the normal course of business, the Company enters into contracts of various types, including lease contracts, contracts for the sale or purchase of lease assets, and management contracts. It is prevalent industry practice for most contracts of any significant value to include provisions that each of the contracting parties, in addition to assuming liability for breaches of the representations, warranties, and covenants that are part of the underlying contractual obligations, to also assume an obligation to indemnify and hold the other contractual party harmless for such breaches, and for harm caused by such party’s gross negligence and willful misconduct, including, in certain

SQN AIF III, GP, LLC and Subsidiary

Notes to Consolidated Balance Sheet — (Continued)

instances, certain costs and expenses arising from the contract. Generally, to the extent these contracts are performed in the ordinary course of business under the reasonable business judgment of the Company, no liability will arise as a result of these provisions. The Company knows of no facts or circumstances that would make the Company’s contractual commitments outside standard mutual covenants applicable to commercial transactions between businesses. Accordingly, the Company believes that these indemnification obligations are made in the ordinary course of business as part of standard commercial and industry practice, and that any potential liability under the Company’s similar commitments is remote. Should any such indemnification obligation become payable, the Company would separately record and/or disclose such liability in accordance with U.S. GAAP.

11.  Income Tax Reconciliation

At December 31, 2011, total Members’ equity included in the consolidated balance sheet was $6,523,185. At December 31, 2011, total Members’ equity for federal income tax purposes was $7,823,601. The primary difference was offering and distribution expenses which is a reduction in Limited Partners’ capital accounts for financial reporting purposes but not for federal income tax reporting purposes and differences in depreciation and amortization and foreign currency translation loss for financial reporting purposes and federal income tax purposes.

12.  Subsequent Events

On March 30, 2012, the Company entered into a Participation Agreement to purchase from an entity controlled by SAM (the “Selling Entity”) an 18.08% residual value interest in a pool of intermediate bulk agricultural containers located in the United States of America for $1,367,173. The remaining ownership interests in the residual value of the intermediate bulk agricultural containers is owned 80.92% by SQN Alternative Investment Fund I, LLC, another entity managed by the Capital and 1.00% by the Selling Entity. SAM has guaranteed the obligations of the Selling Entity under this agreement. The initial lease term expires June 29, 2013.

On March 29, 2012, the Company entered into an operating lease transaction for 10,000 reusable plastic bulk storage bins used in the agricultural and food processing industries for $1,150,000 with a lease term of 60 months. The lessee is located in the United States of America. Under the terms of the agreement the Company will receive monthly payments of $20,547. The lessee paid a security deposit of $297,176 which will be refunded at the termination of the lease period only if the lessee has made all its payments. On December 31, 2011, the Company paid initial direct costs associated with the acquisition of this leased equipment totaling $42,641 which has been included in the cost of the leased equipment.

On February 16, 2012, the Company entered into a finance lease transaction for an 80% ownership interest in an anaerobic digestion plant located in the United Kingdom for £576,000 ($912,845 applying exchange rates at February 29, 2012). An anaerobic digestion plant is a series of processes in which microorganism’s breakdown biodegradable materials and produces a biogas which can be used to generate electricity. The lease term is 48 months. Under the terms of the agreement the Company will receive monthly payments of £15,740 ($24,945 applying exchange rates at February 29, 2012) through September 20, 2015 and then through January 20, 2016, there will be a rent holiday, where no payments are due. At the expiration of the lease term, the lessee has an option to: (i) make a one-time payment of £64,074 ($101,544 applying exchange rates at February 29, 2012) or (ii) make 4 additional monthly payments of £15,740 ($24,945 applying exchange rates at February 29, 2012) and then a final payment of £3,046 ($4,827 applying exchange rates at February 29, 2012). The Company will also share in the semi-annual cash payments made under a United Kingdom government program for the production of alternative energy. The Company will account for this as contingent rental payments. Once the final payment is received title to the equipment will pass to the lessee. On February 28, 2012, the Company paid initial direct costs of £28,800 ($45,642 applying exchange rates at February 29, 2012) relating to the acquisition of this leased equipment.

The option is contingent upon Orchard House Foods, the end user of the electricity generated by the anaerobic digestion plant, extending its service agreement for 6 months or longer. The service agreements term runs concurrently with the lease term and is between the Orchard House Foods and BioWayste Holdings Ltd., an independent service provider and the Partnership’s lessee, who operates and maintains the anaerobic digestion plant in good working order.

The remaining 20% ownership interest is held by SQN Alternative Investment Fund II, LLC, which is another equipment leasing fund managed by Capital.

From January 1, 2012 through May 10, 2012, the Managed Fund admitted an additional 90 Limited Partners with capital contributions totaling $6,795,000. During this time-frame Securities was paid $135,900 in distribution expense related to the capital contributions raised over this time.

Report of Independent Registered Public Accounting Firm

To the Member

SQN AIF III GP, LLC

We have audited the accompanying balance sheet of SQN AIF III GP, LLC (the “Company”) as of December 31, 2010. The Company’s management is responsible for this financial statement. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of SQN AIF III GP, LLC as of December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Holtz Rubenstein Reminick, LLP

New York, New York

February 22, 2011

SQN AIF III GP, LLC

Balance Sheet

December 31, 2010

ASSETS
Investment in limited partnership	$99

Total assets	$99

LIABILITIES AND MEMBER’S EQUITY
Member’s Equity	$99

Total Liabilities and Member’s Equity	$99

See accompanying notes to balance sheet

SQN AIF III GP, LLC

Notes to Balance Sheet

December 31, 2010

1.  Organization and Nature of Operations

SQN AIF III GP, LLC (the “Company”) is a wholly-owned subsidiary of SQN Capital Management LLC, a Delaware limited liability company (“Capital” or “Parent”). The primary activity of the Company is to sponsor, manage and act as the general partner of SQN Alternative Investment Fund III, L.P. (the “Managed Fund”), a publicly registered equipment leasing and finance fund in the United States of America.

The Company was formed on March 8, 2010 as a Delaware limited liability company. The Company, through the Parent, manages and controls the business affairs of the Managed Fund, including, but not limited to, the investments that the Managed Fund makes, pursuant to the terms of the Managed Fund’s limited partnership agreement. The Managed Fund is in the process of filing a registration statement (Form S-1) with the Securities Exchange Commission and will operate as a publicly registered equipment leasing and finance fund for the purpose of investing in a diverse pool of business-essential equipment and physical assets.

The Company will be entitled to 1% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds. The Company’s fiscal year ends on December 31.

2.  Summary of Significant Accounting Policies

Basis of presentation — The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Cash and cash equivalents — Cash and cash equivalents include cash maintained in checking and savings accounts at financial institutions and highly liquid investments with original maturity dates of three months or less.

Revenue recognition — The Company’s only source of revenue is from its investment in the Managed Fund. The Company is entitled to 1% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds. In addition, the Company and its affiliates may be reimbursed for administrative expenses incurred based upon an allocation of the time its and their affiliate’s employees spend working on the Managed Fund’s operations.

Income taxes — The Company is taxed as a partnership for federal and state income tax purposes. No provision for income taxes has been recorded since the liability for such taxes is that of each of the members rather than the Company. The Company’s income tax returns are subject to examination by the federal and state taxing authorities, and changes, if any, could adjust the individual income tax of the members.

Uncertain tax positions — The Company follows the provisions of Accounting for Uncertainty in Income Taxes (“Uncertain Tax Position”). Uncertain Tax Position prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under Uncertain Tax Position, an entity may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold. The Company has evaluated its tax position at December 31, 2010, and does not expect a material adjustment to be made.

Use of estimates — The preparation of financial statements in conformity with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet. Actual results could differ from those estimates.

SQN AIF III GP, LLC

Notes to Balance Sheet — (Continued)

3.  Capital Contribution Agreement with the Parent

The Parent has entered into a Capital Contribution Agreement with the Company pursuant to which the Parent has agreed to contribute, from time to time, an aggregate amount of up to $1,000,000 to the capital of the Company. There are no restrictions or covenants associated with this agreement that would preclude the Company from receiving any or all of the aggregate amount of capital contributions provided for in the agreement, except that the Parent is under no obligation to provide any additional funding to the Company once it has contributed $1,000,000 to the capital of the Company.

4.  Transactions with Related Parties

As discussed in Note 2, the Company may be reimbursed for expenses incurred on behalf of the Managed Fund for the organization and offering of the Managed Fund, and is entitled to 1% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds and reimbursement for administrative expenses incurred in relation to the Managed Fund’s operations.

The Company entered into an agreement with the Parent pursuant to which the Parent has agreed to contribute up to $1,000,000 of additional capital to the Company (See Note 3). At December 31, 2010, the Company has a $99 investment in limited partnership, which represents the general partnership interest the Company owns in the Managed Fund (See Note 1).

Report of Independent Registered Public Accounting Firm

To the Members

SQN Alternative Investment Fund III, LP

We have audited the accompanying balance sheet of SQN Alternative Investment Fund III, LP (the “Partnership”) as of December 31, 2011 and 2010, and the related statement of operations, changes in partners’ equity, and cash flows for the year ended December 31, 2011 and the period from March 10, 2010 (commencement of operations) through December 31, 2010. The Partnership’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SQN Alternative Investment Fund III, LP as of December 31, 2011 and 2010, and the results of its operations for the year ended December 31, 2011 and the period from March 10, 2010 (commencement of operations) through December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Holtz Rubenstein Reminick LLP

New York, New York

March 29, 2012

SQN Alternative Investment Fund III L.P.

(A Delaware Limited Partnership)

Balance Sheets

Assets
	December 31,
	2011	2010
Cash and cash equivalents	$641,510	$232
Escrow deposits Limited Partners contributions	2,636,731	—
Accounts receivable	28,497	—
Investment in finance leases, net	4,310,875	—
Initial direct costs, net of accumulated amortization of $24,596 and $-	150,190	—
Equipment notes receivable, including accrued interest	1,407,231	—
Other assets	74,783	—

Total Assets	$9,249,817	$232

Liabilities and Partners’ Equity
Liabilities:
Accounts payable and accrued expenses	$91,632	$—
Due to SQN Securities, LLC	1,000	—
Limited Partners contributions received in advance	2,634,000	—

Total Liabilities	2,726,632	—

Partners’ Equity (Deficit):
Limited Partners	6,529,827	133
General Partner	(6,642)	99

Total Partners’ Equity	6,523,185	232

Total Liabilities and Partners’ Equity	$9,249,817	$232

See accompanying notes to financial statements.

SQN Alternative Investment Fund III L.P.

(A Delaware Limited Partnership)

Statements of Operations

	Year Ended December 31, 2011	Period From March 10, 2010 (Commencement of Operations) Through December 31, 2010
Revenue:
Rental income	$135,361	$—
Finance income	38,995	—
Interest income	20,474	—

Total Revenue	194,830	—

Expenses:
Management fees—Investment Manager	480,000	—
Professional fees	116,604	—
Depreciation and amortization	94,596	—
Fund administration expenses	34,006	—
Other expenses	18,634	118
Foreign currency transaction loss	125,095	—

Total Expenses	868,935	118

Net Loss	$(674,105)	$(118)

Net loss allocable to:
Limited Partners	$(667,364)	$(117)
General Partner	(6,741)	(1)

	$(674,105)	$(118)

Weighted average number of limited partnership interests outstanding	4,955.70	1.00

Net loss attributable to Limited Partners per weighted average number of limited partnership interests outstanding	$(134.67)	$(117.00)

See accompanying notes to financial statements.

SQN Alternative Investment Fund III L.P.

(A Delaware Limited Partnership)

Statements of Changes in Partners’ Equity

Period From March 10, 2010 (Commencement of Operations) Through December 31, 2010

and the Year Ended December 31, 2011

	Limited Partnership Interests	Total	General Partner	Limited Partners	Subscription Receivable— Initial Limited Partner
Partners capital contributions	1.00	$1,100	$100	$1,000	$—
Less: subscription receivable	—	(750)	—	—	(750)
Net loss	—	(118)	(1)	(117)	—

Balance, December 31, 2010	1.00	232	99	883	(750)

Limited Partners capital contributions	8,450.90	8,450,900	—	8,450,900	—
Redemption of Initial Limited Partner capital contribution	(1.00)	(250)	—	(1,000)	750
Offering and distribution expenses	—	(1,132,739)	—	(1,132,739)	—
Distributions paid	—	(120,853)	—	(120,853)	—
Net loss	—	(674,105)	(6,741)	(667,364)	—

Balance, December 31, 2011	8,450.90	$6,523,185	$(6,642)	$6,529,827	$—

See accompanying notes to financial statements.

SQN Alternative Investment Fund III L.P.

(A Delaware Limited Partnership)

Statements of Cash Flows

	Year Ended December 31, 2011	Period From March 10, 2010 (Commencement of Operations) Through December 31, 2010
Cash flows from operating activities:
Net loss	$(674,105)	$(118)
Adjustments to reconcile net loss to net cash used in operating activities:
Finance income	(38,995)	—
Accrued interest income	(19,205)	—
Depreciation and amortization	94,596	—
Foreign currency transaction loss	82,384	—
Change in operating assets and liabilities:
Accounts receivable	(28,497)
Minimum rental payments received	289,983	—
Other assets	(74,783)	—
Accounts payable and accrued expenses	91,632	—

Net cash used in operating activities	(276,990)	(118)

Cash flows from investing activities:
Purchase of finance leases	(4,694,194)	—
Increase in equipment notes receivable	(1,410,810)	—
Cash paid for initial direct costs	(174,786)	—

Net cash used in investing activities	(6,279,790)	—

Cash flows from financing activities:
Proceeds from General Partner capital contribution	—	100
Proceeds from Limited Partners’ capital contributions	8,450,900	250
Cash paid for redemption of Initial Limited Partner capital contribution	(250)	—
Cash paid for offering and distribution expenses	(1,131,739)	—
Increase in escrow deposits	(2,634,000)	—
Distributions paid	(120,853)	—
Limited Partners capital contributions received in advance	2,634,000	—

Net cash provided by financing activities	7,198,058	350

Net increase in cash and cash equivalents	641,278	232
Cash and cash equivalents, beginning of period	232	—

Cash and cash equivalents, end of period	$641,510	$232

See accompanying notes to financial statements.

SQN Alternative Investment III L.P.

(A Delaware Limited Partnership)

Notes to Financial Statements

Year Ended December 31, 2011 and the Period From March 10, 2010

(Commencement of Operations) Through December 31, 2010

1.  Organization and Nature of Operations

Nature of business and operations — SQN Alternative Investment Fund III L.P. (the “Partnership”) was organized as a Delaware limited partnership on March 10, 2010 and is engaged in a single business segment, the ownership and investment in leased equipment, which includes: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset financing; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. From time to time, the Partnership may also purchase equipment and sell it directly to its leasing customers. The Partnership will terminate no later than December 31, 2034.

The principal investment strategy of the Partnership is to invest in business-essential, revenue-producing (or cost-savings) equipment or other physical assets with high in-place value and long, relative to the investment term, economic life. The Partnership expects to achieve its investment strategy by making investments in equipment already subject to lease, originating equipment leases in such equipment or providing asset financing.

The General Partner of the Partnership is SQN AIF III GP, LLC (the “General Partner”), a wholly-owned subsidiary of the Partnership’s Investment Manager, SQN Capital Management, LLC (the “Investment Manager”). Both the Partnership’s General Partner and its Investment Manager are Delaware limited liability companies. The General Partner manages and controls the day to day activities and operations of the Partnership, pursuant to the terms of the Partnership Agreement. The General Partner paid an aggregate capital contribution of $100 for a 1% interest in the Partnership’s income, losses and distributions. The Investment Manager makes all investment decisions and manages the investment portfolio of the Partnership.

On July 1, 2011, SQN Capital Corporation assigned its 100% interest in the Partnership’s Investment Manager to SQN Capital Partners, LLC which it believes to be a more tax efficient structure. There has been no change of control as a result of this as the principals and majority interest holders in both entities are the same.

On June 28, 2011, the officers of Summit Asset Management Limited (“SAM”) which prior to that date had equal ownership in the Investment Manager with SQN Capital Corporation (the parent company of the Investment Manager) resigned from both the General Partner and the Investment Manager. At that time, SAM redeemed its ownership interest in the Investment Manager.

Beginning on June 29, 2011, SAM has primarily provided the Partnership with origination services. They have assisted the Partnership with all the transactions completed during 2011. The Partnership anticipates SAM will continue to provide these services going forward into the foreseeable future.

The Partnership will make, at the sole discretion of the Investment Manager, semi-annual cash distributions to each Limited Partner computed at 3% (pro-rated to the date of admission for each Limited Partner) of each Limited Partner’s capital contribution, beginning six months after the Partnership’s initial closing which occurred on May 2, 2011. The Partnership’s income, losses and distributions are allocated 99% to the Limited Partners and 1% to the General Partner until the Limited Partners have received total distributions equal to each Limited Partners’ capital contribution plus an 8%, compounded annually, cumulative return on each Limited Partners’ capital contribution. After such time, income, losses and distributions will be allocated 80% to the Limited Partners and 20% to the General Partner.

The Partnership is currently in the Offering Period, which expires the earlier of raising $50,000,000 in Limited Partner capital contributions (50,000 units in limited partnership interests (“Units”) at $1,000 per Unit) or March 17, 2013. During the Operating Period the Partnership invests most of the net offering proceeds in items of equipment that are subject to leases, equipment financing transactions, and residual ownership rights in leased equipment. The Operating Period begins when the Partnership starts investing the offering proceeds, which occurred on June 29, 2011, and will last for three years, unless it is extended, at the sole discretion of the Partnership’s General Partner for a maximum of two one-year extensions. After the net offering proceeds are invested, additional investments will be made with the cash proceeds generated from the Partnership’s initial investments, to the extent that cash is not needed for expenses, reserves, or distributions to Limited Partners. The investment in additional equipment in this manner is called “reinvestment.” After the Operating Period, the Partnership will sell its assets in the ordinary course of business, a time frame called the “Liquidation Period.” The Liquidation Period is expected to last four years, unless it is extended, at the sole discretion of the Partnership’s General Partner for a maximum of two one-year extensions.

SQN Alternative Investment III L.P.

(A Delaware Limited Partnership)

Notes to Financial Statements — (Continued)

On May 2, 2011, the first business day after April 30, 2011, the Partnership admitted 19 Limited Partners with total capital contributions of $1,200,500. From May 3, 2011 through December 31, 2011, the Partnership admitted an additional 118 Limited Partners with total capital contributions of $7,250,400.

A Limited Partner may not redeem their Units in the Partnership without the prior written consent of the General Partner. The General Partner has the sole discretion to approve or deny any redemption requested by a Limited Partner.

2.  Summary of Significant Accounting Policies

Cash and cash equivalents — The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of funds maintained in checking and money market accounts held at financial institutions. At December 31, 2011, the Partnership had $2,074 of cash and cash equivalents held in one bank in the United Kingdom.

The Partnership’s cash and cash equivalents are held principally at one financial institution in the United States of America and at times the balances may exceed federally insured limits. The Partnership has placed these funds in a high quality financial institution in order to minimize risk relating to exceeding insured limits.

Finance lease receivables and allowance for doubtful accounts — In the normal course of business, the Partnership provides credit or financing to its customers, performs credit evaluations of these customers, and maintains reserves for potential credit losses. These credit or financing transactions are normally collateralized by the equipment being financed. In determining the amount of allowance for doubtful accounts, the Investment Manager considers historical credit losses, the past due status of receivables, payment history, and other customer-specific information. The past due status of a receivable is based on its contractual terms. Expected credit losses are recorded as an allowance for doubtful accounts. Receivables are written off when the Investment Manager determines they are uncollectible. An allowance for doubtful accounts is not currently provided since, in the opinion of the Investment Manager, all accounts recorded on the books are deemed collectible.

Credit risk — In the normal course of business, the Partnership is exposed to credit risk. Credit risk is the risk of a lessee’s inability or unwillingness to make contractually required payments. Concentrations of credit risk with respect to lessees are dispersed across different industry segments throughout the United Kingdom. Although the Partnership does not currently foresee a concentrated credit risk associated with these lessees, lease payments are dependent upon the financial stability of the industry segments in which they operate.

Asset impairments — The significant assets in the Partnership’s investment portfolio are periodically reviewed, no less frequently than annually or when indicators of impairment exist, to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. If there is an indication of impairment, the Partnership estimates the future cash flows (undiscounted and without interest charges) expected from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If an impairment is determined to exist, the impairment loss is measured as the amount by which the carrying value of a long-lived asset exceeds its fair value and is recorded in the statement of operations in the period the determination is made.

The events or changes in circumstances that generally indicate that an asset may be impaired are, (i) the estimated fair value of the underlying equipment is less than its carrying value, (ii) the lessee is experiencing financial difficulties and (iii) it does not appear likely that the estimated proceeds from the disposition of the asset will be sufficient to satisfy the residual value in the asset. The preparation of the undiscounted cash flows requires the use of assumptions and estimates, including the level of future rents or receipts from the sale of the residual value investment, estimated downtime between re-leasing events, and the amount of re-leasing costs. The Investment Manager’s review for impairment includes a consideration of the existence of impairment indicators, including third party appraisals, published values for similar assets, recent transactions for similar assets, adverse changes in market conditions for specific asset types, and the occurrence of significant adverse changes in general industry and market conditions that could affect the fair value of the asset.

SQN Alternative Investment III L.P.

(A Delaware Limited Partnership)

Notes to Financial Statements — (Continued)

Equipment Notes Receivable — Equipment notes receivable are reported in the Partnership’s balance sheets at the outstanding principal balance net of any unamortized deferred fees, premiums or discounts on purchased loans. Costs to originated loans, if any, are reported as other assets in the Partnership’s balance sheets. Unearned income, discounts and premiums, if any, are amortized to interest income in the statements of operations using the effective interest rate method. Equipment notes receivable are generally placed in a non-accrual status when payments are more than 90 days past due. Additionally, the Partnership periodically reviews the creditworthiness of companies with payments outstanding less than 90 days. Based upon the Investment Manager’s judgment, accounts may be placed in a non-accrual status. Accounts on a non-accrual status are only returned to an accrual status when the account has been brought current and the Partnership believes recovery of the remaining unpaid receivable is probable. Revenue on non-accrual accounts is recognized only when cash has been received.

Revenue recognition — The Partnership records revenue based upon the lease classification determined at the inception of the transaction and based upon the terms of lease.

The Partnership leases equipment to third parties and each such lease may be classified as either a finance lease or an operating lease. Initial direct costs are capitalized and amortized over the term of the related lease for a finance lease. For an operating lease, the initial direct costs are included as a component of the cost of the equipment and depreciated.

For finance leases, the Partnership records, at lease inception, the total minimum lease payments receivable from the lessee, the estimated unguaranteed residual value of the equipment upon lease termination, the initial direct costs, if any, related to the lease and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual value, minus the cost of the leased equipment. Unearned income is recognized as finance income over the term of the lease using the effective interest rate method.

For operating leases, rental income is recognized on a straight line basis over the lease term. Billed and uncollected operating lease receivables are included in accounts receivable. Accounts receivable is stated at its estimated net realizable value. Deferred rental income is the difference between the timing of the cash payments and the income recognized on a straight line basis.

The Investment Manager has an investment committee that approves each new equipment lease, financing transaction, and lease acquisition. As part of its process it determines the unguaranteed residual value, if any, to be used once the acquisition has been approved. The factors considered in determining the unguaranteed residual value include, but are not limited to, the creditworthiness of the potential lessee, the type of equipment being considered, how the equipment is integrated into the potential lessees business, the length of the lease and the industry in which the potential lessee operates. Unguaranteed residual values are reviewed for impairment in accordance with the Partnership’s policy relating to impairment review.

Initial direct costs — The Partnership capitalizes initial direct costs (“IDC”) associated with the origination and funding of lease assets. IDC includes both internal costs (e.g., labor and overhead) and external broker fees incurred with the origination. These costs are amortized on a lease by lease basis based on actual contract term using the effective interest rate method for finance leases and a straight-line method for operating leases. Upon disposal of the underlying lease assets, both the IDC and the associated accumulated amortization are relieved. Costs related to leases that are not consummated are not eligible for capitalization as initial direct costs and are expensed as incurred as acquisition expense.

Acquisition expense — Acquisition expense represents costs which include, but are not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses, and miscellaneous expenses related to the selection and acquisition of leased equipment which are to be borne by the Partnership under the terms of the Partnership Agreement, as amended. As these costs are not eligible for capitalization as initial direct costs, such amounts are expensed as incurred.

Income taxes — As a partnership, no provision for income taxes is recorded since the liability for such taxes is that of each of the Partners rather than the Partnership. The Partnership’s income tax returns are subject to examination by the federal and state taxing authorities, and changes, if any, could adjust the individual income tax of the Partners.

Uncertain tax positions — The Partnership has adopted the provisions of Accounting for Uncertainty in Income Taxes (“Uncertain Tax Position”). Uncertain Tax Position prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under Uncertain Tax Position, an entity may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold. The Partnership has evaluated its entity level tax position for the period ended December 31, 2010 and the year ended December 31, 2011, and does not expect any material adjustments to be made. The tax years 2010 and 2011 remain open to examination by the major taxing jurisdictions to which the Partnership is subject.

SQN Alternative Investment III L.P.

(A Delaware Limited Partnership)

Notes to Financial Statements — (Continued)

Per Share Data — Net loss attributable to Limited Partners per weighted average number of limited partnership interests outstanding is calculated as follows; the net loss allocable to the Limited Partners divided by the weighted average number of limited partnership interests outstanding during the period.

Foreign currency transactions — The Partnership has designated the United States of America dollar as the functional currency for the Partnership’s investments in international locations. Accordingly, certain assets and liabilities are translated at either the current monthly exchange rates or the historical exchange rates, revenues and expenses are translated at the average rate of exchange for the period, and all transaction gains or losses are reflected in the period’s results of operations.

Use of estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the General Partner and Investment Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates primarily include the determination of allowances for doubtful accounts, depreciation and amortization, impairment losses, estimated useful lives, and residual values. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2011-11, Disclosure about Offsetting Assets and Liabilities (Topic 210) (“ASU 2011-11”) which was designed to enhance the disclosures and provide converged disclosures about financial instruments and derivative instruments between accounting principles generally accepted in the United States of America (“U.S. GAAP”) and international financial reporting standards (“IFRS”). Entities are required to provide both net and gross information for these financial instruments and derivative instruments assets and liabilities in order to enhance comparability between financial statements prepared on the basis of U.S. GAAP and those prepared on the basis of IFRS. The guidance is effective for annual reporting periods beginning on or after January 1, 2013 and interim periods within those annual periods. An entity should provide the disclosures required by ASU 2011-11 retrospectively for all comparative periods presented. The adoption of this guidance is not expected to have an effect on the Partnership’s financial position or results of operations.

In September 2011, the FASB issued Accounting Standards Update No. 2011-08, Intangibles — Goodwill and Other (Topic 350) — Testing Goodwill for Impairment (“ASU 2011-08”), to allow entities to use a qualitative approach to test goodwill for impairment. ASU 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. The guidance is effective for annual and interim goodwill impairment testing performed for fiscal years beginning after December 15, 2011. The adoption of this guidance is not expected to have an effect on the Partnership’s financial position or results of operations.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220) (“ASU 2011-05”), new accounting guidance related to the presentation of other comprehensive income (“OCI”). ASU 2011-05 eliminates the option to present components of OCI as part of the statement of changes in partners’ equity. ASU 2011-05 allows for a one-statement or two-statement approach, outlined as follows:

•	One-statement approach: Present the components of net income and total net income, the components of OCI and total OCI, along with the total comprehensive income in a single continuous statement.

•

Two-statement approach: Present the components of net income and total net income in the statement of operations. A statement of OCI would immediately follow the statement of operations and include the components of OCI and a total for OCI, along with the total of comprehensive income.

ASU 2011-05 also requires an entity to present on the face of the financial statements any reclassification adjustments for items that are reclassified from OCI to net income. At the FASB’s October 21, 2011 Board meeting it was decided that the effective date of this guidance will be deferred, and is effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance is not expected to have an effect on the Partnership’s financial position or results of operations.

SQN Alternative Investment III L.P.

(A Delaware Limited Partnership)

Notes to Financial Statements — (Continued)

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820) — Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRS (“ASU 2011-04”). ASU 2011-04 amends the accounting guidance related to fair value measurements in order to more closely align its disclosure requirements with those in IFRS. ASU 2011-04 clarifies the application of existing fair value measurement and disclosure requirements and also changes certain principles or requirements for measuring fair value or for disclosing information about fair value measurements. The guidance is effective for interim and annual periods beginning after December 15, 2011. The adoption of this guidance is not expected to have a material effect on the Partnership’s financial position or results of operations.

3.  Related Party Transactions

The General Partner is responsible for the day-to-day operations and management of the Partnership and the Investment Manager makes all investment decisions and manages the investment portfolio of the Partnership. The Partnership pays the General Partner an allowance for organizational and offering costs not to exceed $1,000,000, in the aggregate, to reimburse the General Partner for expenses incurred in the preparation for qualification under federal and state securities laws. The General Partner also has a 1% interest in the profits, losses and distributions of the Partnership. The General Partner also has a promotional interest in the Partnership equal to 20% of all distributed cash available for distribution, after the Partnership has provided an 8% cumulative return, compounded annually, to the Limited Partners on their capital contributions.

The Partnership pays the Investment Manager for organizational and offering expenses incurred on behalf of the Partnership and a management fee equal to or the greater of; (i) a fixed monthly management fee of $60,000 or (ii) 1.975% per annum of the aggregate offering proceeds. The monthly management fee reimburses the Investment Manager for normal overhead expenses, which include, but are not limited to, employee compensation, rent, professional services, office equipment, and supplies. For the year ended December 31, 2011, the Partnership paid the Investment Manager $480,000 for management fees that are included in the statements of operations. For the period from March 10, 2010 (Commencement of Operations) through December 31, 2010, the Partnership did not pay any management fees to the Investment Manager. For the year ended December 31, 2011, the Investment Manager was reimbursed $268,245 for organizational and offering expenses incurred on behalf of the Partnership.

SQN Securities, LLC (“Securities”) is a Delaware limited liability company and is a majority-owned subsidiary of the Partnership’s Investment Manager. Securities is the sole selling agent of the Partnership’s Units, is a broker-dealer registered with the Securities and Exchange Commission and is a member of both the Financial Industry Regulatory Authority and the Security Investor Protection Corporation. The Partnership pays Securities a distribution expense equal to 2% of the aggregate offering proceeds, excluding proceeds from the General Partner or any affiliated entities. At December 31, 2011, the Partnership owed Securities $1,000 for unpaid distribution expense. For the year ended December 31, 2011, Securities was paid $169,018, which is included in offering and distribution expenses in the statements of changes in partners’ equity. For the year ended December 31, 2011, Securities was reimbursed $126,753 for organizational and offering expenses incurred on behalf of the Partnership.

4.  Investment in finance leases

Entertainment and Leisure Equipment

On December 19, 2011, the Partnership entered into a lease transaction for entertainment and leisure equipment located in the United Kingdom for £506,433 ($782,590 applying exchange rates at December 31, 2011) with a lease term of 24 months. Under the terms of the agreement the Partnership receives monthly lease payments as follows: an initial lease payment of £66,257 ($102,386 applying exchange rates at December 31, 2011) when the transaction was finalized and £22,086 ($34,129 applying exchange rates at December 31, 2011) monthly thereafter. At the termination of the lease the lessee has a bargain purchase option to acquire the entertainment and leisure equipment for £100. The Partnership paid initial direct costs as follows: (i) on November 30, 2011 the Partnership paid £7,875 ($12,251 applying exchange rates at November 30, 2011) and (ii) on December 20, 2011 the Partnership paid £10,281 ($15,887 applying exchange rates at December 31, 2011) relating to the acquisition of this leased equipment. For the year ended December 31, 2011, the Partnership did not expense any initial direct costs relating to this leased equipment.

Public Address System

On August 19, 2011, the Partnership entered into a lease transaction for a public address system for a Scottish Premier League football team located in Scotland for £602,794 ($985,509 applying exchange rates at August 31, 2011) with a lease term of 48 months. Under the terms of the agreement the Partnership receives quarterly lease payments of £58,797 ($96,127 applying exchange rates at August 31, 2011) through May 16, 2014 and quarterly lease payments of £13,931 ($22,775 applying exchange rates at August 31, 2011)

SQN Alternative Investment III L.P.

(A Delaware Limited Partnership)

Notes to Financial Statements — (Continued)

through November 16, 2015. At the termination of the lease the lessee has a bargain purchase option to acquire the public address system for $1. On August 19, 2011, the Partnership paid initial direct costs of £36,168 ($59,131 applying exchange rates at August 31, 2011) related to the acquisition of this leased equipment. For the year ended December 31, 2011, the Partnership incurred amortization expense related to this leased equipment of $24,596.

On February 13, 2012, the lessee went into Administration in Scotland. Administration in the United Kingdom is a process similar to reorganization under the Bankruptcy Code in the United States of America. The lessee continues to conduct business as usual which it cannot legally do without the use of the Partnership’s equipment. The Investment Manager has confirmed with the Administrator that the lessee intends to continue to pay for the equipment as prescribed in the lease. The lessee had previously paid for the use of the leased equipment through February 15, 2012. Beginning February 16, 2012, the Administrator has agreed to pay for the continuing use of the leased equipment, monthly in arrears, which is in keeping with Administration procedures.

Bottle Recycling and Extrusion Production Line

On June 29, 2011, the Partnership entered into a Participation Agreement (the “Agreement”) for an ownership interest in a Hire Purchase Agreement (the “HP Agreement”). The HP Agreement is between an independent United Kingdom leasing entity and the lessee of a bottle recycling and extrusion line located in the United Kingdom. The Partnership made its initial payment under the Agreement on June 29, 2011 totaling £1,100,000 ($1,774,520 applying exchange rates at June 30, 2011) and made its final payment on October 13, 2011 totaling £730,000 ($1,151,575 applying exchange rates at October 31, 2011).

Under the terms of the HP Agreement there is both an initial rental period and a fixed rental period. The initial rental period was for four months but could be extended if the lessee raised an additional £3,000,000 in equity. The lessee raised the required additional equity during September 2011. Accordingly, the initial rental period has been extended until the earlier of either; (i) twelve months from date of the HP Agreement or (ii) the Plant Valuation date, as defined in the HP Agreement. The Investment Manager believes that the fixed rental period will begin on July 1, 2012.

During the initial rental period the Partnership receives monthly rental income between £11,229 ($17,987 applying exchange rates at June 30, 2011) and £18,425 ($29,514 applying exchange rates at June 30, 2011). For the year ended December 31, 2011, the Partnership earned $135,361 in rental income and incurred $70,000 in depreciation expense. At December 31, 2011, the Partnership had $28,497 as accounts receivable in the accompanying balance sheets relating to this leased equipment. The Partnership was paid on January 4, 2012.

The fixed rental period is for a term of 60 months. The Partnership will receive monthly payments of £40,937 ($65,573 applying exchange rates at June 30, 2011). At lease termination the lessee has an option to purchase the leased equipment and the Partnerships portion of the proceeds will be £253,821 ($406,570 applying exchange rates at June 30, 2011). The Partnership paid initial direct costs as follows: (i) on July 15, 2011 we paid £45,775 ($73,322 applying exchange rates at July 15, 2011) and (ii) on November 30, 2011 we paid £9,125 ($14,195 applying exchange rates at November 30, 2011) related to the acquisition of this leased equipment.

Investment in finance lease consists of the following at December 31, 2011:

Minimum rents receivable	$5,575,250
Estimated unguaranteed residual value	392,385
Unearned income	(1,656,760)

$4,310,875

SQN Alternative Investment III L.P.

(A Delaware Limited Partnership)

Notes to Financial Statements— (Continued)

At December 31, 2011, the aggregate amounts of future minimum lease payments receivable are as follows:

	Lease Payment Currencies
	US Dollars	British Pounds (1)	Total
Years Ending December 31,
2012	$—	$1,152,550	$1,152,550
2013	—	1,497,963	1,497,963
2014	—	983,884	983,884
2015	—	802,173	802,173
2016	—	759,119	759,119
Thereafter	—	379,561	379,561

	$—	$5,575,250	$5,575,250

(1)	Converted to US Dollars at the December 31, 2011 exchange rate.

5.  Equipment Notes Receivable

On October 31, 2011, the Partnership entered into a Senior Loan Note Instrument (the “Instrument”) with a special purpose entity controlled by SAM. This special purpose entity was set-up to provide financing for a hydro-electricity generating plant located on the Romney Weir in Windsor, England. The total amount available under the Instrument is £1,700,000, accrues interest at 12.0% per year and is guaranteed by the borrower’s parent company. Interest accrues on the Instrument until the project commencement date, as defined in the agreement, at which time all accrued interest is due and payable. Thereafter, repayment consisting of principal and interest commences three months after the project commencement date and quarterly thereafter. Quarterly principal and interest payments are calculated as follows: £46 per £1,000 of original outstanding principal for the first eight years and the £22 per £1,000 of original outstanding principal for the next three years.

The Partnership made three advances under this Instrument; (i) on November 2, 2011 for £300,000 ($479,730 applying exchange rates at November 15, 2011), (ii) on November 29, 2011 for £300,000 ($466,710 applying exchange rates at November 30, 2011) and (iii) on December 14, 2011 for £300,000 ($464,370 applying exchange rates at December 15, 2011).

6.  Fair Value Measurements

The Partnership follows the fair value guidance in ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) for items that are required to be measured at fair value. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 Inputs– Quoted prices for identical instruments in active markets.

Level 2 Inputs– Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs– Instruments with primarily unobservable value drivers.

Fair value information with respect to the Partnership’s leased assets and liabilities are not separately provided for since ASC 820 does not require fair value disclosures of leasing arrangements.

The Partnership’s carrying value of cash and cash equivalents, escrow deposits, accounts receivable, other assets, accounts payable and accrued liabilities, due to SQN Securities, LLC and Limited Partners contributions received in advance, approximate fair value due to their short term until maturity.

SQN Alternative Investment III L.P.

(A Delaware Limited Partnership)

Notes to Financial Statements — (Continued)

The Partnership’s carrying values and approximate fair values of Level 3 inputs at December 31, 2011 were as follows:

	December 31, 2011		December 31, 2010
	Carrying Value	Fair Value	Carrying Value	Fair Value

Assets:
Equipment notes receivable, including accrued interest	$1,407,231	$1,407,231	$—	$—

The carrying amount of the Partnership’s equipment note receivable, including accrued interest approximates, fair value based at December 31, 2011, based on the following factors: (i) interest rates have remained stable, (ii) the basic technology, the Archimedes Screw, is thousands of year old and has been successfully used in other hydro-electric generating plants in Europe, (iii) there is no credit risk associated with the lessee and (iv) the short period of time between funding this equipment note receivable and the Partnership’s year end.

7.  Business Concentrations

For the year ended December 31, 2011, the Partnership had two lessee’s which accounted for 78% and 22% of income derived from leasing activities, respectively. At December 31, 2011, the Partnership had three investments which accounted for 66%, 18% and 16% of the Partnership’s net investments in finance leases, respectively. At December 31, 2011, the Partnership’s equipment note receivable was due from one debtor.

For the year ended December 31, 2011, 100% of the equipment leasing transactions and financing transactions the Partnership entered into were originated by SAM. The Partnership paid a total of $6,279,790 to acquire these equipment leases and financing transactions.

8.  Geographic Information

Geographic information for revenue, and long-lived assets at December 31, 2011, was as follows:

	United States	Europe	Total
Revenue:
Rental income	$—	$135,361	$135,361

Finance income	$—	$38,995	$38,995

Long-lived assets:
Investment in finance leases, net	$—	$4,310,875	$4,310,875

Equipment notes receivable, including accrued interest	$—	$1,407,231	$1,407,231

9.  Indemnifications

The Partnership enters into contracts that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is not known.

In the normal course of business, the Partnership enters into contracts of various types, including lease contracts, contracts for the sale or purchase of lease assets, and management contracts. It is prevalent industry practice for most contracts of any significant value to include provisions that each of the contracting parties, in addition to assuming liability for breaches of the representations, warranties, and covenants that are part of the underlying contractual obligations, to also assume an obligation to indemnify and hold the other contractual party harmless for such breaches, and for harm caused by such party's gross negligence and willful misconduct, including, in certain instances, certain costs and expenses arising from the contract. Generally, to the extent these contracts are performed in the ordinary course of business under the reasonable business judgment of the General Partner and Investment Manager, no liability will arise as a result of these provisions. The General Partner and Investment Manager knows of no facts or circumstances that would make the Partnership’s contractual commitments outside standard mutual covenants applicable to commercial transactions between businesses. Accordingly, the Partnership believes that these indemnification obligations are made in the ordinary course of business as part of standard commercial and industry practice, and that any potential liability under the Partnership's similar commitments is remote. Should any such indemnification obligation become payable, the Partnership would separately record and/or disclose such liability in accordance with accounting principles generally accepted in the United States of America.

SQN Alternative Investment III L.P.

(A Delaware Limited Partnership)

Notes to Financial Statements — (Continued)

10.  Income Tax Reconciliation

At December 31, 2011 and 2010, total Partners’ equity included in the financial statements was $6,523,185 and $232, respectively. At December 31, 2011 and 2010, total Partners’ equity for federal income tax purposes was $7,823,601 and $232, respectively. The primary difference was offering and distribution expenses which is a reduction in Limited Partners’ capital accounts for financial reporting purposes but not for federal income tax reporting purposes and differences in depreciation and amortization and foreign currency translation loss for financial reporting purposes and federal income tax purposes.

The following table reconciles the net loss for financial statement reporting purposes to the net loss for federal income purposes for the years ended December 31, 2011 and 2010:

	2011	2010
Net loss per financial statements	$(674,105)	$(118)

Depreciation and amortization	85,292	—
Foreign currency translation loss	82,385	—

Net loss for federal income tax purposes	$(506,428)	$(118)

11.  Selected Quarterly Financial Data (unaudited)

The following table is a summary of selected financial data, by quarter:

	Quarterly Information (unaudited)				Year Ended December 31,
	March 31,	June 30,	September 30,	December 31,	2011
Total revenue	$—	$934	$47,561	$146,335	$194,830

Net loss allocable to Limited Partners	$(28,988)	$(174,657)	$(369,300)	$(94,419)	$(667,364)

Weighted average number of limited partnership interests outstanding	—	1,886.00	1,756.00	1,313.70	4,955.70

Net loss attributable to Limited Partners per weighted average number of limited partnership	$—	$(92.61)	$(77.46)	$35.40	$(134.67)

12.  Subsequent Events

During February 2012, the Partnership entered into a finance lease transaction for an 80.0% ownership interest in an anaerobic digestion plant located in the United Kingdom for £576,000 ($912,845 applying exchange rates at February 29, 2012) with a lease term of 48 months. Under the terms of the agreement the Partnership will receive monthly payments of £15,740 ($24,945 applying exchange rates at February 29, 2012) through September 20, 2015 and then through January 20, 2016, there will be a rent holiday, where no payments are due. The lessee has an option to make either a one-time payment of £64,074 ($101,544 applying exchange rates at February 29, 2012) or making 4 monthly payments of £15,740 ($24,945 applying exchange rates at February 29, 2012) and a final payment of £3,046 ($4,827 applying exchange rates at February 29, 2012). The option is contingent upon the lessee extending the service agreement for 6 months or longer. Once the final payment is received title to the equipment will pass to the lessee. The remaining 20.0% ownership interest is held by SQN Alternative Investment Fund II, LLC, another equipment leasing fund managed by the Investment Manager.

APPENDIX A

AMENDED AND RESTATED AGREEMENT OF

LIMITED PARTNERSHIP

OF

SQN ALTERNATIVE INVESTMENT FUND III L.P.

ARTICLE I — DEFINITIONS		A-1
1.1	Defined Terms	A-1
ARTICLE II — FORMATION OF PARTNERSHIP		A-11
2.1	Formation of Partnership	A-11
ARTICLE III — NAME		A-11
3.1	Name	A-11
ARTICLE IV — PLACES OF BUSINESS		A-11
4.1	Principal Place of Business	A-11
4.2	Other Places of Business	A-11
4.3	Registered Office and Registered Agent	A-11
ARTICLE V — NAMES AND ADDRESSES OF PARTNERS		A-12
5.1	Names and Addresses of Partners	A-12
ARTICLE VI — PURPOSES AND OBJECTIVES		A-12
6.1	Purposes	A-12
6.2	Investment Objectives	A-12
ARTICLE VII — TERM		A-12
7.1	Term	A-12
ARTICLE VIII — PARTNERS AND CAPITAL		A-12
8.1	General Partner	A-12
8.2	Original Limited Partner	A-12
8.3	Limited Partners and Maximum Offering	A-12
8.4	Subscription Documents and Suitability	A-12
8.5	Payment of Subscription Price of Units	A-13
8.6	Minimum Subscription Amount	A-13
8.7	Subscriptions for Units by General Partner and its Affiliates	A-13
8.8	Partnership Closings	A-13
8.9	Acceptance of Units	A-13
8.10	Admission to Partnership as Limited Partners	A-13
8.11	Escrow Account and Subscription Account	A-13
8.12	Separate Escrow Account for Residents of Pennsylvania	A-13
8.13	Partnership Capital	A-14
8.14	Capital Accounts	A-14
8.15	Limitations on Additional Capital Contributions	A-15
8.16	Loans by Partners	A-15
ARTICLE IX — POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER		A-15
9.1	Extent of Powers and Duties	A-15
9.2	Limitations on the Exercise of Powers of General Partner	A-18
9.3	Limitation on Liability of General Partner and its Affiliates; Indemnification	A-21
9.4	Compensation of General Partner and its Affiliates	A-22
9.5	Other Interests of the General Partner and its Affiliates	A-24
9.6	Minimum Requirement for Investments/Maximum Front-End Fees	A-24
ARTICLE X — OWNERS AND LIABILITIES OF LIMITED PARTNERS		A-25
10.1	Absence of Control Over Partnership Business	A-25
10.2	Limited Liability	A-25
ARTICLE XI — DISTRIBUTIONS AND ALLOCATIONS		A-25
11.1	Distribution of Distributable Cash	A-25
11.2	Allocations of Income and Loss	A-26
11.3	Distributions and Allocations Among the Limited Partners	A-27
11.4	Tax Allocations: Code Section 704(c); Revaluations	A-28
11.5	Return of Uninvested Capital Contribution	A-28
11.6	No Distributions in Kind	A-28
11.7	Partnership Entitled to Withhold Taxes	A-28
ARTICLE XII — WITHDRAWAL OF GENERAL PARTNER		A-29
12.1	Voluntary Withdrawal	A-29

A-i

12.2	Involuntary Withdrawal	A-29
12.3	Consequences of Withdrawal	A-29
12.4	Liability of Withdrawn General Partner	A-30
12.5	Notice of Withdrawal; Admission of Substitute General Partner; Dissolution if No Substitute General Partner Approved	A-30
ARTICLE XIII — TRANSFER OF UNITS		A-30
13.1	Withdrawal of a Limited Partner	A-30
13.2	Assignment	A-30
13.3	Substitution	A-31
13.4	Status of an Assigning Limited Partner	A-32
13.5	Limited Right of Presentment for Redemption of Units	A-32
ARTICLE XIV — DISSOLUTION AND WINDING-UP		A-33
14.1	Events Causing Dissolution	A-33
14.2	Winding Up of the Partnership; Capital Contribution by the General Partner On Dissolution	A-34
14.3	Application of Liquidation Proceeds On Dissolution	A-34
14.4	No Recourse Against Other Partners	A-35
ARTICLE XV — FISCAL MATTERS		A-35
15.1	Title to Property and Bank Accounts	A-35
15.2	Maintenance of and Access to Basic Partnership Documents	A-35
15.3	Financial Books and Accounting	A-36
15.4	Fiscal Year	A-36
15.5	Reports	A-36
15.6	Tax Returns and Tax Information	A-38
15.7	Accounting Decisions	A-38
15.8	Federal Tax Elections	A-38
15.9	Tax Matters Partner	A-39
ARTICLE XVI — MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS		A-40
16.1	Meetings of the Limited Partners	A-40
16.2	Voting Rights of the Limited Partners	A-41
16.3	Limitations on Action by the Limited Partners	A-41
ARTICLE XVII — AMENDMENTS		A-42
17.1	Amendments by the General Partner	A-42
ARTICLE XVIII — POWER OF ATTORNEY		A-42
18.1	Appointment of Attorney-in-Fact	A-42
18.2	Amendments to Agreement and Certificate of Limited Partnership	A-43
18.3	Power Coupled With an Interest	A-43
ARTICLE XIX — GENERAL PROVISIONS		A-43
19.1	Notices, Approvals and Consents	A-43
19.2	Further Assurances	A-43
19.3	Captions	A-43
19.4	Binding Effect	A-44
19.5	Severability	A-44
19.6	Integration	A-44
19.7	Applicable Law	A-44
19.8	Counterparts	A-44
19.9	Creditors	A-44
19.10	Successors and Assigns	A-44
19.11	Waiver of Action for Partition	A-44

A-ii

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

SQN ALTERNATIVE INVESTMENT FUND III L.P.

This Amended and Restated Agreement of Limited Partnership is made and entered into by and among SQN AIF III GP, LLC, a Delaware limited liability company, as the General Partner, SQN Capital Management, LLC, a Delaware limited liability company, as the “Original Limited Partner,” and such other persons who may be admitted to the Partnership from time to time as Limited Partners.

ARTICLE I — DEFINITIONS

1.1 Defined Terms. Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context otherwise requires, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and “Article” and “Section” references are references to the Articles and Sections of this Agreement.

(1) “Accountants” means any firm of independent certified public accountants that may be engaged from time to time by the General Partner on behalf of the Partnership.

(2) “Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to the selection and acquisition of Investments, whether or not acquired, including, but not limited to:

(i) legal fees and expenses;

(ii) travel and communication expenses;

(iii) costs of credit reports, appraisals and reference materials used to evaluate transactions;

(iv) non-refundable option payments on Investments not acquired;

(v) accounting fees and expenses;

(vi) insurance costs;

(vii) initial direct costs, as that term is defined under United States generally accepted accounting principles (“GAAP”), which includes any origination fees paid by the Investment Manager or its Affiliates to any Person, including its or its Affiliates’ employees, with respect to acquiring and holding Investments on a temporary basis before they are purchased from the Investment Manager or its Affiliates by the Partnership; and

(viii) miscellaneous other expenses, however designated.

(3) “Acquisition Fees” means all fees and commissions paid by any party in connection with the initial purchase or funding of any Investment, including fees payable to finders and brokers that are not Affiliates of the General Partner. Also, included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated.

(4) “Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in the Capital Account is less than zero. For this purpose, a Partner’s Capital Account balance shall be:

(i) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6);

(ii) increased for any amount which the Partner is obligated to restore, because of a promissory note to the Partnership or otherwise, or is deemed obligated to restore pursuant to the penultimate sentence in each of Regulations Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5) (relating to Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, respectively).

(5) “Adjusted Capital Contribution” means, as to any Limited Partner, as determined from time to time, the Limited Partner’s Capital Contribution reduced, but not below zero, by:

(i) all distributions previously made to the Limited Partner by the Partnership which are deemed by the General Partner to reduce the Limited Partner’s Capital Contribution under Section 11.3(d)(ii); and

(ii) all payments previously made to the Limited Partner in Redemption of a portion or all of the Limited Partner’s Units under Section 13.5.

(6) “Administrator” means the official or agency administering the securities laws of a state or other political subdivision of the United States.

(7) “Affiliate” means, with respect to any Person:

(i) any other Person directly or indirectly controlling, controlled by or under common control with such Person;

(ii) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person;

(iii) any officer, director or partner of such Person; and

(iv) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

(8) “Affiliated Limited Partner” means any of the following Persons who purchase Units and are admitted to the Partnership as Limited Partners:

(i) the General Partner and its Affiliates;

(ii) the Selling Agent and any registered representative or principal of the Selling Agent;

(iii) registered investment advisors and their clients; and

(iv) investors who buy Units through the officers and directors of the General Partner.

(9) “Affiliated Program” means any Program formed by the General Partner or any Affiliate of the General Partner or in which the General Partner or any of its Affiliates has an interest.

(10) “Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may hereafter be amended, supplemented or restated from time to time.

(11) “Assessments” means additional amounts of capital which may be mandatorily required of, or paid at the option of, a Limited Partner beyond his subscription commitment.

(12) “Assignee” means any Person to whom any Unit or Partnership Interest, or part thereof, has been Assigned, in whole or in part, in a manner permitted by Section 13.2.

(13) “Assignment” means, with respect to any Unit or Partnership Interest, or any part thereof, the sale, assignment, transfer, gift or other disposition of such Unit or Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto.

(14) “Capital Account” means the capital account maintained for each Partner under Section 8.14.

(15) “Capital Contribution” means:

(i) as to the General Partner, its initial $100 contribution to the capital of the Partnership plus any additional amounts as may be contributed to the capital of the Partnership by the General Partner; and

(ii) as to any Limited Partner, including Affiliated Limited Partners, the gross amount of investment in the Partnership actually paid by the Limited Partner, i.e. the Unit Price, without deduction for Front-End Fees (whether payable by the Partnership or not);

but excluding Net Disposition Proceeds reinvested in additional Investments under Section 9.1(b)(xxv).

(16) “Cash Flow” means the Partnership’s Gross Revenues, without deduction for depreciation, but after deducting the Partnership’s cash funds used to pay all other Partnership expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

(17) “Closing” means the admission of Limited Partners to the Partnership in accordance with Section 8.3.

(18) “Closing Date” means any date on which any Limited Partner is admitted to the Partnership, and includes the Initial Closing Date, any subsequent Closing Date and the Final Closing Date.

(19) “Code” means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent laws.

(20) “Commission” means the Securities and Exchange Commission.

(21) “Consent” means, as the context may require:

(i) consent given by vote at a meeting called and held in accordance with the provisions of Section 16.1;

(ii) the written consent without a meeting of any Person to do the act or thing for which the consent is solicited; or

(iii) the act of granting the consent.

(22) “Controlling Person” means, with respect to the General Partner or any Affiliate of the General Partner, any of the following Persons:

(i) its chairmen, directors, presidents, or other executive or senior officers;

(ii) any holder of a 5% or greater equity interest in the General Partner or its Affiliate; or

(iii) any Person having the power to direct or cause the direction of the General Partner or its Affiliate, whether through the ownership of voting securities, by contract or otherwise.

(23) “Counsel” means any law firm that may be engaged from time to time by the General Partner on behalf of the Partnership.

(24) “Cumulative Return” means, as to any Limited Partner, an amount equal to an 8% annual cumulative return, compounded annually, on the Limited Partner’s Capital Contribution calculated from a date not later than the last day of the calendar quarter in which the Capital Contribution of the Limited Partner as to which the Cumulative Return is being calculated was made.

(25) “Distribution Expenses” means the fees payable to the Selling Agent in an amount equal to 2% of the Unit Price per Unit sold, in the aggregate, in the Offering (excluding any Units sold to the General Partner or its Affiliates).

(26) “Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended, and any successor thereto.

(27) “Distributable Cash” means Cash Flow plus any amounts released from Reserves by the General Partner, less amounts allocated to Reserves by the General Partner.

(28) “Effective Date” means the date the Registration Statement is declared effective by the Commission.

(29) “Equipment” means any new, used or reconditioned equipment or revenue stream associated therewith acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest (including, but not limited to, residual interests), and shall also be deemed to include such equipment which at any time is subject to, or serves as the collateral for, a Lease.

(30) “Escrow Account” means an interest-bearing account established and maintained by the Partnership, the General Partner and the Selling Agent with the Escrow Agent in accordance with the terms of the Escrow Agreement for the purpose of holding, pending the distribution thereof in accordance with the terms of the Escrow Agreement and this Agreement, any subscription funds received from Persons who may be admitted to the Partnership as Limited Partners on the Initial Closing Date.

(31) “Escrow Agent” means a United States banking institution with at least $50 million in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

(32) “Escrow Agreement” means the Escrow Agreement among the Partnership, the General Partner, the Selling Agent and the Escrow Agent, substantially in the form of the Escrow Agreement filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by its terms.

(33) “Final Closing Date” means the last Closing Date in the Offering on which a Limited Partner (other than a Substitute Limited Partner) is admitted to the Partnership, which shall be as soon as practicable following the Offering Termination Date.

(34) “Financing Transaction” means:

(i) any extension of credit or loan of money to the Partnership or its subsidiaries that is secured by a security interest in the Partnership’s Investments or other tangible or intangible personal property of the Partnership or any Lease of any such property;

(ii) any notes issued in connection with a securitization of Investments, or receivables therefrom; or

(iii) any transaction in which the Partnership’s Investments are sold to a Person for purposes of securitization and with customary retained rights or interests.

(35) “FINRA” means the Financial Industry Regulatory Authority, Inc.

(36) “Fiscal Period” means any interim accounting period within a Fiscal Year established by the General Partner.

(37) “Fiscal Quarter” means, for each Fiscal Year, the 3-calendar-month period which commences on the first day of such Fiscal Year and each additional 3-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such Fiscal Year (or such shorter period ending on the last day of a Fiscal Year).

(38) “Fiscal Year” means the Partnership’s annual accounting period established pursuant to Section 15.4.

(39) “Front-End Fees” means fees and expenses paid by any Person for any services rendered during the Partnership’s organizational and offering or acquisition phases, including Distribution Expenses, Organization and Offering Expense Allowances, Leasing or Financing Fees, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the General Partner) and all other similar fees however designated.

(40) “Full Payout Lease” means any lease under which the aggregate noncancellable rental payments due during the initial term of the lease, on a net present value basis, are at least sufficient to permit the Partnership to recover the entire Purchase Price of the Equipment subject to the lease.

(41) “GAAP” means United States generally accepted accounting principles.

(42) “General Partner” means SQN AIF III GP, LLC, and its successors or permitted assigns, as general partner of the Partnership.

(43) “Gross Asset Value” means, with respect to any asset of the Partnership, the asset’s adjusted tax basis, except that:

(i) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of such contribution;

(ii) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at the time specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f)(5) if the Partnership so elects;

(iii) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

(iv) to the extent not otherwise reflected in the Partners’ Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

(v) if on the date of contribution of an asset or a revaluation of an asset in accordance with clauses (ii) through (iv), above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

(44) “Gross Offering Proceeds” means the gross amount of Capital Contributions, before deduction of Front-End Fees, of all Limited Partners admitted to the Partnership.

(45) “Gross Revenues” means gross cash receipts of the Partnership from whatever source (including its share of Gross Revenues from its indirect Investments), excluding Capital Contributions.

(46) “Unit Price” means $1,000 per Unit.

(47) “Income” or “Loss” means, for any Fiscal Year, the Partnership’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Loss shall be applied to increase such taxable income or reduce such loss;

(ii) any expenditure of the Partnership described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Income or Loss, shall be applied to reduce such taxable income or increase such loss;

(iii) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

(iv) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery deductions determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3);

(v) in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) of Section 1.1(43), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Income or Loss; and

(vi) any items which are specially allocated pursuant to Section 11.2(b), (c), (d), (e), (f), (g) or (h) shall not be taken into account in computing Income or Loss.

(48) “Indebtedness” means, with respect to any Person as of any date, all obligations (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred with respect to property purchased in the ordinary course of business that are not overdue or are being contested in good faith by appropriate proceedings and are not required to be classified as debt on a balance sheet of the Person that is prepared in accordance with GAAP as of that date).

(49) “Independent Expert” means a Person with no material current or prior business or personal relationship with the General Partner or its Affiliates, who is engaged to a substantial extent in the business of rendering appraisals regarding the value of assets of the type held by the Partnership and who is qualified to perform the work.

(50) “Initial Closing Date” means the first Closing Date for the Partnership on which Limited Partners with Units equal to, or greater than, the Minimum Offering are admitted to the Partnership.

(51) “Investment in Equipment” means the aggregate amount of Capital Contributions and Financial Transactions actually paid or allocated to the purchase, manufacture or renovation of Investments acquired by the Partnership, together with other cash payments such as interest, taxes and Reserves allocable thereto (to the extent that Reserves do not exceed 3% of Capital Contributions), but excluding Front-End Fees.

(52) “Investment Committee” means a committee of certain of the General Partner’s or its Affiliates’ officers and/or directors, as determined in the sole discretion of the General Partner, that shall do the following on behalf of the Partnership:

(i) approve significant transactions and transactions which differ from the standards and procedures the Investment Committee has established;

(ii) pursuant to Section 9.5, resolve conflicts in allocating Investments among Affiliated Programs; and

(iii) consider any other matter submitted to the Investment Committee for its review by the General Partner.

(53) “Investment Manager” means SQN Capital Management, LLC, an Affiliate of the General Partner, or its successor pursuant to the Management, Origination and Servicing Agreement.

(54) “Investments” means the Partnership’s portfolio, from time to time, of Equipment, Other Physical Assets and Leases, whether the Partnership owns the portfolio directly or indirectly.

(55) “IRA” means an Individual Retirement Account.

(56) “IRS” means the Internal Revenue Service or any successor agency thereto.

(57) “Lease” means any Full Payout Lease, any Operating Lease and any residual value interest therein or any other agreement directly or indirectly collateralized by Investments.

(58) “Leasing or Financing Fee” means the total of all fees and commissions paid by any Person in connection with the initial lease or initial financing of Equipment and Other Physical Assets acquired by the Partnership.

(59) “Lender” means any Person that lends cash or cash equivalents to the Partnership or its subsidiaries, including any Person that acquires by purchase, assignment, or otherwise, an interest in:

(i) the future amounts payable under any Lease and in the related Equipment or Other Physical Assets; or

(ii) payments due under any Financing Transaction and in any property securing the Financing Transaction.

(60) “Lessee” means a lessee under a Lease.

(61) “Limited Partner” means:

(i) any Person who owns at least a portion of a Unit and who has been admitted to the Partnership as a Limited Partner, including Affiliated Limited Partners; and

(ii) any Person who becomes a Substitute Limited Partner in accordance with this Agreement;

including the General Partner and its Affiliates to the extent they purchase Units.

(62) “Liquidation Period” means the period commencing on the first day following the end of the Operating Period and continuing for the period deemed necessary by the General Partner for the orderly termination of the Partnership’s operations and affairs and the liquidation or disposition of the Partnership’s Investments.

(63) “Majority” or “Majority Interest” means Limited Partners owning more than 50% of the aggregate outstanding Units from time to time.

(64) “Management Fees” means, for any month, an amount equal to the greater of (i) 1.975% per annum of the Gross Offering Proceeds or (ii) $60,000, which shall be payable monthly to the Investment Manager, or an Affiliate designated by the Investment Manager.

(65) “Management, Origination and Servicing Agreement” means the agreement entered into between the Partnership and the Investment Manager, substantially in the form of the Management, Origination and Servicing Agreement filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by its terms.

(66) “Maximum Offering” means the receipt and acceptance by the Partnership of subscriptions for not more than 50,000 Units ($50,000,000), excluding the 1 Unit subscribed for by the Original Limited Partner, on or before the Final Closing Date.

(67) “Minimum Offering” means the receipt and acceptance by the Partnership of subscriptions for not less than 1,200 Units ($1,200,000), excluding the 1 Unit subscribed for by the Original Limited Partner and any Units subscribed for by the General Partner or its officers, directors, employees or other Affiliates, or Pennsylvania subscribers.

(68) “NASAA Guidelines” means the North American Securities Administrators Association, Inc. Statement of Policy concerning Equipment Programs, as amended through May 7, 2007, as in effect as of the initial effective date of the Partnership’s public offering of its Units.

(69) “Net Disposition Proceeds” means the proceeds realized by the Partnership from the sale, refinancing or other disposition of Partnership Investments, including insurance proceeds or lessee or borrower indemnity payments arising from the loss or destruction of the Equipment, less all Partnership liabilities.

(70) “Net Lease Provisions” means contractual arrangements under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the non-cancellable rental payments under the lease are net to the lessor. Notwithstanding, a lease may be deemed to contain net lease provisions even if some minor costs or responsibilities remain with the lessor or if the lessor retains the option to require and pay for a higher standard of care or a greater level of maintenance or insurance than would be imposed on the lessee under the terms of the lease.

(71) “Net Offering Proceeds” means the Gross Offering Proceeds minus the Distribution Expenses and the Organization and Offering Expense Allowance payable by the Partnership.

(72) “Net Worth” means, for any Person subscribing for Units, the excess of total assets over total liabilities as determined by generally accepted accounting principles, but excluding home, home furnishings and automobiles. Provided, however, that with respect to the General Partner, “Net Worth” means the excess of total assets over total liabilities as determined by GAAP. However, if any of the General Partner’s assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute the General Partner’s total assets, but only to the extent that does not exceed the fair market value of the asset.

(73) “Notice” means a writing containing the information required by this Agreement to be communicated to any Person and delivered as follows:

(i) personally delivered to the Person;

(ii) sent by registered, certified or regular mail, postage prepaid or by a national recognized courier to such Person at the last known address of the Person; or

(iii) sent by facsimile, with receipt confirmed by telephone during normal business hours.

(74) “Offering” means the offering of Units pursuant to the Prospectus.

(75) “Offering Period” means the period from the Effective Date to the Offering Termination Date.

(76) “Offering Termination Date” means the earliest of:

(i) the date on which the Maximum Offering has been sold;

(ii) two years after the Effective Date (subject to the renewal, requalification or consent of each Administrator requiring the renewal, requalification or consent of the Offering with respect to the extension of the Offering Period beyond one year following the Effective Date in the Administrator’s jurisdiction); or

(iii) any earlier date after the Effective Date as may be determined by the General Partner in its sole discretion.

(77) “Operating Lease” means a lease under which the aggregate noncancellable rental payments during the original term of the lease, on a net present value basis, are not sufficient to recover the entire Purchase Price of the Equipment subject to the lease.

(78) “Operations” means all operations and activities of the Partnership except Sales.

(79) “Operating Period” means the period commencing on the Initial Closing Date and ending three years after the Initial Closing Date, unless extended by the General Partner, in its sole discretion.

(80) “Organization and Offering Expense Allowance” means an amount equal to 2% of the Partnership’s Gross Offering Proceeds, to reimburse the General Partner and/or its Affiliates for Organizational and Offering Expenses incurred by it and/or its Affiliates.

(81) “Organization and Offering Expense” means:

(i) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and the securities laws of any other jurisdiction in which Units may be offered or sold and subsequently offering and distributing the Units to the public (except Distribution Expenses) including, without limitation:

(A) printing costs;

(B) registration and filing fees;

(C) attorneys’, accountants’ and other professional fees; and

(ii) the direct costs of salaries to, and expenses (including costs of travel) of, officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering, offering and selling the Units, but shall not include amounts that are included within the 10% underwriting compensation limit as defined in FINRA Conduct Rule 2810(4)(b)(i).

(82) “Other Physical Assets” means any new, used or reconditioned physical asset or revenue stream associated therewith acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest (including, but not limited to, residual interests), and shall also be deemed to include such physical asset which at any time is subject to, or serves as the collateral for, a Lease or other agreement.

(83) “Participant” means the holder of a Unit or Partnership Interest.

(84) “Participant List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner. The list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in its information.

(85) “Partner” means the General Partner (including any Substitute General Partner) and any Limited Partner or Affiliated Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

(86) “Partner Nonrecourse Debt” means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

(87) “Partner Nonrecourse Debt Minimum Gain” has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg. Section 1.704-2(j)(1)(iii).

(88) “Partner Nonrecourse Deductions” consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

(89) “Partnership” means SQN Alternative Investment Fund III L.P.

(90) “Partnership Interest” means the Units owned by a Limited Partner or the percentage interest in the Partnership held by the General Partner.

(91) “Partnership Loan” means any loan made to the Partnership by the General Partner or any Affiliate of the General Partner in accordance with Section 9.2(c).

(92) “Partnership Minimum Gain” has the meaning specified in Treas. Reg. Sections 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg. Section 1.704- 2(j)(1)(iii).

(93) “Partnership Nonrecourse Deductions” consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).

(94) “Payout” means the time when the aggregate amount of cash distributions to a Limited Partner pursuant to this Agreement equals the sum of the amount of the Limited Partner’s Capital Contribution plus the Cumulative Return from a date not later than the last day of the calendar quarter in which the Limited Partner was admitted to the Partnership as a Limited Partner, and includes an amount of Distributable Cash resulting from Sales and refinancings of the Partnership’s Investments, if any, sufficient for the Limited Partners to pay their federal, state and local income taxes resulting from those Sales assuming the Limited Partners are in a 30% tax bracket.

(95) “Person” means any natural person, partnership, trust, corporation, limited liability company, association or other legal entity.

(96) “Program” means a limited or general partnership, joint venture, unincorporated association or similar unincorporated organization formed and operated for the primary purpose of investment in, and the operation of, or gain from, an interest in equipment, leases or related instruments.

(97) “Promotional Interest” means the allocable share of all Distributable Cash payable to the General Partner pursuant to Sections 11.1(b)(i) and 11.1(b)(ii).

(98) “Prospectus” means the prospectus included as part of the Registration Statement, as supplemented or amended.

(99) “Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of, the Partnership for or in connection with the purchase, acquisition or funding of the Investment, including the amount of the related:

(i) Acquisition Fees;

(ii) Acquisition Expenses; and

(iii) all liens and encumbrances on the Investment, but excluding points and prepaid interest.

“Purchase Price” also includes, with respect to options to acquire an Investment, the sum of the exercise price and the price paid to acquire the option.

(100) “Qualified Plan” means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, and its related trust.

(101) “Redemption” means the purchase of a portion or all of any Limited Partner’s Units by the Partnership under Section 13.5.

(102) “Registration Statement” means the Registration Statement on Form S-1 filed by the Partnership with the Commission under the Securities Act in the form in which the Registration Statement is declared to be effective for the offer and sale of the Partnership’s Units.

(103) “Reserves” means reserves established and maintained by the Partnership for working capital, contingent liabilities and the acquisition of Investments.

(104) “Roll-Up” means any transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership with, and the issuance of securities of, a Roll-Up Entity. The term does not include:

(i) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the NASDAQ Stock Market (National Market System) for at least 12 months; or

(ii) a transaction involving only the conversion of the Partnership to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in:

(A) Limited Partners’ voting rights;

(B) the term of existence of the Partnership;

(C) the compensation of the General Partner or its Affiliates from the Partnership;

(D) the Partnership’s investment objectives; or

(E) the income taxation of the Partnership or the Limited Partners.

(105) “Roll-Up Entity” means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

(106) “Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of an Investment.

(107) “Securities Act” means the Securities Act of 1933, as amended.

(108) “Selling Agent” means SQN Securities, LLC, an Affiliate of the General Partner, the selling agent which will conduct the offer and sale of the Units in all states and other jurisdictions in the Offering.

(109) “Selling Agent Agreement” means the agreement entered into between the General Partner, the Partnership and the Selling Agent, substantially in the form of the Selling Agent Agreement filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by its terms.

(110) “Specified Equipment Program” means a Program where, at the time a securities registration is ordered effective, at least 75% of the net proceeds from the sale of program interests are allocable to the purchase or renovation of identified equipment or one specified type of identified equipment. Reserves shall not be included in the 75%.

(111) “Sponsor” means SQN Capital Management, LLC, an Affiliate of the General Partner, or any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or participate in the management of a program, and any affiliate of any such person. Sponsor does not include a person whose only relation with the program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of program interests.

(112) “Sponsor Fee Limit” means the limit on the payment of Front-End Fees, Management Fees and Promotional Interest calculated pursuant to Section 9.4(e) of this Agreement.

(113) “SQN I” means SQN Alternative Investment Fund I, LLC, an Affiliated Program.

(114) “SQN II” means SQN Alternative Investment Fund II, LLC, an Affiliated Program.

(115) “SQN SOF” means SQN Special Opportunity Fund, LLC, an Affiliated Program.

(116) “Subscription Account” means the interest-bearing account established and maintained by the Partnership for the purpose of holding subscription funds received from Persons who may be admitted to the Partnership as Limited Partners on any Closing Date subsequent to the Initial Closing Date, pending the acceptance or rejection of their subscriptions by the General Partner.

(117) “Subscription Agreement” means the subscription agreement substantially in the form filed as an exhibit to the Prospectus.

(118) “Substitute General Partner” means any Assignee of, or successor to, the General Partner admitted to the Partnership in accordance with Section 12.5.

(119) “Substitute Limited Partner” means any Assignee of Units who is admitted to the Partnership as a Limited Partner under Section 13.3.

(120) “Treasury Regulation” or “Treas. Reg.” means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

(121) “Unit” or “Partnership Interest of a Limited Partner” means a unit of Limited Partner interest in the Partnership held by any Limited Partner, including rights to profits, losses, income, gain, credits, deductions, cash distributions, returns of capital, voting rights and other attributes of the Units all as provided by, and subject to the terms and provisions of, this Agreement.

(122) “Unpaid Cumulative Return” means, as to any Limited Partner, the unpaid amount of the Limited Partner’s Cumulative Return calculated through the date as of which the Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions previously made to the Limited Partner by the Partnership that are deemed by the General Partner to be a reduction of the Limited Partner’s Unpaid Cumulative Return under Section 11.3(d)(i).

ARTICLE II — FORMATION OF PARTNERSHIP

2.1 Formation of Partnership. The General Partner and the Original Limited Partner have previously formed the Partnership as a limited partnership under the Delaware Act. The General Partner and the Original Limited Partner hereby amend and restate in its entirety the original Agreement of Limited Partnership of the Partnership and agree that this Amended and Restated Agreement of Limited Partnership shall govern the rights and liabilities of the Partners, except as otherwise expressly provided in this Agreement.

ARTICLE III — NAME

3.1 Name. The business of the Partnership shall be conducted under the name “SQN Alternative Investment Fund III L.P.” or such other name as the General Partner shall hereafter designate in writing to the Limited Partners.

ARTICLE IV — PLACES OF BUSINESS

4.1 Principal Place of Business. The principal office and place of business of the Partnership is c/o SQN AIF III GP, LLC, 110 William Street, 26th floor, New York, New York 10038. The General Partner may from time to time change the Partnership’s principal place of business and, in that event, the General Partner shall notify the Limited Partners of the change in writing no later than 60 days following the effective date of the change.

4.2 Other Places of Business. The Partnership may maintain other offices and places of business within or outside the State of Delaware as the General Partner deems advisable.

4.3 Registered Office and Registered Agent. The registered office of the Partnership shall be at 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Delaware 19808. The name of its registered agent at such address shall be The Company Corporation. The General Partner may from time to time change the registered office and the registered agent of the Partnership, and, in that event, the General Partner shall notify the Limited Partners of the change in writing no later than 60 days following the effective date of the change.

ARTICLE V — NAMES AND ADDRESSES OF PARTNERS

5.1 Names and Addresses of Partners. The name and address of the General Partner shall be as set forth in Section 19.1, and the names and addresses of the Limited Partners shall be as set forth in their respective Subscription Agreements, as supplemented or amended from time to time. Any Partner may change the Partner’s place of business or residence, as the case may be, by giving Notice of the change to the Partnership (and, in the case of the General Partner, by also giving Notice of the change to all Limited Partners. The Notice shall become effective on receipt by the Partnership, or the date the Notice is given by the General Partner.

ARTICLE VI — PURPOSES AND OBJECTIVES

6.1 Purposes. The purposes and business of the Partnership are to:

(i) acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, loan, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create or receive security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments of all kinds; and

(ii) engage in any and all businesses and to do any and all things permitted to a limited partnership under the Delaware Act.

6.2 Investment Objectives. The investment objectives of the Partnership shall be those set forth in the Prospectus.

ARTICLE VII — TERM

7.1 Term. The term of the Partnership began with the filing of its Certificate of Limited Partnership with the Secretary of State of the State of Delaware on March 10, 2010 and will end at midnight on December 31, 2034, unless sooner dissolved or terminated as provided in Article XIV of this Agreement.

ARTICLE VIII — PARTNERS AND CAPITAL

8.1 General Partner. The General Partner has contributed $100 in cash as its Capital Contribution to the Partnership as consideration for its Partnership Interest.

8.2 Original Limited Partner. The Original Limited Partner has made a capital contribution of $1,000 to the Partnership as consideration for 1 Unit purchased by it. By its execution of this Agreement, the Original Limited Partner agrees to withdraw as Original Limited Partner, and the parties agree to return its capital contribution, retire its original 1 Unit and restore its original 1 Unit to the Maximum Offering on the Initial Closing Date when additional Limited Partners are admitted to the Partnership.

8.3 Limited Partners and Maximum Offering. From and after the Initial Closing Date there shall be one class of Limited Partners, which includes Affiliated Limited Partners. The General Partner is hereby authorized to obtain capital for the Partnership through the offer and sale of up to 50,000 Units ($50,000,000) to the Limited Partners.

8.4 Subscription Documents and Suitability. Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a Subscription Agreement and all other documents as the General Partner reasonably requests. These documents shall be in form and substance reasonably satisfactory to the General Partner. Among other things, each Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all of the terms, provisions and conditions of this Agreement. Units shall be sold only to Persons:

(i) who represent that they have either:

(A) an annual gross income of at least $70,000 and a Net Worth of at least $70,000; or

(B) a Net Worth of at least $250,000; or

(ii) who satisfy the suitability standards applicable in the state or other jurisdiction of their residence or domicile as set forth in the Prospectus if those standards are more stringent than the standards described in clause (i) above.

8.5 Payment of Subscription Price of Units. At the time of subscribing each Limited Partner, including Affiliated Limited Partners, shall make a Capital Contribution, in cash, in an amount equal to the Unit Price for each Unit, or portion of a Unit, purchased.

8.6 Minimum Subscription Amount. Each Limited Partner must purchase a minimum of 25 Units ($25,000) unless a greater minimum number of Units is required by the Administrator of the Limited Partner’s state or other jurisdiction of residence. Notwithstanding the foregoing, the General Partner, in its sole discretion, may accept subscriptions for fewer than 25 Units, except as may be required by the Administrator of the subscriber’s state or other jurisdiction of residence.

8.7 Subscriptions for Units by General Partner and its Affiliates. The General Partner and its Affiliates shall subscribe for an aggregate of 100 Units at the Unit Price, in the aggregate, for their own account for investment purposes only.

8.8 Partnership Closings. No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. After the General Partner has determined that the Minimum Offering has been achieved, it shall set the Initial Closing Date. Following the Initial Closing Date, Closings will be held on such dates as determined by the General Partner in its sole discretion.

8.9 Acceptance of Units. Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of acceptance shall be sent by the General Partner to each subscriber admitted to the Partnership as a Limited Partner. The General Partner shall have the unconditional right to refuse to admit any subscriber as a Limited Partner, without liability. Also, each subscriber shall have the right to cancel his or her subscription before it has been accepted by the General Partner by providing written notice to the General Partner, signed by each Person who signed the subscriber’s Subscription Agreement, of their intent to cancel their subscription, in a form satisfactory to the General Partner. The Partnership may not complete a sale of Units to subscriber for Units until at least five business days after the date the subscriber received a final Prospectus.

8.10 Admission to Partnership as Limited Partners. Each Person whose subscription is accepted by the General Partner shall be admitted to the Partnership as a Limited Partner and shall for all purposes of this Agreement be treated as a Limited Partner not later than 15 days after the Initial Closing Date or, if the Person’s subscription is accepted after the Initial Closing Date, the last day of the calendar month following the date the subscription was accepted by the Partnership. The amount of each Limited Partner’s Capital Contribution shall be set forth on the Partnership’s books and records, which shall be supplemented or amended from time to time promptly following each Closing Date, to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of the Closing; provided that any failure so to attend to the books and records following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if the Limited Partner was admitted to the Partnership at that Closing.

8.11 Escrow Account and Subscription Account. The General Partner shall establish the Escrow Account and the Subscription Account. From the date to, but not including, the Initial Closing Date, all subscription funds shall be deposited in the Escrow Account. From and after the Initial Closing Date, except as provided in Section 8.12, all subscription funds shall be held by the Partnership in the Subscription Account until the General Partner either accepts or rejects the subscription as described below.

On the Initial Closing Date and any subsequent Closing Date, all Gross Offering Proceeds then held in the Escrow Account or Subscription Account with respect to Units purchased by any Person admitted to the Partnership on the Initial Closing Date or such subsequent Closing Date, together with interest earned, if any, shall be released to the Partnership. With respect to Limited Partners admitted to the Partnership on the Initial Closing Date, the Partnership shall pay the foregoing interest, if any, to such Limited Partners based on the amounts of their respective subscriptions and the number of days that those amounts were held in the Escrow Account within at least 60 days after the Initial Closing Date. With respect to Limited Partners admitted to the Partnership on any subsequent Closing Date, the Partnership shall retain the foregoing interest, if any, and not pay the interest to such Limited Partners, except to the extent provided in Section 8.12. Subscription funds deposited by any Person whose subscription is rejected by the General Partner shall be promptly returned to that Person, together with interest earned, if any, and without deduction for any fees. In no event shall any Gross Offering Proceeds be held in the Escrow Account or the Subscription Account beyond the Offering Termination Date before either being released to the Partnership at a Closing or, if the Minimum Offering has not been achieved or the subscriber has been rejected as a Limited Partner by the General Partner, returned to the subscriber with interest earned, if any, and without deduction for any fees.

8.12 Separate Escrow Account for Residents of Pennsylvania. Notwithstanding any provision to the contrary in this Agreement, subscription funds received from residents of Pennsylvania shall be held in a separate escrow account by the Escrow Agent on the terms set forth in the Escrow Agreement, and shall not be used in computing the Minimum Offering. If subscriptions for 7,500 Units

($7,500,000) have been received and accepted by the Partnership, including the subscription funds of Pennsylvania residents whose subscriptions have been accepted by the General Partner, the subscription funds of the Pennsylvania residents whose subscriptions have been accepted shall be released from such escrow account to the Partnership, together with interest earned, if any, and those Pennsylvania residents shall be admitted to the Partnership as Limited Partners. The Partnership shall pay the interest to the Pennsylvania Limited Partners based on the amounts of their respective subscriptions and the number of days that those amounts were held in such escrow account within at least 60 days after the applicable Closing Date.

8.13 Partnership Capital

(a) No Interest Paid on Capital Contributions. No Person shall be paid interest on the Person’s Capital Contribution, except interest earned on subscription funds deposited in the Escrow Account prior to the Initial Closing Date as provided in Section 8.11 and interest earned on subscription funds deposited in the escrow account established for residents of Pennsylvania as provided in Section 8.12.

(b) No Limited Partner Right to Withdraw. In addition to the redemption of the Original Limited Partner’s Units, the Partnership may Redeem Units presented by Limited Partners for Redemption pursuant to Section 13.5 in the General Partner’s sole discretion. No Limited Partner shall have the right to otherwise withdraw or receive any return of the Limited Partner’s Capital Contribution except as specifically provided in this Agreement, and no Capital Contribution shall be returned by the Partnership to any Limited Partner in the form of any property other than cash.

(c) No Limited Partner Priority. Except as otherwise specifically provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to:

(i) the return of the Limited Partner’s Capital Contribution or Capital Account;

(ii) the Limited Partner’s share of Income or Loss or items thereof or any amounts required to be specially allocated; or

(iii) the Limited Partner’s share of Distributable Cash.

(d) No General Partner Personal Liability for Repayment. The General Partner and its Affiliates shall not have any personal liability for the repayment of the Capital Contribution of any Limited Partner.

8.14 Capital Accounts

(a) Separate Capital Account. A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

(b) General Partner’s Initial Capital Account. The Capital Account of the General Partner initially shall be $100.

(c) Limited Partner’s Initial Capital Account. The Capital Account of each Limited Partner, including Affiliated Limited Partners, initially shall be the Limited Partner’s Capital Contribution.

(d) Increases to Capital Account. The Capital Account of each Partner shall be increased by:

(i) the amount of any additional money contributed by the Partner to the Partnership;

(ii) the fair market value of any property contributed by the Partner to the Partnership (net of liabilities secured by the contributed property that the Partnership is considered to assume under Code Section 752); and

(iii) allocations to the Partner of Income (or items thereof), including, but not limited to, items of income and gain specially allocated pursuant to Section 11.2(b), (c), (d), (e), (f), (g) or (h).

(e) Decreases to Capital Account. The Capital Account of each Partner shall be decreased by:

(i) the amount of money distributed to or on behalf of the Partner by the Partnership;

(ii) the fair market value of any property distributed to or on behalf of the Partner by the Partnership (net of liabilities secured by the distributed property that the Partner is considered to assume under Code Section 752); and

(iii) allocations to the Partner of Loss (or items thereof), including but not limited to items of loss and deduction specially allocated pursuant to Section 11.2(b), (c), (d), (e), (f), (g) or (h).

(f) General Partner’s Limited Partner Capital Account. For purposes of this Agreement, a General Partner who also owns Units as a Limited Partner will be treated as a limited partner with respect to the purchased Interests.

(g) Succession to Capital Account. If the Partnership Interest of a General Partner or a Unit is sold or otherwise transferred, the Capital Account of the transferor with respect to the Partnership Interest or the Unit transferred shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee shall be adjusted in accordance with the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1.

(h) Section 754 Election. For any taxable year in which the Partnership has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m). The Partnership shall not be required to make any elections pursuant to Code Section 754.

(i) Revaluation. Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Partners’ Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

(j) Capital Accounts Maintained in Accordance with Treasury Regulations. Notwithstanding anything in this Agreement to the contrary, the Partners’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising under this Agreement shall be resolved by reference to those Treasury Regulations. Further, those Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement does not provide for the treatment of a particular item. If Treas. Reg. Section 1.704-1(b)(2)(iv) does not provide for a particular item, the Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners based, wherever practicable, on federal tax accounting principles.

8.15 Limitations on Additional Capital Contributions

(a) Additional Capital Contributions of General Partner. The General Partner shall not be required to make any Capital Contribution in addition to its initial Capital Contribution except pursuant to, and in accordance with, Section 8.7 and Section 14.2(c)(ii).

(b) Additional Capital Contributions of Limited Partners. No Limited Partner shall be required to make any Capital Contribution in addition to the Capital Contribution required under Section 8.3.

8.16 Loans by Partners. Except as provided otherwise in Section 14.2(c)(ii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as Indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions on which the loan was made.

ARTICLE IX — POWERS, RIGHTS AND DUTIES OF GENERAL PARTNER

9.1 Extent of Powers and Duties

(a) General. Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion to manage and control the affairs and business of the Partnership and may employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership.

The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s immediate possession or control.

(b) Powers and Duties. Pursuant to the authority granted in this Section 9.1, and subject only to the limitations otherwise provided in this Agreement, the General Partner’s powers and duties shall include, but not be limited to, the following:

(i) to acquire, invest in (directly or indirectly), purchase, own, hold, lease, re-lease, finance, refinance, borrow, loan, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create and receive security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments and other tangible or intangible property (including securities, debt instruments, contract rights, lease rights, equity interests and, to the extent permitted by Section 9.1(b)(xviii), joint ventures), and to contract with others to do the same on behalf of the Partnership;

(ii) to select and supervise the activities of any Equipment and Other Physical Asset management agents for the Partnership;

(iii) to assure the proper application of revenues of the Partnership;

(iv) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to the Partners pursuant to this Agreement or to taxing bodies or other governmental agencies, including Administrators, in accordance with applicable laws and regulations;

(v) to enter into the Selling Agent Agreement with the Selling Agent to provide for the offer and sale of Units;

(vi) to enter into the Management, Origination and Servicing Agreement with the Investment Manager to provide for the services described therein;

(vii) to invest any and all funds held by the Partnership;

(viii) to designate depositories of the Partnership’s funds, and establish the terms and conditions of the deposits and drawings on the deposits;

(ix) without the Consent of a Majority Interest under Section 9.2(i), to enter into Financing Transactions and otherwise to borrow money or procure extensions of credit for the Partnership (except that neither the Partnership nor the General Partner shall borrow money solely for the purpose of making Cash Distributions during the Operating Period that the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents evidencing Financing Transactions or constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in Investments or any other assets of the Partnership as security for Financing Transactions;

(x) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership;

(xi) to acquire and enter into any contract that the General Partner deems necessary or appropriate for the protection of the Partnership and (subject to Sections 9.2(b), 9.2(c) and 9.2(g)) the General Partner, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership;

(xii) to employ agents, employees, managers, accountants, attorneys, consultants and other persons in the operation and management of the business of the Partnership including, but not limited to, Affiliates of the General Partner, supervisory managing agents, management agents, and lease, loan or securities brokers, on terms and for compensation as the General Partner shall determine, provided, however, that, with respect to services provided by the General Partner or its Affiliates, compensation for those services shall be limited as specifically set forth in this Agreement;

(xiii) to cause the Partnership to make or revoke any of the elections referred to in Sections 108, 732, 754 and 1017 of the Code or any similar provisions enacted in lieu of those elections;

(xiv) to select as the accounting year for the Partnership the calendar year or any other fiscal year as may be permitted under the Code or Treasury Regulations or approved by the IRS;

(xv) to determine the accounting method or methods to be used by the Partnership (the Partnership intends, at least initially to use the accrual method of accounting in maintaining its books and records) in accordance with the Code or Treasury Regulations;

(xvi) to require in all Partnership obligations to any Person other than a Limited Partner, acting as a Limited Partner, that the General Partner shall not have any personal liability on those obligations, and that the person or entity contracting with the Partnership must look solely to the Partnership and its assets for satisfaction;

(xvii) to invest the Gross Offering Proceeds and Net Offering Proceeds temporarily in short term, highly liquid investments where there is appropriate safety of principal, before the funds are used to make or acquire Investments;

(xviii) to execute or sign, individually or jointly, a check or certificate on behalf of the Partnership;

(xix) to cause the Partnership to invest in a joint venture to own one or more Investments with any one or more Affiliated Programs if the General Partner determines, in its sole discretion, that:

(A) doing so would be in the best interest of the Partnership and the Affiliated Program;

(B) the Partnership and the Affiliated Program would have substantially identical investment objectives;

(C) there would be no duplicate fees;

(D) the compensation of the sponsor of the Affiliated Program would be substantially identical to the compensation of the General Partner from the Partnership;

(E) the Partnership would have the right of first refusal to purchase any Investment jointly owned with the Affiliated Program that the Affiliated Program wishes to sell;

(F) the respective investments in the Investment by the Partnership and the Affiliated Program would be on substantially the same terms and conditions; and

(G) the joint venture would be entered into either for the purpose of effecting appropriate diversification for the Partnership and the Affiliated Program, or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.2(b);

(xx) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, on any terms as it may determine and on any evidence as it deems sufficient, any obligation, suit, liability, cause of action or claim, including those relating to federal, state or local taxation, either in favor of or against the Partnership;

(xxi) to establish and maintain Reserves, and to increase or reduce the amounts of the Reserves, as it deems appropriate from time to time, but initially the Partnership’s Reserves shall not be less than an amount equal to approximately 1% of the Gross Offering Proceeds;

(xxii) subject to Section 8.3, to do all things necessary or advisable, in its sole discretion, to effect the admission of the Limited Partners, including, but not limited to, registering the Units under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with Administrators, and determining that the purchase of Units is a suitable and appropriate investment for each Limited Partner, based on information provided by each Limited Partner regarding his financial situation and investment objectives;

(xxiii) to enter into the Escrow Agreement on behalf of the Partnership and provide for compensation to the Escrow Agent that the General Partner deems reasonable under the circumstances;

(xxiv) to cause the Partnership to Redeem, or not Redeem, Units, in its sole discretion, if a Limited Partner requests the Partnership to Redeem a portion or all of the Limited Partner’s Units as provided in Section 13.5;

(xxv) to cause the Partnership to obtain and pay the premiums with respect to insurance policies covering all risks the General Partner deems reasonably necessary to protect the interests of the Partnership; provided that the General Partner, its Affiliates and their respective employees and agents may be named as additional insured parties under the insurance policies only if doing so does not increase the cost of premiums payable by the Partnership or if the additional cost, if any, is paid by the General Partner and its Affiliates; and provided further, that the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section 9.3(b);

(xxvi) subject to the limitations and requirements of Section 11.1(b), (A) to reinvest all or a substantial portion of the Net Disposition Proceeds in additional Investments during the Operating Period, and (B) to reinvest Net Disposition Proceeds in additional Investments during the Liquidation Period if, in the Investment Manager’s sole discretion, such reinvestment would be in the best interests of the Limited Partners;

(xxvii) to manage and supervise all marketing and investor relations matters;

(xxviii) subject to Section 9.2(m), to enter into on behalf of the Partnership arrangements with itself or its Affiliates to provide services for the Partnership, if necessary, in addition to those provided for under this Agreement or the Management, Origination and Servicing Agreement, which additional arrangements must meet the following criteria:

(A) the compensation, price or fee charged for providing the services must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods and materials which could reasonably be made available to the Partnership;

(B) the fees and other terms of the contract shall be fully disclosed to the Limited Partners; and

(C) the General Partner or its Affiliate providing the services must be independently engaged in the business of providing those services to Persons other than Affiliates of the General Partner; and

(xxix) to take all actions and execute all documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes or objectives of the Partnership or to protect and preserve Partnership assets.

(c) Delegation of Powers. Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person, including any Affiliate of the General Partner, provided, however, the delegation shall not relieve the General Partner of responsibility for any of its obligations or duties under this Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Management, Origination and Servicing Agreement, pursuant to which the Investment Manager will, on behalf of the Partnership, originate Investments, temporarily make Investments, service the Investments, including, but not limited to, performing credit analysis and underwriting, receivables management, portfolio management, accounting and financial and tax reporting, remarketing and marketing services.

(d) Reliance by Third-Parties. No Person dealing with the Partnership or its Investments or other assets, whether as assignee, lessee, purchaser, borrower, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with a portion or all of any Investments or other assets, nor shall any assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for the assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any Person dealing with the Partnership shall be conclusively protected in relying on a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and on behalf of the Partnership or the General Partner.

9.2 Limitations on the Exercise of Powers of General Partner. The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to Sections 9.2(a) through 9.2(m) in the administration of the Partnership’s business and affairs:

(a) Investment Company Status. The General Partner shall use its best efforts to assure that the Partnership is not deemed to be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(b) Sales and Leases of Investments from or to the General Partner and its Affiliates. The Partnership shall neither purchase nor lease Investments from, nor sell or lease Investments to, the General Partner, any Affiliate of the General Partner or any Affiliated Program (including any Investment in which the General Partner or any of its Affiliates has an interest) except as provided in this Section 9.2(b). Notwithstanding the foregoing, the Partnership may purchase Investments from the General Partner or any of its Affiliates (but not including an Affiliated Program) if:

(i) the General Partner determines, in its sole discretion, that making the Investment is in the best interests of the Partnership;

(ii) the Investment is purchased by the Partnership at a Purchase Price that does not exceed the sum of:

(A) the cost to the General Partner or the Affiliate of acquiring and holding the Investment (as determined under GAAP and as adjusted for any income received, capital or investment returned and reasonable and necessary expenses paid or incurred while holding the Investment); plus

(B) any compensation to which the General Partner and any Affiliate of the General Partner is entitled to under this Agreement;

(iii) there is no difference in the interest terms of any Indebtedness secured by the Investment at the time it is acquired by the General Partner or its Affiliate and the time the Investment is acquired by the Partnership, although there may be different interest terms if the applicable financing is provided through a different credit facility or different lender;

(iv) neither the General Partner nor any Affiliate of the General Partner receives any other benefit, other than compensation permitted by this Agreement, as a result of the Partnership purchasing the Investment; and

(v) at the time of transfer of the Investment to the Partnership, the General Partner or its Affiliate had held the Investment on a temporary or interim basis (generally not longer than 6 months) for the purposes of:

(A) facilitating the acquisition of the Investment by the Partnership; or

(B) any other lawful purpose related to the business of the Partnership.

(c) Loans to or from the General Partner and its Affiliates. No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner may loan or advance funds to the Partnership provided that:

(i) any interest or other financing charges or fees payable by the Partnership in connection with the loan shall not exceed the lesser of the following:

(A) the rate of interest and other amounts paid or payable by the General Partner or the Affiliate in connection with the loan (if the General Partner or the Affiliate borrowed money for the specific purpose of making the loan); or

(B) the rate of interest and other amounts that would be charged to the Partnership (without reference to the General Partner’s or the Affiliate’s financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor the Affiliate borrowed money to make the loan); and

(ii) all payments of principal and interest on the loan must be due and payable within 12 months after the date on which the loan is made.

If the General Partner or any Affiliate of the General Partner purchases an Investment in its own name and with its own funds in order to facilitate the ultimate purchase of the Investment by the Partnership, the General Partner or the Affiliate, as the case may be, shall be deemed to have made a loan to the Partnership in the amount of the Purchase Price and shall be entitled to receive interest on that amount in accordance with clause (i) above.

However, any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organization and Offering Expenses shall not constitute a loan to the Partnership. Instead, those advances shall be reimbursed to the General Partner or the Affiliate (to the extent possible) from the General Partner’s Organization and Offering Expense Allowance, without interest, in accordance with, and to the extent provided in, Section 9.4(c).

(d) No Exchange of Partnership Units for Investments. The Partnership shall not acquire any Investments in exchange for Units.

(e) Roll-Ups. Any proposal that the Partnership enter into a Roll-Up shall require the Consent of a Majority Interest. Any proposed Roll-Up shall also be subject to the following:

(i) An appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Commission and applicable Administrators as an exhibit to the registration statement for the offering. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Partnership’s assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up transaction.

(ii) The Person sponsoring the Roll-Up transaction shall offer to Limited Partners who vote “no” on the proposal the choice of:

(A) accepting the securities offered in the proposed Roll-Up transaction; or

(B) one of the following:

(1) remaining as Limited Partners, and preserving their Units in the Partnership on the same terms and conditions as existed previously; or

(2) receiving cash in an amount equal to the Limited Partners’ pro-rata share of the appraised value of the net assets of the Partnership.

(iii) The Partnership shall not participate in any proposed Roll-Up transaction that would result in Limited Partners having voting rights which are less than those provided for under this Agreement. If the Roll-Up Entity is a limited partnership, the voting rights of Limited Partners shall correspond to the voting rights provided for in this Agreement to the greatest extent possible. If the Roll-Up Entity is a corporation, then the democracy rights of Limited Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

(iv) The Partnership shall not participate in any proposed Roll-Up transaction that includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Partnership shall not participate in any proposed Roll-Up transaction that would limit the ability of a Limited Partner to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner.

(v) The Partnership shall not participate in any proposed Roll-Up transaction in which Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

(vi) The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest, nor bear any other costs of the transaction if the Roll-Up is not approved by a Majority Interest.

(f) No Exclusive Listings. No exclusive listing for the sale of Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

(g) Other Transactions Involving the General Partner and its Affiliates.

(i) Except as specifically permitted by this Agreement and the Management, Origination and Servicing Agreement, the Partnership shall not enter into any agreements, contracts or arrangements with the General Partner, any Affiliate of the General Partner or any Affiliated Program not otherwise discussed in this Agreement or the Prospectus.

(ii) Except as permitted by Section 9.4, the General Partner and its Affiliates shall not receive, directly or indirectly, a commission or fee in connection with the reinvestment of Net Disposition Proceeds in new Investments.

(iii) Neither the General Partner nor any of its Affiliates may receive any rebates or “give-ups,” nor may the General Partner or any of its Affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement.

(h) Payments to Investor Advisors. Neither the General Partner nor any Affiliate of the General Partner shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise the potential investor concerning the Units. Provided, however, this Section 9.2(h) shall not prohibit the payment to any such Person of the Distribution Expenses in accordance with the terms of this Agreement and the Selling Agent Agreement.

(i) Sale of All or Substantially All Assets; Dissolution. During the Operating Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of a Majority Interest.

(j) No Investments in or Underwriting of Interests of Other Programs. The Partnership shall not invest in or underwrite the equity interests of any other Program; provided, however, that nothing in this Agreement shall preclude the Partnership from making investments in joint ventures to the extent and in the manner provided in Section 9.1(b)(xviii).

(k) Use of Partnership’s Assets. The General Partner shall not employ, nor permit any other Person to employ, the Partnership’s funds or assets in any manner except for the exclusive benefit of the Partnership.

(l) Fiduciary Duty to Limited Partners. Neither the General Partner nor any Affiliate shall permit a Limited Partner to contract away the fiduciary duty owed to the Limited Partner by the General Partner or its Affiliates under Delaware law and, to the extent applicable, common law.

(m) Contracts for Goods and Services. All services or goods for which the General Partner or any of its Affiliates are to receive compensation that are not otherwise described or specifically authorized in this Agreement or the Management, Origination and Servicing Agreement shall be subject to the following provisions:

(i) a written contract shall precisely describe the services to be rendered and all compensation to be paid;

(ii) the contract may be modified only by a Majority vote of the Limited Partners, and the contract shall contain a clause allowing its termination without penalty by a Majority vote of the Limited Partners on 60 days’ notice to the General Partner or its Affiliates, as the case may be;

(iii) the compensation, price or fee charged for providing the services must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods and materials which could reasonably be made available to the Partnership;

(iv) the fees and other terms of the contract shall be fully disclosed to the Limited Partners; and

(v) the General Partner or its Affiliate must be independently engaged in the business of providing the services to Persons other than Affiliates of the General Partner and at least 75% of its gross revenue from providing the services must be derived from Persons other than the General Partner or its Affiliates.

9.3 Limitation on Liability of General Partner and its Affiliates; Indemnification. Any amounts payable pursuant to this Section 9.3 shall be recoverable solely out of the assets of the Partnership and not from the Limited Partners.

(a) Limitation on General Partner’s Liability. Neither the General Partner nor any Affiliate of the General Partner shall have any liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership or the Limited Partners that arises out of any action or inaction of the General Partner or its Affiliates if:

(i) the General Partner and its Affiliates determined in good faith that the course of conduct was in the best interest of the Partnership;

(ii) the General Partner and its Affiliates were acting within the scope of authority on behalf of, or performing services for, the Partnership; and

(iii) the liability or loss was not the result of negligence or misconduct by the General Partner or its Affiliates.

(b) Indemnification of General Partner. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that:

(i) the General Partner and its Affiliates determined in good faith that the course of conduct that caused the loss or liability was in the best interest of the Partnership;

(ii) the General Partner and its Affiliates were acting within the scope of authority on behalf of, or performing services for, the Partnership; and

(iii) the course of conduct was not the result of negligence or misconduct of the General Partner or its Affiliates.

(c) Securities Act Liability. Notwithstanding the above, the General Partner and its Affiliates, including the Selling Agent, and any Person acting as a broker/dealer, shall not be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless:

(i) there has been a successful adjudication on the merits of each count involving securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

(ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

(iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and a court of competent jurisdiction has found that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall apprise the court of the position of the Commission and, if a position be taken by it, the Administrator in any jurisdiction in which Units have been sold, with respect to the issue of indemnification for securities law violations before seeking the court’s approval for the indemnification.

(d) Insurance. The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is prohibited in this Agreement; provided, however, that with respect to public liability insurance obtained by the Partnership in connection with any Investment or operations of the Partnership, the General Partner shall be permitted to add itself and its Affiliates as an additional insured thereunder so long as and to the extent that the General Partner pays for any incremental premium costs resulting from their being added as an additional insured.

For purposes of this Section 9.3, “public liability insurance” shall include insurance that would cover damage to property or personal injury to non-affiliated Persons incurred during the performance of services related to the Partnership and its operations.

9.4 Compensation of General Partner and its Affiliates. Neither the General Partner nor any of its Affiliates shall receive any compensation except in accordance with this Section 9.4, Section 9.1(b), Section 9.2(m), Section 14.2, and Section 15.9.

(a) Allocations and Distributions. The General Partner shall be entitled to receive the allocations and distributions provided in Article XI and Article XIV with respect to its Partnership Interest.

(b) Distribution Expenses. Distribution Expenses shall be paid by the Partnership to the Selling Agent for each Unit sold, but no Distribution Expenses shall be payable by the Partnership for any Units sold to the General Partner or its Affiliates.

(c) Organization and Offering Expense Allowance. The Partnership shall pay to the General Partner and its Affiliates, immediately following each Closing Date, the Organization and Offering Expenses actually incurred by the General Partner and its Affiliates without deduction for Distribution Expenses payable by the Partnership, up to an aggregate amount of all Organization and Offering Expenses paid by the Partnership equal to the Organization and Offering Expense Allowance. The General Partner shall bear any Organization and Offering Expenses incurred by the General Partner or its Affiliates (including, without limitation, the Selling Agent) in excess of the Organization and Offering Expense Allowance.

(d) Management Fees. For management services rendered, the Partnership shall pay the Management Fees to the Investment Manager or its designated Affiliate each month in advance following the Initial Closing Date. The amount of the Management Fee payable in any year will be reduced for that year to the extent that it, together with the Promotional Interest, would otherwise exceed the Sponsor Fee Limit, as provided in Section 9.4(e). Any such reduction in the Management Fee would be deferred until any subsequent period during which it could be paid without exceeding the Sponsor Fee Limit, as provided in Section 9.4(e).

(e) Sponsor Fee Limit. The Sponsor Fee Limit will be calculated each year during the Partnership’s term by calculating the maximum amount of fees that would be payable to the General Partner, the Investment Manager and their Affiliates from the Initial Closing through the end of the year in question under Article IV, Sections C through G of the NASAA Guidelines. For purposes of the application of the NASAA Guidelines, all Investments will be deemed “Equipment” as defined in the NASAA Guidelines. To the extent that the total amount paid to the General Partner, the Investment Manager and their Affiliates through the end of such year as Front-End Fees, Management Fees and Promotional Interest would cause the total compensation to exceed the aggregate amount of fees that would have been payable as calculated under the NASAA Guidelines through the end of that year, the Management Fee and/or the Promotional Interest, as determined by the General Partner, in its sole discretion, for that year will be reduced to equal the maximum aggregate fees that would have been payable under the NASAA Guidelines. To the extent any such fees are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Investment Manager, the General Partner, or their Affiliates, as the case may be, in a subsequent period, but only to the extent that the deferred compensation would be within the Sponsor Fee Limit as calculated through that later period. The limitations set forth in this Section 9.4(e) will be subject to adjustment pursuant to the limitations imposed under Section 9.6 relating to the Minimum Investment in Equipment. Under Section 9.6, a separate calculation will be performed upon completion of the offering of Units, final commitment of Net Offering Proceeds to acquisition of Investments and establishment of final levels of permanent portfolio debt encumbering such Investments, and applied to the then current and all prior years, and then such calculation will be performed annually as of the end of each fiscal year thereafter and applied to the immediately preceding fiscal year. To the extent required under the provisions of Section 9.6, the maximum amount of fees payable under the NASAA Guidelines will be adjusted as provided therein.

(f) Partnership Expenses.

(i) Except as otherwise provided in this Section 9.4(f), Partnership expenses (including Acquisition Expenses) other than those reimbursed in accordance with Sections 9.4(b) through (d) of this Section 9.4 shall be billed directly to and paid by the Partnership.

(ii) Subject to clause (iv), the General Partner and its Affiliates may be reimbursed for the actual cost of goods, materials and services used for or by the Partnership and obtained by it or them from non-Affiliates of the General Partner.

(iii) Subject to clause (iv), the General Partner and its Affiliates may be reimbursed for the administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner and/or the Investment Manager, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided that the reimbursement shall not exceed the lesser of:

(A) its or their actual cost; or

(B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location; and

provided, further, that there shall be no reimbursement for their services if the General Partner or its Affiliates are entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 9.4.

(iv) The General Partner and its Affiliates shall not be reimbursed by the Partnership for amounts expended by them with respect to the following:

(A) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or its Affiliates; or

(B) rent, depreciation, utilities, capital equipment or, subject to clause (iii), other administrative items.

9.5 Other Interests of the General Partner and its Affiliates

(a) General Partner’s Right to Pursue Other Activities. The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner, in its sole discretion, determines in good faith to be necessary for the business and operations of the Partnership. The General Partner and its Affiliates may engage in, or possess an interest in, business ventures (other than the Partnership) of every kind and description, independently or with others, including, but not limited to, serving as sponsor or general partner of other Programs and participating in the equipment leasing or financing business, whether or not those business ventures are competitive with the business or Investments of the Partnership; provided, however, that the General Partner and its Affiliates may not offer for sale interests in another Program before the Offering Termination Date unless the other Programs have investment objectives that are different from the Partnership’s or the other Programs are Specified Equipment Programs.

The Partnership and the Limited Partners shall have no rights in or to the General Partner’s and its Affiliates’ independent ventures or the related income or profits resulting from them.

Except as set forth in the Prospectus, the General Partner and its Affiliates shall not be obligated to present any particular investment opportunity to the Partnership. The General Partner and its Affiliates shall have the right to invest in equipment, portfolios of equipment subject to existing equipment leases, equipment financing, and in leasing and re-leasing opportunities on its or their own behalf or on behalf of other Programs. The General Partner and its Affiliates shall have the right, subject only to the provisions of Section 9.5(b), to take for their own account (individually or otherwise), or to recommend to any Affiliated Program, any particular investment opportunity.

(b) Resolving Conflicts. Any conflicts in determining and allocating Investments between the General Partner and its Affiliated Programs, on the one hand, and the Partnership, on the other hand, shall be resolved by the Investment Committee, which will evaluate the suitability of all prospective Investments. If the Investments available from time to time to the Partnership and to other Affiliated Programs are less than the aggregate amount of the Investments then sought by them, an available Investment shall be allocated by the General Partner to an Affiliated Program (including the Partnership) after taking into consideration at least the following factors:

(i) which Affiliated Program has been seeking Investments or reinvesting Cash Flow from its Investments for the longest period of time;

(ii) whether the Affiliated Program has the cash required for the Investment;

(iii) whether the amount of debt to be incurred with respect to the Investment is acceptable for the Affiliated Program;

(iv) the effect the Investment would have on the Affiliated Program’s cash flow;

(v) whether the Investment would further diversify, or unduly concentrate, the Affiliated Program’s Investments in a particular lessee, class or type of equipment, location, industry, etc.; and

(vi) whether the term of the Investment is within the term of the Affiliated Program.

If conflicts arise between the Partnership and one or more Affiliated Program, which may be seeking to realize on investments in similar Investments at the same time, the first opportunity to realize on such investments or Investments shall generally be allocated by the General Partner or its Affiliates to the Affiliated Program (including the Partnership) whose investments are closer to maturity and, in the case of investments with the same maturity, the oldest investment. However, the General Partner or its Affiliates, in their discretion, may make exceptions to this general policy where an Investment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner’s judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Affiliated Program (including the Partnership). If the financing available from time to time to two or more Affiliated Programs (including the Partnership) is less than the aggregate amount then sought by them, the available financing generally shall be allocated to the Affiliated Program (including the Partnership) that has been seeking financing for the longest period of time.

9.6 Minimum Requirement for Investments/Maximum Front-End Fees. Under the NASAA Guidelines, the Partnership is required to commit a minimum percentage of the Gross Offerings Proceeds to Investment in Equipment, which shall be deemed to be

Investments for the purposes of this Agreement, calculated as the greater of: (i) 80% of the Gross Offerings Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Partnership’s Investments; or (ii) 75% of such Gross Offerings Proceeds. The maximum amounts to be paid under the terms of this Agreement are subject to the application of the Sponsor Fee Limit provided in Section 9.4(e), which limits the annual amount payable to the General Partner, the Investment Manager and their Affiliates as the Management Fee and the Promotional Interest to an aggregate not to exceed the maximum amount of fees that would be payable to the General Partner, the Investment Manager and their Affiliates under specified provisions of the NASAA Guidelines. Upon completion of the offering of Units, final commitment of Net Offering Proceeds to acquisition of Investments and establishment of final levels of permanent portfolio debt encumbering such Investments, the General Partner shall calculate the maximum front-end fees, carried interest and promotional interest payable to the General Partner, the Investment Manager and their Affiliates under the NASAA Guidelines and compare such total permitted fees to the total of the Management Fee and Promotional Interest to be paid pursuant to this Agreement. If and to the extent that the fees exceed the Sponsor Fee Limit provided in Section 9.4(e), the fees payable to the General Partner and the Investment Manager shall be reduced as described herein. In such event, Section 9.4(e) of this Agreement shall be amended immediately to reduce the amounts calculated as the Promotional Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front-End Fees, Management Fees and Promotional Interest actually paid by the Partnership to the General Partner, the Investment Manager and their Affiliates and the NASAA Guideline maximums shall be repeated, and any required adjustments shall be made, at least annually thereafter.

ARTICLE X — OWNERS AND LIABILITIES OF LIMITED PARTNERS

10.1 Absence of Control Over Partnership Business. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall have any of the following rights:

(i) the right to participate in or have any control over the Partnership’s business;

(ii) the right or authority to act for, or to bind or otherwise obligate, the Partnership (except if the Limited Partner also is a General Partner, and then only in its capacity as a General Partner);

(iii) the right to have the Partnership dissolved and liquidated, except as provided in Section 16.2 through the Consent or vote of the Majority Interest of the Limited Partners; or

(iv) the right to have all or any part of the Limited Partner’s Capital Contribution or Capital Account returned, except as provided in this Agreement.

10.2 Limited Liability. The liability of each Limited Partner, in his capacity as a Limited Partner, shall be limited to the amount of the Limited Partner’s Capital Contribution and pro rata share of any undistributed Income, Cash Flow and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after a Limited Partner pays his entire Capital Contribution to the Partnership as set forth on his Subscription Agreement for the purchase of his Units, the Limited Partner shall not:

(i) have any further obligations to the Partnership;

(ii) be subject to any additional Assessment; or

(iii) be required to make any additional Capital Contribution to, or to loan any funds to, the Partnership.

ARTICLE XI — DISTRIBUTIONS AND ALLOCATIONS

11.1 Distribution of Distributable Cash

(a) Distributions Prior to the Admission of Limited Partners. Prior to the admission to the Partnership of any Limited Partners, distributions of Distributable Cash shall be made 1% to the General Partner and 99% to the Original Limited Partner.

(b) Distributions After the Admission of Limited Partners. Subject to 9.4(b), beginning with the admission to the Partnership of any Limited Partner on the Initial Closing Date, provided that sufficient Distributable Cash is available and subject to the General Partner’s right to reinvest all or any portion of Net Disposition Proceeds pursuant to Section 9.1(b)(xxv), the General Partner shall, in its sole discretion, distribute Distributable Cash to the Partners in the following order of priority:

(i) first, prior to Payout, 1% to the General Partner and 99% to the Limited Partners; and

(ii) thereafter, 20% to the General Partner and 80% to the Limited Partners.

Subject to this Section 11.1(b), distributions of Distributable Cash, if any, shall be made to the Partners at such times and in such amounts as determined by the General Partner, in its sole discretion, based on the amount of the Partnership’s then available Distributable Cash and other funds of the Partnership and the General Partner’s estimate of the Partnership’s total Distributable Cash for the Fiscal Year. During the Operating Period, the General Partner intends, but is not required, to make distributions semi-annually in aggregate amounts equal to 6% per annum of the Capital Contributions of the Partners.

11.2 Allocations of Income and Loss

(a) Income and Loss. Except as otherwise provided herein, Income, Loss and, to the extent necessary, individual items of income, gain, loss or deduction of the Partnership shall be allocated among the Capital Accounts of the Partners in a manner that as closely as possible gives economic effect to the provisions of Articles IX, XI, XIV and the other relevant provisions of this Agreement.

(b) Special Allocations. The following special allocations shall, except as otherwise provided, be made prior to allocations in Sections 11.2(a) in the following order:

(i) Minimum Gain Charge-Back. Notwithstanding any other provision of this Article XI, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, before any other allocation under this Article XI each Partner shall be specially allocated items of Partnership Income and gain for the Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

(ii) Partnership Nonrecourse Deductions. Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

(iii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which the Partner Nonrecourse Deductions are attributable in accordance with the principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

(iv) Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, the Partner shall be allocated items of Partnership Income (consisting of a pro rata portion of each item of Partnership Income for the Fiscal Period, including gross income and gain for such Fiscal Period) sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible, to the extent required by Treas. Reg. Section 1.704-1(b)(2)(ii)(d). It is the intention of the parties that this allocation provision constitute a “qualified income offset” within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

(v) Curative Allocations. The special allocations provided for in Section 11.2(e) and in Sections 11.2(b)(i) through (iv) are intended to comply with Treas. Reg. Sections 1.704-1 and 1.704- 2. To the extent that any of those special allocations have been made, subsequent allocations of Income, Loss and items thereof (“curative allocations”) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had the special allocations not occurred. In making these curative allocations, due regard shall be given to the character of the Income and Loss and items thereof that were originally allocated under the provisions of Section 11.2(a) and Sections 11.2(b)(i) through (iv) in order to put the Partners as nearly as possible in the positions in which they would have been had those special allocations not occurred.

(c) Misallocated Items. If the General Partner determines, after consultation with Counsel, that the allocation of any item of Income or Loss is not specified in this Article XI (an “unallocated item”), or that the allocation of any item of Income or Loss under this Article XI is clearly inconsistent with the Partners’ economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a “misallocated item”), then the General Partner may allocate the unallocated items, and reallocate the misallocated items, to reflect the Partners’ economic interests in the Partnership.

(d) Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of a state, locality or foreign jurisdiction, including any item(s) of Income or Loss resulting therefrom, shall be specially allocated to that Partner.

(e) Transactions with Partnership. If, and to the extent that, any Partner is deemed to recognize any item of Income or Loss as a result of any transaction between the Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision of the Code now or hereafter in effect, any corresponding Income or Loss or items thereof shall be allocated to the Partner who was charged with that item.

(f) Fees and Commissions Paid to General Partner. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner or Affiliates as a fee or other payment described in Section 9.4 shall be treated as a “guaranteed payment” or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If a fee or payment is deemed to be a distribution to the General Partner, and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to the payment.

(g) Distribution Expenses, Acquisition Fees and Organization and Offering Expense Allowance. Distribution Expenses, Acquisition Fees and the Organization and Offering Expense Allowance shall be allocated 100% to the Limited Partners. Organization and Offering Expenses in excess of the Organization and Offering Expense Allowance shall be allocated 100% to the General Partner.

(h) Tax-Exempt Entities. Notwithstanding any other provision of this Agreement, if it is determined that the tax-exempt use property rules of Section 168(h)(6) of the Code apply to the Partnership, because any Limited Partner is a tax-exempt entity (as defined by the Code Section 168(h)(2)), so that any portion of the Partnership’s depreciation or cost recovery deductions is reduced, suspended or otherwise adversely affected, the resulting depreciation adjustments shall be specially allocated 100% to (i.e., borne by) such tax-exempt entity Limited Partners and shall be shared among such Limited Partners in proportion to their respective number of Units unless otherwise allocated among them by this Agreement or the Code.

11.3 Distributions and Allocations Among the Limited Partners

(a) In General. Except to the extent otherwise provided in this Agreement, all distributions of Distributable Cash and all allocations of Income and Loss and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which the distribution is made.

(b) Initial Year of Admission. All distributions of Distributable Cash and all allocations of Income and Loss or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership shall be allocated among the Limited Partners as follows:

(i) first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over the Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership;

(ii) second, all Income and Loss for the Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the Fiscal Year that the Units were held by the Limited Partner bears to the sum of that calculation for all Limited Partners; and

(iii) third, all semi-annual distributions of cash made to the Limited Partners under Section 11.1 shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the semi-annual period preceding the semi-annual period in which the distribution is made that the Units were held by the Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the semi-annual period distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect the Limited Partner’s share of the total distributions made or to be made by the Partnership for the Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to the Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to the Limited Partner, an amount that will cause the total distributions to the Limited Partner for the Fiscal Year to be the proper amount.

(c) Transfer. In the event of a transfer of a Unit during a Fiscal Year in accordance with Article XIII, the transferor and transferee shall be allocated a ratable share of Income and Loss for the Fiscal Year based on the number of days in the Fiscal Year that each held the transferred Unit.

(d) Application of Distributions. Solely for purposes of calculating a Limited Partner’s Cumulative Return, each distribution made to a Limited Partner under Sections 11.1, 11.5 or 14.3, and any interest earned on a Limited Partner’s subscription funds while held in an Escrow Account before the admission of the Limited Partner to the Partnership and subsequently paid to the Limited Partner under Section 8.11 or while held in the escrow account established for residents of Pennsylvania before the admission of the Limited Partner to the Partnership and subsequently paid to the Limited Partner under Section 8.12, shall be deemed to be applied as follows:

(i) first, in reduction of the Limited Partner’s Unpaid Cumulative Return, to the extent thereof, as determined immediately before the distribution; and

(ii) thereafter, in reduction of the Limited Partner’s Adjusted Capital Contribution, as determined immediately before the distribution.

11.4 Tax Allocations: Code Section 704(c); Revaluations

(a) Contribution of Property. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, Income, Loss and items thereof with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of the property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

(b) Adjustments. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) of Section 1.1(43), subsequent allocations of Income, Loss, and items thereof with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Treas. Reg. Section 1.704-3(a)(6).

(c) Elections. Any elections or other decisions relating to the allocations required by subsections (a) and (b), above, shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations under this subsection (c) are solely for purposes of federal, state, and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Income or Loss under any provision of this Agreement.

11.5 Return of Uninvested Capital Contribution. If 100% of the Partnership’s Net Offering Proceeds has not been used to make Investments, committed to Reserves (to the extent Reserves have been established and maintained for the acquisition of Investments) or used to pay permitted Front-End Fees within 24 months from the date of the Prospectus, the amount of the uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based on their respective number of Units, as a return of capital, without interest. Funds shall be deemed to have been committed to investment and need not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts are executed and not terminated during the applicable 24-month period described above, if the investments are ultimately consummated within a further period of 12 months. Funds deemed committed which are not actually so invested within the 12 month period shall be promptly distributed, without interest, to the Limited Partners on a pro rata basis, as a return of capital, except that Investments using funds from Ohio Limited Partners must be completed within a three-month period or those funds must be returned to the Ohio Limited Partners.

11.6 No Distributions in Kind. Distributions in kind shall not be permitted except on dissolution and liquidation of the Partnership’s assets and then only to a liquidating trust established for the purpose of liquidating the assets transferred to it and distributing the net cash proceeds of the liquidation in cash to the Partners in accordance with the provisions of this Agreement.

11.7 Partnership Entitled to Withhold Taxes. The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner or former Partner arising as a result of the Partner’s participation in the Partnership. Each amount so withheld or paid shall be deemed to be a distributed to such Partner for all purposes of this Agreement. To the extent that the amount of withholdings or payments made with respect to any

Partner exceeds the amount to which the Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to 12% per annum simple interest from the date of the payment or withholding until the excess is repaid to the Partnership either by deduction from any distributions subsequently payable to the Partner under this Agreement or earlier payment of the excess and interest by the Partner to the Partnership.

The excess withholdings or payments, together with interest thereon, shall, in any case, be payable not less than 30 days after demand therefor by the General Partner. However, the General Partner shall demand payment only if it determines that the Partner is not likely to be entitled to distributions within 12 months from the date of the withholding or payment by the Partnership in an amount sufficient to pay the excess and interest.

ARTICLE XII — WITHDRAWAL OF GENERAL PARTNER

12.1 Voluntary Withdrawal. The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless:

(i) the Limited Partners have received 60 days’ advance written notice of the General Partner’s intention to withdraw;

(ii) the Partnership has received an opinion of Counsel to the effect that the withdrawal will not constitute a termination of the Partnership as a limited partnership under the Delaware Act or otherwise materially adversely affect the status of the Partnership for federal income tax purposes; and

(iii) a Substitute General Partner has been selected, and the Substitute General Partner has:

(A) consented to its admission as General Partner;

(B) received the written Consent of a Majority Interest to its admission as General Partner; and

(C) a Net Worth sufficient, in the opinion of Counsel, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the Net Worth requirements for “sponsors” under applicable laws, rules, regulations and policies of Administrators.

12.2 Involuntary Withdrawal. The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership on the removal of the General Partner pursuant to the Consent of the Majority Interest or on the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. For purposes of this Section 12.2 and Article XVI, neither the General Partner nor any Affiliate of the General Partner may participate in any vote by the Limited Partners to involuntarily remove the General Partner.

12.3 Consequences of Withdrawal

(a) Upon Withdrawal. On the withdrawal of the General Partner as such from the Partnership:

(i) the Partnership shall pay to the withdrawn General Partner the fair market value of the Partnership Interest then held by the General Partner, calculated in the manner set forth in subsection (b), below, and payable as set forth in subsection (c), below; and

(ii) an amount equal to the difference between any fees accrued but not yet paid to the General Partner, plus all other amounts due and owing to the General Partner by the Partnership, minus any amounts due and owing by the General Partner to the Partnership, which shall be payable in cash within 30 days of the date of withdrawal, by the debtor party to the creditor party.

(b) Determination of Fair Market Value. For purposes of this Section 12.3, the fair market value of the withdrawn General Partner’s Partnership Interest shall be determined, in good faith, by the withdrawn General Partner and the Substitute General Partner, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership, provided, however, that each party shall bear its own attorney’s fees.

(c) Method of Payment. The method of payment to the General Partner on withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn.

When the withdrawal is involuntary, unless otherwise agreed by the withdrawn General Partner and the Partnership, the method of payment shall be a promissory note providing for repayments of principal thereunder in 60 equal monthly installments, together with accrued but unpaid interest, bearing interest on the outstanding principal amount thereof at the lesser of:

(i) the rate of interest (inclusive of any points or other loan charges) that the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount; or

(ii) the “Prime Rate” of interest published in the Money Rates section of the Wall Street Journal, plus 4%.

12.4 Liability of Withdrawn General Partner. If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but they shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time the withdrawal became effective.

12.5 Notice of Withdrawal; Admission of Substitute General Partner; Dissolution if No Substitute General Partner Approved. If the General Partner voluntarily withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners a Notice that includes the effective date of its withdrawal. Within 90 days following a voluntary or involuntary withdrawal, a Majority Interest may agree in writing to continue the business of the Partnership and elect, effective as of the date of the withdrawn General Partner’s withdrawal, a Substitute General Partner. The Substitute General Partner shall execute a counterpart of this Agreement. If this action is not taken within 90 days following the date of the General Partner’s withdrawal, then the Partnership shall dissolve.

ARTICLE XIII — TRANSFER OF UNITS

13.1 Withdrawal of a Limited Partner. A Limited Partner may withdraw from the Partnership only by Assigning or having the Partnership Redeem all Units owned by the Limited Partner in accordance with this Article XIII. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. If a Limited Partner withdraws because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of the Limited Partner shall be deemed to be the Assignee of the Limited Partner’s Units and may become a Substitute Limited Partner on compliance with the provisions of Section 13.3.

13.2 Assignment

(a) Assignment by a Limited Partner. Subject to the provisions of subsections (b) and (c), below, and Section 13.3, any Limited Partner may Assign all or any portion of his Units to an Assignee if:

(i) the Limited Partner and the Assignee each execute a written Assignment, which:

(A) sets forth the terms of the Assignment;

(B) in the case of Assignments other than by operation of law, states the intention of the Limited Partner that the Assignee shall become a Substitute Limited Partner and, in all cases, evidences the acceptance by the Assignee of all of the terms and provisions of this Agreement; and

(C) includes a representation by both the Limited Partner and the Assignee that the Assignment was made in accordance with all applicable laws and regulations (including, without limitation, the minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

(ii) the Assignee pays to the Partnership an aggregate amount, not exceeding $150, for expenses reasonably incurred by the Partnership in connection with processing the Assignment.

(b) General Partner Must Consent to the Withdrawal. Notwithstanding the foregoing, unless the General Partner specifically Consents, no Units may be Assigned:

(i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of that Person);

(ii) to any Person if, in the opinion of Counsel, the Assignment would result in the termination of the Partnership’s taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit the Assignment to become effective if and when, in the opinion of Counsel, the Assignment would no longer result in the termination of the Partnership’s taxable year or its status as a partnership for federal income tax purposes;

(iii) to any Person if the Assignment, in the opinion of Counsel, would affect the Partnership’s existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

(iv) to any Person not permitted, in the opinion of Counsel, to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

(v) if the Assignment would result in the transfer of less than 25 Units (unless the Assignment includes all of the Units owned by the Limited Partner);

(vi) if the Assignment would result in the retention by the Limited Partner of a portion of his Units representing less than the greater of 25 Units or the minimum number of units required to be purchased under the minimum investment standards applicable under state securities laws to applicable Limited Partner’s initial purchase of the Units; or

(vii) if, in the opinion of Counsel, the effect of the Assignment would be to cause the “equity participation” in the Partnership by “benefit plan investors” (within the meaning of Department of Labor Reg. Section 2510.3-101(f)) and possibly other tax-exempt investors (as determined by the General Partner after consultation with Counsel) to equal or exceed 25% of the Partnership’s total outstanding Units.

Any attempt to make any Assignment of Units in violation of this Section 13.2(b) shall be without force or effect.

(c) Publicly Traded Partnership Prohibition. The General Partner shall not permit any interest in a Unit to be Assigned (including Redemptions of Units under Section 13.5) on a “secondary market or substantial equivalent thereof” as within the meaning of Treas. Reg. Section 1.7704-1(c) (a “Secondary Market”). For purposes of this Section 13.2(c), any Assignment that fails to meet one or more of the secondary market “safe- harbor” provisions of Treas. Reg. Section 1.7704-1 or any substitute safe-harbor provisions that subsequently may be established by Treasury Regulations or published notices of the IRS, shall be treated as an Assignment on a Secondary Market under this Section 13.2(c).

If the General Partner determines, pursuant to an opinion of Counsel, that an Assignment was or will be effected on a Secondary Market, the Partnership and the General Partner shall not recognize the Assignment and shall not admit the transferee as a Substitute Limited Partner, nor recognize any rights of the transferee in the Partnership, such as the right to receive distributions of Distributable Cash or any interest in Partnership capital or profits. Each Limited Partner agrees to provide to the General Partner all information with regard to any Assignment by the Limited Partner, whether proposed or purportedly completed, that the General Partner deems necessary in order to determine whether the Assignment by the Limited Partner occurred or will occur on a Secondary Market.

(d) Effectiveness of Assignment. Assignments made in accordance with this Section 13.2 shall be considered effective on the last day of the month on which all of the conditions of this Section 13.2 have been satisfied. Distributions to the Assignee shall begin the month following effectiveness of the Assignment.

13.3 Substitution

(a) Condition on Substitution. An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:

(i) the General Partner has reasonably determined that all of the conditions specified in Section 13.2 have been satisfied and no adverse effect to the Partnership will result from the admission; and

(ii) the Assignee has executed a transfer agreement and the other forms, including a power of attorney to the effect required by Article XVIII, as the General Partner reasonably may require to comply with this Article XIII.

(b) Effect of Assignment Without Substitution. An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 13.3 and who desires to make a further Assignment of his Units shall be subject to all of the provisions of Sections 13.2, 13.3 and 13.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner, if the Assignment otherwise complies with Section 13.2, and subsection (c) thereof in particular, shall not affect the right of the Assignee to receive Distributable Cash and the share of Income or Loss to which his predecessor in interest would have been entitled in accordance with Article XI and Article XIV.

(c) Amendment of Records. The Partnership shall amend its records at least once each calendar quarter, to the extent necessary, to effect the substitution of Substitute Limited Partners.

13.4 Status of an Assigning Limited Partner. If a Limited Partner Assigns all of his Units to an Assignee who becomes a Substitute Limited Partner, the assignor Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner.

13.5 Limited Right of Presentment for Redemption of Units

(a) Limited Right to Redeem Units. Subject to the limitations set forth below, beginning with the admission of a Limited Partner to the Partnership, each Limited Partner (other than the General Partner or its Affiliates if they own Units) may request that the Partnership Redeem, for cash, up to 100% of the Limited Partner’s Units. This right of presentment shall be subject to the limitations set forth below.

(i) The Partnership shall never be required to Redeem any Units of any Limited Partner and shall do so only with the prior Consent of the General Partner, which is in the sole discretion of the General Partner. In this regard, the General Partner may take into consideration the time of year during which a Redemption request is made, and the effect making a Redemption would have on the Partnership’s compliance with the 2% limitation described in clause (ii), below.

(ii) The Partnership shall not, in any calendar year, Redeem Units that, in the aggregate with all Units otherwise transferred in that calendar year, would exceed 2% of the Partnership’s total capital or profits interests as of the last day of that year.

(iii) No Reserves shall be established by the Partnership for the Redemption of Units. The availability of funds for the Redemption of any Unit shall be subject to the availability of sufficient Cash Flow. Furthermore, Units may be Redeemed only if the Redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership’s taxable year or its federal income tax status as a partnership, all as determined in the sole discretion of the General Partner.

(iv) The Partnership may charge a reasonable administrative fee as determined by the General Partner in its sole discretion.

(b) Applicable Redemption Price. The Redemption price for a Limited Partner’s Units (the “Applicable Redemption Price”) will depend on when the Limited Partner presents his Units for Redemption and shall be determined as set forth below. If a Limited Partner presents his Units for Redemption:

(i) during the Offering Period and Operating Period, the Redemption price will equal not less than $850.00 per Unit, less 100% of previous distributions paid to the Limited Partner per Unit; or

(ii) during the Liquidation Period, the Redemption price will equal the equity per Unit as set forth on the Partnership’s balance sheet in its most recent periodic report filed with the Securities and Exchange Commission before the Redemption request, less 100% of any distributions paid to the Limited Partner per Unit since the date of the balance sheet.

(c) Procedure for Presentment. A Limited Partner desiring to have a portion or all of his Units Redeemed shall submit a written request to the General Partner on a form approved by the General Partner and duly signed by all owners on the books of the Partnership of the Units to be Redeemed. Redemption requests shall be deemed given on the earlier of the date they are:

(i) personally delivered with receipt acknowledged; or

(ii) mailed by certified mail, return receipt requested, postage prepaid, to the General Partner’s address set forth in this Agreement.

Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively “Hardship Redemptions,” shall be treated as having been received at 12:01 A.M. EST on the day of receipt and all other Redemption requests shall be deemed received with the start of the business day during which received.

(d) Priority of Redemption Requests. If the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall use its reasonable efforts to honor requests for Redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other Redemption requests.

(e) Notice and Closing of Redemption of Units. Redemption requests shall be accepted or rejected quarterly following the date on which the General Partner receives a written request from any Limited Partner to Redeem the Limited Partner’s Units, and the General Partner shall deliver a written notice to the Limited Partner (the “Notice”):

(i) stating the number, if any, of the Units to be Redeemed; and

(ii) if appropriate:

(A) stating the date of the Redemption of the Units, which shall be a date within 30 days following the date of the Notice;

(B) stating the Applicable Redemption Price with respect to the Units to be Redeemed; and

(C) advising the Limited Partner that not less than 10 days before the Redemption date stated in the Notice (the “Delivery Date”) the Limited Partner must duly execute and deliver to the Partnership all transfer instruments and other documents requested by the Partnership to evidence the Redemption of the Units. In the General Partner’s discretion, these transfer instruments and documents may be prepared by the Partnership for execution by the Limited Partner and enclosed with the Notice.

On or before the Redemption date stated in the Notice, the Partnership shall pay the Applicable Redemption Price to the Limited Partner for each Unit Redeemed if:

(i) all of the Limited Partner’s transfer instruments and other documents requested by the Partnership are duly executed and returned to the Partnership no later than the Delivery Date stated in the Notice; and

(ii) the transfer instruments and other documents are in good order and acceptable to the General Partner, in its sole discretion.

(f) Effect of Redemption. If all of the Units owned by a Limited Partner are Redeemed by the Partnership, then the Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.

ARTICLE XIV — DISSOLUTION AND WINDING-UP

14.1 Events Causing Dissolution. The Partnership shall be dissolved on the happening of any of the following events (each a “Dissolution Event”):

14.1(a). Withdrawal of General Partner. The withdrawal of the General Partner, whether voluntarily or involuntarily, unless a Substitute General Partner has been admitted to the Partnership in accordance with Section 12.5.

14.1(b). Voluntary Dissolution. The voluntary dissolution of the Partnership either by:

(i) the General Partner with the Consent of a Majority Interest;

(ii) the Consent of a Majority Interest without action by the General Partner.

(iii) the Sale of all or substantially all of the assets of the Partnership not constituting a Financing Transaction, but only with the vote or Consent of the Majority Interest;

(iv) the expiration of the Partnership’s term as set forth in Section 7.1; or

(v) any other event that causes the dissolution or winding-up of the Partnership under the Delaware Act.

14.2 Winding Up of the Partnership; Capital Contribution by the General Partner On Dissolution

14.2(a). Effectiveness of Dissolution. Dissolution of the Partnership shall be effective on the day on which the Dissolution Event occurs, but the Partnership shall not terminate until a certificate of termination has been filed in accordance with the Delaware Act and the assets of the Partnership have been distributed as provided in Section 14.3. Notwithstanding the dissolution of the Partnership as provided above, its business and the affairs of the Partners, as such, shall continue to be governed by this Agreement until the Partnership is terminated.

14.2(b). Liquidation. On dissolution of the Partnership, the General Partner (or any other Person effecting the winding-up) shall liquidate the assets of the Partnership and apply and distribute the proceeds as set forth in Section 14.3. Notwithstanding anything to the contrary contained in this Article XIV, if the General Partner (or any other Person effecting the winding-up) determines that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner (or any other Person effecting the winding-up), in order to avoid the loss, may, after having notified all of the Limited Partners, to the extent not then prohibited by law, defer liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy the Partnership’s debts and obligations.

14.2(c). Procedures on Liquidation. In connection with the dissolution of the Partnership:

(i) all Income or Loss or items thereof, and all amounts required to be specially allocated for the period before final termination, shall be allocated among the Capital Accounts of the Partners in accordance with Article XI;

(ii) if after all requirements of clause (i) of this Section 14.2(c) have been accomplished, the General Partner has a deficit balance in its Capital Account, then within 30 days the General Partner shall contribute the amount of the deficit balance to the Partnership as a Capital Contribution, provided that for this purpose, any payments made by the General Partner as co-signatory or guarantor of any Indebtedness of the Partnership that has not yet been reimbursed to the General Partner by the Partnership at the time of dissolution of the Partnership, and any amounts due and unpaid to the General Partner with respect to any Partnership Loans at the time of dissolution, shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay those amounts to the General Partner shall then cease;

(iii) the proceeds from Sales or other dispositions of all other assets of the Partnership shall be applied and distributed in liquidation of the Partnership as provided in Section 14.3; and

(iv) the General Partner (or any other Person effecting the winding-up) shall file all certificates and other documents as may be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

14.2(d). Fees for Winding-Up. Whether the winding-up of the Partnership is effected by the General Partner or any other Person (whether selected by the Majority Interest or as required by law), either the General Partner or the other Person, as the case may be, shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third-parties rendering similar services in respect of similar entities in the same geographic location.

14.3 Application of Liquidation Proceeds On Dissolution. Following the occurrence of any Dissolution Event, the proceeds of liquidation Sales and the Sale or other disposition of the other assets of the Partnership shall be applied as follows and in the following order of priority:

(i) first, to the payment of creditors of the Partnership in the order of priority as provided by law, except obligations to Partners or their Affiliates;

(ii) next, to setting up any Reserve that the General Partner (or any other Person effecting the winding-up) determines is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the General Partner; the Reserve may, in the sole discretion of the General Partner (or the other Person effecting the winding-up) be deposited with an escrow agent selected by it to be held in escrow for the purpose of disbursing the Reserve in payment of any of the aforementioned contingencies, and at the expiration of the period that the General Partner (or the other Person effecting the winding-up) deems advisable, to distribute the remaining balance as provided in subsections (iii) through (vi), below;

(iii) next, to the payment of all obligations to the Partners in proportion to, and to the extent of, advances made by them to the Partnership under the provisions of this Agreement;

(iv) next, to the payment of all reimbursements to which the General Partner and its Affiliates may be entitled under this Agreement;

(v) next, to the Limited Partners pro rata in proportion to their respective Adjusted Capital Contributions;

(vi) next, prior to Payout, 1% to the General Partner and 99% to the Limited Partners; and

(vii) thereafter, 20% to the General Partner and 80% to the Limited Partners.

14.4 No Recourse Against Other Partners. Each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, the Limited Partner’s Capital Contribution (whether before or after a Dissolution Event). If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, the Limited Partner shall have no recourse against any other Limited Partner, the Partnership or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership under Section 14.2.

ARTICLE XV — FISCAL MATTERS

15.1 Title to Property and Bank Accounts. Unless trustees, nominees or other agents are used as permitted under this Agreement, all Investments and other assets of the Partnership shall be held in the name of the Partnership or its subsidiaries. The funds of the Partnership shall be deposited in the name of the Partnership in any bank account or accounts as are designated by the General Partner, and withdrawals therefrom shall be made on the signature of the General Partner or any Person or Persons as may be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

15.2 Maintenance of and Access to Basic Partnership Documents

15.2(a). Maintenance of Documents. The General Partner shall maintain at the General Partner’s principal office, on behalf of the Partnership, the following documents:

(i) the Participant List;

(ii) a copy of the certificate of limited partnership and all amendments thereto, together with executed copies of any powers of attorney under which the certificate or any amendment thereto has been executed;

(iii) copies of this Agreement and any amendments hereto;

(iv) copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners’ equity at or for those Fiscal Years, together with the reports of the Partnership’s independent auditors with respect thereto;

(v) copies of the Partnership’s federal, state and local income tax returns and reports, if any, for its three most recently completed Fiscal Years;

(vi) records as required by applicable tax authorities, including those specifically required to be maintained by “reportable transactions,” if so required of the Partnership; and

(vii) investor suitability records for Units sold for a period of no less than six years.

15.2(b). Access to Records. Each Limited Partner and his designated representative shall be given access to the records specified in Section 15.2(a)(i) through (vi) and any other records of the Partnership that relate to the business affairs and financial condition of the Partnership, other than records under Section 15.2(a)(vii) relating to other Limited Partners, and may inspect the same and make copies of the same during normal business hours, subject to the following:

(i) a reasonable copying charge;

(ii) providing reasonable advance written notice to the General Partner that states the date and time of the intended visit and identifies with reasonable specificity the documents that the Limited Partner or his representative wishes to examine or copy; and

(iii) in the case of copying the Participant List, compliance with Section 15.2(c).

15.2(c). Maintenance of Participant List. The General Partner shall mail a copy of the Participant List to any Limited Partner or his representative within 10 days of the Partnership’s receipt of the Limited Partner’s written request therefor and a check in payment of the reasonable copying charge permitted under Section 15.2(b)(i); provided that, in connection with any request for a copy of the Participant List, the Limited Partner shall provide the certification required in the penultimate sentence of Section 15.2(d).

15.2(d). General Partner’s Refusal to Provide Participant List. If the General Partner refuses or neglects to:

(i) permit a Limited Partner or his representative to examine the Participant List at the General Partner’s principal office during normal business hours and with reasonable notice to the General Partner; or

(ii) mail a copy of the Participant List to the Limited Partner or his representative as required by Section 15.2(c);

the General Partner shall be liable to the Limited Partner who requested the Participant List for the costs, including reasonable attorneys’ fees, incurred by the Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by the Limited Partner by reason of the General Partner’s refusal or neglect.

It shall be a defense that the requesting Limited Partner failed or refused to provide the General Partner with the certification called for in the next sentence or that the actual purpose and reason for a request to inspect or copy the Participant List is to secure the Participant List or other information for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. The General Partner shall require a Limited Partner requesting the Participant List to certify that the Participant List is not being requested for the purpose of the sale, reproduction or other use thereof for a commercial purpose unrelated to the Limited Partner’s interest in the Partnership or for any unlawful purpose. The remedies provided under this Section 15.2(d) to Limited Partners requesting to inspect or copy the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

15.3 Financial Books and Accounting. The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, the books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with GAAP.

15.4 Fiscal Year. Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or as consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

15.5 Reports

15.5(a). Quarterly Reports. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during the Fiscal Quarter the following written materials:

(i) a report containing the same financial information as is contained in the Partnership’s quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended;

(ii) a detailed statement identifying any services rendered or to be rendered to the Partnership by the General Partner or any of its Affiliates and the compensation received therefor and summarizing the terms and conditions of any contract that was not filed as an exhibit to the Registration Statement; and the requirement for this statement shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the General Partner or its Affiliates; and

(iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 11.5), a special report concerning all Investments made during the Fiscal Quarter which shall include:

(A) a description of the types of Investments made;

(B) the total Purchase Price paid for each category of Investment;

(C) the amounts of cash used to acquire the Investments;

(D) the Acquisition Fees and Acquisition Expenses paid, identified by party, in connection therewith; and

(E) the amount of Capital Contributions, if any, that remain unexpended and uncommitted to pending Investments as of the end of the Fiscal Quarter.

15.5(b). Annual Reports. Within 90 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during the Fiscal Year the following written materials:

(i) financial statements for the Partnership for the Fiscal Year, including a balance sheet as of the end of the Fiscal Year and related statements of operations, cash flows and changes in Partners’ equity, which shall be prepared in accordance with Section 15.3 and shall be accompanied by an auditor’s report containing an opinion of the Accountants;

(ii) an analysis prepared by the General Partner (which need not be audited, but shall be reviewed by the Accountants) of distributions made to the General Partner and the Limited Partners during the Fiscal Year, separately identifying the portion (if any) of the distributions from:

(A) Cash Flow during the period;

(B) Cash Flow from prior periods that had been held as Reserves;

(C) Cash Flow and/or Distributable Cash from Sales and refinancings; and

(D) Capital Contributions originally used to establish a Reserve;

(iii) a status report with respect to each Investment that individually represents at least 10% of the aggregate Purchase Price of the Partnership’s Investments held at the end of the Fiscal Year, which report shall state:

(A) the condition of the Equipment and each material item thereof and of any collateral securing any Investment to which the report applies;

(B) how the Equipment or collateral was being used as of the end of the Fiscal Year (e.g., leased, operated directly by the Partnership, or held for lease, repair or Sale);

(C) the projected or intended use of the Equipment or collateral during the next following Fiscal Year (e.g., renew lease, lease, retire or Sale);

(D) the remaining term of the Investment; and

(E) such other information as may be relevant to the value or use of the Equipment or collateral as the General Partner, in good faith, deems appropriate, including a description of the method used or basis for valuation;

(iv) a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the General Partner or its Affiliates by the Partnership during the Fiscal Year identified (and properly allocated) as to type and amount:

(A) in the case of any fees and other compensation, the breakdown shall provide the information required under Section 15.5(a)(ii); and

(B) in the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all those items in accordance with this Agreement. The cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for the Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of the audit, they reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the General Partner or its Affiliates, the cost of whose services were reimbursed. The additional costs of the special review required by this clause shall be itemized by the Accountants on a Program by Program basis and shall be reimbursed to the General Partner by the Partnership only to the extent that the reimbursement, when added to the cost for administrative services rendered, does not exceed the amount the Partnership would be required to pay independent third-parties for comparable administrative services in the same geographic location; and

(v) a special report containing the information required by Section 15.5(a)(iii).

15.5(c). Reports to State Securities Law Administrators. The General Partner shall submit to all state securities law Administrators, including Arizona, California and Ohio, if applicable, any information which the Administrator requires, including, but not limited to:

(i) reports and statements required by this Agreement to be distributed to Limited Partners; or

(ii) reports required to be filed with the Administrator by state securities laws, regulations or policies.

15.6 Tax Returns and Tax Information. The General Partner shall:

(i) prepare, or cause the Accountants to prepare, in accordance with applicable laws and regulations, the Partnership’s tax returns (federal, state, local and foreign, if any) for each Fiscal Year within 75 days after the end of the Fiscal Year; and

(ii) deliver to each Partner by March 15 following each Fiscal Year a Schedule K-1 or other statement permitted under the Code or by the IRS setting forth the Partner’s share of the Partnership’s Income or Loss for the Fiscal Year.

15.7 Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary in this Agreement, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with GAAP. Such decisions must be acceptable to the Accountants, and the General Partner may rely on the advice of the Accountants as to whether its decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or GAAP.

15.8 Federal Tax Elections. The Partnership, in the sole discretion of the General Partner, may make elections for federal tax purposes as follows:

15.8(a). Elections Under Section 754 of the Code. In case of a transfer of all or part of a General Partner’s Partnership Interest or a Limited Partner’s Units, the Partnership may timely elect under Section 754 of the Code (or corresponding provisions of future law), and under similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In that event, any basis adjustment attributable to the election shall be allocated solely to the transferee.

15.8(b). Other Elections. All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in a manner that will, in the opinion of the General Partner (as advised by Counsel or the Accountants as the General Partner deems necessary), be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges that may, in accordance with applicable law and regulations, be considered to be expenses.

15.8(c). Elections Regarding Partnership Interests Issued for Services. The Partnership, the General Partner and each Limited Partner hereby agree to be legally bound by the provisions of this Section 15.8(c) and further agree that, in the General Partner’s sole discretion, the Partnership and all of its Partners may elect a safe harbor (that is the same or substantially similar to the safe harbor set forth in Internal Revenue Service Notice 2005-43 , 2005-24 I.R.B. 1221 and Proposed Treasury Regulations Section 1.83-3(l) [REG-105346-03]) under which the fair market value of a Partnership Interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest for transfers on or after the date final regulations providing the safe harbor are published in the Federal Register. If the General Partner determines that the Partnership and all of its Partners will elect the safe harbor, which determination may be made solely in the best interests of the General Partner, then the Partnership, the General Partner and each Limited Partner further agree that:

(i) the Partnership shall be authorized and directed to elect the safe harbor;

(ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest is transferred in connection with the performances of services) shall comply with all requirements of the safe harbor with respect to all Partnership Interests transferred in connection with the performance of services while the election remains effective; and

(iii) the General Partner, in its sole discretion, may cause the Partnership to terminate the safe harbor election, which determination may be made in the best interests of the General Partner.

15.9 Tax Matters Partner

15.9(a). Designation of Tax Matters Partner. The General Partner is hereby designated the Partnership’s “Tax Matters Partner” under Section 6231(a)(7) of the Code, and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the IRS with respect to Partnership matters. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits of the Partnership shall be binding in all respects on the Limited Partners, except as provided below.

15.9(b). Duties of Tax Matters Partner. The Tax Matters Partner shall have the following duties:

(i) to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, number of Units and taxpayer identification number of each Limited Partner to the Secretary of the Treasury or his delegate (the “Secretary”); and

(ii) to the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall keep each Limited Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Limited Partner for income tax purposes (these judicial proceedings are referred to hereinafter as “judicial review”).

15.9(c). Indemnification of Tax Matters Partner. Subject to Section 9.3, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all of these expenses shall be made before any distributions are made from Distributable Cash. Neither the General Partner nor any Affiliate or other Person, except the Partnership, shall have any obligation to provide funds for this purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any of these proceedings, except to the extent required by law, shall be in the sole discretion of the Tax Matters Partner. The provisions on limitations of liability of the General Partner and indemnification set forth in Section 9.3 shall be fully applicable to the General Partner acting in its capacity as Tax Matters Partner.

15.9(d). Authority of Tax Matters Partner. The Tax Matters Partner is hereby authorized, but not required:

(i) to enter into any settlement with the IRS with respect to any tax audit or judicial review of the Partnership, in which agreement the Tax Matters Partner may expressly state that the agreement shall bind the other Partners, except that the settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the IRS providing that the Tax Matters Partner does not have authority to enter into a settlement agreement on the behalf of the Partner;

(ii) if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of the final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership’s principal place of business is located, the United States Court of Claims or any other appropriate forum;

(iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment relating to the Partnership;

(iv) to file a request for an administrative adjustment relating to the Partnership with the IRS at any time and, if any part of the request is not allowed by the IRS, to file a petition for judicial review with respect to the request;

(v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item of the Partnership required to be taken in to account by a Partner for tax purposes, or an item affected by the item; and

(vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

ARTICLE XVI — MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS

16.1 Meetings of the Limited Partners

16.1(a). Procedure for Limited Partner Meetings. A meeting of the Limited Partners for any purpose(s) may be called by the General Partner. A meeting of the Limited Partners shall be called by the General Partner following its receipt of written request(s), either in person or by registered mail, for a meeting on any matter on which the Limited Partners may vote as set forth in this Article XVI from Limited Partners holding 10% or more of the then outstanding Units. Every request for a meeting shall state with reasonable specificity the purpose(s) for which the meeting is to be held and the text of any matter, resolution or action proposed to be voted on by the Limited Partners at the meeting. Within 10 days following the receipt of the request, the General Partner shall give Notice to all Limited Partners of the meeting in the manner and at a time and place as specified in Section 16.1(b), below. In addition, the General Partner may, and if so requested by the Limited Partners in the manner described above, shall, submit the proposed matter, resolution or action for action by Consent of the Limited Partners in lieu of a meeting.

16.1(b). Delivery of Notice. A Notice of any meeting or action by written Consent of the Limited Partners shall be given to all Limited Partners either:

(i) personally or by certified mail (if a meeting is being called or a Consent action is being solicited, by the General Partner on the request of the Limited Partners); or

(ii) by regular mail (if a meeting is being called or a Consent action is being solicited, by the General Partner).

A meeting called pursuant to a Notice shall be held, or Consent action taken, not less than 15 days nor more than 60 days after the date a Notice is distributed, subject to extension to the extent necessary to comply with applicable requirements of the Commission and Administrators. The Notice shall be delivered or mailed to each Limited Partner at his record address, or at any other address as he may have furnished in writing to the General Partner as his address for receipt of Notices and, with respect to meetings, shall state the place, date and time of the meeting (which shall be the place, date and time specified in the request for the meeting or, if none, any other place, date and time as the General Partner determines to be reasonable and convenient to the Limited Partners) and, with respect both to meetings or solicitations of Consent actions, shall state the purpose(s) for which the meeting is to be held or the Consent action is requested.

If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of a Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there is no quorum, holders of a majority of the Units so present or so represented may adjourn the meeting from time to time without further notice, until a quorum has been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of Notice.

16.1(c). Record Date for Voting. For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of the Limited Partners, or to take action by Consent in lieu thereof, or any adjournment thereof, the General Partner or the Limited Partners requesting the meeting may fix, in advance, a date as the record date, which shall be a date not more than 60 days nor less than 10 days prior to the meeting (or Consent action), for the purpose of that determination.

16.1(d). Proxies. Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which the Limited Partner is entitled to participate, including matters proposed for actions by Consent. Every proxy must be signed by a Limited Partner or his attorney-in- fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

16.1(e). Procedure at Meeting. At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt rules for the conduct of the meeting as they deem appropriate, provided that the rules shall not be inconsistent with the provisions of this Agreement.

16.2 Voting Rights of the Limited Partners. Subject to Section 16.3, the Limited Partners, acting by Consent of the Majority Interest, or by the vote of the Majority Interest at a meeting duly called for that purpose, may take the following actions without the concurrence of the General Partner:

(i) amend this Agreement;

(ii) dissolve the Partnership;

(iii) remove the General Partner and elect one or more Substitute General Partners;

(iv) approve or disapprove of the Sale or series of Sales of all, or substantially all, of the assets of the Partnership, except any Sale or series of Sales that is in connection with a Financing Transaction or in the ordinary course of liquidating the Partnership’s Investments after the Operating Period; and

(v) modify or terminate on 60 days’ notice any contract or arrangement with the General Partner or any of its Affiliates to provide goods or services for the Partnership other than this Agreement, the Management, Origination and Servicing Agreement and all other contracts specifically authorized under this Agreement.

The General Partner and its Affiliates may not vote or Consent on matters submitted to the Limited Partners regarding the removal of the General Partner or regarding any transaction between the Partnership and the General Partner or any of its Affiliates. In determining the requisite percentage of Units necessary to approve a matter on which the General Partner or its Affiliates may not vote or Consent, any Units owned by the General Partner or its Affiliates shall not be included in either the numerator or the denominator.

16.3 Limitations on Action by the Limited Partners. This Agreement may not be amended by the Limited Partners to do the following:

(i) allow the Limited Partners to take part in the control or management of the Partnership’s business or otherwise subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an Investment;

(ii) alter the rights, powers, duties or obligations of the General Partner without the Consent of the General Partner;

(iii) contract away the fiduciary duty owed to any Limited Partner by the General Partner;

(iv) except in connection with the offer and sale of the Units as provided in this Agreement, alter the interest of any Partner in any item of Income or Loss or in distributions without the consent of each affected Partner; or

(v) Without the consent of all of the Limited Partners, amend the provisions of this Agreement relating to how this Agreement may be amended.

ARTICLE XVII — AMENDMENTS

17.1 Amendments by the General Partner. In addition to any amendments by the Limited Partners under Section 16.2, as limited by Section 16.3, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of a Majority Interest:

(i) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner in this Agreement;

(ii) to cure any ambiguity in this Agreement, to correct or supplement any provision in this Agreement that may be inconsistent with any other provision in this Agreement, or to add any provision to this Agreement with respect to matters or questions arising under this Agreement that is not inconsistent with the other provisions of this Agreement;

(iii) to preserve the status of the Partnership as a partnership for federal income tax purposes, or as a limited partnership under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified;

(iv) to delete any provision of this Agreement, or add any provision to this Agreement, required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission), or by any Administrator or similar such official;

(v) to permit the Units to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations or any successor regulation or law;

(vi) if the Partnership is advised by Counsel, the Accountants or the IRS that any allocation of Income, Loss or distribution provided for in this Agreement is unlikely to be respected for federal income tax purposes, the General Partner may amend the allocation provisions of this Agreement, in accordance with that advice to the minimum extent necessary to comply with federal income tax requirements and still effect, as nearly as practicable, the original plan of allocations and distributions set forth in this Agreement; and

(vii) to change the name of the Partnership or the location of its principal office.

ARTICLE XVIII — POWER OF ATTORNEY

18.1 Appointment of Attorney-in-Fact. By subscribing for Units and being admitted as a Limited Partner of the Partnership under this Agreement, each Limited Partner makes, constitutes and appoints the General Partner, each authorized officer of the General Partner and each Person who thereafter becomes a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, the Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

(i) this Agreement, the Partnership’s certificate of limited partnership and any amendment of any thereof, including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners (or the Capital Contribution made by any Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner) to the Partnership;

(ii) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not the Limited Partner voted in favor of or otherwise Consented to the action;

(iii) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

(iv) any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of the Partnership; and

(v) any instrument or documents required to continue or terminate the business of the Partnership under Section 12.5 and Article XIV; provided that no attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if the action could in any way increase the liability of the Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of the Limited Partner under Article XI, unless (in either case) the Limited Partner has given a power of attorney to the attorney-in-fact expressly for that purpose.

18.2 Amendments to Agreement and Certificate of Limited Partnership. If, under this Agreement, any action, adoption proposal, right, power or authority requires the Consent, vote, ratification or approval of fewer than all of the Limited Partners, then, on the satisfaction of that requirement, the Consent, vote, ratification or approval shall be deemed, and each Limited Partner hereby agrees that it shall constitute, that of all of the Limited Partners for all purposes, including unanimity requirements under the Delaware Act. Limited Partners who did not respond in connection with the proposed Consent, vote, ratification or approval, if any, shall be deemed to have abstained for all purposes under this Agreement.

18.3 Power Coupled With an Interest. The grant of authority by each Limited Partner in Section 18.1:

(i) is a special power of attorney coupled with an interest in favor of the attorney-in-fact and shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of the Limited Partner;

(ii) may be exercised for the Limited Partner by a signature of the attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including that Limited Partner, and executing any instrument with a single signature of any one of the attorneys-in-fact acting as attorney-in-fact for all of them; and

(iii) shall survive the Assignment by any Limited Partner of all or any portion of the Limited Partner’s Units, provided that, if any Assignee of all of a Limited Partner’s Units has furnished to the General Partner a power of attorney complying with the provisions of Section 18.1 and the admission to the Partnership of the Assignee as a Substitute Limited Partner has been approved by the General Partner, this power of attorney shall survive the Assignment with respect to the assignor Limited Partner for the sole purpose of enabling the attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect the Assignment and admission and shall thereafter terminate with respect to the assignor Limited Partner.

ARTICLE XIX — GENERAL PROVISIONS

19.1 Notices, Approvals and Consents. All Notices, approvals, Consents or other communications under this Agreement shall be in writing and signed by the party giving the same and, except as otherwise specifically provided in this Agreement, shall be deemed to have been delivered when the same are deposited in the United States mail and sent by first class or certified mail, postage prepaid; hand delivered; sent by overnight courier; or sent by facsimile and confirmed by telephone during normal business hours.

In each case, delivery shall be made to the parties at the addresses set forth below or at any other addresses as the parties may designate by Notice to the Partnership as specified in Section 5.1:

(i) if to the Partnership: SQN Alternative Investment Fund III L.P., c/o SQN AIF III GP, LLC, 110 William Street, 26th floor, New York, New York 10038; Telephone Number: 212-422-2166; Fax Number: 877-214-1425.

(ii) if to the General Partner: SQN AIF III GP, LLC, 110 William Street, 26th floor, New York, New York 10038; Telephone Number: 212-422-2166; Fax Number: 877-214-1425.

(iii) if to any Limited Partner, at the address set forth in the Limited Partner’s Subscription Agreement unless a different address has been provided to the Partnership under Section 5.1.

19.2 Further Assurances. The Partners agree to execute, acknowledge and deliver all further instruments and do all further acts and things as may reasonably be necessary to carry out the intent and purpose of this Agreement.

19.3 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and do not define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

19.4 Binding Effect. Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of, or be enforceable by, any creditor of the Partnership.

19.5 Severability. If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof shall not be affected or impaired in any way thereby, and the remaining provisions shall be interpreted consistently with the omission of the invalid, illegal or unenforceable provision or applicable thereof.

19.6 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with the subject matter of this Agreement that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.

19.7 Applicable Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof that would apply the laws of another jurisdiction.

19.8 Counterparts. This Agreement may be signed by each party to this Agreement on a separate counterpart (including, in the case of a Limited Partner, a separate Subscription Agreement or signature page executed by one or more the Partners), but all counterparts, when taken together, shall constitute but one and the same instrument.

19.9 Creditors. No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

19.10 Successors and Assigns. Each and every covenant, term, provision and agreement contained in this Agreement shall be binding on and inure to the benefit of the successors and assigns of the respective parties to this Agreement. In furtherance of, and not in limitation of, the foregoing, the General Partner may assign, as collateral security or otherwise, any items of compensation payable to it under the terms of this Agreement. Notwithstanding the assignment, if any, however, the General Partner, and not the assignee, shall remain solely liable for the General Partner’s obligations under this Agreement.

19.11 Waiver of Action for Partition. Each of the parties to this Agreement irrevocably waives during the term of the Partnership any right that he may have to maintain any action for partition with respect to the Partnership’s Investments and other property and assets.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this day of         , 201  .

GENERAL PARTNER:

SQN AIF III GP, LLC

By:
Name:
Its:

ORIGINAL LIMITED PARTNER:

SQN CAPITAL MANAGEMENT, LLC

By:
Name:
Its:

LIMITED PARTNERS:

By:	SQN AIF III GP, LLC, as Attorney in Fact

By:
Name:
Its:

APPENDIX B

PRIOR PERFORMANCE TABLES

Table I: Experience in Raising and Investing Funds (on a percentage basis)

December 31, 2011

(Unaudited)

The following table sets forth certain information as of December 31, 2011, concerning the experience of SQN Capital Management, LLC in raising and investing funds in all prior direct participation programs. The prior programs have been private programs with the same investment strategy and target investment community as SQN Alternative Investment Fund III L.P. As private programs, the prior programs have been limited to 100 accredited investors. This limitation does not apply to a publicly registered offering. SQN SOF is still in the Offering Period and will continue to raise equity through September 14, 2012. SQN SOF is therefore not yet fully invested.

		SQN I		SQN II		SQN SOF
			% of Dollar Amount Raised		% of Dollar Amount Raised		% of Dollar Amount Raised

Dollar amount offered		$15,000,000		$15,000,000		$10,000,000

Dollar amount raised		$6,957,500	100%	$6,870,500	100%	$6,900,000	100%

Less Offering Expenses:

	Selling commissions and discounts retained by affiliates	$—	0.00%	$—	0.00%	$—	0.00%

	Organizational and offering expenses	$137,985	1.98%	$148,861	2.17%	$200,000	2.90%

	Investor Relations	$—	0.00%	$—	0.00%	$—	0.00%

Reserves		$50,000	0.72%	$50,000	0.73%	$50,000	0.72%

Offering proceeds available for investment		$6,769,515	97.30%	$6,721,639	97.83%	$6,700,000	97.10%

Total Proceeds Invested as of 12/31/11		$7,834,800	112.61%	$10,652,086	155.04%	$5,850,969	84.80%

Percent leverage (mortgage financing divided by total acquisition cost)			0.00%

Date offering began		12-Feb-08		15-Apr-09		15-Sep-10

Length of offering (in months)		13		15		16

Months to invest 90% of amount available for investment		10		13		Still in offering stage

Investors in the Fund should not expect results comparable to those of SQN I SQN II or SQN SOF.

Prior performance is not indicative of future performance.

Table II: Compensation to SQN Capital Management LLC and Affiliates

December 31, 2011

(Unaudited)

The following table sets forth certain information as of December 31, 2011, concerning the compensation received by SQN Capital Management LLC and its Affiliates from all prior programs. The prior programs have been private programs with the same investment strategy and target investment community as SQN Alternative Investment Fund III L.P. It is anticipated that, as a publicly registered program, SQN Alternative Investment Fund III L.P. will have more associated expenses than the private programs.

Program Name		SQN I	SQN II	SQN SOF

Date offering commenced		12-Feb-08	15-Apr-09	15-Sep-10
Dollar amount raised		$6,957,500	$6,870,500	$6,900,000
Amount paid to SQN Capital Management LLC and Affiliates:
	Underwriting fees	$—	$—	$—
	Organizational and offering expenses	$137,985	$148,861	$200,000
	Investor Relations	$—	$—	$—
Dollar amount of cash generated from operations before deducting payments to sponsor		$2,358,894	$2,788,411	$547,549
Amount paid to sponsor from operations:
	Management fees	$976,507	$976,000	$—
	Acquisition fees	$—	$—	$—
	Debt placement fees	$—	$—	$—
	Remarketing fees	$—	$—	$—
	Administrative expense reimbursements	$—	$—	$327,055
	Other fees	$—	$—	$—

Investors in the Fund should not expect results comparable to those of SQN I SQN II or SQN SOF.

Prior performance is not indicative of future performance.

Table III: Operating Results of Prior Public Programs

SQN I, SQN II and SQN SOF are private programs with the same investment strategy and target investment community as SQN Alternative Investment Fund III L.P. As Equipment Leasing Programs, SQN I, SQN II and SQN SOF, and as anticipated for SQN Alternative Investment Fund III L.P., will generate book losses during the Operating Periods while making distributions to investors. There is no other prior public program with the same investment strategy as SQN Alternative Investment Fund III L.P. See Table IV for individual investment performance of SQN I, SQN II and SQN SOF.

Investors in the Fund should not expect results comparable to those of SQN I SQN II or SQN SOF.

Prior performance is not indicative of future performance.

Table IV: Sales or Disposals of Assets — SQN I

December 31, 2011

(Unaudited)

The following table summarizes the sales and dispositions of equipment for SQN I, SQN II and SQN SOF. The table does not include transactions that have reached their initial maturity dates and have been extended and continue to produce revenue.

The information provided in Table IV is not presented using accounting principles generally accepted in the United States of America (U.S. GAAP). The information is presented using the cash basis of accounting and only reflects the gross amount paid for leased equipment or equipment financing transactions, total cash collected from such transactions and the cash gain or loss on the transaction. U.S. GAAP would include initial direct costs associated with the acquisition of the leased equipment, depreciation and foreign currency transaction gains and losses.

Type of Asset	Asset Acquired	Asset Sold	Total Acquisition Cost	Cash Proceeds	Profit (Loss)	Investment Term (Months)

IT Infrastructure	2008	2008	$103,506	$110,813	$7,307	5
IT Infrastructure	2008	2008	$14,276	$15,122	$846	6
IT Infrastructure	2008	2008	$175,270	$187,569	$12,299	6
IT Infrastructure	2008	2008	$8,438	$10,777	$2,339	7
IT Infrastructure	2008	2008	$6,233	$7,717	$1,484	10
IT Infrastructure	2008	2010	$30,137	$69,196	$39,059	27
IT Infrastructure	2008	2010	$6,037	$7,856	$1,819	46
Industrial Equipment	2008	2010	$3,435	$4,691	$1,256	25
IT Infrastructure	2008	2010	$4,610	$8,837	$4,227	26
IT Infrastructure	2008	2010	$4,030	$—	$(4,030)	28
IT Infrastructure	2008	2010	$1,627	$—	$(1,627)	28
IT Infrastructure	2008	2010	$8,556	$15,007	$6,451	29
IT Infrastructure	2008	2010	$93,542	$132,091	$38,549	32
Modular Accommodations	2008	2010	$437,000	$1,078,856	$641,856	35
Modular Accommodations	2010	2011	$215,505	$261,904	$57,365	11
Retail Equipment	2008	2011	$114,998	$140,766	$25,768	31
Furniture and Fixtures	2008	2011	$152,267	$223,235	$70,968	34
Medical Equipment	2009	2011	$84,899	$125,840	$40,941	29
IT Infrastructure	2008	2011	$550,044	$770,847	$220,803	37
IT Infrastructure	2008	2011	$481,093	$618,483	$137,390	37
Medical Equipment	2008	2011	$189,101	$226,877	$37,776	38
IT Infrastructure	2008	2011	$38,854	$46,439	$7,585	41

Investors in the Fund should not expect results comparable to those of SQN I SQN II or SQN SOF.

Prior performance is not indicative of future performance.

Table IV: Sales or Disposals of Assets — SQN II

December 31, 2011

(Unaudited)

Type of Asset	Asset Acquired	Asset Sold	Total Acquisition Cost	Cash Proceeds	Profit (Loss)	Investment Term (Months)
Modular Accommodations	2010	2011	$1,077,527	$1,309,519	$286,815	11
Modular Accommodations	2010	2011	$1,330,687	$1,618,165	$405,885	13

Table IV: Sales or Disposals of Assets — SQN SOF

December 31, 2011

(Unaudited)

Type of Asset	Asset Acquired	Asset Sold	Total Acquisition Cost	Cash Proceeds	Profit (Loss)	Investment Term (Months)
Modular Accommodations	2010	2011	$40,823	$54,473	$13,650	10

Investors in the Fund should not expect results comparable to those of SQN I SQN II or SQN SOF.

Prior performance is not indicative of future performance.

Table V: Acquisition of Assets by Programs

The following table sets forth the aggregate equipment acquisition information of SQN Capital Management LLC for all prior programs. SQN I, SQN II and SQN SOF are private programs with the same investment strategy as SQN Alternative Investment Fund III L.P.

SQN I
Lessee	Type of Asset	Year Acquired	Acquisition Cost

A.R.G. Electrodesign Limited	Industrial Equipment	2008	$3,435
Biwater Treatment Limited	IT Infrastructure	2008	$14,276
Biwater Treatment Limited	IT Infrastructure	2008	$6,233
Chandler Chicco (UK) Limited	IT Infrastructure	2008	$8,559
Crosby Capital Partners Limited	IT Infrastructure	2008	$550,045
Crosby Capital Partners Limited	Furniture and Fixtures	2008	$152,267
Crosby Capital Partners Limited	IT Infrastructure	2008	$481,093
Hartpury College	Modular Accommodations	2008	$262,349
Killik & Co.	IT Infrastructure	2008	$19,470
Killik & Co.	IT Infrastructure	2008	$1,044
Killik & Co.	IT Infrastructure	2008	$4,729
Killik & Co.	IT Infrastructure	2008	$12,081
Killik & Co.	IT Infrastructure	2008	$33,834
Killik & Co.	IT Infrastructure	2008	$11,890
Killik & Co.	IT Infrastructure	2008	$15,223
Littlewoods Finance Company Limited	IT Infrastructure	2008	$103,505
Littlewoods Limited	IT Infrastructure	2008	$175,269
Nearby Stores Limited	IT Infrastructure	2008	$4,030
Nearby Stores Limited	IT Infrastructure	2008	$1,627
OMX Securities Limited	IT Infrastructure	2008	$41,208
OMX Securities Limited	IT Infrastructure	2008	$30,137
Pall Mall Partners Limited	IT Infrastructure	2008	$18,987
Pall Mall Partners Limited	IT Infrastructure	2008	$3,064
Princes Limited	IT Infrastructure	2008	$8,438
Robert Gordon University	Modular Accommodations	2008	$275,066
Whipps Cross University Hospital NHS Trust	Medical Equipment	2008	$14,821
Pro Buyer Homes Inc.	IT Infrastructure	2008	$54,500
Tidel Engineering Inc.	Retail Equipment	2008	$85,706
Solihull Borough Council	Modular Accommodations	2008	$32,535
Hodge Hill School	Modular Accommodations	2008	$129,104
Vets4Pets Limited	Medical Equipment	2008	$174,212
WellPict	Agricultural Equipment	2008	$378,598
Unilever United States Inc.	Intermediate Bulk Containers	2008	$3,514,820
Velocity Express Inc.	IT Infrastructure	2008	$46,993
Vets4Pets Limited	Medical Equipment	2009	$82,381

Table V: Acquisition of Assets by Programs – (continued)

SQN I
Lessee	Type of Asset	Year Acquired	Acquisition Cost

Vets4Pets Limited	Medical Equipment	2009	$81,645
John Cunningham and Associates	IT Infrastructure	2010	$301,355
BOSHire Limited	Modular Accommodations	2010	$215,505
Vets4Pets Limited	Medical Equipment	2010	$164,685
MDO Office	Furniture and Fixtures	2010	$75,000
John Cunningham and Associates	Furniture and Fixtures	2011	$95,778
Beavis Morgan LLC	Furniture and Fixtures	2011	$149,303

SQN II
Lessee	Type of Asset	Year Acquired	Acquisition Cost

WellPict	Agricultural	2009	$390,172
Falcon	IT Infrastructure	2009	$289,275
WCUK-1	Utility Cabins	2009	$120,103
Cabin Centre	Utility Cabins	2009	$600,861
Arbis	Modular Accommodations	2009	$83,782
Business Environment	Furniture and Fixtures	2009	$709,130
BOSHire	Modular Accommodations	2010	$1,077,527
Sandwell	Modular Accommodations	2010	$1,330,687
Sugal Idal	Containers	2010	$1,301,358
Kitsons	IT Infrastructure	2010	$504,737
Cobra	IT Infrastructure	2010	$291,400
John Cunningham and Associates	IT Infrastructure	2010	$191,576
Business Environment	Furniture and Fixtures	2011	$937,499
Analysys Mason	Furniture and Fixtures	2011	$491,012
Romney Hydropower Company Limited	Hydro Electric Generation Plant	2011	$1,323,113
Barfield, Inc.	Aircraft Rotables	2011	$875,414
National Jet Systems Pty. Ltd.	Aircraft Rotables	2011	$134,440

Investors in the Fund should not expect results comparable to those of SQN I SQN II or SQN SOF.

Prior performance is not indicative of future performance.

Table VI: Acquisition of Assets by Programs – (continued)

SQN SOF
Lessee	Type of Asset	Year Acquired	Acquisition Cost

Priestley College	Modular Accommodations	2010	$320,317
Bristol Grammer School	Modular Accommodations	2010	$56,198
Hayes Primary School	Modular Accommodations	2010	$34,575
St. John’s Primary School	Modular Accommodations	2010	$69,187
St. Peter’s Primary School	Modular Accommodations	2010	$69,187
Arboretum Primary School	Modular Accommodations	2010	$113,905
Bishop Gilpin Primary School	Modular Accommodations	2010	$40,823
University of Columbria	Modular Accommodations	2010	$256,322
Stillness Junior School	Modular Accommodations	2010	$293,970
Hodge Hill Girls School	Modular Accommodations	2010	$76,183
Pent Valley Technology College	Modular Accommodations	2010	$89,727
London Borough of Merton	Modular Accommodations	2011	$73,567
Bristol Grammar School	Modular Accommodations	2011	$126,044
St Marys C of E Primary School	Modular Accommodations	2011	$103,473
RBK — St. Matthew’s C of E Primary School	Modular Accommodations	2011	$271,064
RBK — Alexandra & St. Paul’s	Modular Accommodations	2011	$282,960
RBK — Ellingham Primary School	Modular Accommodations	2011	$777,744
Gamlingay Village College	Modular Accommodations	2011	$85,497
Crane Group International	Modular Accommodations	2011	$2,710,226

Investors in the Fund should not expect results comparable to those of SQN I SQN II or SQN SOF.

Prior performance is not indicative of future performance.

APPENDIX C

SUBSCRIPTION AGREEMENT

SQN Alternative Investment Fund III L.P.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Consult with your registered representative or financial planner regarding suitability requirements and subscriber representations.

1.	INVESTMENT	•	Complete all of the information requested in section 1 hereof.
• Each unit costs $1,000.
• The minimum initial investment is 25 units ($25,000).
2.	REGISTRATION INFORMATION	•	Complete all of the information requested in sections 2(a) through (c) hereof. If you are not a United States citizen, please specify the country of which you are a citizen.
		•	Complete section 2(d) hereof only if you are investing in us as an IRA, Qualified Plan, Keogh plan or trust.
3.	FORM OF OWNERSHIP	•	Mark only one box in section 3 hereof.
		•	Consult your registered representative or investment advisor with any questions about designating the form of ownership.
4.	DIRECT DEPOSIT AND ALTERNATIVE PAYEES ELECTION	•	All subscribers except IRAs should complete section 4 hereof if you wish to have our distributions to you sent to an address different from the address shown in section 2(a) hereof, and you should complete this section if you want direct deposit.
5.	SIGNATURES AND INITIALS	•	All investors must sign and initial the various items in section 5 hereof to the extent applicable as indicated in the form. The signature of an authorized partner, manager or officer is required for a partnership, limited liability company or corporation investor.
6.	SUBSCRIPTION CHECKS, MAILING INSTRUCTIONS AND CONFIRMATIONS	•	Checks should be made payable to “SQN Alternative Investment Fund III L.P. ” The Selling Agent and the General Partner shall deposit all subscription proceeds with the Escrow Agent no later than 12:00 pm EST on the business day after receipt. Wire transfer instructions are available on request. Mailing:
• IRAs, Qualified Plans and Keogh plan investors should mail all of their subscription documents with their check and transfer instructions to their designated custodian.
• All other investors should mail all their subscription documents with their check and transfer instructions to their investment advisor, or the Selling Agent at the address below:
SQN Securities, LLC 110 William Street, 26th Floor New York, New York 10038 Telephone: (800) 258-6610 Fax: (877) 214-1475
		•	Mail your signed Subscription Agreement as set forth above. We will send you a confirmation letter for your records after your subscription to purchase units in us has been approved by our general partner and we will return a copy of the signed Subscription Agreement to you for your records.

YOUR SUBSCRIPTION AGREEMENT WILL NOT BE PROCESSED BY US UNLESS IT IS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT THAT IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY NOTICE OF ACCEPTANCE OF THE SUBSCRIPTION BY OUR GENERAL PARTNER TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED WITH THE DISHONORED PAYMENT.

If you have any questions about completing this Subscription Agreement, please call SQN Securities, LLC, Investor Services at (800) 258-6610.

IMPORTANT INFORMATION FOR POTENTIAL SUBSCRIBER(S)

•	No offer to sell our units to you may be made except by means of this Prospectus.

•

You should not rely on any oral statements made by any person, or on any written information other than this Prospectus or supplements to this Prospectus in deciding whether or not to purchase our units.

•

An investment in our units involves certain risks including, without limitation, the matters set forth in this Prospectus under the captions “Risk Factors,” “Conflicts of Interest and Fiduciary Responsibilities,” “Investment Objectives and Strategies,” and “Material U.S. Federal Income Tax Consequences.”

•

The representations you make in the “Investor Suitability Requirements and Subscriber Representations” section hereof are not a waiver of any of your rights under the Delaware Revised Uniform Limited Partnership Act or applicable federal and state securities laws.

•	Our units are subject to substantial restrictions on transferability.

•	There will be no public market for our units.

•	It may not be possible for you to readily liquidate your units, if at all, even in the event of an emergency.

•	Any transfer of units is subject to our approval and must comply with the terms of Article XIII of our partnership agreement.

Important Information for Residents of Certain States

•

Alabama Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and similar equipment leasing programs may not exceed 10% of your liquid net worth.

•

California Investors. You must have either (1) a liquid net worth of not less than $100,000 and a gross annual income of not less than $75,000, or (2) a liquid net worth of $250,000, in both instances exclusive of your home, home furnishings and automobiles.

You will receive units that have certain additional restrictions on transfer as summarized by the following legend:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

•

Connecticut Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

Florida Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

Illinois Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

Iowa Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our affiliates may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

•

Kansas Investors. Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your aggregate investment in us and other similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

•	Kentucky Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth.

•

Maine Investors. It is recommended by the Maine Office of Securities that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

•

Massachusetts Investors. Under suitability guidelines of the Massachusetts Securities Division, you are cautioned to carefully evaluate whether your aggregate investment in us and other similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

•

Michigan Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our affiliated programs may not exceed 10% of your liquid net worth.

•

Missouri Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•

New Jersey Investors. You must have (i) an annual gross income of at least $60,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $60,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $225,000 in excess of your invested capital.

•

New Mexico Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and in affiliated programs may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles.

•

New York Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

North Carolina Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•

Ohio Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and in affiliated programs may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles.

•

Oklahoma Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

•

Oregon Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•

Pennsylvania Investors. Because the minimum offering amount is less than $5,000,000, which represents 10% of the maximum offering amount, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. In addition, subscription proceeds of Pennsylvania investors will be held in an escrow account until we receive and accept subscriptions for at least $7,500,000 in offering proceeds. We must offer you the opportunity to rescind your subscription if we have not received subscriptions for $7,500,000 within 120 days of the date the escrow agent receives your subscription proceeds. We must repeat this offer to you every 120 days during the Offering Period until we have received and accepted subscriptions for $7,500,000.

•

Rhode Island Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

South Carolina Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

Texas Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•

Tennessee Investors. You must have (i) a minimum annual gross income of $100,000; and (ii) a minimum net worth of $100,000; or (iii) a minimum net worth of $500,000, calculated exclusive of home, home furnishings and automobile. In addition, your investment in us must not exceed 10% of your liquid net worth.

•	Vermont Investors. You must meet the general investor suitability requirements set forth above. In addition, your maximum investment in us and our affiliates may not exceed 10% of your net worth.

•

Virginia Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•

Washington Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

SUBSCRIPTION AGREEMENT SQN ALTERNATIVE INVESTMENT FUND III L.P. A Delaware Limited Partnership	SQN USE ONLY
Date:
No. of Units:
Blue Sky State:
Officer Approval:
Please complete electronically for expedited processing

1.	Initial Investment:
	($25,000 minimum)	Initial Subscription Amount: $

	(Please complete the blanks)	No. of Initial Units ($1,000 per Unit):
2.	Form of Ownership:
	(check only one box)	☐ Individual	☐ Corporation	☐ Joint Tenants
		☐ Limited Liability	☐ Community Property	☐ Profit Sharing Plan
		☐ Tenants in Common	☐ Trust	☐ Custodial Agent
		☐ IRA, SEP, Keogh	☐ Partnership	☐ Other

3.	Registration Information: (Please type)
(a)	Individual Subscriber(s) Information

Investor Name

Social Security No.	Date of Birth
Email Address	Telephone No.

Address

City	State	Zip Code

Citizenship: (check one)	☐ U.S. Citizen ☐ U.S. Resident Alien
	☐ Non-Resident of U.S. (Resident Country:	)

Co-Investor Name

Social Security No.	Date of Birth
Email Address	Telephone No.

Address

City	State	Zip Code

Citizenship: (check one)	☐ U.S. Citizen ☐ U.S. Resident Alien
	☐ Non-Resident of U.S. (Resident Country:	)

(b) Entity Subscriber Information:

Entity Name

Tax I.D. No.	Formation Date
Jurisdiction of Formation	State File No.

Address

City	State	Zip Code

Authorized Person	Telephone No.

(c) Fiduciary and Custodial Accounts:

Custodian Name	Custodian Acct. No.
Trustee Name(s)	Tax I.D. No.

Address

City	State	Zip Code

Contact Name	Telephone No.

4.	Investment Adviser Firm:

Firm Name

Firm Representative

I, the above-named representative, represent and warrant that: (i) I have reviewed all applicable investor suitability requirements with the above-named investor(s); and (ii) the above-named investor(s) satisfy all applicable investor suitability requirements.

(Check One)	☐ Accredited	☐ Non-Accredited

Representative Sign Here:	X

5.	Investment Adviser Disclosure Authorization:
(Check One)

☐	SQN Capital Management, LLC is authorized and instructed to provide the above named Investment Adviser Firm, including its representatives and agents, with all information regarding my/our investment, including without limitation all statements, confirmations, notices and annual tax information on Schedule K-1.
☐	Do not disclose information regarding my investment to anyone without my prior written instruction.

6.	Direct Deposit and Alternative Payee Elections:

Check if:	☐	You want your distributions sent to your custodial account indicated in Section 2(e).
	☐	You want your distributions sent to you by direct deposit, or to a different Payee and Address and complete the following section:

Payee Name

ABA (Routing) No.	Account No.

Account Type	Account Holder

Address

City	State	Zip Code

7.	Supporting Documentation

Note to Corporations:	Please attach a copy of the corporate resolution to purchase units and articles of incorporation and by-laws, as amended.
Note to Partnerships:	Please attach a copy of the current partnership agreement, as amended.
Note to Trusts:	Please attach a copy of the instrument creating the trust, as amended.
Note to Estates:	Please attach a copy of the will and letters testamentary no more than 60 days old.
Note to LLCs:	Please attach a copy of the limited liability company resolution to purchase units and articles of organization and operating agreement, as amended.

8.	Initials and Signatures:
The undersigned confirms that he/she/it:
	(Initials ) (Initials )	Received the Prospectus at least 5 business days prior and has read this Subscription Agreement.
	(Initials ) (Initials )	Has received a copy of the disclosures contained in the section entitled “Investor Suitability Requirements” hereof.
	(Initials ) (Initials )	Acknowledges that an investment in us is not liquid.
	(Initials ) (Initials )	Declares that, to the best of his/her/its knowledge, all applicable information in this Subscription Agreement is accurate and may be relied on by our general partner.
	(Initials ) (Initials )	Appoints our general partner as his/her/its attorney-in-fact as described in Paragraph 2 under the section entitled “Investor Suitability Requirements and Subscriber Representations” hereof.
	(Initials ) (Initials )	Meets the minimum income and net worth standards set forth in the Prospectus AND if he/she/it resides in a state for which more stringent suitability standards are required, as described in the Prospectus, he/she/it meets such applicable standards.
	(Initials ) (Initials )	Is purchasing the units for his/her/its own account and not with a view to distribution.
	(Initials ) (Initials )	Will inform us of any change in residence.

Your Subscription cannot be accepted without your initials and signature(s)

Sign Here: X
	Authorized Signature	Date

Sign Here: X
	Authorized Signature	Date

(If entity: Custodian/Trustee/Officer/Partner)

Sign Here: X
	Authorized Signature	Date

Name

9.	Investment Check and Subscription Agreement:

Return the completed Subscription Agreement, your Taxpayer Identification Certification, with a check for your initial subscription amount as set forth in Section 1 hereof made payable as indicated in Section 6 of the Instructions for Completing the Subscription Agreement to your registered representative or investment advisor.

Acceptance of Subscription Agreement by:

SQN Alternative Investment Fund III L.P.

By: SQN AIF III GP, LLC, General Partner

By:
	Authorized Signature	Date

INVESTOR SUITABILITY REQUIREMENTS

1.   Subscription for Units.

•	I, by signing my name in Section 5 hereof:

(a) subscribe for the number of units and dollar subscription amount set forth in Section 1 hereof;

(b) agree to become a limited partner of SQN Alternative Investment Fund III L.P. (“SQN III”) on the acceptance of my subscription by SQN AIF III GP, LLC, the general partner of SQN III (the “General Partner”); and

(c) adopt and agree to be bound by each and every provision of SQN III’s partnership agreement (the “Partnership Agreement”) and my Subscription Agreement.

•

I am tendering good funds with my Subscription Agreement in full payment for the units I have subscribed for (if I am required to do so under Section 1 hereof) at the per unit subscription price applicable to me.

2.   Appointment of the General Partner as the Subscriber’s Attorney-in-Fact.

•

By signing my name in Section 5 hereof (and effective on my admission as a limited partner of SQN III), I hereby make, constitute and appoint the General Partner, each authorized officer of the General Partner and each person who may thereafter become a substitute general partner of SQN III, with full power of substitution, as my true and lawful attorney-in-fact, in my name, place and stead, to the full extent and for the purposes and duration set forth in Article XVIII of the Partnership Agreement (all of the terms of which are hereby incorporated in this Subscription Agreement by this reference).

•	Such purposes include, without limitation, the power to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish any of the following:

(a)	the Partnership Agreement, certificates of limited partnership and any amendment thereof, including amendments reflecting the admission or substitution of any general partner or limited partner (or their capital contributions) and any other document, certificate or instrument required to reflect the admission of any partner (including any substitute general partner and any substitute limited partner);

(b)	any other document, certificate or instrument required to reflect any action of the partners provided for in the Partnership Agreement (whether or not I voted in favor of or otherwise consented to the action);

(c)	any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which SQN III is doing or intends to do business or that the General Partner deems advisable;

(d)	any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of SQN III; and

(e)	any instrument or papers required to continue or terminate the business of SQN III under Section 12.5 or Article XIV of the Partnership Agreement; provided that no such attorney-in-fact shall take any action as attorney-in-fact for me if the action could in any way increase my liability beyond the liability expressly set forth in the Partnership Agreement or alter my rights under Article XI of the Partnership Agreement, unless (in either case) I have given a power of attorney to the attorney-in-fact expressly for that purpose.

•

The foregoing appointment shall not in any way limit the authority of the General Partner as my attorney-in-fact under Article XVIII of the Partnership Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive my death, incapacity, insolvency, dissolution or termination or my delivery of any assignment of all or any portion of my units.

The above terms of the Subscription Agreement do not constitute a waiver of any rights that I may have under federal or state law.

3.   General Subscriber Requirements.

•

As a condition to my being admitted as a limited partner of SQN III, the General Partner discloses that you must have reviewed all applicable investor suitability requirements with your investment adviser, and it was determined that you:

(a)	either:

(i)	have annual gross income of at least $70,000, plus a net worth of at least $70,000 (exclusive of my investment in SQN III, home furnishings, automobiles and equity in my home), or a net worth of at least $250,000 (determined in the same manner); or

(ii)	meet any higher investor gross income and/or net worth standards applicable to residents of my State, as set forth in the “Investor Suitability” section of the Prospectus (which begins on page iv of the Prospectus);

(b)	if I am investing as an IRA, Qualified Plan, HR-10 (Keogh) plan or other benefit plan or trust, I have accurately been identified as such in Section 2(d) hereof and Section 3 hereof;

(c)	have been accurately identified in Section 2(b) hereof as either a U.S. Citizen or a non-U.S. Citizen; and

(d)	am not less than 21 years of age.

•

If I am investing in a fiduciary or representative capacity, the investment is being made for one or more persons, entities or trusts, all of which meet the applicable suitability requirements described above.

4.   Additional Fiduciary and Entity Requirements.

•

If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, a Keogh plan, or a trust (other than a Qualified Plan or Keogh plan), the signatory, by signing his/her/its name in Section 5 hereof, attests that:

(a)	he or she is duly authorized to:

(i)	execute and deliver this Subscription Agreement; and

(ii)	bind the Subscriber by signing this Subscription Agreement; and

(b)	this investment is an authorized investment for the Subscriber under applicable documents and/or agreements (articles of incorporation or corporate bylaws or action, partnership agreement, trust indenture, etc.) and applicable law.

Taxpayer Identification Number Certification —

Under penalties of perjury, the undersigned certifies that: (i) the tax identification number set forth is section 3 is correct; (ii) the undersigned is a U.S. person (which includes U.S. citizens, resident aliens, entities or associations formed in the U.S. or under U.S. law, and U.S. estates and trusts.)

(Initial Once)

(Initials ) (Initials )	(iii) you are not subject to backup withholding because (a) you are exempt from backup withholding under §3406(g)(1) of the Internal Revenue Code and the related regulations, or (b) you have not been notified by the Internal Revenue Service (IRS) that you are subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding;

OR

(Initials ) (Initials )	(iii) the undersigned is subject to backup withholding.

Note: If there is a change in circumstances that makes any of the information provided by you in the certification below incorrect, then you are under a continuing obligation so long as you own units in SQN III to notify the General Partner and furnish the General Partner a new certificate within thirty (30) days of the change.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

ON YOUR EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ITS ACCEPTANCE BY THE GENERAL PARTNER, SECTIONS 1 THROUGH 9 OF THIS SUBSCRIPTION AGREEMENT WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.

CONSENT TO ELECTRONIC DELIVERY

SQN Alternative Investment Fund III L.P. (“SQN III”) can deliver offering materials to investors electronically. By signing the consent provided below you can choose to have SQN III electronically deliver offering materials to you, including without limitation: prospectuses; prospectus supplements; prospectus amendments; annual, quarterly and periodic reports; notices: and supplemental sales literature (collectively “Offering Materials”).

SQN III may accomplish electronic delivery of the Offering Materials by:

•

posting to the SQN Capital Management, LLC Website (http://www.sqncapital.com), whereby investors will be notified that such materials are available for viewing on the Website by e-mail, physical mail or telephone; and

•	sending e-mails or CD-ROMs to investors.

Electronic delivery of most Offering Materials will be in portable document format (files with a .pdf extension). You can download the Adobe Acrobat® software free of charge at http://www.adobe.com/products/acrobat/readermain.html. You should note that electronic delivery may impose costs on you that you would not bear with traditional, physical mailing. You may incur Internet online costs for accessing e-mail.

The general partner of SQN III (the “General Partner”) will try to provide assistance to investors in connection with electronic delivery of Offering Materials free of charge. If you are in need of such assistance, you should contact the General Partner at (212) 422-2166.

The undersigned hereby consents to electronic delivery of all Offering Materials by SQN III in any or all of the manners described above. Information provided below as to the undersigned’s e-mail address will be used by SQN III in lieu of different instructions from the undersigned.

The undersigned understands that he or she may revoke this consent at any time by providing timely notice of revocation to the General Partner. Revocation of such consent will act to revoke consent as to all future electronic deliveries of Offering Materials by SQN III.

The undersigned also understands that he or she may elect to receive paper copies of Offering Materials at any time upon request, with or without revoking this consent.

The undersigned also understands that this Consent to Electronic Delivery is optional and is not a part of the SQN III Subscription Agreement, which must be executed in accordance with the instructions hereof.

E-mail Address (please print, and include domain extension [.com, .net, .org, etc.])

Print Name:

Signature	Date

No person is authorized to give any information or make any representation that is not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the units of limited partnership interest offered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

SQN ALTERNATIVE INVESTMENT FUND III L.P.

Units of Limited Partnership Interest

$1,000 per unit

PROSPECTUS

March 17, 2011

No one has been authorized to give any information or make any representations other than those contained in this prospectus in connection with this offering. If given or made, you should not rely on such information or representations as having been authorized by the General Partner. The delivery of this prospectus does not imply that its information is correct as of any time after its date. This prospectus is not an offer to sell these securities in any state to any person where the offer and sale is not permitted. Until March 17, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statements Schedules

(a) Exhibits:

Exhibit Number	Description

1.1	Form of Selling Agent Agreement with SQN Securities, LLC*****
3.1	Certificate of Limited Partnership of SQN Alternative Investment Fund III L.P.*
3.3	Amended and Restated Agreement of Limited Partnership of SQN Alternative Investment Fund III L.P. (included as Appendix A to the prospectus)
5.1	Opinion of Troutman Sanders LLP as to the legality of the units being registered***
8.1	Opinion of Troutman Sanders LLP relating to tax matters****
10.1	Form of Escrow Agreement**
10.2	Form of Subscription Agreement (included as Appendix C to the prospectus)**
10.3	Form of Management, Origination and Servicing Agreement*
23.1	Consent of Holtz Rubenstein Reminick LLP
23.3	Consent of Troutman Sanders LLP (contained in Exhibits 5.1)***
23.4	Consent of Troutman Sanders LLP (contained in Exhibits 8.1)****
24.1	Power of Attorney*
101	Interactive Data Files*****

*	Previously filed as an exhibit to the Registration Statement filed on April 20, 2010.
**	Previously filed as an exhibit to pre-effective Amendment No. 2 to the Registration Statement filed on February 22, 2011.
***	Previously filed as an exhibit to pre-effective Amendment No. 3 to the Registration Statement filed on March 9, 2011.
****	Previously filed as an exhibit to pre-effective Amendment No. 4 to the Registration Statement filed on March 16, 2011.
*****Previously	filed as an Exhibit to post-effective Amendment No. 1 to the Registration Statement filed on May 23, 2012.

(b) Financial Statement Schedules:

All schedules have been omitted as the requested information is inapplicable, incorporated by reference, or is presented in the prospectus, the balance sheets, financial statements or related notes.

SQN AIF III GP, LLC.

See Index to Financial Statements at page F-1 of the prospectus included in Part I of this post-effective Amendment No. 2 to the Registration Statement.

SQN Alternative Investment Fund III L.P.

See Index to Financial Statements at page F-1 of the prospectus included in Part I of this post-effective Amendment No. 2 to the Registration Statement.

Item 17.  Undertakings

The registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( § 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant hereby undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That all such post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant undertakes to send to each limited partners at least on an annual basis a detailed statement of any transactions with the general partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each lease transaction not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing limited partners. Each sticker supplement should disclose all compensation and fees received by the general partner and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment made after the end of the offering period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the offering period has ended.

The registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on June 4, 2012.

SQN ALTERNATIVE INVESTMENT FUND III L.P.

By:	SQN AIF III GP, LLC
its General Partner

/s/ Jeremiah J. Silkowski
	Name:	Jeremiah J. Silkowski
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities for the general partner and on the dates indicated below.

Signature	Title	Date

/s/ Jeremiah J. Silkowski	President and Chief Executive Officer	June 4, 2012
Jeremiah J. Silkowski	(Principal Executive Officer)

/s/ David C. Wright	Chief Financial Officer (Principal	June 4, 2012
David C. Wright	Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Form of Selling Agent Agreement with SQN Securities, LLC*****
3.1	Certificate of Limited Partnership of SQN Alternative Investment Fund III L.P.*
3.3	Amended and Restated Agreement of Limited Partnership of SQN Alternative Investment Fund III L.P. (included as Appendix A to the prospectus)**
5.1	Opinion of Troutman Sanders LLP as to the legality of the units being registered***
8.1	Opinion of Troutman Sanders LLP relating to tax matters
10.1	Form of Escrow Agreement**
10.2	Form of Subscription Agreement (included as Appendix C to the prospectus)**
10.3	Form of Management, Origination and Servicing Agreement*
23.1	Consent of Holtz Rubenstein Reminick LLP
23.3	Consent of Troutman Sanders LLP (contained in Exhibits 5.1)***
23.4	Consent of Troutman Sanders LLP (contained in Exhibits 8.1)
24.1	Power of Attorney*
101	Interactive Data Files*****

*	Previously filed as an exhibit to the Registration Statement filed on April 20, 2010.
**	Previously filed as an exhibit to pre-effective Amendment No. 2 to the Registration Statement filed on February 22, 2011.
***	Previously filed as an exhibit to pre-effective Amendment No. 3 to the Registration Statement filed on March 9, 2011.
****	Previously filed as an exhibit to pre-effective Amendment No. 4 to the Registration Statement filed on March 16, 2011.
*****Previously	filed as an Exhibit to post-effective Amendment No. 1 to the Registration Statement filed on May 23, 2012.

All schedules have been omitted as the requested information is inapplicable, incorporated by reference, or is presented in the prospectus, the balance sheets, financial statements or related notes.